As filed with the Securities and Exchange Commission on July 28, 2021

Registration No. 333-258052

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-effective Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVGO INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39572	85-2326098
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11835 West Olympic Boulevard Los Angeles, CA 90064 (877) 494-3833
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Francine Sullivan Chief Legal Officer 11835 West Olympic Boulevard Los Angeles, CA 90064 (877) 494-3833
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

COPIES TO: Ramey Layne Brenda Lenahan
Vinson & Elkins L.L.P. 1001 Fannin Street 25th Floor, Ste. 2500 Houston, TX (713) 758-2222
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	63,849,988(2)	$12.13(3)	$774,500,354	$84,498
Warrants to purchase Class A Common Stock	6,600,000(4)	—	—	—(5)
Total				$84,498(6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Consists of (i) 52,350,000 shares of Class A Common Stock registered for sale by the selling securityholders named in this registration statement (including the shares referred to in the following clause (ii)), (ii) 6,600,000 shares of Class A Common Stock issuable upon exercise of 6,600,000 Private Warrants (as defined below), and (iii) 11,499,988 shares of Class A Common Stock issuable upon the exercise of 11,499,988 Public Warrants (as defined below).

(3)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $12.13, which is the average of the high and low prices of the Class A Common Stock on July 16, 2021 on The Nasdaq Global Select Market (“Nasdaq”).

(4)	Represents the resale of 6,600,000 Private Warrants.

(5)	In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Class A Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.
(6)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 28, 2021

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

EVgo Inc.

Up to 52,350,000 Shares of Class A Common Stock
Up to 18,099,988 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Up to 6,600,000 Warrants

This prospectus relates to the issuance by EVgo Inc. (formerly known as Climate Change Crisis Real Impact I Acquisition Corporation or “CRIS”) (the “Company,” “we,” “our” or “us”) of up to an aggregate of up to 18,099,988 shares of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), which consists of (i) up to 6,600,000 shares of Class A Common Stock that are issuable upon the exercise of 6,600,000 warrants (the “Private Warrants”) originally issued in a private placement in connection with the IPO (as defined below) of CRIS, at an exercise price of $11.50 per share of Class A Common Stock and (ii) up to 11,499,988 shares of Class A Common Stock that are issuable upon the exercise of 11,499,988 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the IPO of CRIS, at an exercise price of $11.50 per share of Class A Common Stock.

This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 52,350,000 shares of Class A Common Stock, including (i) 5,750,000 shares of Class A Common Stock converted from Class B Common Stock of CRIS, (ii) 6,600,000 shares of Class A Common Stock that may be issued upon exercise of the Private Warrants, and (iii) 40,000,000 PIPE Shares (as defined below) and (B) up to 6,600,000 Private Warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Warrants by the Selling Securityholders or of shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock and Public Warrants are listed on the Nasdaq under the symbols “EVGO” and “EVGOW,” respectively. On July 27, 2021, the closing price of our Class A Common Stock was $11.26 and the closing price for our Public Warrants was $2.51.

See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On July 1, 2021 (the “Closing Date”), EVgo Inc., a Delaware corporation (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation) (the “Company”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated January 21, 2021 (the “Business Combination Agreement”), by and among the Company, EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company (“HoldCo”) and EVGO OPCO, LLC, a Delaware limited liability company (“OpCo”) and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“SPAC Sub”).

On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Climate Change Crisis Real Impact I Acquisition Corporation changed its name to EVgo Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “EVgo,” “we,” “us,” “our” and similar terms refer to EVgo Inc. (f/k/a Climate Change Crisis Real Impact I Acquisition Corporation) and its consolidated subsidiaries. References to “CRIS” refer to our predecessor company prior to the consummation of the Business Combination.

Frequently Used Terms

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Board” means the board of directors of EVgo Inc.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that business combination agreement entered into on January 21, 2021 by and among CRIS, SPAC Sub and the EVgo Parties, as may be amended from time to time.

“Call Right” means, with respect to an exercise of the OpCo Unit Redemption Right, the right of the Company Group pursuant to the OpCo A&R LLC Agreement to elect, for administrative convenience, to acquire each tendered OpCo Unit (together with a corresponding share of Class B common stock) directly from such redeeming holder of OpCo Units for, at the election of the Company Group, (a) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement.

“Class A Common Stock” means Class A Common Stock of EVgo Inc., par value $0.0001 per share.

“Class B Common Stock” means Class B Common Stock of EVgo Inc., par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“common stock” means Class A Common Stock and Class B Common Stock.

“Company Group” means EVgo Inc., SPAC Sub or any of their subsidiaries (other than OpCo and its subsidiaries).

“DGCL” means the General Corporation Law of the State of Delaware.

“EVgo” means the Company and its subsidiaries.

“EVgo Parties” means OpCo, HoldCo and Holdings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 5,750,000 shares of Class A Common Stock issued upon conversion of the Class B common stock of CRIS in connection with the Closing collectively held by the initial stockholders.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“HoldCo” means EVgo HoldCo, LLC, a Delaware limited liability company.

“Holdings” means EVgo Holdings, LLC, a Delaware limited liability company.

“initial stockholders” means the Sponsor, Mary Powell, Richard, L. Kauffman, Mimi Alemayehou, Anne Frank-Shapiro, Daniel Gross, Amir Chireh Mehr and Stephen Moch.

“IPO” or “initial public offering” means CRIS’s initial public offering of units consummated on October 2, 2020.

“IRS” means the Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“LS Power” means LS Power Equity Partners IV, L.P. and its affiliates, unless the context otherwise requires.

“Nasdaq” means The Nasdaq Global Select Market.

“Nomination Agreement” means the nomination agreement entered into concurrently with the Closing, by and between the Company and Holdings, pursuant to which Holdings will have certain director nomination rights.

“NYSE” means The New York Stock Exchange.

“OpCo” means EVGO OPCO, LLC, a Delaware limited liability company.

“OpCo A&R LLC Agreement” means the amended and restated limited liability company agreement of OpCo entered into in connection with the Closing.

“OpCo Unit Redemption Right” means the right of a holder of OpCo Units (other than SPAC Sub) pursuant to the OpCo A&R LLC Agreement to cause OpCo to redeem all or a portion of its OpCo Units (together with a corresponding number of shares of Class B Common Stock) for, at the election of OpCo, (a) shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (b) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement.

“OpCo Units” means the equity interests of OpCo.

“PIMCO” means Pacific Investment Management Company LLC.

“PIPE” means the sale of 40,000,000 shares of Class A Common Stock to the PIPE Investors, for a purchase price of $10.00 per share and an aggregate purchase price of $400,000,000, in a private placement.

“PIPE Investors” means investors in the PIPE.

“PIPE Proceeds” means net cash proceeds from the PIPE.

“PIPE Shares” means the 40,000,000 shares of Class A Common Stock sold to PIPE Investors pursuant to the PIPE.

“private placement warrants” means the 6,600,000 warrants purchased by the Sponsor in a private placement simultaneously with the closing of the IPO, each of which is exercisable for one share of Class A Common Stock at $11.50 per share, at a price of $1.00 per warrant, generating gross proceeds of $6,600,000.

“public shares” means the shares of Class A Common Stock included in the units sold by CRIS in its IPO.

“public stockholder” means a holder of public shares.

“public warrants” means the 11,499,988 redeemable warrants sold as part of the units in the IPO.

“Registration Rights Agreement” means the registration rights agreement entered into concurrently with the Closing, by and among EVgo Inc., Holdings, the Sponsor and the other initial stockholders.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means CRIS’s sponsor, Climate Change Crisis Real Impact I Acquisition Holdings, LLC, a Delaware limited liability company.

“Sponsor Agreement” means the letter agreement entered into concurrently with the Business Combination Agreement by and among CRIS, the Co-Investors, the Sponsor and the other initial stockholders, pursuant to which the Sponsor, other initial stockholders and the Co-Investors agreed, among other things, to vote all of their shares of common stock held or subsequently acquired by them in favor of the approval of the business combination.

“Tax Receivable Agreement” means the tax receivable agreement, entered into at Closing, by and among CRIS, SPAC Sub, Holdings and LS Power Equity Advisors, LLC, as agent.

“transfer agent” means Continental Stock Transfer & Trust Company.

“warrants” means the private placement warrants and public warrants.

v

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	trends in the climate sector, transportation sector or electric mobility sector and trends specific to clean energy, renewables and carbon removal;

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Business Combination;

•	the possibility that COVID-19 may adversely affect the results of our operations, financial position and cash flows;

•	our expansion plans and opportunities;

•	our expectations regarding future expenditures;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities; and

•	our future financial performance following the Business Combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	our ability to maintain the listing of our Class A Common Stock on the Nasdaq following the Business Combination;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	changes adversely affecting the business in which we are engaged;

•	the risks associated with cyclical demand for our services and vulnerability to industry downturns and regional or national downturns;

•	fluctuations in our revenue and operating results;

•	unfavorable conditions or further disruptions in the capital and credit markets;

•	our ability to generate cash, service indebtedness and incur additional indebtedness;

•	competition from existing and new competitors;

•	our ability to integrate any businesses we acquire;

•	our ability to recruit and retain experienced personnel;

•	risks related to legal proceedings or claims, including liability claims;

•	our dependence on third-party contractors to provide various services;

•	our ability to obtain additional capital on commercially reasonable terms;

•	safety and environmental requirements that may subject us to unanticipated liabilities;

•	general economic or political conditions; and

•	other factors detailed under the section entitled “Risk Factors” and in our periodic filings with the SEC.

Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Summary

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We own and operate the nation’s largest public direct current (“DC”) fast-charging network for battery electric vehicles (“EVs”) by number of locations and are the first EV charging network in the United States powered by 100% renewable electricity, through the use of renewable energy certificates (“RECs”). See “Business — Government Regulation — Renewable Energy Markets.” We seek to locate our charging infrastructure in high traffic, high density urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. Our network is capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S. and serves a wide variety of private retail and commercial customers. Founded in 2010, we have been a leader and innovator in the EV charging space and are well positioned to continue to capitalize on our sustainable first-mover and first-learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, we are rapidly expanding our network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

Background

We were originally known as Climate Change Crisis Real Impact I Acquisition Corporation. On July 1, 2021, we consummated the Business Combination pursuant to the Business Combination Agreement dated as of January 21, 2021 among us, SPAC Sub and the EVgo Parties. In connection with the Closing, we changed our name to EVgo Inc. EVgo was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While we were the legal acquirer in the Business Combination, because EVgo was deemed the accounting acquirer, the historical financial statements of EVgo became the historical financial statements of the combined company, upon the consummation of the Business Combination.

At the Closing, the following actions took place pursuant to the Business Combination Agreement:

(i)	CRIS contributed all of its assets to SPAC Sub, including but not limited to (1) an amount of funds equal to (A) funds held in the Trust Account (net of any amounts paid to holders of shares of Class A Common Stock who elect to redeem their shares (the “Redemption Amount”) and the payment of any deferred underwriting fees from the IPO), plus (B) net cash proceeds from the PIPE (the “PIPE Proceeds”), plus (C) any cash held by CRIS in any working capital or similar account, less (D) any transaction expenses of CRIS and the EVgo Parties; and (2) 195,800,000 newly issued shares of Class B Common Stock (the “Holdings Class B Shares” and such transaction, the “SPAC Contribution”);

(ii)	immediately following the SPAC Contribution, Holdings contributed to OpCo all of the issued and outstanding limited liability company interests of the Company and, in connection therewith, (1) OpCo was recapitalized as set forth in the OpCo A&R LLC Agreement, and (2) OpCo issued to Holdings 195,800,000 units of OpCo (“OpCo Units” and such transactions, the “Holdings Contribution”);

(iii)	immediately following the Holdings Contribution, SPAC Sub transferred to Holdings the Holdings Class B Shares and the right to enter into the Tax Receivable Agreement (such applicable transactions, the “SPAC Sub Transfer”); and

(iv)	immediately following the SPAC Sub Transfer, SPAC Sub contributed to OpCo all of its remaining assets in exchange for the issuance by OpCo to SPAC Sub of a number of OpCo Units equal to the number of shares of Class A common stock issued and outstanding after giving effect to the Business Combination and the PIPE (the “Issued OpCo Units,” such transaction, the “SPAC Sub Contribution” and together with the SPAC Contribution, the Holdings Contribution and the SPAC Sub Transfer, the “Transactions”).

The shares of Class B common stock of CRIS automatically converted into shares of Class A Common Stock at the time of the Business Combination on a one-for-one basis.

Following the Closing, the combined company is organized in an “Up-C” structure in which the business of HoldCo and its subsidiaries are held by OpCo and continue to operate through the subsidiaries of HoldCo, and in which the Company’s only direct assets consist of equity interests in SPAC Sub, which, in turn, immediately after the Closing, holds only the Issued OpCo Units. OpCo’s only direct assets consist of its equity interests in HoldCo. Immediately following the Closing, CRIS, through SPAC Sub, owns approximately 26.0% of the OpCo Units, and SPAC Sub controls OpCo as the sole managing member of OpCo in accordance with the terms of the OpCo A&R LLC Agreement. OpCo owns all of the equity interests in HoldCo. Upon the Closing, CRIS changed its name to “EVgo Inc.” Holdings holds the Holdings OpCo Units and the Holdings Class B Shares.

The amount of cash contributed by SPAC Sub to OpCo at the Closing was approximately $601.6 million. Net cash received after all direct and incremental costs related to the Business Combination were paid was approximately $573.4 million. Immediately following the Business Combination, Holdings held 195,800,000 OpCo Units, representing approximately 74.0% of the total outstanding OpCo Units, and an equal of number of Holdings Class B Shares.

Each OpCo Unit, together with one share of Class B common stock, is redeemable, subject to certain conditions, for either one share of Class A common stock, or, at OpCo’s election, the cash equivalent to the market value of one share of Class A common stock, pursuant to and in accordance with the terms of the OpCo A&R LLC Agreement.

At Closing, CRIS, SPAC Sub, Holdings and LS Power Equity Advisors, LLC, as agent, entered into the Tax Receivable Agreement. The Tax Receivable Agreement generally provides for the payment by the Company Group to certain holders of OpCo Units of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) certain increases in tax basis that occur as a result of the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to the Business Combination or the exercise of the redemption or call rights set forth in the OpCo A&R LLC Agreement and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. The Company Group will retain the benefit of the remaining 15% of these net cash savings. If the Company Group elects to terminate the Tax Receivable Agreement early (or it is terminated early due to the Company Group’s failure to honor a material obligation thereunder or due to certain mergers, asset sales, other forms of business combinations or other changes of control), the Company Group is required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement).

On January 21, 2021, a number of purchasers (each, a “Subscriber”) agreed to purchase from the Company an aggregate of 40,000,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $400 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into and effective as of January 21, 2021. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

Our Class A Common Stock and Public Warrants are currently listed on the Nasdaq under the symbols “EVGO” and “EVGOW,” respectively.

The rights of holders of our Class A Common Stock, Class B Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated September 29, 2020, between CRIS and the Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the sections entitled “Description of Securities” and “Selling Securityholders.”

Corporate Information

We were originally incorporated in the State of Delaware on August 4, 2020, as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. CRIS completed its IPO on October 2, 2020. In July 2021, we consummated the Transactions pursuant to the Business Combination Agreement and changed our name to EVgo Inc. The mailing address of EVgo’s principal executive office is 11835 West Olympic Boulevard, Suite 900E, Los Angeles, California 90064, and its phone number is (877) 494-3833. Our website address is www.evgo.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

Issuer	EVgo Inc. (f/k/a Climate Change Crisis Real Impact Acquisition Corporation)

Issuance of Class A Common Stock

Shares of Class A Common Stock Offered by us	18,099,988 shares of Class A Common Stock issuable upon exercise of the Warrants, consisting of (i) 6,600,000 shares of Class A Common Stock that are issuable upon the exercise of 6,600,000 Private Warrants and (ii) 11,499,988 shares of Class A Common Stock that are issuable upon the exercise of 11,499,988 Public Warrants

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	264,536,770 shares (as of July 1, 2021)

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	282,636,758 shares (based on the total shares outstanding as of July 1, 2021)

Exercise Price of the Warrants	$11.50 per share, subject to adjustments as described herein

Use of proceeds	We will receive up to an aggregate of approximately $208.2 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Common Stock and Warrants

Shares of Class A Common Stock Offered by the Selling Securityholders	52,350,000 shares of Class A Common Stock (including up to 6,600,000 shares of Class A Common Stock that may be issued upon exercise of the Private Warrants)

Warrants Offered by the Selling Securityholders	6,600,000 Private Warrants

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities—Redeemable Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock or Private Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.

Transfer Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Restrictions on Resale of Securities.”

Market for Class A Common Stock and Warrants	Our Class A Common Stock and Warrants are currently traded on the Nasdaq under the symbols, “EVGO” and “EVGOW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing our securities.

Summary Risk Factors

An investment in shares of our common stock involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected.

Risks Related to Our Business

•	We are an early stage company with a history of operating losses, and expects to incur significant expenses and continuing losses at least for the near — and medium-term.

•	Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially from those forecasted or projected.

•	We currently face competition from a number of companies and expect to face significant competition in the future as the market for EV charging develops.

•	Because we are currently dependent upon a limited number of customers and original equipment manufacturer (“OEM”) partners, the loss of a significant customer or OEM partner could adversely affect its operating results.

•	We will be required to install a substantial number of chargers under our agreement with General Motors (“GM”). If we do not meet our obligations under this agreement, we may not be entitled to payments from GM and may be required to pay liquidated damages, which may be significant.

•	We face risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

•	We rely on a limited number of vendors for our charging equipment and related support services. A loss of any of these partners would negatively affect our business.

•	Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties.

•	Many of our facilities are located in active earthquake zones or in areas susceptible to hurricanes, wildfires and other severe weather events. An earthquake, a wildfire, a major hurricane or other types of disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations and those of our customers.

•	We are dependent upon the availability of electricity at our current and future charging stations. Cost increases, delays and/or other restrictions on the availability of electricity would adversely affect our business and results of operations.

•	Our success depends on our ability to develop and maintain relationships with automotive OEM and fleet partners.

•	Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium and heavy-duty vehicle fleets and rideshare operators.

Risks Related to the EV Market

•	Our growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of and demand for EVs.

•	The rideshare and commercial fleets may not electrify as quickly as expected and may not rely on public fast charging or on our network as much as expected. Future demand for battery EVs from the medium and heavy duty vehicle segment may develop as anticipated or take longer to develop than expected.

•	The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.

•	The EV charging market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and our financial results.

Risks Related to Our Technology, Intellectual Property and Infrastructure

•	We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and our business could be adversely affected.

•	Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

•	We may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

Financial, Tax and Accounting-Related Risks

•	Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of the post-combination company’s common stock.

•	We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

Risks Related to our “Up-C” Structure and the Tax Receivable Agreement

•	Holdings owns the majority of our voting stock and therefore has the right to appoint a majority of our board members, and its interests may conflict with those of other stockholders.

•	Our only principal asset is our interest in SPAC Sub, which, in turn, holds only units issued by OpCo; accordingly, we depend on distributions from OpCo and SPAC Sub to pay taxes, make payments under the Tax Receivable Agreement and cover our corporate and other overhead expenses.

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering, (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC’s rules and regulations from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of shares of Class A Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30 and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

We are also be a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of shares of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Risk Factors

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

We are an early stage company with a history of operating losses, and expect to incur significant expenses and continuing losses at least for the near- and medium-term.

We have a history of operating losses and negative operating cash flows. We incurred a net loss of $16.6 million and $48.2 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, and, as of March 31, 2021, had a working capital deficit of approximately $45.3 million. We believe we will continue to incur operating and net losses each quarter at least for the medium term. Even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future. Our potential profitability is particularly dependent upon the continued adoption of EVs by consumers and fleet operators, the widespread adoption of electric trucks and other vehicles, and other electric transportation modalities, continued support from regulatory programs and in each case, the use of our chargers, any of which may not occur at the levels we currently anticipate or at all. We may need to raise additional financing through loans, securities offerings or additional investments in order to fund our ongoing operations. There is no assurance that we will be able to obtain such additional financing or that we will be able to obtain such additional financing on favorable terms.

Our management concluded that these conditions raise substantial doubt about our ability to meet our financial obligations as they become due for the next twelve months, and our ability to continue as a going concern. In addition, our independent registered public accounting firm included an emphasis of matter paragraph regarding our ability to continue as a going concern in our opinion on our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, due to the factors noted above. Our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and 2020 and audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 do not include any adjustments that may result from the outcome of this uncertainty and do not reflect the transactions contemplated by the business combination.

Our growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of and demand for EVs.

Our growth is highly dependent upon the adoption of EVs both by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, increasing consumer choice as it relates to available EV models, their pricing and performance, evolving government regulation and industry standards, changing consumer preferences and behaviors, intensifying levels of concern related to environmental issues, and governmental initiatives related to climate change and the environment generally. Our revenues are driven in large part by EV drivers’ driving and charging behavior. Potential shifts in behavior may include but are not limited to changes in annual vehicle miles traveled, preferences for urban vs suburban vs rural and public vs private charging, demand from rideshare or urban delivery fleets, and the emergence of autonomous vehicles and/or new forms of mobility. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. Public DC fast charging in particular may not develop as expected and may fail to attract projected market share of total EV charging. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, our growth would be reduced and our business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, driver experience, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge and about availability and access to sufficient public EV charging stations;

•	competition, including from other types of alternative fuel vehicles (such as hydrogen fuel cell vehicles), plug-in hybrid EVs and high fuel-economy internal combustion engine (“ICE”) vehicles;

•	increases in fuel efficiency in legacy ICE and hybrid vehicles;

•	volatility in the price of gasoline and diesel at the pump;

•	EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production, availability of batteries, and battery materials;

•	concerns regarding the stability of the electrical grid;

•	the decline of an EV battery’s ability to hold a charge over time;

•	availability of service for EVs;

•	consumers’ perception about the convenience, speed, and cost of EV charging;

•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

•	relaxation of government mandates or quotas regarding the sale of EVs;

•	the number, price and variety of EV models available for purchase; and

•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and our products and services in particular.

While many global OEMs and several new market entrants have announced plans for new EV models, the lineup of EV models with increasing fast charging needs expected to come to market over the next several years may not materialize in that timeframe or may fail to attract sufficient customer demand. Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect our business, financial condition and operating results.

We have experienced rapid growth and expect to invest our earnings in growth for the foreseeable future. If we fail to manage growth effectively, our business, operating results and financial condition would be adversely affected.

We have experienced rapid growth in recent periods. For example, the number of employees has grown from 57 in December 2017 to 152 in March 2021. The expected continued growth and expansion of our business may place a significant strain on management, business operations, financial condition and infrastructure and corporate culture.

With continued fast growth, our information technology systems and our internal control over financial reporting and procedures may not be adequate to support our operations and may allow data security incidents that may interrupt business operations and allow third parties to obtain unauthorized access to business information or misappropriate funds. We may also face risks to the extent such third parties infiltrate the information technology infrastructure of our contractors.

To manage growth in operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results. Our strategy is based on a combination of growth and maintenance of strong performance on our existing asset base, and any inability to scale, maintain customer experience or manage operations at our charging stations may impact our growth trajectory.

Our forecasts and projections are based upon assumptions, analyses and internal estimates developed by our management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected.

Our forecasts and projections are subject to significant uncertainty and are based on assumptions, analyses and internal estimates developed by our management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, our actual operating results may differ materially and adversely from those forecasted or projected. Realization of the results forecasted will depend on the successful implementation of our proposed business plan, and policies and procedures consistent with the assumptions. Future results will also be affected by events and circumstances beyond our control, for example, the competitive environment, our executive team, rapid technological change, economic and other conditions in the markets in which we propose to operate, governmental regulation and, uncertainties inherent in product development and testing, our future financing needs and our ability to grow and to manage growth effectively. In particular, our forecasts and projections include forecasts and estimates relating to the expected size and growth of the markets in which we operate or seek to enter. See “— Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.” Our forecasts and projections also assume that we are able to perform our obligations under our commercial contracts. See “— Because we are currently dependent upon a limited number of customers and OEM partners, the loss of a significant customer or OEM partner could adversely affect our operating results.” For the reasons described above, it is likely that the actual results of our operations will be different from the results forecasted and those differences may be material and adverse. The forecasts were prepared by our management and have not been certified or examined by an accountant. We do not have any duty to update the financial projections included in this prospectus.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Estimates of future EV adoption in the United States, the total addressable market, serviceable addressable market for our products and services and the EV market in general are included in this prospectus. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this prospectus relating to the size and expected growth of the target market, market demand, EV adoption across individual market verticals and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public and commercial fast charging and future fast charging throughput or EVgo market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this prospectus, our business could fail to grow at similar rates.

We currently face competition from a number of companies and expect to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new and we currently face competition from a number of companies. We believe the main competitors to our core business are Electrify America and Blink. We indirectly compete with site hosts, fleets and utilities that choose to own their own charging infrastructure and procure their electric vehicle supply equipment (“EVSE”) from third-party vendors, such as EVBox and ChargePoint, rather than leveraging our public or dedicated charging offerings. The principal competitive factors in the industry include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; direct current fast charger (“DCFC”) network reliability, scale and local density; software-enabled services offering and overall customer experience; and operator brand, track record and reputation; access to equipment vendors, service providers, and policy incentives and pricing. Large early stage markets require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. In addition, there are competitors, in particular those with limited funding, experience or commitment to quality assurance, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider. Further, our current or potential competitors may be acquired by third parties with different commercial objectives and imperatives and greater available resources.

In addition, there are other means for charging EVs, which could affect the level of demand for charging at our DCFCs. For example, Tesla Inc. (“Tesla”) continues to build out its supercharger network across the United States for Tesla vehicles, which could reduce overall demand for EV charging at our sites. Tesla may also open its supercharger network to support charging of non-Tesla EVs in the future, which could further reduce demand for charging at our sites. Also, other companies sell chargers designed for customers seeking to have on premise EV charging capability as well as for home or workplace charging, which may reduce the demand for fast charging if EV owners find “slow” charging at a workplace, at home, or other parking locations to be sufficient. Municipalities may decide to convert street lighting poles and lampposts to public charging points for EV drivers who rent, have no access to home charging, or park their EVs on the street, potentially reducing our serviceable markets. Retailers, utilities or other site hosts or commercial, municipal and federal fleet businesses may opt to become owners and operators of public or private EV fast charging equipment and purchase that equipment and associated management software directly from vendors in the marketplace.

Additionally, future changes in charging preferences; the development of inductive EV charging capabilities; battery chemistries, ultralong-range batteries or energy storage technologies, industry standards or applications; driver behavior or battery EV efficiency may develop in ways that limit our future share gains in certain high promising market verticals or slow the growth of our addressable or serviceable market. Competitors may be able to respond more quickly and effectively than us to new or changing opportunities, technologies, standards or customer requirements, and may be better equipped to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace.

The EV charging business may become more competitive, pressuring future increases in utilization and margins. Competition is still developing and is expected to increase as the number of EVs sold increases. Today, our largest competitor is Electrify America, a subsidiary of Volkswagen. Electrify America was formed as part of Volkswagen’s consent decree with the U.S. Environmental Protection Agency in connection with its diesel emissions scandal. Volkswagen was forced to commit $2 billion to Electrify America and the expansion of its EV charger network over a ten-year period which began in January 2017. Electrify America expects to install (or have under development) approximately 800 public charging stations with about 3,500 chargers by December 2021 and is currently approaching completion of cycle 2 of its 4-cycle spending program. Because Electrify America’s expansion of its EV charger network is mandated by the consent decree and not necessarily done in a manner designed to maximize economic return, Electrify America’s rate of expansion may outpace ours, at least in the short term.

Barriers to entry in the EV charging market may erode as a result of government intervention, leading to more competitors. In addition, in some jurisdictions, we may see competition from local utilities who may be interested in, and receive regulatory approval for, ownership of public EV charging equipment, from various owners of non-networked Level 2 chargers, and from new entrants into the U.S. fast charging market.

New competitors or alliances may emerge in the future that secure greater market share, have proprietary technologies that drivers prefer, more effective marketing abilities and/or face different financial hurdles, which could put us at a competitive disadvantage. Further, our current strategic initiatives, pilots and contracts with major OEM partners, business-to-business customers and key hosts may fail to result in a sustainable competitive advantage for us. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure or erode our market share. In light of these factors, current or potential customers may utilize charging services of competitors. If we fail to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, our growth will be inhibited, adversely affecting our business and results of operations.

Because we are currently dependent upon a limited number of customers and OEM partners, the loss of a significant customer or OEM partner could adversely affect our operating results.

Given the nascent stage of the industry, a limited number of contractual commercial customers and OEM partners currently account for a substantial portion of our income. For the three months ended March 31, 2021 and the year ended December 31, 2020, two customers and one customer, respectively, that represented approximately 34% and 11%, respectively, of our total revenue. Our operating projections are currently contingent on our performance under our commercial contracts. At least in the short term, we expect that a majority of our sales outside of the retail customer market will continue to come from a concentrated number of commercial customers and OEM partners. We expect a substantial portion of our cash receipts in the near future to be from GM and Nissan North America (“Nissan”) and as a result, is subject to any risks specific to those entities and the jurisdictions and markets in which they operate, including their ability to develop a portfolio of EV models and attract customers for those models. We may be unable to accomplish our business plan to diversify and expand our customer and OEM partner base by attracting a broad array of customers and OEM partners, which could negatively affect our business, results of operations and financial condition.

We will be required to install a substantial number of chargers under our agreement with GM. If we do not meet our obligations under this agreement, we may not be entitled to payments from GM and may be required to pay liquidated damages, which may be significant.

Pursuant to our agreement with GM dated July 20, 2020 (the “GM Agreement”), we are required to meet certain quarterly milestones measured by the number of chargers installed, and GM is required to make certain payments based on chargers installed. Under the GM Agreement, we are required to install a total of 2,750 chargers by December 31, 2025, 80% of which are required to be installed by December 31, 2023. The GM Agreement calls for a year-over-year increase in annual charger additions in each of the next two years before the installation run rate declines post 2023. Meeting these milestones will require additional funds beyond the amounts committed by GM, and we may face delays in construction, commission or aspects of installation of the chargers we are obligated to develop. In addition, we are required to maintain network availability (i.e. the percentage of time a charger is operational and available on the network) of at least 93%.

The GM Agreement is subject to early termination in certain circumstances, including in the event we fail to meet the quarterly charger-installation milestones or fail to maintain the specified level of network availability. If GM terminates the agreement, we may not be entitled to receive continued payments from GM and instead may be required to pay liquidated damages to GM. In the event we fail to meet a charger-installation milestone or maintain the required network availability in a calendar quarter, GM has the right to provide us with a notice of such deficiency within thirty days of the end of the quarter. If the same deficiency still exists at the end of the quarter immediately following the quarter for which a deficiency notification was delivered, GM may immediately terminate the agreement and seek pre-agreed liquidated damages of up to $15.0 million. As of May 14, 2021, we had 82 chargers left to install in order to meet our charger-installation milestone for the quarter ending June 30, 2021. We believe that we may not meet the charger-installation milestone for the quarter ending June 30, 2021, due to delays in permitting, commissioning, and utility interconnection resulting from COVID-19 disruptions in business operations across the engineering and permitting chain, as well as industry and regulatory adaptation to the requirements of high powered charger installation including slower than expected third party approvals of certain site acquisitions and site plans. Going forward it is uncertain if these, or other potential issues in the procurement, installation, or energization of DCFC, will be resolved in a timely fashion, and we believe that our ability to meet our charger-installation milestones under the GM Agreement may continue to be impacted by circumstances similar to those experienced during the first quarter of 2021.

Nissan has the right to terminate its agreements with us in certain circumstances. Additionally, we may be subject to monetary penalties if we are unable to fulfill our obligations under our agreements with Nissan.

We have two program services agreements in place with Nissan. Under the terms of the agreement dated July 3, 2014 (the “Nissan Agreement”), purchasers of Nissan LEAF electric vehicles in certain markets can receive charging services at an EVgo station or a participating third-party charging station. Pursuant to the Nissan Agreement, we are required to support, maintain and make available at least 850 chargers through July 7, 2021. The Nissan Agreement is subject to early termination upon ninety days’ notice in certain circumstances, including our failure to maintain the specified charger counts. As of April 30, 2021, we have fulfilled all build, support and maintenance obligations under the Nissan Agreement.

On June 13, 2019, we entered into a professional services agreement with Nissan (the “Nissan 2.0 Agreement”). The Nissan 2.0 Agreement includes a capital-build program requiring us to install, operate and maintain public, high-power dual-standard chargers in specified markets pursuant to a Build Schedule (defined below). Under the terms of the Nissan 2.0 Agreement, we are required to adhere to a schedule that outlines the build timelines for the chargers to be constructed (“Build Schedule”) as negotiated at the beginning of each year. Due to the extenuating circumstances of the COVID-19 pandemic, we and Nissan have extended the current Build Schedule deadline through June 30, 2021 and no penalties may be assessed prior to such date. Pursuant to the Nissan 2.0 Agreement, as modified by this extension, we are required to install 46 chargers at 17 sites by June 30, 2021 and an aggregate of 210 chargers by February 29, 2024 at a number of sites to be determined with each Build Schedule. As of April 30, 2021, we had 12 chargers at 4 sites left to install in order to meet our Build Schedule obligations by June 30, 2021. We believe that we may not meet the June 30, 2021 Build Schedule obligations due to delays in permitting, commissioning, slower than expected third party approvals of certain site acquisitions, delays in utility interconnection resulting from industry adaptation to the requirements of high-powered charger installation, as well as supply chain issues. Going forward we are uncertain if these, or other potential issues in the procurement, installation, or energization of DCFC, will be resolved in a timely fashion. If we fail to meet our future Build Schedule obligations, we may invoke a penalty of up to $35,000 per delayed site, up to 40 sites.

At this time, we believe that our ability to meet future Build Schedule obligations may continue to be impacted by circumstances similar to those experienced during the first quarter of 2021, or other potential issues including, but not limited to, equipment design and procurement, timing of third-party funding agreements, and the siting, permitting, construction, commissioning, energizing of DCFC, or delays in releasing public grant funding.

Nissan has the right to terminate the Nissan 2.0 Agreement, without penalty or obligation of any kind, upon thirty days’ written notice if it is unable to secure funding to make payments required under the Nissan 2.0 Agreement. Nissan receives budget approvals annually from Nissan Motor Company Limited. As of April 30, 2021, Nissan has not given us any indication that it will be unable to secure funding to meet its payment obligations under the Nissan 2.0 Agreement. If Nissan terminates the Nissan 2.0 Agreement due to a lack of funding, we will still be required to do the following: (i) meet charger installation milestones through the date of termination; (ii) provide an aggregate of $1.6 million in joint marketing activities; and (iii) provide $4.8 million worth of charging credits that shall continue to be administered. If Nissan terminates either agreement with us, it may have adverse effects on our revenues and results of operations.

We face risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns and restrictions on business and individual activities, has created significant volatility in the global and domestic economies and led to reduced economic activity. The spread of COVID-19 has created charging equipment supply chain and shipping constraints and delayed the installation of over 400 new chargers. See “EVgo’s Management’s Discussion and Analysis of Results of Operations and Financial Condition of EVgo — Recent Developments — COVID-19 Outbreak.” As a result, we did not meet the Build Schedule for 2020 under the Nissan 2.0 Agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo — Nissan Agreement.” The COVID-19 pandemic has also caused a delays in our build out in Virginia and as a result, we have exercised our option to extend the investment cycle. See “Business — Governmental Regulation — Grants and Incentives.” Finally, impacts related to COVID-19 also delayed the installation of chargers pursuant to the GM Agreement.

COVID-19 has also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers and has led to a decrease in vehicle sales, including EV sales, in markets around the world, and the accompanying demand for our charging services. We experienced a significant decline in monthly GWh throughput beginning in March 2020, decreasing by as much as 64%. Between March and July 2020, we deactivated over 70 chargers due to decreased usage as a result of COVID-19, experiencing an average downtime of 38 days when host sites were closed. While our business showed steady recovery with multiple metrics improving month-over-month since that time, total GWh throughput for the three months ended March 31, 2021 was lower than the same prior-year period by 0.6 GWh and total GWh throughput for the year ended December 31, 2020 was 12.9 GWh lower than expected. Any sustained downturn in demand for EVs would harm our business and negatively impact the growth of our charging station network.

The COVID-19 pandemic also impacted our operations through construction delays and supply chain and shipping constraints. We delayed operational dates of over 400 chargers by six to nine months due to delays in various stages site planning and construction caused by COVID-19. When governments and businesses shut down in response to shelter in place orders and other similar actions by state and local governments, permitting, inspection and other city and municipal services were suspended, and we had reduced access to host sites for construction and on-site survey and design. We also experienced delays in our site host negotiations as hosts devoted more time to day-to-day operations and employee health and safety. In addition, we experienced delays in equipment fulfillment and other logistics related to reduced operational capacity of warehouses and shipping vessel backlogs, which has caused additional delay in early 2021.

The pandemic has resulted in government authorities implementing numerous measures to try to contain COVID-19, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures adversely impact our employees and operations and the operations of our customers, suppliers, vendors and business partners and negatively impact demand for EV charging. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

We have modified our business practices in response to the COVID-19 pandemic and currently recommend that all non-essential personnel work from home. We have implemented various safety protocols for essential personnel who must leave their homes for work such as requiring regular certifications of health status to such employees’ supervisors and our human resources department, requiring the use of protective face masks and social distancing and providing employees with access to testing. All employees are currently prohibited from work-related airline travel unless vaccinated. We may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by COVID-19 or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be negatively impacted. Furthermore, if significant portions of our customers are subject to stay at home orders or otherwise work remotely or are not travelling via EV for sustained periods of time, user demand for charging and services will decline.

The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration, spread and severity of the pandemic, the actions to contain COVID-19 or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors, permitting agencies, utilities and business partners to perform, including third party suppliers’ ability to provide components and materials used in charging stations or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the pandemic’s global economic impact, including any recession that has occurred or may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for our products and services.

We rely on a limited number of vendors for our charging equipment and related support services. A loss of any of these partners would negatively affect our business.

We rely on a limited number of vendors for design, testing and manufacturing of charging equipment which at this stage of the industry is unique to each supplier and thus singularly sourced with respect to components as well as aftermarket maintenance and warranty services. For the three months ended March 31, 2021, we had one major vendor that represented approximately 12% of total purchases. For the year ended December 31, 2020, we had no major vendors that represented over 10% of total purchases. This reliance on a limited number of vendors increases our risks, since we do not currently have proven reliable alternative or replacement vendors beyond these key parties. In the event of production interruptions or supply chain disruptions including but not limited to availability of certain key components such as semiconductors, we may not be able to take advantage of increased production from other sources or develop alternate or secondary vendors without incurring material additional costs and substantial delays. Thus, our business would be adversely affected if one or more of our vendors is impacted by any interruption at a particular location.

As the demand for public fast charging increases, the charging equipment vendors may not be able to dedicate sufficient supply chain, production, or sales channel capacity to keep up with the required pace of charging infrastructure expansion. In addition, as the EV market grows, the industry may be exposed to deteriorating design requirements, undetected faults or the erosion of testing standards by charging equipment and component suppliers, which may adversely impact the performance, reliability and lifecycle cost of the chargers. If we or our suppliers experience a significant increase in demand, or if we need to replace an existing supplier, we may not be able to supplement service or replace them on acceptable terms, which may undermine our ability to install chargers in a timely manner. For example, it may take a significant amount of time to identify a vendor that has the capability and resources to supply and/or service charging equipment in sufficient volume. Identifying and approving suitable vendors could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant vendor would have an adverse effect on our business, financial condition and operating results.

Further, should the Biden Administration and Congress require that charging equipment be manufactured in the U.S. in order to access federal financial support or secure contracts with the federal government, we will have to source equipment from alternative vendors or work with current vendors to develop manufacturing capacity in the U.S. to participate in the covered federal programs.

Our business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as we expand the scope of such services with other parties.

We do not typically install charging stations at our sites. These installations are typically performed by electrical contractors managed by us. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires local utility cooperation in design and interconnection request approval and commissioning, as well as various local and other governmental approvals and permits that vary by jurisdiction. In addition, building codes, accessibility requirements, utility interconnect specifications, review, approval or study lead time or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. In addition, increased demand for the components necessary to install charging stations could lead to higher installed costs. Meaningful delays or cost overruns caused by our vendor supply chains, contractors, or inability of local utilities and approving agencies to cope with the level of activity may impact our recognition of revenue in certain cases and/or impact our relationships, either of which could impact our business and profitability, pace of growth and prospects. For example, the installation of chargers under the GM Agreement have required significant utility upgrades to accommodate the higher capacity chargers. Delays in these upgrades have in turn caused delays in the construction of the chargers pursuant to the GM Agreement. As a result, we believe that we may not meet the charger-installation milestone for the quarter ending June 30, 2021. See “— We will be required to install a substantial number of chargers under our agreement with GM. If we do not meet our obligations under this agreement, we may not be entitled to payments from GM and may be required to pay liquidated damages, which may be significant.”

Working with contractors may require us to obtain licenses or require us or our customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. If these contractors are unable to provide timely, thorough and quality installation-related services, we could fall behind our construction schedules or cause customers to become dissatisfied with the solutions we offer. As the demand for public fast charging increases and qualification requirements for contractors become more stringent, we may encounter shortages in the number of qualified contractors available to complete all of our desired installations. If we fail to timely pay our contractors, they may file liens against our site hosts’ properties, which we are required to remove.

Our business model is predicated on the presence of qualified and capable electrical and civil contractors and subcontractors in the new markets we intend to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of the business plan, increase risks around the quality of works performed and increase costs if outside contractors are brought into a new market.

In addition, our network expansion plan relies on our site development efforts, and our business is exposed to risks associated with receiving site control and access necessary for the construction of the charging station and operation of the charging equipment, electrical interconnection and power supply at identified locations sufficient to host chargers and on a timely basis. We generally do not own the land at the charging sites and rely on the site licenses with hosts that convey the right to build, own, and operate the charging equipment on the site. We may not be able to renew the site licenses or retain site control. The process of establishing or extending site control and access could take longer or become more competitive. As the EV market grows, competition for premium sites may intensify, the power distribution grid may require upgrading, electrical interconnection with local utilities may become competitive, all of which may lead to delays in construction and/or commissioning. As a result, we may be exposed to increased interconnection costs and utility fees, as well as delays, which may slow the growth of our network expansion.

If we are unable to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel, our ability to compete and successfully grow our business would be harmed.

Our success depends, in part, on our continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect our business. Competition for employees can be intense and the ability to attract, hire and retain them depends on our ability to provide meaningful work at competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so would adversely affect our business, including the execution of our global business strategy.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solutions.

Our ability to grow our customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on our ability to effectively expand our sales and marketing operations and activities. We rely on our business development, sales and marketing teams to obtain new OEM and fleet customers and grow our retail business, and on the technology, site development, and project management personnel to build out and serve new sites. We plan to continue to expand in these functional areas but we may not be able to recruit and hire a sufficient number of competent personnel with requisite skills, technical expertise and experience, which may adversely affect our ability to expand our sales capabilities. The hiring process can be costly and time-consuming, and new employees may require significant training and time before they achieve full productivity. Recent hires and planned hires may not become as productive as quickly as anticipated, and we may be unable to hire or retain sufficient numbers of qualified individuals. Our ability to achieve significant revenue growth in the future will depend, in large part, on our success in recruiting, training, incentivizing and retaining a sufficient number of qualified personnel attaining desired productivity levels within a reasonable time. Our business will be harmed if investment in personnel related to business development and related company activities does not generate a significant increase in revenue.

We may need to raise additional funds and these funds may not be available when needed or may be available only on unfavorable terms.

We may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, through obtaining credit from government or financial institutions or through grant funding. We cannot be certain that additional funds or incentives will be available on favorable terms when required, or at all, or that we will be able to capture expected grant funding under various existing and new state and local programs in the future. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, our stockholders would experience additional dilution.

Many of our facilities are located in active earthquake zones or in areas susceptible to hurricanes, wildfires and other severe weather events. An earthquake, a wildfire, a major hurricane or other types of disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California or other states, could disrupt and harm our operations and those of our customers.

Many of our facilities are located in California, an active earthquake zone, and Florida and Texas, areas susceptible to hurricanes. The occurrence of a natural disaster such as an earthquake, hurricane, drought, flood, fire (such as the recent extensive wildfires in California, Oregon and Colorado), localized extended outages of critical utilities (such as California’s public safety power shut-offs) or transportation systems, or any critical resource shortages could cause a significant interruption in our business, damage or destroy our facilities or inventory, and cause us to incur significant costs, any of which could harm our business, financial condition, and results of operations. The insurance we maintain against fires, earthquakes, hurricanes and other disasters and damage may not be adequate to cover losses in any particular case.

In addition, rolling public safety power shut offs in California or other states can affect throughput and/or user acceptance of EVs, as charging may be unavailable at the desired times, or at all during these events. These shut offs could also affect the ability of fleet operators to charge their EVs, which, for example, could adversely affect transportation schedules or any service level agreements to which either we or the fleet operator may be a party. If these events persist, the demand for EVs could decline, which would result in reduced demand for charging.

Further, severe natural disasters could affect our data centers in a temporal or longer-term fashion which would adversely affect our ability to operate our network.

Our charging stations are often located in areas that are publicly accessible and may be exposed to vandalism or misuse by customers or other individuals, which would increase our replacement and maintenance costs.

Our public chargers may also be exposed to vandalism or misuse by customers and other individuals, increasing wear and tear of the charging equipment. Such increased wear and tear could shorten the usable lifespan of the chargers and require us to increase our spending on replacement and maintenance costs.

We are dependent upon the availability of electricity at our current and future charging stations. Cost increases, delays and/or other restrictions on the availability of electricity would adversely affect our business and results of operations.

The operation and development of our charging stations is dependent upon the availability of electricity, which is beyond our control. Our charging stations are affected by problems accessing electricity sources, such as planned or unplanned power outages. In recent years, shortages of electricity have resulted in increased costs to users and interruptions in service. In particular, California has experienced rolling blackouts due to excessive demands on the electrical grid or as precautionary measures against the risk of wildfire. In the event of a power outage, we will be dependent on the utility company, and in some cases the site host, to restore power. Any prolonged power outage could adversely affect customer experience and our business and results of operations.

Changes in utility electricity pricing or new and restrictive constructs from regulations applicable to pricing may adversely impact future operating results. For example, some jurisdictions may force us to adopt different pricing constructs such as switching from pricing on a per-minute basis to a per kWh basis, which may intensify competitive pressures. Further, utility rates may change in a way that adversely affects fast charging or in a way that may limit our ability to access certain beneficial rate schedules. In addition, utilities or other regulated entities with monopoly power may receive authority to provide charging services that result in an anti-competitive advantage relative to us and other private sector operators.

Some of our business objectives are dependent upon the purchase of renewable energy certificates and an increase in the cost of such certificates may adversely impact our business and results of operations.

As part of our business strategy, we market the electricity provided from our charging stations as 100% renewable. Therefore, we purchase various RECs in order to qualify the electricity we distribute through charging stations as renewable energy. Several states have passed renewable energy portfolio standards, which set a minimum percentage of energy that must be generated from renewable sources. These standards may require utilities or load serving entities to acquire RECs annually in order to demonstrate their compliance. Other regulations may also impact the supply of, and demand for, such RECs. While higher renewable energy portfolio standards may also increase the amount of renewable energy available, we cannot predict the impact such regulations may have on the price or availability of RECs. If we are unable to purchase a sufficient amount of RECs, we may be unable to achieve this objective, which may negatively impact our reputation in the marketplace. If the cost of RECs increase, we may be unable to fully pass the higher cost of RECs through to our customers, and increases in the price of RECs may decrease our results of operations.

Our success depends on our ability to develop and maintain relationships with automotive OEM and fleet partners.

The success of our business depends on our ability to develop and maintain relationships with OEMs, such as GM, Nissan and Tesla. These relationships help us access new customers and build brand awareness through co-marketing. We may also benefit from promotional programs sponsored by OEMs, such as prepaid charging credits. In some cases, our OEM partners have agreed to fund capital expenditures related to the build out of our charger network. For example, GM is providing payments for over 2,700 chargers over five years to help fund the accelerated build-out of our fast charger network. If we fails to maintain or develop relationships with OEMs, or if OEMs opt to partner with competitors rather than us, our revenues may decline and our business may suffer.

There can be no certainty that we will be able to identify and contract with suitable additional OEM and fleet partners. To the extent we do identify such partners, we will need to negotiate the terms of a commercial agreement with such partners. There can be no assurance that we will be able to negotiate commercially-attractive terms with additional OEM and fleet partners, if at all. We may also be limited in negotiating future commercial agreements by the provisions of our existing contracts such as “most-favored nations” clauses. For example, our contracts with GM and Nissan prohibit us from entering into agreements for similar programs on terms more favorable than the terms afforded to GM and Nissan under their respective agreements for a limited period of time. See “Business — Customers, Partnerships and Strategic Relationships.”

In addition, we may be unable to maintain successful relationships with our OEM and fleet partners. Certain of our existing agreements require us to meet specified performance criteria. If we fail to meet such criteria, the agreements could be terminated and we may be obligated to pay significant penalties or other damages. If an agreement is terminated, any support payments pursuant to the contract would cease. Finally, if OEMs observe us failing to meet our specified performance criteria, our reputation may be damaged and it may become more difficult for us to establish new partnerships with OEMs.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators.

Our revenue growth will depend in significant part on our ability to increase sales of our products and services to fleet operators including medium- and heavy-duty vehicle fleets and rideshare operators. The electrification of fleets is an emerging market, and fleet operators may not adopt EVs on a widespread basis, operate on the timelines we anticipates or rely on public and/or private fast charging and our network. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators with formal procurement processes. Fleet operators may also require significant additional services and support, and if we are unable to provide such services and support, it may adversely affect our ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect our business and results of operations.

If we fail to offer high-quality support to host sites and drivers, or fail to maintain high charger availability and strong user experience, our business and reputation will suffer.

Once EVgo charging stations are installed, host sites and drivers will rely on us to provide maintenance services to resolve any issues that might arise in the future. Rapid and high-quality customer and equipment support is important so drivers can receive reliable charging for their EVs. The importance of high-quality customer and equipment support will increase as we seek to expand our business and pursue new customers and geographies. If we do not quickly resolve issues and provide effective support, our ability to retain customers or sell additional products and services to existing customers could suffer and our brand and reputation could be harmed.

Computer malware, viruses, ransomware, hacking, phishing attacks and other network disruptions could result in security and privacy breaches, loss of proprietary information and interruption in service, which would harm our business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking, phishing attacks or denial of service, against online networks have become more prevalent and may occur on our systems. Any attempts by cyber attackers to disrupt our services or systems, if successful, could harm our business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage our reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Even with the security measures implemented by us, such as managed security services that are designed to detect and protect against cyber-attacks, and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism, or other events. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and we may not be able to cause the implementation or enforcement of such preventions with respect to our third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm our reputation, brand and ability to attract customers.

We have previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. We rely on carrier networks to support reliable operation, management and maintenance of our charger network, charging session management, and driver authentication, and payment processing depend on reliable connections with wireless communications networks. As a result, our operations depend on a handful of public carriers and are exposed to disruptions related to network outages and other communications issues on the carrier networks. See “— Risks Related to Our Technology, Intellectual Property and Infrastructure — Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.” If our services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for our solutions from customers.

There are several factors ranging from human error to data corruption that could materially impact the efficacy of any processes and procedures designed to enable us to recover from a disaster or catastrophe, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular cyber-attack, disaster or catastrophe or other disruption, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect our business and financial results.

Growing our customer base depends upon the effective operation of our mobile applications with mobile operating systems, networks and standards that we do not control.

We are dependent on the interoperability of our mobile applications with popular mobile operating systems that we do not control, such as Google’s Android and Apple’s iOS, and any changes in such systems that degrade our products’ functionality or give preferential treatment to competitive products could adversely affect the usage of our applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

In addition, a significant portion of our software platform depends on our partnership with Driivz, an EV charging management platform. If for any reason we are no longer able to maintain that partnership, we may face a material challenge in efficiently migrating our software offering to a new partner.

While we to date have not made material acquisitions, should we pursue acquisitions in the future, we would be subject to risks associated with acquisitions.

We may acquire additional assets, products, technologies or businesses that are complementary to our existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into our own business would require attention from management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities or securities convertible into equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant. To date, we have no experience with material acquisitions and the integration of acquired assets, businesses and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations.

Risks Related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for our products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars and consumption of renewable transportation fuels, such as ethanol and biodiesel, consumer acceptance of EVs and other alternative vehicles has been increasing. However, the EV fueling model is different from gasoline and other fuel models, requiring behavior changes and education of businesses, consumers, regulatory bodies, local utilities, and other stakeholders. Further developments in, and improvements in affordability of, alternative technologies, such as renewable diesel, biodiesel, ethanol, hydrogen fuel cells or compressed natural gas, proliferation of hybrid powertrains involving such alternative fuels, or improvements in the fuel economy of the ICE vehicles, whether as the result of regulation or otherwise, may materially and adversely affect demand for EVs and EV charging stations in some market verticals. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. Local jurisdictions may also impose restrictions on urban driving due to congestion, which may prioritize and accelerate micromobility trends and slow EV adoption growth. Finally, the currently-paused litigation between the state of California and the National Highway Transit Safety Administration (“NHTSA”) could impact California’s ability to set fuel economy standards that encourage the adoption of EVs, which are followed by many other states, should the Biden Administration not substantially modify NHTSA and EPA’s current rules on preemption in its pending reconsideration of these rules. If any of the above cause or contribute to automakers reducing the availability of EV models or cause or contribute to consumers or businesses to no longer purchase EVs or purchase fewer of them, it would materially and adversely affect our business, operating results, financial condition and prospects.

The rideshare and commercial fleets may not electrify as quickly as expected and may not rely on public fast charging or on our network as much as expected. Future demand for EVs from the medium and heavy duty vehicle segment may not develop as anticipated or take longer to develop than expected.

The EV market is in the early stages of development and the medium- and heavy-duty vehicle segments, often particularly exposed to economic cycles, may not electrify as expected. The medium- and heavy-duty vehicle fleets that lend themselves well to electrification via EV powertrains are often linked to municipal and commercial budgets and may take longer to electrify as a result of budget or business constraints and administrative approvals. The mix of zero and low emission powertrains in certain vehicle classes and use cases in the medium- and heavy-duty sector may evolve less favorably for EV solutions due to future development of technologies and policy incentives that may favor existing diesel fuel, hybrid, natural gas or hydrogen fuel cell drivetrains. Medium- and heavy-duty vehicle OEMs may choose not to manufacture EVs in sufficient quantities or at all.

We derive a substantial portion of our revenue from the sale of regulatory credits. There are a number of factors beyond our control that could have a material adverse effect on our ability to generate such revenue.

In connection with the production, delivery, placement into service and ongoing operation of charging stations, we earn and expect to continue to earn various tradable regulatory credits, in particular California’s Low-Carbon Fuel Standard (“LCFS”) credits. We currently participate in California’s LCFS, Oregon’s LCFS, and California’s Fast Charging Infrastructure (“FCI”) programs. We sell these credits, and expect to continue to sell future credits, to entities that generate deficits under the LCFS programs and are obligated to purchase the credits and use them to offset their deficits or emissions, primarily petroleum refiners and marketers, and other entities that can use the credits to comply with the program requirements. However, there is no guarantee that such credits will continue to be available for sale at prices forecasted by us, or that regulatory restrictions would not be imposed on the proceeds from the sale of such credits in the future. See “— The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.” For example, LCFS credit pricing may fluctuate and may come under pressure if clean fuels, possibly including EVs, achieve a higher-than-expected market penetration. Further, we may not be able to market all LCFS credits, may have to sell LCFS credits at below projected prices or may not be able to sell LCFS credits at all. In addition, LCFS program rules may be revised in the future in ways that disadvantage certain types of clean fuels, including charging electricity used in EVs, or may not be extended further. The related FCI program provides incentives to owners of EV fast chargers put in place in 2019 and after and is designed to compensate for low utilization in the near term. However, there is no guarantee that the FCI program will not be terminated or amended or that the LCFS credits under the FCI program will continue to be available for sale.

Our LCFS projection is based on a fundamental price forecast produced by a reputable market consultant. However, the price for which the regulatory credits may be sold cannot be known with certainty at the time the activities that generate the credits are undertaken. As a result, we bear the risk in the pricing of the credits between the time that the activities that generate the credits are undertaken and the credits are monetized, which we may not be able to mitigate through hedging going forward. Our inability to generate revenue from the sale of regulatory credits could have a materially adverse effect on our future financial results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. The reduction, modification or elimination of such benefits could adversely affect our financial results.

The U.S. federal government and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In particular, we have benefitted from the availability of federal tax credits under Section 30C of the Code, which effectively subsidize the cost of placing in service our charging stations. The credits under Section 30C of the Code are set to expire on December 31, 2021 and thus would not be available going forward unless extended. There can be no assurance that the credits under Section 30C of the Code will be extended, or if extended, will not be otherwise reduced. Any reduction in rebates, tax credits or other financial incentives, including the credit under Section 30C of the Code, could negatively affect the EV market and adversely impact our business operations and expansion potential. In addition, there is no assurance we will have the necessary tax attributes to utilize any such credits and may not be able to monetize them given the nascent state of the market for such credits or be able to monetize such credits on favorable terms. New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of our stations. Furthermore, new tariffs and policy incentives could be put in place by the Biden Administration that favor equipment manufactured by or assembled at American factories, which may put our fast charging equipment vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment, by challenging or eliminating our ability to apply or qualify for grants and other government incentives, or by disqualifying us from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

As noted above, we also derive revenue from the sale of regulatory credits and expect that such revenue will increase as a percentage of total revenue over time. If the availability of these credits declines or the terms of the credits are modified, our ability to generate this revenue in the future could be adversely affected. For example, in September 2020, California Governor Gavin Newsom issued Executive Order N-79-20 (the “EO”), announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. While the EO calls for the support of EV infrastructure, the form of this support is unclear. If California or other jurisdictions choose to adopt regulatory mandates instead of establishing or continuing renewable energy credit regimes for EV infrastructure, our revenue from these credits could be adversely impacted. Similarly, new federal legislation, such as the 2020 Energy Bill, contemplates increased support for climate initiatives, which may include EVs; however, we cannot predict what form such incentives may take at this time. If we are not eligible for grants or other incentives under such programs, while our competitors are, it may adversely affect our competitiveness or results of operation.

Risks Related to Our Technology, Intellectual Property and Infrastructure

We may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive, and our business could be adversely affected.

From time to time, the holders of intellectual property rights may assert their rights and urge us to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that we will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, we may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase our operating expenses. In addition, if we are determined to have or believe there is a high likelihood that we have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services we offer, to pay substantial damages and/or royalties, to redesign our products and services, and/or to establish and maintain alternative branding. In addition, to the extent that our customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to our products and services, we may be required to indemnify such customers and business partners. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Even if we are not a party to any litigation between a customer or business partner and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. If we were required to take one or more such actions, our business, prospects, brand, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity, reputational harm and diversion of resources and management attention.

Our business may be adversely affected if we are unable to protect our technology and intellectual property from unauthorized use by third parties.

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on, and plan to continue relying on, a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, our technology. In addition, we have one United States pending non-provisional patent application. Failure to adequately protect our technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in revenue which would adversely affect our business, prospects, financial condition and operating results.

The measures we take to protect our technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	the patent application we have submitted may not result in the issuance of any patents;

•	the scope of any issued patents that may result from the pending patent application may not be broad enough to protect proprietary rights;

•	the costs associated with enforcing patents, trademarks, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable;

•	current and future competitors may circumvent patents or independently develop similar inventions, trade secrets or works of authorship, such as software;

•	know-how and other proprietary information we purport to hold as a trade secret may not qualify as a trade secret under applicable laws; and

•	proprietary designs and technology embodied in our products may be discoverable by third parties through means that do not constitute violations of applicable laws.

Intellectual property and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be costly, difficult or even impossible. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Any issued patent which may result from the pending patent application may come to be considered “standards essential.” If this is the case, we may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of our technology and intellectual property, and those derivative works may become directly competitive with our offerings. Finally, we may not be able to leverage, or obtain ownership of, all technology and intellectual property developed by our vendors in connection with design and manufacture of our products, thereby jeopardizing our ability to obtain a competitive advantage over our competitors.

The current lack of industry standards may lead to uncertainty, additional competition and further unexpected costs.

The EV industry is new and evolving as are the standards governing EV charging which have not had the benefit of time-tested use cases. These immature industry standards could result in future incompatibilities and issues that could require significant resources and or time to remedy. Utilities and other large market participants also mandate their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers, such as Tesla, may choose to develop and promulgate their own proprietary charging standards and systems, which could lock out competition for EV charging stations, or to use their size and market position to influence the market, which could limit our market and reach to customers, negatively impacting our business.

Further, should regulatory bodies later impose a standard that is not compatible with our infrastructure or products, we may incur significant costs to adapt our business model to the new regulatory standard, which may require significant time and expense and, as a result, may have a material adverse effect on our revenues or results of operations.

Our technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose us to product liability and other claims that could materially and adversely affect our business.

We may be subject to claims that charging stations have malfunctioned and persons were injured or purported to be injured due to latent defects. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. Any of these events could adversely affect our brand, reputation, operating results or financial condition.

Our software platform is complex and includes a number of licensed third-party commercial and open-source software libraries. Our software may contain latent defects or errors that may be difficult to detect and remediate. We are continuing to evolve the features and functionality of our platform through updates and enhancements, and as we do, we may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if our products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect our business and results of operations:

•	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•	loss of existing or potential customers or partners;

•	interruptions or delays in sales;

•	equipment replacements;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	delay in the development or release of new functionality or improvements;

•	negative publicity and reputational harm;

•	sales credits or refunds;

•	exposure of confidential or proprietary information;

•	diversion of development and customer service resources;

•	breach of warranty claims;

•	legal claims under applicable laws, rules and regulations; and

•	the expense and risk of litigation.

We also face the risk that any contractual protections we seek to include in our agreements with customers are rejected, not implemented uniformly or may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. In addition, any insurance coverage or indemnification obligations of suppliers for our benefit may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on our business, operating results, and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Interruptions, delays in service, communications outages or inability to increase capacity at third-party data center facilities could impair the use or functionality of our subscription services, harm our business and subject us to liability.

We currently serve customers from third-party data center facilities operated by Amazon Web Services and Google as well as others. All our services are housed in third-party data centers operated in the United States, and we employ geographically distributed redundant, back-up data centers for all services. Any outage or failure of such data centers could negatively affect our product connectivity and performance. Our primary environments are operated by Google and Amazon, and any interruptions of these primary and backup data centers could negatively affect our product connectivity and performance. Furthermore, we depend on connectivity from our charging stations to our data centers through cellular service and virtual private networking providers, such as AT&T and Verizon. Any incident affecting a data center facility’s or cellular and/or virtual private networking services provider’s infrastructure or operations, whether caused by fire, flood, storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of our services.

Any damage to, or failure of, our systems, or those of our third-party providers, could interrupt or hinder the use or functionality of our services. Impairment of or interruptions in our services may reduce revenue, subject us to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and our ability to attract new customers. Our business will also be harmed if customers and potential customers believe our products and services are unreliable.

The EV charging market is characterized by rapid technological change, which requires us to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of our products and financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology, continuing and increasing reliance on EV charging infrastructure and/or the use of our products and services. Our future success will depend in part upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings to address the changing needs of the EV charging market.

As EV technologies change, we may need to upgrade or adapt our charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery technology, which could involve substantial costs. Even if we are able to keep pace with changes in technology and develop new products and services, our research and development expenses could increase, our gross margins could be adversely affected in some periods and our prior products could become obsolete more quickly than expected.

We cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative products or services. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to use our competitors’ products or services.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products and services could lose market share, our revenue will decline, we may experience higher operating losses and our business and prospects will be adversely affected.

We expect to incur research and development costs and devote significant resources to developing new products, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur significant research and development costs in the future as part of our efforts to design, develop, manufacture and introduce new products and enhance existing products. Further, our research and development program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

We may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

We rely on data collected through charging stations or our mobile application. We use this data in connection with the research, development and analysis of our technologies, creating and delivering value-add customer services, and in assessing future charger locations as well as charging station capacities. Our inability to obtain necessary rights to use this data or freely transfer this data could result in delays or otherwise negatively impact our research and development and expansion efforts and limit our ability to derive revenues from value-add customer services. For instance, consumer privacy regulations may limit our ability to make intelligent, data driven business decisions conduct microtargeting marketing strategy or provide microtargeting based offering to EV drivers.

Financial, Tax and Accounting-Related Risks

Our financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause our results for a particular period to fall below expectations, resulting in a decline in the price of our company’s common stock.

Our financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond our control.

In addition to the other risks described herein, the following factors could also cause our financial condition and results of operations to fluctuate on a quarterly basis:

•	the timing and volume of new sales;

•	fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining charging stations, changes in utility tariffs affecting costs of electricity, increases in property taxes and expenses related to permits, changes in dynamics with site-host partners that may result in higher site-license fees and unexpected increases in third-party software costs;

•	the timing of new charger installations and new product rollouts;

•	weaker than anticipated demand for DC fast charging, whether due to changes in government incentives and policies or due to other conditions;

•	fluctuations in sales and marketing, business development or research and development expenses;

•	supply chain interruptions and manufacturing or delivery delays;

•	the timing and availability of new products relative to customers’ and investors’ expectations;

•	the length of the installation cycle for a particular location or market;

•	the timing of recognition of any cash received from GM, Nissan or other OEM partners as revenue;

•	the impact of COVID-19 on our workforce, or those of our customers, suppliers, vendors or business partners;

•	disruptions in sales, production, service or other business activities or our inability to attract and retain qualified personnel;

•	unanticipated changes in federal, state, local, or foreign government incentive programs, which can affect demand for EVs;

•	the potential adoption of time-of-day or time-of-use rates by local utilities, which may reduce our margins; and

•	seasonal fluctuations in driving patterns.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the common stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

As a public company, we are required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If we are not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence.

In connection with the preparation and review of our unaudited consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 and preparation and audit of our audited consolidated financial statements as of and for the years December 31, 2020 and 2019, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We did not design or maintain an effective control environment commensurate with our financial reporting requirements. Specifically, material weaknesses were identified with respect to segregation of duties and review; account reconciliations, preparation of supporting documentation and analysis; effective review of technical accounting matters; separate review and approval of journal entries; and review of key inputs for estimates of asset retirement obligations. These material weaknesses resulted in material misstatements that were corrected prior to the issuance of our condensed consolidated financial statements as of and for the years ended December 31, 2020 and 2019. The material weaknesses could result in future misstatements of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

The misstatements related to the period as of and for the year ended December 31, 2019 were primarily related to the misclassification of charging equipment, the cut-off of payments resulting in the improper timing of cost of sales and expenses and in misstatements of accounts payable and prepaid expense, the accounting over asset retirement obligations resulting from inappropriate inputs used to calculate the liability, and the classification of certain contracts resulting in reclassifications between revenue, other income, cost of sales and depreciation. These adjustments that were corrected resulted in a net decrease to total assets of approximately $3.6 million, a net decrease to total liabilities of approximately $3.7 million, and an increase to members equity of approximately $0.1 million as of December 31, 2019 and an increase in net loss of approximately $0.6 million for the year ended December 31, 2019.

In addition, there were material misstatements in our unaudited financial statements as of September 30, 2020 and for the period from January 16, 2020 through December 31, 2020 that were not corrected before the issuance of the September 30, 2020 financial statements. These material misstatements related to the incorrect accounting of a contingent transaction bonus that was erroneously included in the acquisition price in push-down accounting. As disclosed in Note 1 of the audited consolidated financial statements as of and for the year ended December 31, 2020 included elsewhere in this prospectus, these adjustments have now been corrected in such financial statements, and resulted in a decrease of approximately $4.2 million of goodwill and members’ equity as of January 16, 2020 and an increase in net loss of approximately $5.3 million. See Note 1 to EVgo’s audited consolidated financial statements for the year ended December 31, 2020 included elsewhere in this prospectus.

In order to address these identified material weaknesses, we have increased resources within our organization, including the expansion of our accounting, control and compliance functions (including but not limited to hiring of a Director of SEC Reporting, Vice President of Internal Audit, Director of Tax and Accounting Manager) to develop and implement continued improvements and enhancements to address the overall deficiencies that led to the material weaknesses. These additions will enable us to address the material weaknesses that were identified. We are in the process of documenting existing, and implementing additional, internal controls over financial reporting. Additionally, we have engaged external consultants to assist with documentation of our existing internal controls over financial reporting and identification of control gaps, including the existing material weaknesses, to be remediated.

As new personnel are integrated and processes and controls are updated, the identification of additional remediation opportunities is anticipated. Finally, additional training programs are being implemented for the finance and accounting staff related to the requirements of being a public company and internal controls over financial reporting.

In order to maintain and improve the effectiveness of our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

In addition, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. In the event that a management assessment of internal control over financial reporting is required to be included in the Annual Report on Form 10-K for the year ending December 31, 2021, we do not believe it will be possible to conduct a management assessment of internal control over financial reporting for such period because the business combination will not close earlier than the second quarter of 2021. In these circumstances, SEC rules permit EVgo to exclude a management’s report on internal control over financial reporting from its Annual Report on Form 10-K for such period. As a result, EVgo does not anticipate including a management assessment or obtaining an independent audit of its internal control over financial reporting until its Annual Report on Form 10-K for the year ending December 31, 2022. At such time, EVgo’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could adversely affect the business and operating results after the Business Combination and could cause a decline in the price of the combined company’s Class A Common Stock.

Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could affect our and OpCo’s business and future profitability.

We have no material assets other than our indirect interest in OpCo, which holds, directly or indirectly, all of the operating assets of the EVgo business. OpCo generally will not be subject to U.S. federal income tax, but may be subject to certain U.S. state and local and non-U.S. taxes. We are a U.S. corporation that will be subject to U.S. corporate income tax on our worldwide operations, including our share of income of OpCo. Moreover, our operations and customers are located in the United States, and as a result, we and OpCo are subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on our business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us or OpCo.

For example, on December 22, 2017, legislation sometimes known as the Tax Cuts and Jobs Act (the “TCJA”), was signed into law making significant changes to the Code, and certain provisions of the TCJA may adversely affect us or OpCo. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The TCJA could be subject to potential amendments and technical corrections, and is subject to interpretations and implementing regulations by the Treasury and the Internal Revenue Service (the “IRS”), any of which could mitigate or increase certain adverse effects of the legislation.

In addition to the impact of the TCJA on our federal income taxes, the TCJA may adversely affect our or OpCo’s taxation in other jurisdictions, including with respect to state income taxes as state legislatures may not have had sufficient time to respond to the TCJA. Accordingly, there is uncertainty as to how the laws will apply in various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the TCJA that could result in changes to our global tax profile and materially adversely affect our business and future profitability.

President Joe Biden has set forth several tax proposals that would, if enacted, make significant changes to U.S. tax laws (including provisions enacted pursuant to the TCJA). Such proposals include, but are not limited to, (i) an increase in the U.S. income tax rate applicable to corporations (including us) from 21% to 28%, (ii) an increase in the maximum U.S. federal income tax rate applicable to individuals and (iii) an increase in the U.S. federal income tax rate for long term capital gain for certain taxpayers with income in excess of a threshold amount.  Congress may consider, and could include, some or all of these proposals in connection with tax reform to be undertaken by the current administration.  It is unclear whether these or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of these proposals and other similar changes in U.S. federal income tax laws could adversely affect our or OpCo’s business and future profitability.

Additionally, on December 27, 2020, the Consolidated Appropriations Act was signed into law. As a result of this legislation, several tax credits and incentives relating to the renewable energy sector, including tax credits under Section 30C of the Code, were extended, among other changes to U.S. tax laws. The lapsing of such tax credits and incentives could negatively affect our or OpCo’s business and future profitability.

As a result of plans to expand our business operations, including to jurisdictions in which tax laws may not be favorable, our and OpCo’s obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect our or OpCo’s after-tax profitability and financial results.

In the event our operating business expands domestically or internationally, our and OpCo’s effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Additionally, we and OpCo may be subject to tax on more than one-hundred percent of our income as a result of such income being subject to tax in multiple state, local or non U.S. jurisdictions. Factors that could materially affect our and OpCo’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of our business.

Additionally, we and OpCo may be subject to significant income, withholding and other tax obligations in the United States and may become subject to taxation in numerous additional state, local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Our and OpCo’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on our or OpCo’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our or OpCo’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we or OpCo, as applicable, do not prevail in any such disagreements, our profitability may be adversely affected.

Our or OpCo’s after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

Risks Related to our “Up-C” Structure and the Tax Receivable Agreement

Holdings owns the majority of our voting stock and therefore has the right to appoint a majority of our board members, and its interests may conflict with those of other stockholders.

Holdings owns the majority of our voting stock and is therefore entitled to appoint the majority of the Board. As a result, Holdings is able to substantially influence matters requiring our stockholder or board approval, including the election of directors, approval of any of our potential acquisitions, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of Class A Common Stock will be able to affect the way we are managed or the direction of our business. The interests of Holdings with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders.

For example, Holdings may have different tax positions from us, especially in light of the Tax Receivable Agreement, that could influence its decisions regarding whether and when to support the disposition of assets or the incurrence or refinancing of new or existing indebtedness, or the termination of the Tax Receivable Agreement and acceleration of our obligations thereunder. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any challenge by any taxing authority to our tax reporting positions may take into consideration tax or other considerations of Holdings, including the effect of such positions on our obligations under the Tax Receivable Agreement, which may differ from our considerations or the considerations of other stockholders. See “Certain Relationships and Related Transactions – Agreements Related to the Business Combination – Tax Receivable Agreement.”

Our only principal asset is our interest in SPAC Sub, which, in turn, holds only units issued by OpCo; accordingly, we depend on distributions from OpCo and SPAC Sub to pay taxes, make payments under the Tax Receivable Agreement and cover our corporate and other overhead expenses.

We are a holding company and have no material assets other than our ownership interest in SPAC Sub. SPAC Sub only holds OpCo Units, which at the time immediately following the Closing were equal to the number of shares of Class A Common Stock issued and outstanding after giving effect to the Business Combination and the PIPE. Neither we nor SPAC Sub have independent means of generating revenue or cash flow. To the extent OpCo has available cash and subject to the terms of any current or future debt instruments, the OpCo A&R LLC Agreement requires OpCo to make pro rata cash distributions to holders of OpCo Units, including SPAC Sub, in an amount sufficient to allow the Company Group to pay its taxes and to make payments under the Tax Receivable Agreement. We generally expect OpCo to fund such distributions out of available cash, and if payments under the Tax Receivable Agreement are accelerated, we generally expect to fund such accelerated payment out of the proceeds of the change of control transaction giving rise to such acceleration. When OpCo makes distributions, the holders of OpCo Units will be entitled to receive proportionate distributions based on their interests in OpCo at the time of such distribution. In addition, the OpCo A&R LLC Agreement requires OpCo to make non-pro rata payments to SPAC Sub to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the OpCo A&R LLC Agreement. To the extent that we need funds and OpCo or its subsidiaries are restricted from making such distributions or payments under applicable law or regulation or under the terms of any current or future financing arrangements, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Moreover, because we have no independent means of generating revenue, our ability to make tax payments and payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to SPAC Sub in an amount sufficient to cover the Company Group’s tax obligations and obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to it. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, (i) the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and (ii) restrictions in relevant debt instruments issued by OpCo or its subsidiaries and other entities in which it directly or indirectly holds an equity interest. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.

We will be required to make payments under the Tax Receivable Agreement for certain tax benefits that we may claim, and the amounts of such payments could be significant.

In connection with the Business Combination, we entered into the Tax Receivable Agreement. This agreement generally provides for the payment by the Company Group to Holdings of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax (computed using simplifying assumptions to address the impact of state and local taxes) that Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the consummation of the Business Combination as a result of certain increases in tax basis available to the Company Group as a result of the Business Combination, the acquisition of OpCo Units pursuant to an exercise of the OpCo Unit Redemption Right or the Call Right (including any increases in tax basis relating to prior transfers of such OpCo Units that will be available to the Company Group as a result of its acquisition of such OpCo Units), and certain benefits attributable to imputed interest. The Company Group will retain the benefit of the remaining net cash savings, if any.

The term of the Tax Receivable Agreement commenced upon the consummation of the Business Combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, and all required payments are made, unless the Company Group exercises its right to terminate the Tax Receivable Agreement (or the Tax Receivable Agreement is terminated due to other circumstances, including the Company Group’s breach of a material obligation thereunder or certain mergers or other changes of control), and the Company Group makes the termination payment specified in the Tax Receivable Agreement. In addition, payments the Company Group makes under the Tax Receivable Agreement will be increased by any interest accrued from the due date (without extensions) of the corresponding tax return.

The payment obligations under the Tax Receivable Agreement are the Company Group’s obligations and not obligations of OpCo, and we expect that the payments the Company Group will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company Group’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company Group’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon future events, including but not limited to the timing of redemptions of OpCo Units, the price of Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming member’s tax basis in its OpCo Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company Group generates in the future, the timing and amount of any earlier payments that the Company Group may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of the Company Group’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally are calculated by comparing the Company Group’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount the Company Group would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company Group’s realization of tax benefits. Any distributions made by OpCo to the Company Group to enable the Company Group to make payments under the Tax Receivable Agreement, as well as any corresponding pro rata distributions made to the other holders of OpCo Units, could have an adverse impact on our liquidity.

Payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having an ownership interest in us or OpCo. In addition, certain rights of the holders of OpCo Units (including the right to receive payments) under the Tax Receivable Agreement will be transferable in connection with transfers permitted under the OpCo A&R LLC Agreement of the corresponding OpCo Units or after the corresponding OpCo Units have been acquired pursuant to the OpCo Unit Redemption Right or Call Right. For additional information regarding the Tax Receivable Agreement, see “Certain Relationships and Related Party Transactions—Agreements Related to the Business Combination—Tax Receivable Agreement.”

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

If we experience a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreement terminates early (at the Company Group’s election or as a result of the Company Group’s breach), the Company Group would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points) and such early termination payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that the Company Group has sufficient taxable income on a current basis to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any OpCo Units (other than those held by the Company Group or its subsidiaries, other than OpCo) outstanding on the termination date or change of control date, as applicable, are deemed to be redeemed on such date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.

If we experience a change of control (as defined under the Tax Receivable Agreement) or the Tax Receivable Agreement otherwise terminates early (at the Company Group’s election or as a result of the Company Group’s breach), the Company Group’s obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control. For example, if the Tax Receivable Agreement were terminated immediately after the consummation of the business combination, the estimated early termination payment would, in the aggregate, be approximately $490 million (calculated using a discount rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points, applied against an undiscounted liability of approximately $558 million calculated based on certain assumptions, including but not limited to a $10.00 per share trading price, a 21% U.S. federal corporate income tax rate and estimated applicable state and local income tax rates, no material change in U.S. federal income tax law, and that the Company Group will have sufficient taxable income on a current basis to utilize such estimated tax benefits). The foregoing number is merely an estimate and the actual payment could differ materially. If the Company Group’s obligation to make payments under the Tax Receivable Agreement is accelerated as a result of a change of control, we generally expect the accelerated payments due under the Tax Receivable Agreement to be funded out of the proceeds of the change of control transaction giving rise to such acceleration. However, the Company Group may be required to fund such payment from other sources, and as a result, any early termination of the Tax Receivable Agreement could have a substantial negative impact on our liquidity. We do not currently expect to cause an acceleration due to the Company Group’s breach, and we do not currently expect that the Company Group would elect to terminate the Tax Receivable Agreement early, except in cases where the early termination payment would not be material. There can be no assurance that the Company Group will be able to meet its obligations under the Tax Receivable Agreement. For additional information regarding the Tax Receivable Agreement, see “Certain Relationships and Related Party Transactions—Agreements Related to the Business Combination—Tax Receivable Agreement.”

If the Company Group’s payment obligations under the Tax Receivable Agreement are accelerated upon certain mergers, other forms of business combinations or other changes of control, the consideration payable to holders of Class A common stock could be substantially reduced.

If we experience a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations), then the Company Group’s obligations under the Tax Receivable Agreement would be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, and in such situations, payments under the Tax Receivable Agreement may be significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the payment relates. As a result of the Company Group’s payment obligations under the Tax Receivable Agreement, holders of Class A common stock could receive substantially less consideration in connection with a change of control transaction than they would receive in the absence of such obligation. Further, the Company Group’s payment obligations under the Tax Receivable Agreement will not be conditioned upon holders of OpCo Units having a continued interest in us or OpCo. Accordingly, the interests of the holders of OpCo Units may conflict with those of the holders of Class A common stock. See “— In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement” and “Certain Relationships and Related Party Transactions—Agreements Related to the Business Combination—Tax Receivable Agreement.”

We will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company Group will determine, and the IRS or another tax authority may challenge all or part of the tax basis increases upon which payment under the Tax Receivable Agreement are based, as well as other related tax positions the Company Group takes, and a court could sustain such challenge. The holders of OpCo Units will not reimburse us for any payments previously made under the Tax Receivable Agreement if any tax benefits that have given rise to payments under the Tax Receivable Agreement are subsequently disallowed, except that excess payments made to any holder of OpCo Units will be netted against future payments that would otherwise be made to such holder of OpCo Units, if any, after the Company Group’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, the Company Group could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could materially adversely affect its liquidity.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we and OpCo might be subject to potentially significant tax inefficiencies, and we would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

We intend to operate such that OpCo does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, redemptions of OpCo Units pursuant to the OpCo Unit Redemption Right (or the Call Right) or other transfers of OpCo Units could cause OpCo to be treated as a publicly traded partnership. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and we intend to operate such that redemptions or other transfers of OpCo Units qualify for one or more such safe harbors. For example, we intend to limit the number of holders of OpCo Units, and the OpCo A&R LLC Agreement, which was entered into in connection with the consummation of the Business Combination, provides for limitations on the ability of holders of OpCo Units to transfer their OpCo Units and provides SPAC Sub, as the managing member of OpCo, with the right to impose restrictions (in addition to those already in place) on the ability of holders of OpCo Units to redeem their OpCo Units pursuant to the OpCo Unit Redemption Right (or Call Right) to the extent we believe it is necessary to ensure that OpCo will continue to be treated as a partnership for U.S. federal income tax purposes.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for us and OpCo, including as a result of the Company Group’s inability to file a consolidated U.S. federal income tax return with OpCo. In addition, the Company Group may not be able to realize tax benefits covered under the Tax Receivable Agreement, and the Company Group would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of OpCo’s assets) were subsequently determined to have been unavailable.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other regulations, may adversely affect our business.

State and local governments and agencies in the jurisdictions in which we operate, and in which customers operate, have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing, and disclosure of information regarding consumers and other individuals, which could impact our ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security, and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction. The costs of compliance with, and other burdens imposed by, laws, regulations, standards, and other obligations relating to privacy, data protection, and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards, and other obligations may limit the use and adoption of our products and services, reduce overall demand, lead to regulatory investigations, litigation, and significant fines, penalties, or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business. Moreover, if we or any of our employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage our reputation and brand.

Additionally, existing laws, regulations, standards, and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards, and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure, and transfer for us and our customers. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Further, on November 3, 2020, California voters approved the California Privacy Rights Act (“CPRA”). Although we initiated a compliance program designed to comply with CCPA after consulting with outside privacy counsel, we remain exposed to ongoing legal risks related to the CCPA and the expansion of the CCPA under the CPRA, which becomes effective January 1, 2023. The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection, and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use, and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that we will meet voluntary certifications or adhere to other standards established by them or third parties. If we are unable to maintain these certifications or meet these standards, it could reduce demand for our solutions and adversely affect our business.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our financial results or results of operation.

We and our operations, as well as those of our contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require us or others in our value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on our operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for our operations or on a timeline that meets our commercial obligations, it may adversely impact our business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national, and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste, or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted. For instance, California may adopt more stringent regulation for DC fast charging by 2024. Additionally, we could be regulated as a retail electric service provider in the future.

Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of wastes, regardless of whether such failure is ours or our contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) and state analogs, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. We may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect our operating expenses. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Risks Related to our Securities

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustment to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of shares of Class A Common Stock determined based on the redemption date and the fair market value of shares of Class A Common Stock. Please see “Description of Securities — Redeemable Warrants — Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares received is capped at 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us (except as set forth under “Description of Securities — Redeemable Warrants — Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.

The warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of the Class A Common Stock.

As described in our financial statements included in this prospectus, we are accounting for our issued and outstanding warrants as a warrant liability and are recording that liability at fair value upon issuance and are recording any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on our balance sheet and statement of operations or the market price of the Class A Common Stock.

We are a “controlled company” within the meaning of the rules of Nasdaq and the rules of the SEC. As a result, we qualify for, and rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies.

Immediately following the completion of the Business Combination, Holdings controlled a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

Following the Business Combination, we utilized some or all of these exemptions. As a result, our nominating and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees will not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Provisions in our Charter and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our Charter requires, unless we consent in writing to the selection of an alternative forum, that (a) the federal courts of the United States shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim arising under the federal securities laws; and (b) the Court of Chancery in the State of Delaware shall have exclusive jurisdiction to hear (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or our bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. If an action described in clause (b) above is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. However, Section 22 of the Securities Act provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations thereunder and there is uncertainty as to whether a court would enforce this provision as it relates to actions arising under the Securities Act.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Provisions in our Charter may inhibit a takeover of the Company, which could limit the price investors might be willing to pay in the future for Class A Common Stock and could entrench management.

Our Charter authorizes the Board to issue one or more classes or series of preferred stock, the terms of which may be established and the shares of which may be issued without shareholder approval, and which may include super voting, special approval, dividend, repurchase rights, liquidation preferences or other rights or preferences superior to the rights of the holders of Class A Common Stock. The terms of one or more classes or series of preferred stock could adversely impact the value of the Class A Common Stock. Furthermore, if the Board elects to issue preferred stock, it could be more difficult for a third party to acquire us. For example, the Board may grant holders of preferred stock the right to elect some number of directors in all events or upon the occurrence of specified events or the right to veto specified transactions.

In addition, some provisions of our Charter could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to the shareholders, including: (i) prohibiting us from engaging in any business combination with any interested shareholder for a period of three years following the time that the shareholder became an interested shareholder, subject to certain exceptions, (ii) establishing that provisions with regard to the nomination of candidates for election as directors are subject to the Nomination Agreement, (iii) providing that the authorized number of directors may be changed only by resolution of the board of directors and in any case subject to the Nomination Agreement, (iv) providing that all vacancies in the Board may, except as otherwise be required, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, (v) providing that our Charter and bylaws may be amended, and directors may be removed, by the affirmative vote of the holders of at least 75% of the then outstanding voting stock after LS Power owns less than 30% of our voting capital stock, (vi) providing for the Board to be divided into three classes of directors, (vii) providing that the amended and restated bylaws can be amended by the Board, (viii) limitations on the ability of shareholders to call special meetings, (ix) limitations on the ability of shareholders to act by written consent, and (x) renouncing any reasonable expectancy interest that we have in, or right to be offered an opportunity to participate in, any corporate or business opportunities that are from time to time presented to LS Power, directors affiliated with LS Power, their respective affiliates and non-employee directors.

In addition, certain change of control events have the effect of accelerating the payments due under the Tax Receivable Agreement, which could result in a substantial, immediate lump-sum payment that could serve as a disincentive to a potential acquirer of the Company, please see “— In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement.”

LS Power, non-employee directors and their affiliates will not be limited in their ability to compete with us, and the corporate opportunity provisions in our Charter could enable such persons to benefit from corporate opportunities that might otherwise be available to us.

Our Charter provides that (i) LS Power and any investment funds or entities controlled or advised by LS Power and (ii) non-employee directors and their affiliates (each, an “Identified Person”) would not be not restricted from owning assets or engaging in businesses that compete directly or indirectly with us. In particular, subject to the limitations of applicable law and our Charter, an Identified Person may among other things:

•	engage in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates has a reasonable expectancy interest or property right;

•	purchase, sell or otherwise engage in transactions involving our securities or indebtedness or our affiliates, provided that such transactions do not violate our insider trading policies; and

•	otherwise compete with us.

One or more of the Identified Persons may become aware, from time to time, of certain business opportunities (such as acquisition opportunities) and may direct such opportunities to other businesses in which they have invested, in which case we may not become aware of or otherwise have the ability to pursue such opportunity. Further, such businesses may choose to compete with us for these opportunities, possibly causing these opportunities to not be available to us or causing them to be more expensive for us to pursue. As a result, our renunciation of our interest and expectancy in any business opportunity that may be from time to time presented to an Identified Person, could adversely impact our business or prospects if attractive business opportunities are procured by such parties for their own benefit rather than for ours.

The market price of Class A Common Stock could be adversely affected by sales of substantial amounts of Class A Common Stock in the public or private markets or the perception in the public markets that these sales may occur, including sales by Holdings after the redemption of any OpCo Units or other large holders.

After the Business Combination, we had 68,750,000 shares of Class A Common Stock and 195,800,000 shares of Class B Common Stock outstanding. Pursuant to the terms of the Nomination Agreement, any shares of Class A Common Stock Holdings acquires through the redemption of any OpCo Units may not be transferred until the earlier of (i) 180 days after the Closing, and (ii) subsequent to the Closing, the date the volume weighted average price of our Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period or the date following the Closing on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction with a third party that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. In addition, we have agreed to provide registration rights to Holdings pursuant to the Registration Rights Agreement. Sales by Holdings after the redemption of any OpCo Units or other large holders of a substantial number of shares of Class A Common Stock in the public markets following the Business Combination, or the perception that such sales might occur, could have a material adverse effect on the price of the Class A Common Stock or could impair our ability to obtain capital through an offering of equity securities in the future. Alternatively, we may be required to undertake a future public or private offering of Class A Common Stock and use the net proceeds from such offering to purchase an equal number of OpCo Units from Holdings.

We cannot predict the size of any redemptions of OpCo Units or other future issuances of Class A Common Stock or securities convertible into Class A Common Stock or the effect, if any, that future issuances or sales of shares of Class A Common Stock will have on the market price of Class A Common Stock. Sales of substantial amounts of Class A Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices of Class A Common Stock.

Because we have no current plans to pay cash dividends on Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell Class A Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in Class A Common Stock unless you sell Class A Common Stock for a price greater than that which you paid for it.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our share price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our shares of common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Use of Proceeds

All of the Class A Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $208.2 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

Determination of Offering Price

The offering price of the shares of Class A Common Stock underlying the Private Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “EVGOW.”

We cannot currently determine the price or prices at which shares of our Class A Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

Market Information for Class A Common Stock and Dividend Policy

Market Information

Our Class A Common Stock and Public Warrants are currently listed on the Nasdaq under the symbols “EVGO” and “EVGOW,” respectively. Prior to the consummation of the Business Combination, our Class A Common Stock and our Public Warrants were listed on the NYSE under the symbols “CLII” and “CLII WS,” respectively. As of July 1, 2021 following the completion of the Business Combination, there were 153 holders of record of our Class A Common Stock and four holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market. Our Class B Common Stock is not registered and we do not currently intend to list the Class B Common Stock on any exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Class A Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of March 31, 2021, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved the EVgo Inc. 2021 Equity Incentive Plan (the “2021 Plan”).

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under the 2021 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Class A Common Stock underlying the 2021 Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

Selected Historical Consolidated Financial Information of EVgo

The following tables show selected historical financial information of EVgo for the periods and as of the dates indicated. Unless the context otherwise requires, all references in this section to “EVgo” for any period on or before January 15, 2020 refer to EVgo Services, LLC, as the predecessor company, and its consolidated subsidiaries, and for any period after January 15, 2020 refer to HoldCo as the successor company, and its consolidated subsidiaries.

The selected historical financial information of EVgo as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical consolidated financial statements of EVgo included elsewhere in this prospectus. The selected historical financial information of EVgo as of and for the three months ended March 31, 2021 was derived from the unaudited condensed consolidated financial statements of EVgo included elsewhere in this prospectus.

The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” and the historical financial statements and the notes and schedules related thereto, included elsewhere in this prospectus. The historical results presented below are not necessarily indicative of financial results to be achieved by the business following the Business Combination.

	Successor	Combined Successor and Predecessor	Combined Successor and Predecessor	Predecessor

	Three Months Ended March 31,		Year Ended December 31,

	(unaudited)		(audited)
	2021	2020	2020	2019

	(in thousands)		(in thousands)
Revenue	$3,569	$3,788	$13,221	$15,070
Revenue from related parties	561	65	1,355	2,452
Total revenues	4,130	3,853	14,576	17,522
Cost of sales	6,739	6,396	27,189	26,269
Gross loss	(2,609)	(2,543)	(12,613)	(8,747)
General and administrative	11,073	6,860	31,766	24,576
Transaction bonus	—	5,316	5,316	—
Depreciation, amortization and accretion	2,510	2,107	9,505	1,627
Operating loss	(16,192)	(16,826)	(59,200)	(34,950)
Interest expense (income) – related party	876	122	1,414	—
Other income – related party	—	(342)	(342)	(10,232)
Other expenses (income), net	(458)	(1,796)	(12,061)	33
Net loss	$(16,610)	$(14,810)	$(48,211)	$(24,751)

	March 31,	December 31,
	2021	2020	2019
	(unaudited)	(audited)	(audited)
		(in thousands)
Balance Sheet Data
Total assets	$207,347	$182,141	$69,571
Total liabilities	$133,990	$92,654	$55,178
Total members’ equity	$73,357	$89,487	$14,393

Unaudited Pro Forma Condensed Combined Financial Information

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the prospectus.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For each of the periods presented, the unaudited pro forma condensed combined financial information reflects the combination of historical financial information of EVgo and CRIS, adjusted to give effect to (1) CRIS’s initial public offering (which was completed on October 2, 2020, as further explained below), concurrent private placement of warrants to purchase its Class A common stock and payment of offering expenses and (2) the Business Combination, the PIPE, the payment of transaction costs associated therewith and the cash settlement of certain obligations in accordance with CRIS’s initial public offering (for purposes of this section, collectively, the “Transactions”). For purposes of this section, EVgo and CRIS are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of March 31, 2021, gives effect to the Transactions as if they were consummated on March 31, 2021, excluding the IPO (which was completed on October 2, 2020). The unaudited pro forma condensed combined statements of operations, which have been presented for the three months ended March 31, 2021 and the year ended December 31, 2020, give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on March 31, 2021, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2020, nor are they necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included in the prospectus and incorporated herein by reference:

•	The unaudited historical condensed consolidated financial statements of EVgo as of and for the three months ended March 31, 2021 and the audited historical consolidated financial statements of EVgo as of and for the year ended December 31, 2020, which combine the predecessor and successor periods; and

•	The unaudited historical condensed financial statements of CRIS as of and for the three months ended March 31, 2021 and the audited historical financial statements of CRIS as of December 31, 2020 and for the period from August 4, 2020 (inception) through December 31, 2020.

This unaudited pro forma condensed combined financial information should be read together with the sections of the prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo,” as well as other information included elsewhere in the prospectus, which is incorporated herein by reference.

Description of the Transactions

CRIS was formed as a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. CRIS completed its initial public offering of 23,000,000 units at an offering price of $10.00 per unit on October 2, 2020 (the “IPO”). Simultaneously with the closing of the IPO, CRIS completed a private placement of 6,600,000 warrants issued to the Sponsor, generating total proceeds of $6.6 million. A total of $230 million from the net proceeds of the IPO and the private placement were placed in the Trust Account and are invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

On July 1, 2021, CRIS and SPAC Sub consummated the Business Combination with the EVgo Parties, pursuant to the Business Combination Agreement amongst the parties dated as of January 21, 2021. With CRIS being the legal acquirer of EVgo, consideration for the Business Combination consisted of shares of CRIS’s common stock and Holdings OpCo Units issued in exchange for all outstanding equity of EVgo. However, for financial reporting purposes, EVgo is deemed the accounting acquirer and CRIS the acquired company. See the “—Accounting for the Business Combination.”

The following activities are reflected in the unaudited pro forma condensed combined financial statements below (either in the historical results or through pro forma adjustments):

•	In connection with the IPO:

•	The issuance by CRIS of 23,000,000 units at an offering price of $10.00 per unit, which includes 11,500,000 redeemable warrants (the “public warrants”), and receipt of proceeds therefrom;

•	The issuance by CRIS of 6,600,000 redeemable private placement warrants to the Sponsor and receipt of proceeds therefrom;

•	A total of $230 million of net proceeds from the IPO and the private placement placed in the Trust Account; and

•	The payment of offering expenses and repayment of a note payable to fund offering expenses.

•	In connection with the Closing:

•	The issuance by CRIS of 40,000,000 PIPE Shares and receipt of an aggregate purchase price of $400 million in exchange;

•	The payment of deferred legal fees, underwriting commissions, and other costs incurred by CRIS in connection with the IPO;

•	The repayment or conversion to equity of certain of the Companies’ outstanding notes;

•	The payment of transaction costs incurred by both EVgo and CRIS;

•	The redemption of 13,230 shares of Class A common stock held by CRIS’s public stockholders (see additional information below);

•	The conversion of CRIS’s founder shares to shares of Class A common stock on a one-for-one basis (see additional information below);

•	In the SPAC Contribution, CRIS’s contribution of all of its assets to SPAC Sub, including but not limited to, (1)(A) the proceeds from the Trust Account (net of proceeds used to redeem any of CRIS’s publicly traded shares as described below and the payment of any deferred underwriting fees from the IPO), plus (B) the PIPE Proceeds, plus (C) any cash held by CRIS in any working capital or similar account, less (D) any transaction expenses of CRIS and the EVgo Parties; and (2) the Holdings Class B Shares equal to the 195,800,000 Holdings OpCo Units issued to Holdings under the Business Combination Agreement;

•	Immediately following the SPAC Contribution, in the Holdings Contribution, Holdings’ contribution to OpCo of all of the issued and outstanding limited liability company interests of EVgo and, in connection therewith, OpCo issues to Holdings the Holdings OpCo Units;

•	Immediately following the Holdings Contribution, in the SPAC Sub Transfer, SPAC Sub’s transfer to Holdings of the Holdings Class B Shares and the right to enter into the Tax Receivable Agreement;

•	Immediately following the SPAC Sub Transfer, in the SPAC Sub Contribution, SPAC Sub’s contribution to OpCo of all of its remaining assets in exchange for the issuance by OpCo to SPAC Sub of the Issued OpCo Units; and

•	Execution of the Tax Receivable Agreement.

Following the Closing, the Combined Company is organized in an “Up-C” structure in which the business of HoldCo and its subsidiaries are held by OpCo and continue to operate through the subsidiaries of HoldCo, and in which CRIS’s only direct assets consist of equity interests in SPAC Sub, which, in turn, immediately after the Closing, holds only the Issued OpCo Units. OpCo’s only direct assets consist of its equity interests in HoldCo. Immediately following the Closing, CRIS, through SPAC Sub, owns approximately 26.0% of the OpCo Units, and SPAC Sub controls OpCo as the sole managing member of OpCo in accordance with the terms of the OpCo A&R LLC Agreement. OpCo owns all of the equity interests in HoldCo. Upon the Closing, CRIS changed its name to “EVgo Inc.” Holdings holds the Holdings OpCo Units and the Holdings Class B Shares.

The amount of cash contributed by SPAC Sub to OpCo at the Closing was approximately $601.6 million. Net cash received after all direct and incremental costs related to the Business Combination were paid was approximately $573.4 million. Immediately following the Business Combination, Holdings held 195,800,000 OpCo Units, representing approximately 74.0% of the total outstanding OpCo Units, and an equal of number of Holdings Class B Shares.

Each OpCo Unit, together with one share of Class B common stock, is redeemable, subject to certain conditions, for either one share of Class A common stock, or, at OpCo’s election, the cash equivalent to the market value of one share of Class A common stock, pursuant to and in accordance with the terms of the OpCo A&R LLC Agreement.

At Closing, CRIS, SPAC Sub, Holdings and LS Power Equity Advisors, LLC, as agent, entered into the Tax Receivable Agreement. The Tax Receivable Agreement generally provides for the payment by the Company Group to certain holders of OpCo Units of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) certain increases in tax basis that occur as a result of the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to the Business Combination or the exercise of the redemption or call rights set forth in the OpCo A&R LLC Agreement and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. The Company Group will retain the benefit of the remaining 15% of these net cash savings. If the Company Group elects to terminate the Tax Receivable Agreement early (or it is terminated early due to the Company Group’s failure to honor a material obligation thereunder or due to certain mergers, asset sales, other forms of business combinations or other changes of control), the Company Group is required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement).

Founder Shares

The 5,750,000 shares of Class B common stock held by the initial stockholders of CRIS (the “founder shares”) converted into Class A common stock on a one-for-one basis upon the consummation of the Business Combination, subject to the terms of the Sponsor Agreement as follows:

•	75% (4,312,500) of the founder shares (the “Lock-Up Shares”) are subject to a lockup following the Closing until the earlier of (x) 12 months following Closing and (y) the date the Class A common stock trades above $12.00 for 20 out of 30 trading days commencing at least 150 days following the Closing; and

•	25% (1,437,500) of the founder shares (the “Earnout Shares”) are subject to an earnout following the Closing as follows: (i) 50% will be forfeited if the Class A common stock fails to trade above $12.50 for 20 out of 30 trading days within the five years following Closing, and (ii) 50% will be forfeited if the Class A common stock fails to trade above $15.00 for 20 out of 30 trading days within the five years following Closing.

Based on the above, the founder shares are deemed to be issued and outstanding upon consummation of the Business Combination, including the Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved and thus subject to liability classification (see Note 4 to the unaudited pro forma condensed combined financial information).

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP.  Under this method of accounting, CRIS was treated as the acquired company for financial reporting purposes, and EVgo was treated as the accounting acquirer. In accordance with this accounting method, the Business Combination was treated as the equivalent of EVgo issuing stock for the net assets of CRIS, accompanied by a recapitalization. The net assets of CRIS were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination are those of EVgo. EVgo has been deemed the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•	EVgo’s existing equity holders hold a majority ownership interest in the Combined Company;

•	EVgo’s existing senior management team comprise the senior management of the Combined Company;

•	EVgo is the larger of the Companies based on historical assets and revenue and employee base; and

•	EVgo’s operations comprise the ongoing operations of the Combined Company.

Following the Closing, the ownership of OpCo by Holdings is represented by non-controlling interests in the Combined Company’s financial statements. Holdings holds a corresponding share of Class B common stock for each OpCo Unit it holds. Each Holdings OpCo Unit can be redeemed for a share of Class A common stock or an approximately equivalent amount of cash and a corresponding share of Class B common stock will be cancelled. Since the cash redemption option is deemed to be outside the control of Combined Company, the non-controlling interests are included in temporary equity in the financial statements of the Combined Company. The non-controlling interests will decrease as OpCo Units are redeemed for shares of Class A common stock and corresponding shares of Class B common stock are cancelled.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the historical combined financial information of EVgo and CRIS only give effect to events that are both factually supportable and directly attributable to the Transactions.  In addition, for purposes of preparation of the unaudited pro forma condensed combined statement of operations, adjustments have only been made to give effect to events that are expected to have a continuing impact on the results of the Combined Company following the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. In addition, EVgo and CRIS have not had any historical relationship prior to the Business Combination. Therefore, preparation of the accompanying pro forma financial information did not require any adjustments related to such historical transactions.

Pursuant to CRIS’s former charter, CRIS’s public stockholders were offered the opportunity to redeem their shares of Class A common stock for cash upon consummation of the Business Combination, irrespective of whether they voted for or against the Business Combination. If a public stockholder properly exercised its right to redemption of its shares, CRIS redeemed each share for cash equal to the public stockholder’s pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared to reflect the redemption of 13,230 shares of Class A common stock for $132,306.

The ownership percentages were 26.0% for controlling interests and 74.0% for non-controlling interests at the Closing, after the redemption of shares of Class A common stock.

There are no pro forma adjustments related to the outstanding public warrants and private placement warrants issued in connection with the IPO that are classified as warrant liability in CRIS’s historical balance sheet, as such securities continue to be classified as a liability after the Closing.

The following table provides a pro forma summary of the shares of the Combined Company’s common stock that would have been outstanding if the Transactions had occurred on March 31, 2021:

	Shares	%
Stockholder
EVgo rollover equity (1)	195,800,000	74%
CRIS’s Class A stockholders (2)	22,986,770	9%
PIPE Investors	40,000,000	15%
CRIS’s converted founder shares (3)	5,750,000	2%
Closing shares	264,536,770	100%

(1)	Represents the shares of Class B common stock issued to Holdings to consummate the Business Combination (classified as non-controlling interests). The pro forma shares attributable to Holdings are calculated by dividing the rollover equity value of $1.985 billion by the per share price of $10.00.

(2)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock.

(3)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved.

HoldCo considered the income tax impacts and related pro forma adjustments associated with the Transactions, pursuant to which the Combined Company is organized in an “Up-C” structure. A deferred tax asset (“DTA”) was contemplated given the historical net losses of EVgo. However, the DTA has a full valuation allowance, which reduces the balance to zero. Additionally, no tax liability is deemed to have been triggered upon consummation of the Business Combination, including related to the Tax Receivable Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The pro forma adjustments represent estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available.  Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS	Adjustments		Combined
Assets
Current Assets
Cash and cash equivalents	$23,595,141	$385,272	$573,371,860	(A)	$597,352,273
Accounts receivable, net of allowance for doubtful accounts	1,989,712	—	—		1,989,712
Accounts receivable - capital build	4,070,251	—			4,070,251
Receivables from related parties	30,690	—			30,690
Prepaid expenses and other current assets	9,257,111	420,646	(5,745,103	)(I)	3,932,654
Total current assets	38,942,905	805,918	567,626,757		607,375,580
Property, plant, and equipment, net	79,111,432	—	—		79,111,432
Intangible assets, net	65,808,871	—	—		65,808,871
Goodwill	22,111,166	—	—		22,111,166
Investments held in Trust Account	—	230,006,837	(230,006,837	)(C)	—
Other noncurrent assets	1,372,532	—	—		1,372,532
Total Assets	$207,346,906	$230,812,755	$337,619,920		$775,779,581
Liabilities
Current liabilities
Accounts payable	$2,835,469	$—	$(98,817	)(G)	$2,736,652
Accrued expenses	12,858,511	2,216,885	(5,516,909	)(F)(G)	9,558,487
Deferred revenue, current	2,354,627	—	—		2,354,627
Customer deposits	6,795,262	—	—		6,795,262
Note payable - related party	57,040,167	—	(57,040,167	)(J)	—
Payables to related parties	1,521,178	—	(41,600	)(G)	1,479,578
Capital-build, NEDO buyout liability	660,935	—	—		660,935
Earnout share liability	—	—	19,765,625	(K)	19,765,625
Other current liabilities	178,090	—	—		178,090
Total current liabilities	84,244,239	2,216,885	(42,931,868)		43,529,256
Deferred revenue, noncurrent	22,583,999	—	—		22,583,999
Capital-build liability, excluding NEDO buyout liability	17,403,291	—	—		17,403,291
Asset retirement obligations	9,758,847	—	—		9,758,847
Warrant liability	—	61,855,000	—		61,855,000
Deferred underwriting fee payable	—	8,050,000	(8,050,000	)(D)	—
Total liabilities	133,990,376	72,121,885	(50,981,868)		155,130,393
Class A common stock subject to possible redemption (M)	—	153,690,860	(153,690,860	)(L)	—
Non-controlling interests - Class B (M)	—	—	459,478,720	(L)	459,478,720
Stockholders’ / Members’ Equity:
Members’ equity	136,348,127	—	(136,348,127	)(L)	—
Preferred stock (M)	—	—	—		—
Class A common stock (M)	—	763	5,967	(L)	6,730
Founder shares - Class B (M)	—	575	(575	)(L)	—
Additional paid-in capital	1,408,631	50,223,046	109,532,061	(L)	161,163,738
Accumulated deficit	(64,400,228)	(45,224,374)	109,624,602	(L)	—
Total Stockholders’ Equity	73,356,530	5,000,010	82,813,928		161,170,468
Total Liabilities, Non-controlling Interests and Stockholders’ Equity	$207,346,906	$230,812,755	$337,619,920		$775,779,581

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS	Adjustments		Combined
Revenue	$3,568,795	$—	$—		$3,568,795
Revenue from related party	561,700	—	—		561,700
Total revenue	4,130,495	—	—		4,130,495
Cost of sales	6,739,547	—	—		6,739,547
Gross loss	(2,609,052)	—	—		(2,609,052)
Operating expenses
General and administrative	11,072,993	—	(1,191,467	)(a)	9,881,526
Formation and operating costs	—	1,914,450	(1,914,450	)(a)	—
Depreciation, amortization, and accretion	2,510,228	—	—		2,510,228
Total operating expenses	13,583,221	1,914,450	(3,105,917)		12,391,754
Operating loss	(16,192,273)	(1,914,450)	3,105,917		(15,000,806)
Other (income) expense
Interest income, bank	—	(15)	—		(15)
Interest earned on investments held in Trust Account	—	(3,457)	3,457	(b)	—
Interest expense, related party	875,784	—	(875,784	)(c)	—
Change in fair value of warrant liability	—	29,011,000	—		29,011,000
Other income, net	(457,888)	—	—		(457,888)
Total other (income) expense, net	417,896	29,007,528	(872,327)		28,553,097
Net loss	(16,610,169)	(30,921,978)	3,978,244		(43,553,903)
Net loss attributable to non-controlling interests	—	—	(32,236,933	)(d)	(32,236,933)
Net loss attributable to controlling interests	$(16,610,169)	$(30,921,978)	$36,215,177		$(11,316,970)
Pro forma net loss per share information:
Weighted average shares outstanding					68,736,770	(e)
Basic and diluted net loss per share					$(0.16	)(e)

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS*	Adjustments		Combined
Revenue	$13,220,704	$—	$—		$13,220,704
Revenue from related party	1,354,994	—	—		1,354,994
Total revenue	14,575,698	—	—		14,575,698
Cost of sales	27,188,926	—	—		27,188,926
Gross loss	(12,613,228)	—	—		(12,613,228)
Operating expenses
General and administrative	31,765,955	—	(1,051,328	)(a)	30,714,627
Formation and operating costs	—	1,009,807	(1,009,807	)(a)	—
Transaction bonus	5,316,124	—	—		5,316,124
Depreciation, amortization, and accretion	9,504,484	—	—		9,504,484
Total operating expenses	46,586,563	1,009,807	(2,061,135)		45,535,235
Operating loss	(59,199,791)	(1,009,807)	2,061,135		(58,148,463)
Other (income) expense
Interest income – bank	—	(31)	—		(31)
Interest earned on investments held in Trust Account	—	(3,380)	3,380	(b)	—
Interest expense - related party	1,414,383	—	(1,414,383	)(c)	—
Interest expense – other	90	—	—		90
Change in fair value of warrant liability	—	13,296,000	—		13,296,000
Other income - related party	(341,954)	—	—		(341,954)
Other income, net	(12,061,386)	—	—		(12,061,386)
Total other (income) expense, net	(10,988,867)	13,292,589	(1,411,003)		892,719
Net loss	(48,210,924)	(14,302,396)	3,472,138		(59,041,182)
Net loss attributable to non-controlling interests	—	—	(43,700,025	)(d)	(43,700,025)
Net loss attributable to controlling interests	$(48,210,924)	$(14,302,396)	$47,172,163		$(15,341,157)
Pro forma net loss per share information:
Weighted average shares outstanding					68,736,770	(e)
Basic and diluted net loss per share					$(0.22	)(e)

* Represents CRIS for the period from August 4, 2020 (inception) through December 31, 2020.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CRIS was treated as the acquired company for financial reporting purposes, and EVgo was treated as the accounting acquirer. In accordance with this accounting method, the Business Combination was treated as the equivalent of EVgo issuing stock for the net assets of CRIS, accompanied by a recapitalization. The net assets of CRIS are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of EVgo.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions were completed on March 31, 2021, excluding the IPO (which was completed on October 2, 2020).

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto, which are included elsewhere in the prospectus and incorporated herein by reference:

•	The unaudited historical consolidated financial statements of EVgo as of and for the three months ended March 31, 2021 and the audited historical consolidated financial statements of EVgo as of and for the year ended December 31, 2020, which combine the predecessor and successor periods; and

•	The unaudited historical condensed financial statements of CRIS as of and for the three months ended March 31, 2021 and the audited historical financial statements of CRIS as of December 31, 2020 and for the period from August 4, 2020 (inception) through December 31, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management as of the date of the unaudited pro forma condensed combined financial information, and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 includes the following adjustments:

A – Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the Transactions:

Cash inflow from the PIPE	$400,000,000	(B)
Cash inflow from CRIS’s Trust Account	230,006,837	(C)
Payment of CRIS’s deferred IPO fees	(8,050,000	)(D)
Payment of transaction and advisory fees for the PIPE and the Business Combination	(35,004,312	)(E)
Payment of estimated transaction fees incurred by CRIS	(6,526,633	)(F)
Payment of estimated transaction fees incurred by EVgo	(6,921,726	)(G)
Redemption of CRIS’s publicly traded shares	(132,306	)(H)
Net Pro Forma Adjustment to Cash	$573,371,860	(A)

B – Represents gross cash proceeds attributable to the issuance of 40 million shares of Class A common stock for $10.00 per share, or $400 million in aggregate gross proceeds, upon the closing of the PIPE that occurred immediately prior to consummation of the Business Combination.

C – Represents cash equivalents that were released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination and, accordingly, are available for general use by the Combined Company.

D – Represents cash used to pay underwriting fees incurred by CRIS in connection with the IPO, for which payment was deferred until consummation of the Business Combination.

E – Represents cash used to pay transaction and advisory fees incurred in connection with the PIPE and the Business Combination.

F – Represents cash used to pay the estimated direct and incremental transaction costs, comprised of legal and other fees, that were due from CRIS upon Closing, including $2.2 million of costs expensed by CRIS that are accrued and reported as a liability on CRIS’s balance sheet as of March 31, 2021, net of $0.2 million of costs recorded to prepaid expenses and other current assets. For purposes of a reverse recapitalization transaction, direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, are reported as a reduction to additional paid-in capital (for deferred offering costs) and accumulated deficit (for incremental costs to be expensed by CRIS). Refer to balance sheet adjustment (L) for the corresponding pro forma adjustments to additional paid-in capital and accumulated deficit reported for the Combined Company.

G – Represents cash used to pay the estimated direct and incremental transaction costs, comprised of legal and other fees, that were due from EVgo upon Closing. For purposes of a reverse recapitalization transaction, direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, are reported as a reduction to additional paid-in capital (for deferred offering costs) and accumulated deficit (for incremental costs to be expensed by EVgo). Refer to balance sheet adjustment (L) for the corresponding pro forma adjustments to additional paid-in capital and accumulated deficit reported for the Combined Company. Of these costs:

•	$5.5 million was deferred in prepaid expenses and other current assets, of which $3.4 million was accrued in accounts payable, accrued expenses and payables to related parties by EVgo as of March 31, 2021.

•	$1.4 million reflects preliminary estimated transaction costs related to the Transactions, which will be expensed by EVgo as incurred subsequent to March 31, 2021 in accordance with U.S. GAAP. These costs are reflected as if incurred on March 31, 2021, the assumed date of the consummation of the Business Combination for purposes of the unaudited pro forma condensed combined balance sheet, and represent a non-recurring item.

H – Represents the impact to the amount of cash available to the Combined Company upon the redemption of 13,230 shares of Class A common stock in exchange for cash held in the Trust Account. Refer to balance sheet adjustment (L) for the corresponding adjustment to par value and additional paid-in capital reported for the Combined Company.

I – Represents deferred accounting, consulting and other costs directly related to the Transactions incurred and reported as an asset on EVgo’s and CRIS’s balance sheets as of March 31, 2021. For purposes of a reverse recapitalization transaction, direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions (see balance sheet adjustments (A) and (G)) and, accordingly, are reported as a reduction to additional paid-in capital (see balance sheet adjustment (L)).

J – Represents the reclassification of EVgo’s note payable – related party into additional paid-in capital upon consummation of the Business Combination. The outstanding balance of the note payable – related party, including accrued interest, was approximately $59.6 million as of June 30, 2021. The Combined Company has no liability under the note payable – related party after the consummation of the Business Combination. Refer to balance sheet adjustment (L) for the corresponding adjustment to additional paid-in capital reported for the Combined Company.

K – Reflects the preliminary estimated fair value of the Earnout Shares issued to the CRIS equity holders at Closing that are subject to possible forfeiture based upon triggering events that have not yet been achieved as a liability. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined as of the Closing. Refer to Note 4 for more information.

L – Represents the net impact of the following pro forma adjustments related to the Transactions on the capital accounts of the Combined Company:

		Par Value (1)
	Members’ Equity	Class A Common Stock	Founder Shares - Class B	Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Equity	Class A common stock subject to possible redemption	Non-controlling Interests - Class B
Historical EVgo	$136,348,127	$—	$—	$1,408,631	$(64,400,228)	$73,356,530	$—	$—
Historical CRIS	—	763	575	50,223,046	(45,224,374)	5,000,010	153,690,860	—
Total historical balance	136,348,127	763	575	51,631,677	(109,624,602)	78,356,540	153,690,860	—
EVgo rollover equity (2)	(136,348,127)	—	—	—	—	(136,348,127)	—	136,348,127
Conversion of CRIS’s founder shares to Class A common shares (3)	—	575	(575)	—	—	—	—	—
Estimated fair value of the Earnout Shares contingently issuable to the CRIS equity holders (4)	—	(144)	—	(19,765,481)	—	(19,765,625)	—	—
Reclassification of Class A common stock subject to possible redemp-tion	—	1,537	—	153,689,323	—	153,690,860	(153,690,860)	—
PIPE Investors	—	4,000	—	399,996,000	—	400,000,000	—	—
Adjustments for share issuance and conversion transactions	(136,348,127)	5,968	(575)	533,919,842	—	397,577,108	(153,690,860)	136,348,127
Transaction and advisory fees for the PIPE and the Business Combination	—	—	—	(35,004,312)	—	(35,004,312)	—	—
Estimated transaction fees incurred by CRIS (5)	—	—	—	(3,647,508)	(865,255)	(4,512,763)	—	—
Estimated transaction fees incurred by EVgo (5)	—	—	—	(7,616,366)	(1,407,007)	(9,023,373)	—	—
Reclassification of EVgo’s note payable - related party	—	—	—	57,040,167	—	57,040,167	—	—
Elimination of CRIS’s historical accumulated deficit	—	—	—	(46,089,629)	46,089,629	—	—	—
Reclassification of EVgo’s historical accumulated deficit (6)	—	—	—	(65,807,235)	65,807,235	—	—	—
Redemption of Class A common stock (7)	—	(1)	—	(132,305)	—	(132,306)	—	—
Allocate amount to non-controlling interests (8)	—	—	—	(323,130,593)	—	(323,130,593)	—	323,130,593
Total pro forma adjustments to equity	(136,348,127)	5,967	(575)	109,532,061	109,624,602	82,813,928	(153,690,860)	459,478,720
Total pro forma balance	$—	$6,730	$—	$161,163,738	$—	$161,170,468	$—	$459,478,720

(1)	Represents the par value of CRIS’s common stock prior to the Business Combination and the par value of the common stock subsequent to the Business Combination.

(2)	Shares of Class B common stock were issued to Holdings to consummate the Business Combination (classified as non-controlling interests). The pro forma shares attributable to Holdings are calculated by dividing the rollover equity value of $1.985 billion by the per share price of $10.00.

(3)	Represents CRIS’s issued and outstanding founder shares that were converted into shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination and are outstanding subsequent to the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved.

(4)	Represents the adjustment to reflect the liability for the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved (see balance sheet adjustment (K)).

(5)	Consists of the adjustments for estimated transaction fees (balance sheet adjustments (F) and (G)) included in the cash table above and the prepaid deferred costs included in balance sheet adjustment (I), net of the amounts accrued in balance sheet adjustments (F) and (G).

(6)	Represents the adjustment to reclassify EVgo’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization of the Business Combination.

(7)	Represents the adjustment to reflect the redemption of 13,230 shares of Class A common stock in exchange for cash held in the Trust Account (see balance sheet adjustment (H)).

(8)	Represents an adjustment to revise non-controlling interests to their 74.0% ownership percentage.

M – Authorized, issued and outstanding shares for each class of common stock and preferred stock as of March 31, 2021 on a historical basis and on a pro forma basis are as follows:

	Historical			Pro Forma
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Preferred Stock	1,000,000	—	—	1,000,000	—	—
Common Stock - Class A	100,000,000	N/A	N/A	100,000,000	N/A	N/A
CRIS’s Class A stockholders (1)	N/A	23,000,000	23,000,000	N/A	22,986,770	22,986,770
PIPE Investors	N/A	—	—	N/A	40,000,000	40,000,000
CRIS’s converted founder shares (2)	N/A	—	—	N/A	5,750,000	5,750,000
Total Common Stock - Class A	100,000,000	23,000,000	23,000,000	100,000,000	68,736,770	68,736,770
Common stock - Class B (3)	10,000,000	N/A	N/A	195,800,000	N/A	N/A
CRIS’s founder shares	N/A	5,750,000	5,750,000	N/A	—	—
EVgo rollover equity (4)	N/A	—	—	N/A	195,800,000	195,800,000
Total Common Stock - Class B	10,000,000	5,750,000	5,750,000	195,800,000	195,800,000	195,800,000
Total Common Stock	110,000,000	28,750,000	28,750,000	295,800,000	264,536,770	264,536,770

(1)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock. The historical issued and outstanding shares included 15,369,086 shares that were subject to possible redemption.

(2)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved.

(3)	For pro forma purposes, the authorized number of shares of Class B common stock was assumed to equal the number of issued and outstanding shares since the stockholders of CRIS are being asked to approve an increase in authorized shares in connection with the Business Combination as described in the Proxy Statement, which is incorporated by reference.

(4)	Represents the shares of Class B common stock issued to Holdings to consummate the Business Combination (classified as non-controlling interests). The pro forma shares attributable to Holdings are calculated by dividing the rollover equity value of $1.985 billion by the per share price of $10.00.

NOTE 3 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 include the following adjustments:

a – Represents the elimination of formation and operating costs of CRIS and incremental costs that are expensed as incurred by EVgo related to the Transactions.

b – Represents the elimination of interest income earned on the Investments held in Trust Account.

c – Represents the elimination of interest expense incurred on EVgo’s note payable – related party, which was reclassified into equity upon consummation of the Business Combination.

d – Represents an adjustment to net loss attributable to non-controlling interests based on their 74.0% ownership percentage.

e – Represents the pro forma weighted average shares of common stock outstanding and pro forma loss per share calculated after giving effect to the Transactions, including the redemption of 13,230 shares of Class A common stock, as follows:

For the Three Months ended March 31, 2021
Numerator
Pro forma net loss attributable to controlling interests	$(11,316,970)
Denominator
CRIS’s Class A stockholders (1)	22,986,770
CRIS’s converted founder shares (2)	5,750,000
PIPE Investors	40,000,000
Basic and diluted weighted average shares outstanding	68,736,770
Loss per share
Basic and diluted (3)	$(0.16)

For the Year ended December 31, 2020
Numerator
Pro forma net loss attributable to controlling interests	$(15,341,157)
Denominator
CRIS’s Class A stockholders (1)	22,986,770
CRIS’s converted founder shares (2)	5,750,000
PIPE Investors	40,000,000
Basic and diluted weighted average shares outstanding	68,736,770
Loss per share
Basic and diluted (3)	$(0.22)

(1)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock. As the Transactions are assumed to have occurred as of January 1, 2020 for purposes of preparing the pro forma condensed combined statement of operations, these shares are assumed to have been outstanding shares of common stock for the entire three-month and annual periods.

(2)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved, are assumed to have been outstanding shares of common stock for the entire three-month and annual periods.

(3)	Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 18,100,000 outstanding warrants issued in connection with the IPO and private placement.

NOTE 4 – EARNOUT SHARES

The Earnout Shares are accounted for as liability-classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to CRIS’s common stock. The preliminary estimated fair value of the 1,437,500 Earnout Shares issued and outstanding upon Closing is $19.8 million based on the respective trigger prices for the Earnout Shares. The actual fair values of the Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined as of the Closing.

Capitalization

The following table sets forth the cash, cash equivalents and restricted cash and capitalization of CRIS and EVgo on an unaudited historical basis and on an unaudited pro forma combined basis as of March 31, 2021.

Please refer to the historical financial statements of CRIS and EVgo and the related notes included elsewhere in this prospectus, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	March 31, 2021
	Historical		Pro Forma
	CRIS	EVgo	Combined

	(in thousands)
Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$385	$23,595	$597,352
Investment held in trust account	230,007	—	—
Total cash, cash equivalents and restricted cash	$230,392	$23,595	$597,352
Capitalization:
Debt and similar liabilities:
Note payable – related party	$—	$57,040	$—
Capital-build liabilities	—	18,064	18,064
Earnout share liability	—	—	19,766
Warrant liability	61,855	—	61,855
Total debt and similar liabilities	61,855	75,104	99,685
Temporary equity:
Common stock subject to possible redemption	153,691	—	—
Non-controlling interests – Class B common stock	—	—	459,479
Total temporary equity	153,691	—	459,479
Members’ / Stockholders’ equity:
Members’ equity	—	136,348	—
Class A common stock	1	—	6
Founder shares – Class B common stock	—	—	—
Additional paid-in capital	50,223	1,409	161,164
Accumulated deficit	(45,224)	(64,400)	—
Total stockholders’ equity	5,000	73,357	161,170
Total capitalization	$220,546	$148,461	$720,334

Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo

The following discussion and analysis should be read in conjunction with EVgo’s unaudited condensed consolidated financial statements as of March 31, 2021 and the three months ended March 31, 2021 and March 31, 2020 and audited consolidated financial statements as of and for the years ended December 31, 2020 and December 31, 2019, including the related notes thereto, as well as the unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2021 and for the year ended December 31, 2020, in each case, included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause EVgo’s actual results to differ materially from management’s expectations due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this prospectus. Factors which could cause such differences are discussed herein. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” to “EVgo” and “the Company” refer to the business and operations of EVgo Services and its consolidated subsidiaries prior to the Business Combination and to Evgo Inc. and its consolidated subsidiaries, following the consummation of the Business Combination.

Overview

EVgo owns and operates the nation’s largest public DC fast-charging network for EVs by number of locations and is the first EV charging network in the United States powered by 100% renewable electricity. EVgo seeks to locate its charging infrastructure in high traffic, high density, urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. EVgo’s network is currently capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S., and serves a wide variety of private retail and commercial customers. Founded in 2010, EVgo has been a leader and innovator in the EV charging space and is well-positioned to continue to capitalize on its sustainable first-mover and first-learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, EVgo is rapidly expanding its network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

EVgo’s primary business is the provision of EV charging services to individual EV drivers, commercial customers, and fleet owners through its owned infrastructure. As the owner of charging infrastructure, EVgo also monetizes regulatory credits generated by its charging activities. EVgo partners with a wide range of automotive OEMs, transportation network companies (“TNCs”), rideshare operators and other channel partners to build chargers in locations important to those partners, acquire EV customers and provide charging services to EV owners and drivers. Additionally, EVgo develops and deploys fleet-charging solutions for light-, medium-, and heavy-duty EV fleets , in which it may retain ownership of the charging infrastructure in exchange for contractual or guaranteed payment streams. EVgo is currently piloting and expects to offer its ChaaS solution and additional cloud-based, value-added services to drivers and partners to enhance the customer experience by layering EVgo’s proprietary technology functionality on top of its charging network. These include smart reservations, loyalty and microtargeted advertisement programs, seamless entry to parking garage pay gates, shopping coupons and Autocharge, a technology that allows registered customers to use their vehicles as identification and authorization for fast-charging, thus bypassing the need for separate payment.

EVgo undertakes and manages the siting, development and installation of the charging stations, operates and maintains the stations for use by EV drivers, and typically retains ownership of the chargers. EVgo uses software-enabled functionality of its network to provide remote monitoring and management of the charging stations, to manage all aspects of vehicle charging, backend operations and payment processing, and to convey real-time information on station location, status, charging equipment availability and pricing to EV drivers and partners. EVgo designs its network of fast charging stations to continue to scale with rapid electrification of transportation and meet all major customer use cases and requirements expected in its served markets.

EVgo has established commercial relationships with automotive OEMs such as GM, Tesla, Nissan and BMW; rideshare and other fleets such as Uber and Lyft; site hosts such as Whole Foods, Safeway and Kroger; state governments including California, Virginia, Pennsylvania and Washington; and a wide range of electric utilities. EVgo believes these commercial relationships will facilitate EVgo’s long-term growth at or above the unprecedented rate of growth of the EV market generally over the next several years.

EVgo has multiple channels through which it earns revenue. EVgo’s principal revenue stream is from the provision of charging services for EVs of all types on EVgo’s network. In addition, a variety of business-to-business commercial relationships provide EVgo with revenue or cash payments based on commitments to build new infrastructure, provide guaranteed access to charging, and offer marketing, data and software-driven services. EVgo also earns revenue from the sale of regulatory credits generated through sales of electricity and its operation and ownership of its DCFC network. This combination of revenue streams can drive long-term margin expansion and customer retention.

Specifically, revenue is earned through the following streams:

•	Charging revenue, retail: EVgo sells electricity directly to drivers who access EVgo’s publicly available networked chargers. Various pricing plans exist for customers, and drivers have the choice to charge as members (with monthly fees and reduced per minute pricing), through a subscription service or as non-members. Drivers locate the chargers through EVgo’s mobile application, their vehicle’s in-dash navigation system or third-party databases that license charger-location information from EVgo. Additionally, EVgo has established interoperability and roaming agreements with other charging networks allowing EVgo customers to charge seamlessly at non-EVgo stations and allowing non-EVgo customers to utilize EVgo chargers. EVgo believes roaming agreements are an effective avenue to acquire customers, enhance customer experience and accelerate EV adoption. Over the last twelve months, EVgo has experienced net inbound traffic via its roaming partners, with inbound revenues outpacing outbound revenues by approximately four times. EVgo installs its chargers in parking spaces owned or leased by commercial or public-entity site hosts that desire to provide EV charging services at their respective location. Commercial site hosts include retail centers, offices, medical complexes, airports and convenience stores. EVgo believes its offerings are well aligned with the goals of site hosts, as many commercial businesses increasingly view EV-charging capabilities as essential to attract tenants, employees, customers and visitors, and achieve sustainability goals. Site hosts are generally able to obtain these benefits at no cost when partnering with EVgo, as EVgo is responsible for the installation and operation of chargers located on site hosts’ properties.

•	Charging revenue, OEM: EVgo is a leader in OEM charging programs and has pioneered innovative revenue models to meet a wide variety of OEM objectives related to the availability of charging infrastructure and the provision of charging services for EV drivers. EVgo contracts directly with OEMs to provide charging services to drivers who have purchased or leased such OEMs’ EVs and who access EVgo’s public charger network, to expand EVgo’s network of owned DCFCs and to provide other related services. Other related services currently provided to OEMs by EVgo include data services and digital application services. EVgo views its OEM relationships as a core customer acquisition channel.

•	Charging revenue, commercial: High volume fleet customers, such as TNCs or delivery services, can access EVgo’s charging infrastructure through the EVgo public network. Pricing for charging services is negotiated directly between EVgo and the fleet owner based on the business needs and usage patterns of the fleet. Typically in these arrangements EVgo contracts with, and bills, the fleet owner directly rather than individual fleet drivers utilizing EVgo chargers. Access to EVgo’s public network allows fleet and rideshare operators to support mass adoption of transportation electrification and achieve sustainability goals without needing to directly invest capital in charging infrastructure or incur operating costs associated with charging equipment.

In addition to offering access to its public network, EVgo offers dedicated charging solutions to fleets. As part of this offering, EVgo typically builds, owns, and operates charging infrastructure for the exclusive use of a dedicated customer and is currently piloting flexible ownership models, such as its ChaaS offering. EVgo’s dedicated and ChaaS offerings provide a value proposition for fleets who might otherwise feel compelled to procure, install and manage their own EVSE. EVgo offers a variety of pricing models for its dedicated charging solutions, including a mix of volumetric commitments and variable and fixed payments to EVgo for provision of its services. ChaaS and dedicated charging allow for tailored fleet charging solutions without requiring fleets to directly incur capital expenditures or operating and management costs related to charging EVs. Together, EVgo’s dedicated charging solutions and public fleet charging services provide fleets with a more robust and flexible charging solution.

•	Network revenue, OEM: Revenue related to contracts that have significant charger infrastructure build programs, which represent set-up costs under ASC 606. Proceeds from these contracts are allocated to performance obligations including marketing activities, memberships, reservations and the expiration of unused charging credits. Marketing activities are recognized at a point in time as the services are performed and measurement is based on amounts spent. For memberships and reservations, revenue is recognized over time and measured based on the charging activity of subscriber members at each measurement period. Any unused charging credits are recognized as breakage using the proportional method or, for programs where there is not enough information to determine the pattern of rights exercised by the customer, the remote method.

•	Ancillary revenue: Historically, ancillary revenue has consisted primarily of maintenance services and development and project management revenue, including EVSE installation, networking and operations. EVgo also provides data-driven and technology-driven services to its retail, OEM, fleet, government, and site hosts to best meet their needs. These offerings currently include customization of digital applications and charging data integration. EVgo is currently piloting micro-targeted advertising services, smart charging reservations, loyalty programs, and access to chargers behind parking lot pay gates. EVgo believes the ability to layer ancillary revenue streams on core charging revenues differentiates EVgo and enhances brand loyalty from customers and partners.

•	Regulatory credit sales: As a charging station owner and operator, EVgo earns regulatory credits, such as LCFS and other regulatory credits, in states where such programs are enacted — currently, FCI in California and Clean Fuel Standards in Oregon. These credits are generated through charging station operations based on kWh of charging electricity sold. EVgo earns additional revenue through the sale of these credits to buyers obligated to purchase the credits to comply with the program mandates.

Recent Developments

COVID-19 Outbreak

The global outbreak of COVID-19 has resulted in the implementation of numerous actions taken by governments, governmental agencies and other entities and organizations in an attempt to mitigate the spread of the virus. These measures have resulted in a significant reduction in worldwide economic activity and extreme volatility in the global financial markets which have affected new car sales, including EVs, and significantly reduced people’s mobility, and the accompanying demand for EVgo charging services. EVgo experienced a significant decline in monthly GWh throughput beginning in March 2020, decreasing by as much as 64%. Between March and July 2020, EVgo deactivated over 70 chargers due to decreased usage as a result of COVID-19, experiencing an average downtime of 38 days when host sites were closed. While EVgo’s business showed steady recovery with multiple metrics improving month-over-month since that time, total GWh throughput for the three months ended March 31, 2021 was lower than the same prior-year period by 0.6 GWh and total GWh throughput for the year ended December 31, 2020 was 12.9 GWh lower than expected.

The COVID-19 pandemic also impacted EVgo’s operations through construction delays and supply chain and shipping constraints. EVgo delayed operational dates of over 400 chargers by six to nine months due to delays in various stages site planning and construction caused by COVID-19. When governments and businesses shut down in response to shelter in place orders and other similar actions by state and local governments, permitting, inspection and other city and municipal services were suspended, and EVgo had reduced access to host sites for construction and on-site survey and design. EVgo also experienced delays in its site host negotiations as hosts devoted more time to day-to-day operations and employee health and safety. In addition, EVgo experienced delays in equipment fulfillment and other logistics related to reduced operational capacity of warehouses and shipping vessel backlogs, which has caused additional delay in early 2021.

As part of the modified business practices in response to COVID-19, the incremental costs encompassed mainly the purchase of personal protective equipment, a subscription to Go Evo, a COVID-19 employee screening app, and COVID-19 testing expenses. The total cost has not been material and was approximately $16,000.

Business Combination

On January 21, 2021, the EVgo Parties entered into the Business Combination Agreement with CRIS and SPAC Sub, pursuant to which the parties underwent a series of transactions. As a result of the Business Combination, CRIS’s only direct assets now consists of all of the issued and outstanding equity interests in SPAC Sub, which, in turn, now holds only the Issued OpCo Units. OpCo’s only direct assets now consists of all of the issued and outstanding equity interests in HoldCo. Following the Business Combination, CRIS was renamed “EVgo Inc.”

The Business Combination was accounted for as a reverse recapitalization. EVgo was deemed the accounting predecessor and the combined entity was the successor registrant, meaning that EVgo’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. Under this method of accounting, CRIS was treated as the acquired company for financial statement reporting purposes. The most significant change in the successor’s reported financial position and results was a net increase in cash (as compared to EVgo’s Consolidated Balance Sheet at March 31, 2021) of $573.4 million. Total transaction costs were approximately $57 million.

The combined company listed the Class A Common Stock and warrants on Nasdaq under the symbols “EVGO” and “EVGOW,” respectively, upon the Closing, and requireed EVgo to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. EVgo expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources, including increased personnel costs, audit and other professional service fees.

General Motors Agreement

On July 20, 2020, EVgo Services and GM, entered into a five-year contract to build 2,750 fast chargers that EVgo will own and operate as part of its public network. GM will make quarterly payments and requires a minimum of chargers be built each quarter. In addition to the capital build program, EVgo Services commits to providing a certain number of new GM EV car owners with an EVgo charging credit and limited time access to other EVgo services at a discounted rate. GM will make quarterly payments beginning with the quarter ended March 31, 2021. The GM agreement places certain requirements on the Company related to progress of charger deployment and network availability. Should EVgo Services fail to meet these requirements, GM has the right, but not the obligation, to terminate the agreement and to seek pre-agreed liquidated damages related to such shortfall. The agreement contains customary provisions allowing GM to terminate, subject to a cure period, in certain cases including extended force majeure or a material breach of the agreement by EVgo Services. EVgo management believes this agreement will serve to accelerate EVgo’s development plans and enhance its customer acquisition and brand equity among retail drivers. See “Business — Customers, Partnerships and Strategic Relationships — General Motors.”

State EV Initiatives

In September 2020, California Governor Gavin Newsom issued the EO, announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. California has also enacted its Clean Miles Standard and Incentive Program aiming to reduce greenhouse gases emissions from rideshare vehicles through electrification. In addition, several states — including California, Oregon, New York, Maryland and Massachusetts — have created mandates for EVs with the goal of having more than 6 million EVs on the road by 2030. EVgo believes these regulations, combined with a shift toward car-sharing and mobility as a service offering, will rapidly accelerate EV adoption by fleets in the coming years.

Key Components of Results of Operations

Revenue

EVgo’s revenues are generated across various business lines. The majority of EVgo’s revenue is generated from the sale of charging services, which are comprised of retail, OEM and commercial business lines. In addition, EVgo generates ancillary revenues through the sale of data services, consumer retail services and the development and project management of third-party owned charging sites. EVgo also offers network services to OEM customers, including memberships and marketing. Finally, as a result of owning and operating the EV charging stations, EVgo earns regulatory credits such as LCFS credits which are sold to generate additional revenue.

Revenue from Related Parties

Historical revenue from related parties consists primarily of revenue received from the Nissan Agreement for the period in which Nissan was a minority owner of EVgo. EVgo provided, and continues to provide, several service offerings under the Nissan contracts, including charging and ancillary. As of January 16, 2020, the date LS Power completed its acquisition of EVgo, Nissan is no longer a related party. In addition, during 2020, EVgo entered into various agreements with an affiliate of LS Power for the purchase and sale of California LCFS credits at prevailing market prices. See “Certain Relationships and Related Transactions — EVgo’s Related Party Transactions — Transactions with LS Power.”

Cost of Sales

Cost of sales consists primarily of energy usage fees, depreciation and amortization expenses, site operating and maintenance expenses, customer service and network charges, warranty and repair services, and site lease and rental expense associated with charging equipment.

Gross Profit (Loss) and Gross Margin

Gross profit (loss) consists of EVgo’s revenue less its cost of sales. Gross margin is gross profit (loss) as a percentage of revenue.

General and Administrative Expenses

General and administrative expenses primarily consist of payroll and related personnel expenses, IT and office services, office rent expense and professional services. EVgo expects its general and administrative expenses to increase in absolute dollars as it continues to grow its business but to decrease over time as a percentage of revenue. EVgo also expects to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations and other professional services.

Transaction Bonus

Transaction bonus consists of expenses related to the contingent transaction bonus awarded to certain eligible employees in connection with the January 16, 2020 LS Power acquisition of EVgo.

Depreciation, Amortization and Accretion

Depreciation, amortization and accretion consists of depreciation related to EVgo’s property and equipment not associated with charging equipment, and, therefore, not included in the depreciation and amortization expenses recorded in cost of sales. This includes amortization of EVgo’s intangible assets and accretion related to EVgo’s asset retirement obligations.

Operating Loss and Operating Margin

Operating loss consists of EVgo’s gross profit (loss) less general and administrative expenses, transaction bonus expense, and depreciation, amortization, and accretion. Operating margin is operating loss as a percentage of revenue.

Interest Expense — Related Party

Interest expense — related party consists primarily of interest due under the Secured Grid Demand Promissory Note, dated January 16, 2020, by and between the Company and Holdings (the “LS Power Note”). As of March 31, 2021 and December 31, 2020, $57.0 million and $39.2 million, respectively, was outstanding under the LS Power Note. Pursuant to the terms of the Business Combination Agreement, immediately prior to Closing, the LS Power Note was cancelled immediately and deemed to be an equity contribution to the Company, and EVgo had no ongoing liability or obligations with respect to the LS Power Note after such time. See “Certain Relationships and Related Transactions — EVgo’s Related Party Transactions — Transactions With LS Power.”

Other Income — Related Party

Other income — related party consisted of income received under agreements with NRG and Nissan. On June 16, 2017, EVgo entered into a Master EV Services Agreement (the “NRG Agreement”) with NRG to install and operate a network of EV charging stations on behalf of NRG. NRG compensated EVgo for costs incurred for operating the charging network. In addition, on March 29, 2016, EVgo entered into a Program Services Agreement (the “NEDO Agreement”) with Nissan to install and operate a number of chargers on behalf of Nissan. Nissan compensated EVgo for costs incurred for operating the charging network. Under both agreements, the cost of the chargers was included in property and equipment and the related capital build liability for each agreement is included as a long-term liability on the balance sheet. After January 16, 2020, the date of LS Power’s acquisition of EVgo, income received under the NRG Agreement and the NEDO Agreement is classified as other (income) expense, net.

Other (Income) Expense, net

Prior to January 16, 2020, other income was comprised of contingent consideration that was reclassified from a liability to other income upon the determination that the milestones for the consideration would not be met, therefore, payment would not be required and other expense was related to transaction costs related to LS Power’s acquisition of EVgo.

After January 16, 2020, other (income) expense, net, consists primarily of income received under agreements with NRG and Nissan as well as unrealized gains on marketable securities.

Net Loss

Net loss consists of EVgo’s operating loss and interest expense — related party less other income — related party and other (income) expenses, net.

Key Performance Indicators

EVgo management uses several performance metrics to manage the business and evaluate financial and operating performance. EVgo considers the following indicators to be of critical importance:

Network Throughput

Network throughput represents the total amount of kWh that were consumed by EVs using EVgo’s chargers and charging stations. EVgo typically monitors kWh sales by business line, customer, and customer class. EVgo believes monitoring of component trends and contributions is the appropriate way to monitor and measure business-related health.

Number of DC Stalls on EVgo’s Network

Number of DC stalls represents the total number of DC stalls that EVgo has operational on its network. There are certain configurations of EVgo sites where one DC charger is capable of charging two vehicles simultaneously — all chargers at such a site would be counted as two stalls. Each stall is able to charge one vehicle at a time and such chargers are counted as two stalls.

The following table represented network throughput and number of DC stalls on EVgo’s network for the periods presented:

	Successor	Combined Successor And Predecessor	Combined Successor And Predecessor	Predecessor

	Three Months Ended March 31,		Year ended December 31,
	2021	2020	2020	2019
Network throughput (GWh)	4.1	4.8	15.7	25.5
Number of DC stalls on EVgo network	1,449	1,327	1,422	1,278

Factors Affecting EVgo’s Operating Results

EVgo believes its performance and future success depend on several factors, including those discussed below and in the “Risk Factors” section.

•	EV Sales. EVgo’s revenue growth is directly tied to the adoption and continued acceptance and usage of passenger and commercial EVs sold, which it believes drives the demand for electricity, charging infrastructure and charging services. The market for EVs is still rapidly evolving and although demand for EVs has grown in recent years, there is no guarantee of such future demand. Factors impacting the adoption of EVs include perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; availability of services for EVs; consumers’ perception about the convenience, speed and cost of EV charging; volatility in the price of gasoline and diesel; EV supply chain disruptions including but not limited to availability of certain components (e.g. semiconductors), ability of EV OEMs to ramp-up EV production, availability of batteries, and battery materials; availability, cost and desirability of other alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy gasoline and diesel-powered vehicles; and increases in fuel efficiency. In addition, macroeconomic factors could impact demand for EVs, particularly since EVs can be more expensive than traditional gasoline-powered vehicles. If the market for EVs does not develop as expected or if there is any slowdown or delay in overall adoption of EVs, EVgo’s operating results may be adversely affected.

•	EV drivers’ usage pattern. EVgo’s revenues are driven by EV drivers’ driving and charging behaviors. The EV market is still developing and current behavioral patterns may not be representative of future behaviors. Key behavioral shifts may include but are not limited to: annual vehicle miles traveled, preferences for urban, suburban or exurban locations, preferences for public or private fast charging, preference for home or workplace charging, demand from rideshare or urban delivery services, and the emergence of autonomous vehicles, micromobility and mobility as-a-service platforms requiring EV charging services.

•	Electrification of fleets. EVgo management projects meaningful revenue contribution from light-, medium-, and heavy-duty fleet charging as commercial and government fleet owners accelerate electrification initiatives. EVgo faces competition in the fleet segment, including from certain fleet customers who may opt to install and own the charging equipment on their property, but believes its unique set of offerings to fleets and existing charging network positions EVgo advantageously to win business from fleets. Fleet owners are generally more sensitive to TCO than private-vehicle owners. As such, electrification of vehicle fleets may occur more slowly or more rapidly than management forecasts based on the cost to purchase, operate and maintain EVs and the general availability of such vehicles relative to those of legacy ICE vehicles. EVgo’s, and other competitors’, ability to offer competitive charging services and value-added ancillary services may impact the cadence at which fleets electrify and impact EVgo’s ability to capture market share in fleets. Additionally, federal, state and local government support and regulations directed at fleets (or lack thereof) may accelerate or delay fleet electrification and increase or reduce EVgo’s business opportunity. EVgo’s management is currently monitoring several key rules that may encourage fleet electrification including California’s Advanced Clean Truck Rule and the implementation of California’s Clean Miles Standard as well as similar proposals in other zero emission vehicle states.

•	Competition. The EV charging industry is increasingly competitive. The principal factors on which industry participants compete include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; DCFC network reliability, scale and local density; software-enabled services offering and overall customer experience; operator brand, track record and reputation; and access to equipment vendors, service providers and policy incentives, and pricing. Existing competitors may expand their product offerings and sales strategies, new competitors may enter the market and certain fleet customers may choose to install and operate their own charging infrastructure. If EVgo’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

•	Regulatory environment. EVgo is subject to federal, state and local regulations including consumer laws and regulations, tax laws and regulations, consumer privacy laws and regulations, engineering and civil and electrical construction laws and regulations. EVgo’s current business plan assumes no material change in these laws and regulations. In the event any such change occurs, compliance with new laws and regulations might significantly affect EVgo operations and cost of doing business.

•	Government mandates, incentives and programs. The U.S. federal government, some state and local governments, and certain utilities provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits, grants and other financial incentives. The EV market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of EVs and EV charging stations. However, these incentives may expire on specified dates, end when the allocated funding is no longer available, or be reduced or terminated as a matter of regulatory or legislative policy. In particular, the credits under Section 30C of the Code, and state, local and utility funding allocations may sunset or become fully utilized without renewal. There can be no assurance that any of these programs, including credits under Section 30C will have sufficient availability or be extended, or if extended, will not be otherwise reduced. Any reduction in rebates, tax credits, grants or other financial incentives, including the credits under Section 30C of the Code, could negatively affect the EV market and adversely impact EVgo’s business operations and expansion potential. In addition, there is no assurance EVgo will have the necessary tax attributes to utilize any such credits and may not be able to monetize them given the nascent state of the market for such credits or be able to monetize such credits on favorable terms. New tariffs and policies that could incentivize overbuilding of infrastructure may also have a negative impact on the economics of EVgo’s stations. Furthermore, future tariffs and policy incentives may favor equipment manufactured or assembled at American factories, which may put EVgo’s fast charging equipment vendors at a competitive disadvantage, including by increasing the cost or delaying the availability of charging equipment, by challenging or eliminating EVgo’s ability to apply or qualify for grants and other government incentives, or by disqualifying EVgo from the ability to compete for certain charging infrastructure buildout solicitations and programs, including those initiated by federal government agencies.

•	Technology Risks. EVgo relies on numerous internally developed and externally sourced hardware and software technologies to operate its network and generate earnings. EVgo engages a variety of third-party vendors for non-proprietary hardware and software components. The ability of EVgo to continue to integrate its technology stack with technological advances in the wider EV ecosystem including EV model characteristics, charging standards, charging hardware, software and battery chemistries will determine EVgo’s sustained competitiveness in offering charging services. There is a risk that some or all of the components of the EV technology ecosystem become obsolete and EVgo will be required to make significant investment to continue to effectively operate its business. EVgo’s management believes EVgo’s “build, own and operate” model is well-positioned to enable EVgo to remain technology-, vendor- and OEM-agnostic over time and allow the business to remain competitive regardless of long-term technological shifts in EVs, batteries or modes of charging.

•	Sale of regulatory credits. EVgo derives revenue from selling regulatory credits earned for participating in low carbon fuel standard programs, or other similar carbon or emissions trading schemes, in various states and jurisdictions in the United States. EVgo currently sells these credits at market prices. These credits are exposed to various market and supply and demand dynamics which can drive price volatility and are difficult to predict. Price fluctuations in credits may have a material effect on future earnings. The availability of such credits depends on continued governmental support for these programs. If these programs are modified, reduced or eliminated, EVgo’s ability to generate this revenue in the future would be adversely impacted. In addition to current programs, EVgo’s management is currently monitoring proposed programs in Colorado, New York, Massachusetts, Washington, New Mexico and several other states along with a potential federal program as potential future revenue streams.

Results of Operations

EVgo accounted for its acquisition by LS Power as a business combination under ASC 805. Pursuant to ASC 805, EVgo elected to apply pushdown accounting. Under this method, the purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Any excess of the amount paid over the estimated fair values of the identifiable net assets acquired is allocated to goodwill. Refer to Note 3 of the notes to consolidated financial statements and Note 3 of the notes to the unaudited condensed consolidated financial statements of EVgo for additional information. As a result of the acquisition, EVgo’s consolidated financial statements for the period from and after January 16, 2020 are presented on a different basis than that for the periods before January 16, 2020 due to the application of purchase accounting as of acquisition date and, therefore, are not comparable.

The acquisition resulted in the following principal impacts for the period subsequent to the acquisition date:

•	Increased depreciation, amortization, and accretion expense resulting from recording of tangible and intangible assets at fair value;

•	Increased interest expense resulting from entering into the LS Power Note with LS Power in conjunction with the close of the business combination; and

•	Increased stock-based compensation expense resulting from the share-based compensation plan formed in accordance with the terms of the acquisition agreement.

EVgo believes reviewing its operating results, for the three months ended March 31, 2020 and the year ended December 31, 2020, by combining results of the 2020 predecessor period and 2020 successor period is more useful in discussing overall operating performance when compared to the 2021 successor period and 2019 predecessor period. Results presented separately for the predecessor period and successor period are included within the financial statements included elsewhere in this prospectus.

Three Months Ended March 31, 2021 Compared With Three Months Ended March 31, 2020

The table below presents EVgo’s results of operations for the three months ended March 31, 2021 and 2020:

	Successor	Combined Successor and Predecessor

	Three months ended March 31		Change

	2021	2020	$	%

	(unaudited) (dollars in thousands)
Revenue	$3,569	$3,788	$(219)	(6)%
Revenue from related parties	561	65	496	760%
Total revenues	4,130	3,853	277	7%
Cost of sales	6,739	6,396	343	5%
Gross loss	(2,609)	(2,543)	(66)	3%
General and administrative	11,073	6,860	4,213	61%
Transaction bonus	—	5,316	(5,316)	(100)%
Depreciation, amortization, and accretion	2,510	2,107	403	19%
Operating loss	(16,192)	(16,826)	634	(4)%
Interest expense, related party	876	122	754	619%
Other income, related party	—	(342)	342	(100)%
Other income, net	(458)	(1,796)	1,338	(75)%
Net loss	$(16,610)	$(14,810)	$(1,800)	12%
Gross margin	(63.2)%	(66.0)%
Operating margin	(392.1)%	(436.7)%

	Successor	Combined Successor and Predecessor

	Three months ended March 31		Change

	2021	2020	$	%

	(unaudited) (dollars in thousands)
Network throughput (GWh)	4.1	4.8
Number of DC stalls	1,449	1,327

Revenue

	Successor	Combined Successor and Predecessor

	Three months ended March 31,		Change

	2021	2020	$	%

	(dollars in thousands)
	(unaudited)
Revenue:
Charging revenue, retail	$1,803	$1,623	$180	11%
Charging revenue, OEM	332	456	(124)	(27)%
Charging revenue, commercial	491	396	95	24%
Network revenue, OEM	532	70	462	660%
Ancillary revenue	403	318	85	27%
Regulatory credit sales	569	990	(421)	(43)%
Total revenue	$4,130	$3,853	$277	7%

Charging revenue, retail

Charging revenue, retail for the three months ended March 31, 2021 increased $0.2 million, or 11%, to $1.8 million compared to $1.6 million for the three months ended March 31, 2020. Period-over-period growth was due to an overall increase in usage and subscription fees driven primarily by increased charging volume related to the ongoing recovery from COVID-19.

Charging revenue, OEM

Charging revenue, OEM, for the three months ended March 31, 2021 decreased $0.1 million, or 27%, to $0.3 million compared to $0.5 million for the three months ended March 31, 2020. The decrease was primarily driven by the end of Nissan No Charge to Charge program, in which purchasers of the Nissan LEAF EV receive complimentary charging services at EVgo locations.

Charging revenue, commercial

Charging revenue, commercial for the three months ended March 31, 2021 increased $0.1 million, or 24%, to $0.5 million compared to $0.4 million for the three months ended March 31, 2020. The increase was the attributable to new fleet contracts signed during 2020.

Network revenue, OEM

Network revenue, OEM for the three months ended March 31, 2021 increased $0.5 million, or 660%, to $0.5 million compared to $0.1 million due to increased revenue under the Nissan 2.0 Agreement related to marketing activities, memberships fees and the breakage of prepaid charging credits.

Ancillary revenue

Ancillary revenue for the three months ended March 31, 2021 increased $0.1 million, or 27%, to $0.4 million compared to $0.3 million for the three months ended March 31, 2020. The increase was the result of period-over-period increases in miscellaneous non-charging revenue. Partially offsetting these increases were period-over-period decreases in maintenance revenue.

Regulatory credit sales

Regulatory credits for the three months ended March 31, 2021 decreased $0.4 million, or 43%, to $0.6 million compared to $1.0 million for the three months ended March 31, 2020. The period-over-period decrease was due to lower network throughput during the prior periods in which the regulatory credits were generated, resulting in less regulatory credits that were available for sale. Network throughput generated during the period June 2020 to December 2020 was significantly impacted by COVID-19 compared to network throughput generated during the period from June 2019 to December 2019.

Cost of Sales

Cost of sales for the three months ended March 31, 2021 increased $0.3 million, or 5%, to $6.7 million compared to $6.4 million for the three months ended March 31, 2020. The increase in cost of sales during the three months ended March 31, 2021 was primarily due to increase of $0.4 million in depreciation expenses and $0.2 million in maintenance of charging equipment partially offset by decreases of $0.2 million in costs related to equipment sales.

Gross Loss and Gross Margin

Gross loss for the three months ended March 31, 2021 increased $0.1 million, or 3%, to $2.6 million compared to $2.5 million for the three months ended March 31, 2020. The increase in gross loss was driven by the $0.3 million increase in cost of sales, partially offset by a $0.3 million increase in total revenues. Gross margin for the three months ended March 31, 2021 improved 3% to negative 63% compared to negative 66% for the three months ended March 31, 2020 due to the improved leveraging of costs related to charging services provided.

General and Administrative

General and administrative costs for the three months ended March 31, 2021 increased $4.2 million, or 61%, to $11.1 million compared to $6.9 million for the three months ended March 31, 2020. The increase was driven by $2.1 million of professional services primarily related to the business combination, $1.4 million due to increased headcount and $0.9 million in site survey costs incurred to expand our charging network, partially offset by a $0.2 million decrease in travel and related expenses.

Transaction Bonus

There was no transaction bonus awarded during the three months ended March 31, 2021. Transaction bonus for the three months ended March 31, 2020 was $5.3 million, which was awarded to certain eligible employees in conjunction with the LS Power acquisition of EVgo.

Depreciation, Amortization and Accretion

Depreciation, amortization and accretion expenses for the three months ended March 31, 2021 increased $0.4 million, or 19%, to $2.5 million compared to $2.1 million for the three months ended March 31, 2020. The increase was primarily due to additional intangible asset amortization expense recognized as a result of the LS Power acquisition of EVgo.

Operating Loss and Operating Margin

During the three months ended March 31, 2021, EVgo had an operating loss of $16.2 million, an improvement of $0.6 million, or 4%, compared to $16.8 million for the three months ended March 31, 2020. Operating margin for the three months ended March 31, 2021 improved to negative 392% compared to negative 437% for the three months ended March 31, 2020. The improvement in operating loss and operating margin period-over-period was primarily due to the transaction bonus that was paid during 2020, partially offset by the increase in general and administrative expenses.

Interest Expense, Related Party

Interest expense, related party for the three months ended March 31, 2021 increased $0.8 million, or 619%, to $0.9 million compared to $0.1 million for the three months ended March 31, 2020. The increase was related to increased borrowings under the LS Power Note entered into in January 2020.

Other Income, Related Party

Other income, related party for the three months ended March 31, 2020 was $0.3 million. The decrease was due to the reclassification of reimbursements received under the NRG Agreement and NEDO Agreement to other income, net, as a result of the LS Power Merger. Following the close of the merger, the entities were no longer related parties.

Other Income, Net

Other income, net, for the three months ended March 31, 2021 decreased $1.3 million, or 75%, to $0.5 million compared to $1.8 million for the three months ended March 31, 2020. The decrease was primarily due to the decrease in income from one of the capital build programs that ended during 2020, partially offset by an unrealized gain on investment.

Net Loss

Net loss for the three months ended March 31, 2021 was $16.6 million, a $1.8 million, or 12%, increase compared to $14.8 million for the three months ended March 31, 2020. The increased net loss was primarily due to the decrease in other income and other income, related party and the increase in interest expense, partially offset by the improvement in operating loss.

Year Ended December 31, 2020 Compared With Year Ended December 31, 2019

The table below presents EVgo’s results of operations for the years ended December 31, 2020 and 2019:

	Combined Successor and Predecessor	Predecessor

	Year ended December 31		Change
	2020	2019	$	%

	(dollars in thousands)
Revenue	$13,221	$15,070	$(1,849)	(12)%
Revenue from related parties	1,355	2,452	(1,097)	(45)%
Total revenues	14,576	17,522	(2,946)	(17)%
Cost of sales	27,189	26,269	920	4%
Gross loss	(12,613)	(8,747)	(3,866)	44%
General and administrative	31,766	24,576	7,190	29%
Transaction bonus	5,316	—	5,316	N/A
Depreciation, amortization, and accretion	9,505	1,627	7,878	484%
Operating loss	(59,200)	(34,950)	(24,250)	69%
Interest expense – related party	1,414	—	1,414	N/A
Other income – related party	(342)	(10,232)	9,890	(97)%
Other (income) expense, net	(12,061)	33	(12,094)	(36,648)%
Net loss	$(48,211)	$(24,751)	$(23,460)	95%
Gross margin	(86.5)%	(49.9)%
Operating margin	(406.1)%	(199.5)%
Network throughput (GWh)	15.7	25.5
Number of DC stalls	1,422	1,278

Revenue

	Combined Successor and Predecessor	Predecessor

	Year ended December 31,		Change
	2020	2019	$	%

	(dollars in thousands)
Revenue:
Charging revenue, OEM	$1,393	$3,511	$(2,118)	(60)%
Charging revenue, retail	5,866	6,073	(207)	(3)%
Charging revenue, commercial	1,661	2,650	(989)	(37)%
Network revenue, OEM	561	—	561	N/A
Ancillary revenue	1,858	1,843	15	1%
Regulatory credit sales	3,237	3,445	(208)	(6)%
Total Revenue	$14,576	$17,522	$(2,946)	(17)%

Total revenue for the year ended December 31, 2020 decreased $2.9 million, or 17%, to $14.6 million compared to $17.5 million for the year ended December 31, 2019. The decrease in revenue during 2020 was primarily due to a 60% decrease in OEM charging revenue and a 37% decrease in commercial charging revenue. These decreases are the result of a reduction in network throughput related to COVID-19 along with fewer fleet vehicles in operation year-over year. Partially offsetting these decreases were non-charging revenue — OEM recognized in 2020 and increases in ancillary revenue of 1%.

Charging revenue, OEM

Charging revenue, OEM for the year ended December 31, 2020 decreased $2.1 million, or 60%, to $1.4 million compared to $3.5 million for the year ended December 31, 2019. The decrease was primarily attributable to a $2.2 million decrease in revenue due to the sunset of OEM agreements as well as a reduction in network throughput due to COVID-19, which represented a decrease of less than $0.01 million.

Charging revenue, retail

Charging revenue, retail for the year ended December 31, 2020 decreased $0.2 million, or 3%, to $5.9 million compared to $6.1 million for the year ended December 31, 2019. Year-over-year growth was not achieved due to adverse effects of COVID-19.

Charging revenue, commercial

Charging revenue, commercial for the year ended December 31, 2020 decreased $1.0 million, or 37%, to $1.7 million compared to $2.7 million for the year ended December 31, 2019. The decrease was the result of fewer ride share vehicles operating on the EVgo network as a result of COVID-19. Partially offsetting these decreases were increases in fleet service and facility fees year-over-year.

Network revenue, OEM

Network revenue, OEM for the year ended December 31, 2020 was $0.6 million due to memberships purchased by OEMs, which drove the revenue recognition.

Ancillary revenue

Ancillary revenue for the year ended December 31, 2020 increased by 1%, to $1.9 million compared to $1.8 million for the year ended December 31, 2019. The increase was the result of increases in membership revenue as well as increased charger operation and maintenance revenue year-over-year.

Regulatory credit sales

Regulatory credit sales for the year ended December 31, 2020 decreased $0.2 million, or 6%, to $3.2 million compared to $3.4 million for the year ended December 31, 2019. The decrease was the result of lower volumes related to COVID-19 partially offset by higher realized pricing.

Cost of Sales

Cost of sales for the year ended December 31, 2020 increased $0.9 million, or 4%, to $27.2 million compared to $26.3 million for the year ended December 31, 2019. The increase in cost of sales during 2020 was primarily due to increased depreciation expenses related to chargers, with a net increase of 144 stalls becoming operational during the period and increased depreciable basis due to acquisition accounting related to the LS Power merger. Partially offsetting those cost increases were decreases year-over-year in energy fees related to the decrease in utilization.

Gross Loss and Gross Margin

Gross loss for the year ended December 31, 2020 increased $3.9 million, or 44%, to $12.6 million compared to $8.7 million for the year ended December 31, 2019. The increase in gross loss was driven by the impacts of COVID-19 and the cost associated with expanded operations year-over-year. In addition, depreciation, amortization, and accretion increased year-over-year due to the acquisition accounting related to the LS Power acquisition. Gross margin for the year ended December 31, 2020 decreased to (87%) compared to (50%) for the year ended December 31, 2019.

General and Administrative

General and administrative costs for the year ended December 31, 2020 increased $7.2 million, or 29%, to $31.8 million compared to $24.6 million for the year ended December 31, 2019. The increase was driven primarily by an expansion of salary and administrative expenses undertaken by EVgo in order to drive ongoing growth year-over-year. In addition, losses related to disposals of assets increased year-over-year.

Transaction Bonus

Transaction bonus expense for the year ended December 31, 2020 was $5.3 million due to a transaction bonus expense was due to a contingent transaction bonus awarded to certain eligible employees in conjunction with the LS Power acquisition of EVgo.

Depreciation, Amortization and Accretion

Depreciation, amortization and accretion expenses for the year ended December 31, 2020 increased $7.9 million, or 484%, to $9.5 million compared to $1.6 million for the year ended December 31, 2019. The increase was primarily due to purchase accounting related to LS Power’s acquisition of EVgo, which resulted in a higher amount of intangible assets that were amortized in 2020 compared to the prior year.

Operating Loss and Operating Margin

During the year ended December 31, 2020, EVgo had an operating loss of $59.2 million, an increase of $24.3 million, or 69%, compared to $35.0 million for the year ended December 31, 2019. The increase year-over-year was primarily due to the impact of COVID-19 as well as the transaction bonus, increased salaries, and depreciation, amortization and accretion expenses due to an increased number of chargers in EVgo’s network and the LS Power acquisition. Operating margin for the year ended December 31, 2020 decreased to (406%) compared to (199%) for the year ended December 31, 2019.

Interest Expense — Related Party

Interest expense — related party for the year ended December 31, 2020 was $1.4 million due to entering into the LS Power Note in January 2020.

Other Income — Related Party

Other income — related party for the year ended December 31, 2020 decreased $9.9 million, or 97%, to $0.3 million compare to $10.2 million for the year ended December 31, 2019. The decrease was due to the reclassification of reimbursements received under the NRG Agreement and NEDO Agreement to other (income) expenses, net, as a result of the LS Power Merger. Following the close of the merger, the entities were no longer related parties.

Other (Income) Expense, net

Other (income) expense, net, for the year ended December 31, 2020 increased to $12.1 million compared to other expense, net, that was de minimis for the year ended December 31, 2019. The increase was due to expense reimbursements related to the NRG Agreement and NEDO Agreement, as in the Successor period there are no longer related parties. In addition, $4.0 million was released into other expense (income), net, from contingent liability during the year related to LS Power’s acquisition of EVgo.

Net Loss

Net loss for the year ended December 31, 2020 was $48.2 million, a $23.5 million, or 95%, increase compared to $24.8 million for the year ended December 31, 2019. The increased loss was primarily due to the impact of COVID-19, the transaction bonus, expansion of the EVgo network, increased depreciation, amortization and accretion expense and increased general and administrative expenses incurred to support growth. As a result of the expansion of the network and increased headcount, cost of sales, general and administrative expenses and depreciation, amortization and accretion increased.

Non-GAAP Financial Measures

This prospectus includes the non-GAAP financial measures: “EBITDA” and “Adjusted EBITDA.” EVgo believes EBITDA and Adjusted EBITDA are useful to investors in evaluating EVgo’s financial performance. In addition, EVgo uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

EVgo defines EBITDA as net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. EVgo defines Adjusted EBITDA as EBITDA plus (i) stock based compensation expense, (ii) loss on disposal of assets and (iii) other unusual or nonrecurring income (expenses) such as bad debt expense.

EBITDA and Adjusted EBITDA are not prepared in accordance with GAAP and that may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP. The following unaudited table presents the reconciliation of net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA for the periods presented:

	Successor	Combined Successor and Predecessor	Combined Successor and Predecessor	Predecessor

	Three months ended March 31,		Year ended December 31,
	2021	2020	2020	2019

	(dollars in thousands)		(dollars in thousands)
Net loss	$(16,610)	$(14,810)	$(48,211)	$(24,751)
Adjustments:
Depreciation	2,481	2,111	9,604	7,225
Amortization	2,147	1,801	8,260	435
ARO Accretion	329	290	1,169	1,098
Interest income	(1)	—	—	—
Interest expense	876	122	1,414	—
State and local taxes	—	8	2	34
EBITDA	$(10,778)	$(10,478)	$(27,762)	$(15,958)
Stock option expense	480	221	942	339
Loss on disposal of asset	231	181	1,301	237
Unrealized gain on investment	(403)	—	—	—
Bad debt expense	70	65	233	214
Non-recurring costs(1)	621	5,316	1,329	55
Adjusted EBITDA	$(9,779)	$(4,695)	$(23,957)	$(15,114)

(1)	Includes non-recurring income related to the release of a $4.0 million contingent liability and a non-recurring expense of $5.3 million of transaction bonus costs related to LS Power’s acquisition of EVgo incurred during the three months ended March 31, 2020. See Note 3 and Note 1, respectively, to the audited consolidated financial statements of EVgo included elsewhere in this prospectus.

Going Concern, Liquidity and Capital Resources

EVgo has a history of operating losses and negative operating cash flows. As of March 31, 2021, EVgo had a cash balance of $23.6 million and a working capital deficit of $45.3 million. As of December 31, 2020, EVgo had a cash balance of $7.9 million and a working capital deficit of $43.6 million. EVgo’s net cash inflow for the three months ended March 31, 2021 was $15.7 million. EVgo’s total projected cash outflows for the twelve months ending March 31, 2022 is $179.6 million, which would require additional financing through loans or additional investments in order to fund its ongoing operations. As of March 31, 2021, there was no assurance that EVgo would be able to obtain such additional financing, and EVgo’s management concluded that these conditions raised substantial doubt about its ability to meet its financial obligations as they become due for the next twelve months, and its ability to continue as a going concern.

The consolidated financial statements included elsewhere in this prospectus have been prepared assuming EVgo will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

To date, EVgo’s primary sources of liquidity have been cash flows from operations, government grants, strategic relationships with OEMs and equity contributions from its shareholders, including Vision Ridge Partners and the Company. EVgo’s primary cash requirements include operating expenses, satisfaction of commitments to various counterparties and suppliers, and capital expenditures (including property and equipment). EVgo’s principal uses of cash in recent periods have been funding its operations and investing in capital expenditures.

EVgo is attempting to further expand its customer base, scale up utilization and increase revenues; however, as of March 31, 2021, its cash position may not have been sufficient to support daily operations through the next twelve months. EVgo’s ability to continue as a going concern was dependent upon its ability to raise additional funds by way of the Business Combination and its ability to further generate sufficient revenues.

Cash Flows

Three Months Ended March 31, 2021 Compared With Three Months Ended March 31, 2020

	Successor	Combined Successor and Predecessor

	Three months ended March 31,
	2021	2020
	(unaudited)
	(dollars in thousands)
Cash flows provided by (used in) operating activities	$7,781	$(11,763)
Cash flows used in investing activities	(7,827)	(3,863)
Cash flows provided by financing activities	15,727	17,910
Net increase in cash and cash equivalents	$15,681	$2,284

Operating Activities. Cash provided by operating activities for the three months ended March 31, 2021 was $7.8 million compared to cash used in operating activities of $11.8 million during the three months ended March 31, 2020. The period-over-period increase was primarily due to an increase in deferred revenue of $20.9 million and to a lesser extent increased cash inflows of $1.3 million related to payables to related parties, partially offset by increases were increases in prepaid expenses and other current and other long-term assets.

Investing Activities. Cash used in investing activities for the three months ended March 31, 2021 was $7.8 million compared to $3.9 million during the three months ended March 31, 2020. The increase in the purchases of property and equipment of $3.9 million were mainly due to increased purchase of chargers and more charging stations in construction as of March 31, 2021 compared March 31, 2020.

Financing Activities. Cash provided by financing activities decreased for the three months ended March 31, 2021 by $2.2 million to $15.7 million compared to $17.9 in the same prior-year period. The decrease was due to payments of $1.3 million for transactions costs related to the business combination, a $0.6 million decrease in capital-build funding, and a net decrease of $0.3 million in funds received comprised of a decrease in contributions of $5.3 million from the Predecessor’s parent company, partially offset by a $5.0 million increase in funds borrowed from LS Power.

Working Capital. EVgo’s negative working capital as of March 31, 2020 was $45.3 million, compared to $43.6 million as of December 31, 2020. During the three months ended March 31, 2021, EVgo’s cash balance increased by $15.7 million and prepaid expenses and other current assets increased by $2.6 million. Offsetting those movements were increases in the note payable, related party, of $17.9 million and accrued expense of $1.9 million.

Year Ended December 31, 2020 Compared With Year Ended December 31, 2019

	Combined Successor and Predecessor	Predecessor

	Year ended December 31,
	2020	2019

	(dollars in thousands)
Cash flows used in operating activities	$(20,422)	$(8,506)
Cash flows used in investing activities	(19,509)	(21,459)
Cash flows provided by financing activities	47,078	14,236
Net increase (decrease) in cash and cash equivalents	$7,147	$(15,729)

Operating Activities. Cash used in operating activities for the year ended December 31, 2020 was $20.4 million compared to cash used in operating activities of $8.5 million during the year ended December 31, 2019. The year-over-year increase was primarily due to an increase in net loss of $23.5 million. In addition, there were increased cash outflows year-over-year of $3.0 million and $1.0 million related to deferred revenue and accounts receivable, net, respectively. Offsetting these decreases were increases in depreciation, amortization and accretion, accrued expenses and accounts payable of $10.3 million, $2.3 million and $2.2 million, respectively, year-over-year.

Investing Activities. Cash used in investing activities for the year ended December 31, 2020 was $19.5 million, relating to purchases of property and equipment. Of the $19.5 million, purchases were mainly comprised of charging stations, net of grant and other funding, with the remaining amount primarily being related to construction in progress. During the year ended December 31, 2019, purchases of property and equipment were $21.5 million, comprised of the same items as the year ended December 31, 2020.

Financing Activities. Cash provided by financing activities for the year ended December 31, 2020 was $47.1 million, comprised of proceeds from the related party note payable, capital-build funding and contributions. Cash provided by financing activities for the year ended December 31, 2019 was $14.2 million, consisting of capital-build funding and contributions.

Working Capital. EVgo’s working capital as of December 31, 2020 was ($43.6) million, compared to ($9.2) million as of December 31, 2019. During the year ended December 31, 2020, EVgo’s cash balance increased by $6.5 million, prepaid expenses and other current assets increased by $4.5 million, and accounts receivable — capital build balance increased by $3.2 million. Offsetting those movements were increases in the related party — note payable balance of $39.2 million, accrued expenses balance of $4.0 million, and the customer deposits balance of $3.6 million.

Off-Balance Sheet Arrangements

EVgo did not have any off-balance sheet financing arrangements at March 31, 2021, December 31, 2020 or December 31, 2019.

Critical Accounting Policies and Estimates

The discussion and analysis of EVgo’s financial condition and results of operations is based upon financial statements which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures with respect to contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Certain of EVgo’s accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. On an ongoing basis, EVgo evaluates its estimates including those related to charging station depreciable lives, asset retirement obligations, share-based compensation and the fair value measurements of assets and liabilities allocated for acquired businesses. These judgments are based on EVgo’s historical experience, terms of its existing contracts, evaluation of trends in the industry, information provided by its clients and information available from outside sources, as appropriate. EVgo’s actual results may differ from those estimates. See Note 2 to the Audited Consolidated Financial Statements included elsewhere in this prospectus for additional description of the significant accounting policies that have been followed in preparing EVgo’s financial statements.

The accounting policies described below are those EVgo considers to be the most critical to an understanding of its financial condition and results of operations and that require the most complex and subjective management judgment.

Revenue Recognition

EVgo recognizes revenues in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. Recording revenues requires judgment, including determining whether an arrangement includes multiple performance obligations, whether any of those obligations are distinct and cannot be combined and allocation of the transaction price to each performance obligation based on the relative standalone selling prices (“SSP”). Some customers receive certain contract elements over time. Changes to the elements in an arrangement or, in EVgo’s determination, to the relative SSP for these elements, could materially affect the amount of earned and unearned revenues reflected in its financial statements.

The primary judgments relating to EVgo’s revenue recognition include determining which promises in a contract constitute a performance obligation rather than a set-up activity, which activities under a contract transfer a good or service to a customer rather than activities that are required to fulfill a contract but do not transfer control of a good or service to the customer, and whether obligations in a contract are considered distinct performance obligations that should be accounted for separately or as a single performance obligation. Determining the relative SSP for contracts that contain multiple performance obligations requires significant judgment to appropriately determine the suitable method for estimating the SSP. EVgo determines SSP using observable pricing when available, which takes into consideration market conditions and customer specific factors.

At contract inception, EVgo determines whether EVgo satisfies the performance obligation over time or at a point in time. Revenues from charging — OEM and ancillary revenue are primarily recognized ratably over time or as fee-bearing usage occurs. Revenues from charging — retail, charging — commercial, and LCFS are usage based services and recognized at a point in time upon the delivery of the charging services.

Asset Retirement Obligation

Asset retirement obligations represent the estimated present value of the amount EVgo will incur for dismantling and restoring host sites at the end of their agreements, in accordance with their contractual terms. Upon initial recognition of EVgo’s asset retirement obligation, the carrying amount of the property, plant and equipment is increased and depreciated over its useful life and the obligation is accreted to the estimated future value at the date of retirement which matches the useful life of the corresponding asset. EVgo reviews its estimates of removal costs on an ongoing basis and makes changes to the asset retirement obligation as necessary.

Capital Build Liability

Capital build liability is a deferred income account representing the depreciated value of grants, subsidies, municipal funding and other charger funding received by EVgo. The chargers associated with the capital build liability are owned by EVgo. Upon commissioning of chargers and receipt of associated grant monies, EVgo will record an increase in capital build liability. The capital build liability associated with a particular charger is depreciated over the life of the charger and included in the cost of goods sold. Reimbursement under the agreements for operating expenses relating to the operation of these charging stations is recorded in other income — related party. Expense reimbursement for other programs under these agreements are presented within other income — related party along with the corresponding expense, which offset with no financial statement impact.

Goodwill and Intangible Assets

Goodwill is not subject to amortization and is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. Goodwill represents the excess of the purchase price paid over the fair value of its identifiable net assets acquired. If the carrying amount of the goodwill exceeds the fair value, then an impairment loss will be recognized in the amount equal to the excess. After an impairment loss is recognized, the adjusted carrying amount of goodwill is its new accounting basis. Accounting guidance on the testing of goodwill for impairment allows entities testing goodwill for impairment, the option of performing a qualitative assessment to determine the likelihood of goodwill impairment and whether it is necessary to perform such impairment test.

Under Accounting Standards Update No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, step 2 of the goodwill impairment test has been eliminated. Step 2 of the goodwill impairment test required companies to determine the implied fair value of the reporting unit’s goodwill. Under the new standard, an entity recognizes an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit.

Intangible assets include trade name, customer relationships, host relationships, developed technology and below market leases obtained through a business acquisition. Intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods deemed appropriate for the type of intangible assets acquired. Intangible assets with finite lives are amortized over their estimated useful life and are reported net of accumulated amortization, separately from goodwill.

Impairment of Long-Lived Assets

Long-lived assets, including finite-lived assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If EVgo identifies events or changes in circumstances that could impact recoverability, EVgo compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment has occurred, the loss would be recognized during that period. The impairment loss would be calculated as the difference between the asset carrying values and the present value of estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends. EVgo did not recognize any impairment losses for any periods presented.

Business Combinations and Purchase Accounting

Business combinations are accounted for using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their respective fair values. The excess of the purchase price over the estimated fair value is recorded as goodwill. Assigning fair market values to the assets acquired and liabilities assumed at the date of an acquisition requires knowledge of current market values and the values of assets in use, and often requires the application of judgment regarding estimates and assumptions. While the ultimate responsibility resides with management, for certain acquisitions EVgo retains the services of certified valuation specialists to assist with assigning estimated values to certain acquired assets and assumed liabilities, including intangible assets and tangible long-lived assets. Acquired intangible assets, excluding goodwill, are valued using various methodologies including discounted cash flows, relief from royalty and multiperiod excess earnings depending on the type of intangible asset purchased. These methodologies incorporate various estimates and assumptions, such as projected revenue growth rates, profit margins and forecasted cash flows based on discount rates and terminal growth rates.

Recent Accounting Pronouncements

For a discussion of EVgo’s new or recently adopted accounting pronouncements, see Note 2 to the unaudited condensed consolidated financial statements as of March 31, 2020 and audited consolidated financial statements as of December 31, 2020 of EVgo included elsewhere in this prospectus.

Internal Control Over Financial Reporting

In connection with the preparation and review of EVgo’s unaudited condensed consolidated financial statements as of March 31, 2021 and for the three months ended March 31, 2021 and March 31, 2020 and audit of EVgo’s audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, material weaknesses were identified in its internal control over financial reporting. See the subsection titled “Risk Factors — Financial, Tax and Accounting — Related Risks — We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.”

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. EVgo qualifies as an “emerging growth company” under the JOBS Act and is allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. EVgo elected to delay the adoption of new or revised accounting standards, and as a result, EVgo may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, EVgo’s financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company,” EVgo is not required to, among other things, (a) provide an auditor’s attestation report on our system of internal control over financial reporting, (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (d) disclose comparisons of the chief executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we otherwise no longer qualify as an “emerging growth company.”

Following the Business Combination, the combined company is a “smaller reporting company” as defined under the Securities Act and Exchange Act. The combined company may continue to be a smaller reporting company so long as either (i) the market value of shares of its common stock held by non-affiliates is less than $250 million or (ii) its annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of its common stock held by non-affiliates is less than $700 million. If the combined company is a smaller reporting company at the time it ceases to be an emerging growth company, the combined company may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, the combined company may choose to present only the two most recent fiscal years of audited financial statements in its Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if the combined company is a smaller reporting company under the requirements of (ii) above, the combined company would not be required to obtain an attestation report on internal control over financial reporting issued by its independent registered public accounting firm.

Business

Overview

We own and operate the nation’s largest public DC fast charging network by number of locations, which is also the first EV charging network in the United States powered by 100% renewable electricity, through the use of RECs. See “— Government Regulation — Renewable Energy Markets.” We seek to locate our charging infrastructure in high traffic, high density urban, suburban and exurban locations to provide EV drivers of all types with easy access to convenient, reliable high-speed charging. Our network is capable of natively charging (i.e., charging without an adaptor) all EV models and charging standards currently available in the U.S. and serves a wide variety of private retail and commercial customers. Founded in 2010, EVgo has been a leader and innovator in the EV charging space and is well positioned to continue to capitalize on its sustainable first mover and first learner advantages as EV adoption accelerates. To take advantage of the expected rapid growth in North American EVs on the road, we are rapidly expanding our network of owned charging stations, prioritizing development of locations with favorable traffic and utilization characteristics.

Our primary business is the sale of electricity to individual EV drivers, commercial customers and fleet owners for charging EVs through our owned infrastructure. See “— Suppliers and Service Providers — Electricity.” As the owner of charging infrastructure, we also monetize regulatory credits generated by our charging activities. We partner and collaborate with a wide range of automotive OEMs, TNCs, rideshare operators and other channel partners to build chargers in locations important to those partners, acquire EV customers and provide charging services to EV owners and drivers. Additionally, we develop and deploy fleet-charging solutions for light-, medium-, and heavy-duty EV fleets, in which we may retain ownership of the charging infrastructure in exchange for contractual or guaranteed payment streams. We are currently piloting and expect to offer our charging as a service (“ChaaS”) solution and additional cloud-based, value-added services to drivers and partners to enhance the customer experience by layering our proprietary technology functionality on top of our charging network. These include smart reservations, loyalty and microtargeted advertisement programs, seamless entry to parking garage pay gates, shopping coupons and Autocharge, a technology that allows registered customers to use their vehicles as identification and authorization for fast-charging, bypassing the need for a separate payment method.

We partner with national and regional chains of grocery stores, hotels, shopping centers, gas stations, parking lot operators, local governments and independent property owners in order to locate and deploy our EV charging infrastructure. As of May 5, 2021, we operated more than 800 DCFC locations in more than 65 major metropolitan areas across 34 states, serving more than 250,000 private and commercial EV drivers. Our stations can be found at convenient locations in high traffic, high density urban, suburban and exurban areas.

EVgo was incorporated in October 2010 as NRG EV Services, LLC, a Delaware limited liability company and wholly owned subsidiary of NRG, an integrated power company based in Houston, Texas. EVgo began operations in 2011 as a subsidiary of NRG. On June 17, 2016, NRG sold a majority interest in EVgo to Vision Ridge Partners. Under the terms of this sale, NRG retained certain obligations to fund EVgo’s operating expenses and capital expenditures. As of December 31, 2020, NRG has no ongoing obligations to EVgo under the terms of the original sales transaction. On January 16, 2020, a subsidiary of LS Power Equity Advisors IV, a private equity investment vehicle focused on power and energy infrastructure, completed its acquisition of EVgo by consummating a merger between EVgo Services, LLC and EVgo MergerCo LLC, a wholly owned subsidiary of the Company formed in 2019 for the purpose of effectuating the transaction.

Market Overview

The EV charging market is heavily dependent on the general market for EVs, which has experienced significant recent growth. We expect this market growth to accelerate in the future due to numerous factors including increased EV model availability and performance, lower upfront prices for EVs, lower total cost of ownership (“TCO”) as compared to ICE vehicles, increased range and availability of chargers, and federal, state and local incentives and regulations. In response to the growing electrification trend, major automobile manufacturers have committed to the increased production of EV models, with 15 EV models available from GM, Nissan, Tesla, BMW, Ford and others in the United States, with at least another 40 EV models anticipated to be available in the next three years. According to forecasts from the United States Department of Transportation and Bloomberg New Energy Finance (“BNEF”), approximately 4 million EVs are expected to be on the road by 2025 and 14 million EVs by 2030, with over 25% of all vehicles in the United States being EVs by 2040.

Automobile and battery manufacturers have substantially increased their efforts to offer EVs at a wider variety of price points and to develop batteries with higher efficiencies and lower costs. According to Reuters, more than $300 billion has been invested or committed for investment in the next five to ten years by global automobile OEMs. Their investment will expand and put into mass production their EV offerings, associated technologies and optimize the global EV supply chain. Efforts to date by OEMs have already lowered the upfront costs of EVs, and we expect further price reductions over the next several model years. BNEF estimates most EVs will reach upfront cost parity with ICEs by 2023 on an unsubsidized basis. As measured in terms of TCO, certain classes of EVs are already at or below parity with their ICE counterparts. As overall EV costs decline, more makes and models will reach TCO parity with their ICE equivalents and the TCO advantage for other types of EVs will expand.

In addition to price and TCO declines, widespread adoption of EVs will require consumer confidence in range and charge availability as well as increased model choice. Recent EV models, including the Chevrolet Bolt, Nissan LEAF Plus, Kia Niro and Tesla Model 3, have eclipsed the 200-mile range mark, significantly improving driving range per charge. We anticipate that EV range will continue to improve as battery technologies advance and costs decline. Beyond increases in range, we expect that broadly expanded EV offerings in the sport utility vehicle (“SUV”), crossover utility vehicle and pickup truck segments being released over the next three to five years will greatly expand the reach of EVs and further accelerate adoption of EVs.

These advances are further bolstered by incentives and rebates offered by federal, state, and local governments to encourage the use of EVs. The U.S. federal government offers a tax credit for qualified plug-in EVs; the minimum credit is $2,500, and the maximum credit is $7,500, depending on vehicle weight and battery capacity. These credits will begin to phase out when the vehicle manufacturer reaches certain production levels. States such as California, Colorado, Delaware, Louisiana, Massachusetts, New York and Rhode Island also offer various rebates, grants and tax credits to incentivize both EV and EVSE purchases. Additional rebates and grants for purchasers of EVs are currently under consideration at the federal and state level.

Demand for EVs has also been encouraged by regulatory developments and changes in consumer habits. Several states — including California, Oregon, New York, Maryland and Massachusetts — have adopted or proposed mandates for EVs with the goal of more than 6 million EVs on the road by 2030. Additionally, California has enacted its Clean Miles Standard and Incentive Program aiming to reduce greenhouse gas emissions from rideshare vehicles through electrification. We believe these regulations, combined with a shift toward car-sharing and mobility as a service offering, will rapidly accelerate EV adoption by fleets in the coming years.

While EVs are more readily available and may benefit from first-mover, supply chain and infrastructure availability advantages relative to other non-ICE vehicles, several alternative vehicle types are also being developed which rely on hydrogen, biodiesel or hybrid powertrains for alternatives to fossil fuels. Sales of such vehicles may reduce the number of drivers requiring EV-charging infrastructure.

EV charging demand is a direct result of the number of EVs operating during a given period, miles traveled by such EVs, and vehicle efficiency of such EVs. The market for fulfilling charging demand is bifurcated between high-powered DC fast charging and lower powered Level 1 and Level 2 charging. The demand for different charging types is a function of the EV mix, owner demographics, locational factors, charger availability, pricing and EV use cases (e.g., private ownership, rideshare, delivery and municipally-owned fleets, etc.). Lower-powered Level 1 and Level 2 charging is primarily used by EV owners with access to home or workplace charging and currently accounts for the majority of personal EV charging. Level 2 charging is also used by certain fleets that have the ability to charge overnight, have a low daily mileage requirements and return to a centralized location daily. Current DCFC customers are primarily those drivers who need to charge away from home in central business districts, those drivers who do not have access to home or workplace charging, or high-mileage fleets that seek to minimize downtime and maximize miles traveled.

We expect that shifting demographics of EV owners, larger battery sizes, larger EVs with higher kWh usage per mile, increased EV penetration in medium- and heavy-duty vehicle applications, and the proliferation of autonomous vehicle fleets will increase demand for DCFC faster than demand for overall EV charging. According to forecasts from BNEF and our internal estimates, fast charging is expected to constitute more than 30% of all EV charging demand by 2030 as compared to less than 10% today.

EV Chargers and Standards

Working with the charger manufacturing industry, we have designed and deployed a next generation software-defined DC fast charging station architecture whereby modular power units are placed under software management and control, allowing power output to be shared dynamically between vehicles that are simultaneously connected to a charger. we plan to use this architecture going forward and believe this dynamic power sharing technology will reduce upfront capital and ongoing operating costs, maximize return on investment, increase operational flexibility and lower operating risk. This advanced architecture will allow us to meet increasing charging requirements of the future, including higher charging speeds, higher power provisioning, dynamic energy and demand management, access prioritization, queuing management and scheduling across different EV models, customer types and use cases. This modular software-defined design maximizes charger throughput, asset utilization and ease of future power augmentation while eliminating single points of failure risk and improving charger reliability and availability. It also maximizes the number of standardized equipment components, helping to accelerate the learning rate benefits and associated cost reductions of charging hardware over time, and improves our ability to offer higher value-added service offerings in the future.

As EVs proliferate in the transportation ecosystem, the industry is experiencing an ongoing shift toward the standardization of chargers and the introduction of new industry protocols for interoperability.

Unlike gas stations, EV chargers do not come with a “one size fits all” dispenser. EV chargers are typically categorized by their ability to deliver instantaneous amounts of power — as measured in kilowatts (“kW”) — and their charging standards. Current designations based on power level include:

•	Level 3 Chargers or DCFCs. DCFCs operate between 200 and 1000V AC and supply at least 50kW. Currently, the highest power level deployed in the United States is 350kW. We were the first charging company to deploy chargers of this power level in the United States. DCFC are almost exclusively available in public locations or commercial applications and are capable of adding range of 100 miles in as little as 5 to 10 minutes, depending on the charging capabilities of the particular EV’s battery (with lower capability and older EV models requiring thirty minutes or more for an equivalent charge). As of March 31, 2021, our network contained 1,449 DCFCs at over 800 locations — the largest public DC fast charging network by number of locations and the first EV charging network in the United States powered by 100% renewable electricity, through the use of RECs. See “— Government Regulation — Renewable Energy Markets.”

•	Level 2 Chargers. Level 2 chargers operate at 240VAC and supply between 3.6 and 19.2 kW. A Level 2 charger will not charge a battery as quickly as a DCFC, providing approximately 25 miles of range per hour of charging. Level 2 chargers are often found in homes, workplaces and long dwell time public locations.

•	Level 1 Chargers. Level 1 chargers offer the least amount of output, as they operate at 120V AC, supplying between 1.2 and 1.8 kW. This is consistent with the energy level offered through a standard household clothes dryer outlet. Such chargers can generally provide approximately 40-50 miles of range after an overnight charge. Our network does not contain any Level 1 chargers.

In addition to supporting different charging capabilities, EVs in the United States use different charging standards and connector types. These standards are neither interchangeable nor interoperable (without specialized adaptors) and each utilizes a unique connector. Presently, all EV charging standards deliver electricity through cables that connect the EV charging station directly to the vehicle using a port located on the exterior of the vehicle. There are currently three standards in use in the United States — CCS, CHAdeMO and Tesla.

•	CCS. The CCS standard is utilized by EVs manufactured by U.S. OEMs (excluding Tesla) and European OEMs. OEMs that produce CCS-enabled vehicles include GM, Ford and BMW. The CCS standard provides for both AC and DC charging.

•	CHAdeMO. The CHAdeMO standard is utilized by EVs manufactured by Japanese OEMs. OEMs producing CHAdeMO-enabled vehicles include Nissan, Honda and Toyota. The CHAdeMO standard is being phased out in North America with Nissan announcing that its next generation of EVs in the United States are converting to CCS standard.

•	Tesla. The Tesla standard is proprietary, utilized solely by vehicles manufactured by Tesla, Inc. and supports AC and DC charging. Tesla sells adaptors for AC and DC charging so that their customers can use non-Tesla charging stations.

Notwithstanding the variety of standards, our chargers support all of the above options. Our charging stations typically contain both CCS and CHAdeMO cables. Additionally, certain our charging sites offer integrated Tesla charging. The inclusion of a native, integrated Tesla Connector allows us to charge all EV standards utilizing our equipment without requiring EV drivers to use adaptors or converters. We believe the seamless, integrated charging offered by our stations greatly enhances consumer experience. We plan to expand the number of stations utilizing Tesla Connectors through both retrofits and new development in the near future.

Products and Services

We provide a range of EV-charging-related services.

Retail Charging

We sell electricity directly to drivers who access our publicly available networked chargers. Various pricing plans exist for customers, and drivers have the choice to charge as members (with monthly fees and reduced per minute pricing), through a subscription service or as non-members. Drivers locate the chargers through our mobile application, their vehicle’s in-dash navigation system or third-party databases that license charger-location information from us. We install our chargers in parking spaces owned or leased by commercial or public-entity site hosts that desire to provide our charging services at their respective locations. Commercial site hosts include retail centers, offices, medical complexes, airports and convenience stores. We believe our offerings are well aligned with the goals of site hosts, as many commercial businesses increasingly view our charging capabilities as essential to attract tenants, employees, customers and visitors, and achieve sustainability goals. Site hosts are generally able to obtain these benefits at no cost when partnering with us, as we are responsible for the installation and operation of chargers located on site hosts’ properties. In many cases, site hosts will earn additional revenue from license payments made by us in exchange for use of the site.

OEM Charging and Related Services

We are a leader in OEM charging programs and have pioneered innovative revenue models to meet a wide variety of OEM objectives related to the availability of charging infrastructure and the provision of charging services for EV drivers. We contract directly with OEMs to provide charging services to drivers who have purchased or leased such OEMs’ EVs and who access our public charger network, to expand our network of owned DCFC and to provide other related services. Other related services currently provided to OEMs by us include data services and digital application services. We view our OEM relationships as a core customer-acquisition channel.

Commercial Charging

Fleet and Rideshare Public Charging

High volume fleet customers, such as TNCs or delivery services, can access our charging infrastructure through our public network. Pricing for charging services is negotiated directly between uso and the fleet owner based on the business needs and usage patterns of the fleet. Typically in these arrangements we contract with, and bill, the fleet owner directly rather than individual fleet drivers utilizing our chargers. Access to our public network allows fleet and rideshare operators to support mass adoption of transportation electrification and achieve sustainability goals without needing to directly invest capital in charging infrastructure or incur operating costs associated with charging equipment.

ChaaS and Fleet Dedicated Charging

In addition to offering access to its public network, we offer dedicated charging solutions to fleets. As part of this offering, we typically build, own, and operate charging infrastructure for the exclusive use of a dedicated customer and is currently piloting flexible ownership models, such as its ChaaS offering. Our dedicated and ChaaS offerings provide a value proposition for fleets who might otherwise feel compelled to procure, install and manage their own EVSE. We offer a variety of pricing models for our dedicated charging solutions, including a mix of volumetric commitments and variable and fixed payments to us for provision of our services. ChaaS and dedicated charging allow for tailored fleet charging solutions without requiring fleets to directly incur capital expenditures or operating and management costs related to charging EVs. Together, our dedicated charging solutions and public fleet charging services provide fleets with a more robust and flexible charging solution.

Ancillary Service Offerings

In addition to charging services, we offer a variety of software-driven digital, development, and operations services to its customers. These offerings currently include customization of digital applications and charging data integration and we currently pilot micro targeted advertising services, smart charging reservations, loyalty programs and access to chargers behind parking lot pay gates. We also offer maintenance services and development and project management services, including EVSE installation, networking and operations.

Market Opportunity & Strategy

The United States EV market has experienced significant recent growth, we expect this growth to accelerate further as consumers and businesses adopt our technology at an increasing rate. As the market continues to scale, the availability of appropriate charging infrastructure will be critical to enabling consumer and commercial adoption of EVs. Larger (and thus heavier) EV models, such as SUVs and trucks, being made widely available in the coming years, coupled with an increased number of EV fleets, will require a greater number of easily accessible high powered charging outlets. Our mix of public and dedicated high-powered DCFC offerings positions us to take advantage of broadening electrification trends.

We are differentiated as an owner and operator of charging infrastructure focused on high traffic, high density urban, suburban and exurban areas. We believe that our network ownership model allows us to deliver a superior EV charging experience and unique value proposition to EV drivers, fleets and site host partners by ensuring seamless operations, industry leading system reliability and availability, as well as access to the most convenient locations without requiring capital investment from customers. Further, our ownership model allows us to offer additional capital light dedicated charging solutions to fleet customers at favorable rates along with the ability for fleets to access our public network, to better match the enterprise level needs of fleet customers.

Our team has developed market-leading expertise and business processes for developing, owning, and operating a comprehensive, highly reliable charging network and in selecting and developing quality sites for chargers; managing multi-pronged build projects through engineering, permitting, construction, and commissioning; and operating and maintaining a distributed network of DCFC across the country to the highest standards available in the industry.

The core elements of our ongoing strategy include:

•	Identifying Optimal Charging Sites. We will continue to utilize our proprietary business intelligence tools to leverage complex financial analytics and proprietary data sets to identify the optimal locations to install our charging stations. These tools optimize site selection, charger configurations, regulatory incentive capture and network design while taking into account current and projected EV penetration trends and owner demographics, local availability of charging infrastructure, traffic patterns, fleet partner electrification, input from OEMs, government policies and specific site level economic factors. These tools allow us to effectively and efficiently allocate our capital and guide the ongoing management of our charging network.

•	Disciplined Capital Allocation. All capital investments made by us are approved by our internal investment committee. We currently analyze investments using several parameters and scenarios and require each station to meet or exceed pre-defined internal rate of return and multiple on invested capital criteria in expected and downside cases before approval. Our management and board of directors review our underwriting assumptions and capital deployment criteria quarterly.

•	Maximizing Value for Different Stakeholders. We are committed to providing a best-in-class customer experience for all EV drivers, site hosts, and utility, OEM and government partners. We intend to introduce new products and offerings that will enhance the experience for many different stakeholder classes and in an effort to better meet their unique needs, while at the same time expanding our infrastructure footprint in convenient high-quality locations.

•	Public Policy Engagement. We regularly engage with federal, state and local regulators, utilities, legislatures and other stakeholders to shape funding opportunities, reduce electricity rates, implement streamlined EV charging tariffs and interconnection processes, promote competitive ownership of EVSE and unlock new markets. We intend to increase our public policy outreach and continue to advocate for policies that advance electric mobility.

•	Research and Development. We intend to invest considerable time and expense into enhancing its products and services and maintain our leadership position as developer, owner and operator of networked fast charging infrastructure with continued research and development activities focused on hardware design and station architecture as well as on our technology stack and software applications.

•	Expanding Sales and Marketing. We intend to invest in our sales and marketing efforts to capitalize on the growth in the EV market and enable appropriate engagement with customers and partners across verticals and channels.

•	Pursuing Strategic Acquisitions. While we have, to date, not made any material acquisitions, we continues to explore opportunities.

We plan to continuously pursue the expansion of our public and private DCFC network with a focus on high traffic, high-density urban, suburban and exurban locations in regions with high rates of EV adoption and EV penetration where the need for DC fast charging is most acute. Our expansion strategy will remain governed by our capital allocation process and investment criteria. We believe our ability to identify, develop and operate the highest quality charging sites, along with a focus on providing the highest level of service to all customers and stakeholders, creates an enhanced customer experience that drives brand loyalty and increases throughput on our network.

Competition

The EV charging industry is increasingly competitive. The principal competitive factors in the industry include charger count, locations and accessibility; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; DCFC network reliability, scale and local density; software-enabled services offering and overall customer experience; operator brand, track record and reputation; access to equipment vendors, service providers, and policy incentives and pricing. We believe the main competitors to our core business are Electrify America and Blink. Existing competitors may expand their product offerings and sales strategies, and new competitors may enter the market. Furthermore, potential headwinds to EV adoption include continued use of other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel economy gasoline and diesel-powered vehicles. We indirectly compete with site hosts or fleets that choose to own their own charging infrastructure and procure their EVSE from third-party vendors, such as EVBox and ChargePoint, rather than leveraging our public or dedicated charging offerings.

We believe we have a competitive advantage in delivering charging services driven by our OEM partnerships, fleet and rideshare partnerships, brand equity, network scale, network design, experience developing and operating DCFC infrastructure, our reputation in the industry, our history of meeting commitments to our partners, differentiated station design and software enabled service offerings, and network effects driven by higher utilization on our network as compared to our competitors.

Suppliers and Service Providers

Charging Equipment and Related Services

We rely on third-party vendors for design, testing and manufacturing of charging equipment. At this stage of the industry, equipment is unique to each supplier with respect to components and aftermarket maintenance and warranty services. As such, equipment and services are currently singularly sourced from each supplier. For the year ended December 31, 2019, we had one major vendor that represented approximately 11% of total purchases. For the nine months ended September 30, 2020, we had one major vendor that represented approximately 10% of total purchases.

We have invested in and maintained long-term relationships with suppliers and service providers. We design our stations and specify our EV chargers in-house and outsource production to an assortment of manufacturers. We do not typically install charging stations at its sites. These installations are typically performed by electrical contractors managed by us. We have established relationships with multiple EV-charger manufacturers, including BTC, ABB, Signet and Delta. Further, we have formed relationships with construction and maintenance companies that have significant experience building and maintaining EV sites. Additionally, a significant portion of our software platform is supplemented by Driivz, an EV charging management platform.

Electricity

For approximately 50% of our charging sites, we purchase electricity for our charging stations directly from local utilities as a C&I customer, with these sites representing approximately 62% of our total GWh throughput. Each site will qualify for a certain utility tariff based primarily on maximum instantaneous electric usage measured over a historic period. A typical electricity tariff for one of our sites consists of (i) a fixed charge, generally based on the number of meters on site, (ii) an energy charge based on kWh used, which may vary depending on time of use (including seasons and peak hours), (iii) a demand charge, or cost charged per kW during applicable calculation period, which is often monthly, but which may also vary depending on time of use, and (iv) any applicable state and utility taxes. The remainder of our charging sites obtain electricity through the host. We reimburse the host for the cost of the electricity at a negotiated rate, subject to the terms of each host agreement. The negotiated rate varies based on the host’s electricity tariff, the size of the charging site and other financial incentives provided to the host.

Customers, Partnerships and Strategic Relationships

We have established partnerships and strategic relationships with key OEMs, site hosts and fleet operators, including GM and Nissan which are discussed further below. These relationships allow us to access new customers and build brand awareness through co-marketing. We may also benefit from promotional programs sponsored by OEMs. In some cases, our OEM partners have agreed to provide us with one-time or ongoing payments related to the build out of our charger network. For example, GM has agreed to provide quarterly payments to us as additional fast chargers are added to its network pursuant to a contractual arrangement between GM and EVgo. In all cases, we retains 100% ownership of the chargers built under these OEM programs.

We have established, invested in and maintained long-term relationships with site hosts with national and regional multi-site portfolios of commercial and retail properties. Our site hosts span a wide array of industries and locations, including airports, automobile dealers, healthcare/medical facilities, hotels, mixed-use facilities, municipal locations, parks and recreation areas, parking lots, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations. We execute numerous master agreements with site hosts that enable the rapid conversion of prospect sites into develop-able locations by standardizing terms and conditions for site control. We believe our ownership model is attractive to our site hosts partners as it allows them to offer an EV charging amenity to their customers without needing to incur upfront capital expenditures or ongoing operating costs while generating rent revenue from us. Our management believes the benefits offered to site hosts by our business model will continue to provide us access to the highest quality property owners, grocery store chains, parking garages, airports and convenience stores.

While we currently serve more than 250,000 individual EV drivers on our public network, we have historically relied on a limited number of commercial partners for a significant portion of its total revenue. If we do not retain some or all of those commercial partners, it could have a material negative impact on future results. For the three months ended March 31, 2021 and the year ended December 31, 2020, we had two commercial partners and one commercial partner, respectively, that accounted for more than 10% of our total revenue, representing 34% and 11% of total revenue, respectively. As we and the EV industry continue to grow, we expect revenues will be generated from a larger and an increasingly diverse group of customers and commercial partners. In the ordinary course of business, we engage in active discussions and renegotiations with our commercial partners in respect to the solutions it provides and the terms of its agreements, including fees. Most of our contracts with our commercial partners have multi-year terms, and some have rights to terminate prior to the end of the term. The loss of any of our largest commercial partners or the renegotiation of any of our largest contracts with its commercial partners could adversely affect our results of operations.

General Motors

On July 20, 2020, we entered into a five-year contract with GM to build 2,750 fast chargers that we will own and operate as part of our public network. Our management believes this agreement will serve to accelerate our development plans and enhance our customer acquisition and brand equity among retail drivers. Pursuant to the GM Agreement, we are required to meet certain quarterly milestones measured by the number of chargers installed, and GM is required to make certain payments based on chargers installed. Under the GM Agreement, we are required to install a total of 2,750 chargers by December 31, 2025, 80% of which are required to be installed by December 31, 2023. Meeting these milestones will require additional funds beyond the amounts committed by GM, and we may face delays in construction, commission or aspects of installation of the chargers we are obligated to develop. We are also required to maintain network availability (i.e. the percentage of time a charger is operational and available on the network) of 93%, which is lower than our historical average of 98%. In addition to the capital build program, we committed to providing a certain number of new GM EV cars with an EVgo charging credit and limited time access to other EVgo services at a discounted rate.

The GM Agreement is subject to early termination in certain circumstances, including in the event we fail to meet the quarterly charger-installation milestones or fail to maintain the specified level of network availability. If GM terminates the agreement, we may not be entitled to receive continued payments from GM and instead may be required to pay liquidated damages to GM. In the event we fail to meet a charger-installation milestone or maintain the required network availability in a calendar quarter, GM has the right to provide us with a notice of such deficiency within thirty days of the end of the quarter. If the same deficiency still exists at the end of the quarter immediately following the quarter for which a deficiency notification was delivered, GM may immediately terminate the agreement and seek pre-agreed liquidated damages of up to $15.0 million.

As of May 14, 2021, we had 82 chargers left to install in order to meet our charger-installation milestone for the quarter ending June 30, 2021. We believe that we may not meet the charger-installation milestone for the quarter ending June 30, 2021, due to delays in permitting, commissioning and utility interconnection resulting from COVID-19 disruptions in business operations across the engineering and permitting chain, as well as industry and regulatory adaptation to the requirements of high powered charger installation including slower than expected third party approvals of certain site acquisitions and site plans. Going forward, it is uncertain if these, or other potential issues in the procurement, installation or energization of DCFC, will be resolved in a timely fashion, and we believe that our ability to meet our charger-installation milestones under the GM Agreement may continue to be impacted by circumstances similar to those experienced in the first quarter of 2021.

Nissan

We have two program services agreements in place with Nissan. These agreements provide for a capital build program, joint marketing activities and charging credit programs for purchasers or lessees of Nissan EVs. Under the joint-marketing activities provisions of the agreement, we are to spend a specified amount annually on joint-marketing activities that have been mutually agreed-upon with Nissan. Credits for charging will be allocated annually to purchasers or lessees of Nissan EVs. Charging credits will allow each participant to charge its vehicle for 12 months at no charge to the participant, up to the amount of the charging credit allocated to such participant. In the event a participant does not use the entire amount of its charging credit within 12 months, a portion of the remaining dollar value of such credit will rollover to subsequent periods and a portion will be retained by us.

Under the terms of the Nissan Agreement, purchasers or lessees of Nissan LEAF electric vehicles in certain markets can receive charging services at our station or a participating third-party charging station. Pursuant to the Nissan Agreement, we are required to support, maintain and make available at least 850 chargers through July 7, 2021. The Nissan Agreement is subject to early termination upon ninety days’ notice in certain circumstances, including our failure to maintain the specified charger counts. As of April 30, all build, support and maintenance obligations under the Nissan Agreement have been fulfilled and we anticipate maintaining compliance with all obligations under the agreement through the end of its term. The termination of the Nissan Agreement in July 2021 is not expected to impact our financial performance or results of operations.

On June 13, 2019, we, with Nissan, entered into the Nissan 2.0 Agreement. The Nissan 2.0 Agreement includes a capital-build program requiring us to install, operate and maintain public, high-power dual-standard chargers in specified markets pursuant to a Build Schedule. We will own 100% of the chargers for use on its public network. Under the terms of the Nissan 2.0 Agreement, we are required to adhere to a Build Schedule as negotiated at the beginning of each year. Due to the extenuating circumstances of the COVID-19 pandemic, we have extended the current Build Schedule deadline through June 30, 2021 and no penalties may be assessed prior to such date. Pursuant to the Nissan 2.0 Agreement, as modified by this extension, we are required to install 46 chargers at 17 sites by June 30, 2021 and an aggregate of 210 chargers by February 29, 2024 at a number of sites to be determined with each Build Schedule. As of April 30, 2021, we had 12 chargers at 4 sites left to install in order to meet our Build Schedule obligations by June 30, 2021. We believe that we may not meet the June 30, 2021 Build Schedule obligations due to delays in permitting, commissioning, slower than expected third party approvals of certain site acquisitions, delays in utility interconnection resulting from industry adaptation to the requirements of high-powered charger installation, as well as supply chain issues. Going forward we are is uncertain if these, or other potential issues in the procurement, installation, or energization of DCFC, will be resolved in a timely fashion. If we fail to meet our future Build Schedule obligations, Nissan may invoke a penalty of up to $35,000 per delayed site, up to forty sites.

At this time, we believe that our ability to meet future Build Schedule obligations may continue to be impacted by circumstances similar to those experienced during the first quarter of 2021, or other potential issues including, but not limited to, equipment design and procurement, timing of third-party funding agreements, and the siting, permitting, construction, commissioning, energizing of DCFC, or delays in releasing public grant funding.

Nissan has the right to terminate the Nissan 2.0 Agreement, without penalty or obligation of any kind, upon thirty days’ written notice if it is unable to secure funding to make payments required under the Nissan 2.0 Agreement. Nissan receives budget approvals annually from Nissan Motor Company Limited. As of April 30, 2021, Nissan has not given us any indication that it will be unable to secure funding to meet its payment obligations under the Nissan 2.0 Agreement. If Nissan terminates the Nissan 2.0 Agreement due to a lack of funding, we will still be required to do the following: (i) meet charger installation milestones through the date of termination; (ii) provide an aggregate of $1.6 million in joint marketing activities; and (iii) provide $4.8 million worth of charging credits, which have been paid for by Nissan, that shall continue to be administered.

Intellectual Property

We protect our intellectual property and proprietary rights through patent, trademark, copyright, trade secret and unfair competition laws, augmented by our own confidentiality protocols. We undertake actions as necessary to ensure that its proprietary rights are protected while at the same respecting the intellectual property rights of other persons.

As of March 31, 2021, we had one United States pending non-provisional patent application. We continue to regularly assess opportunities for seeking patent protection for those aspects of our technology, designs and methodologies that we believe provide a meaningful competitive advantage.

Governmental Regulation

State, regional and local regulations for installing EV charging stations vary from jurisdiction to jurisdiction and may include permitting requirements, inspection requirements, licensing of contractors and certifications.

On December 16, 2019, California adopted amendments to the state’s EVSE specifications that prohibit, or will prohibit, public-charging operators from billing customers by the minute within the state. The prohibition on per-minute billing currently applies to all new Level 2 chargers installed or replaced on or after January 1, 2021 and will apply to new DCFCs installed or replaced on or after January 1, 2023. Chargers installed before 2021 can continue time-based billing until 2031 (for Level 2 chargers) or 2033 (for DCFCs).

California, Colorado, Florida, Hawaii, Illinois, Maryland, Massachusetts, Minnesota, New York, Oregon, Pennsylvania, Utah, Virginia, Washington and the District of Columbia have determined that companies that sell EV charging services to the public will not be regulated as utilities. While these individual state determinations are not binding on any other regulator or jurisdiction, they demonstrate a trend in the way states view the nascent EV charging industry. Other jurisdictions are in the process of adopting such reforms.

Grants and Incentives

We continuously pursue public grants, subsidies and incentives to reduce our capital expenditures. We have dedicated, and plan to dedicate, a variety of internal and external resources to monitor, submit for, and utilize available grant, subsidy and incentive funding for the development of DCFC on a state, local and national level. We generally inform our network expansion and local build plans based on expected timing for and availability of funding of this type. We have received grants from the California Energy Commission, Bay Area Air Quality Management District, Florida Department of Environmental Protection, Pennsylvania Department of Environmental Protection, Colorado Energy Office, Maryland Energy Administration, North Carolina Department of Environmental Quality and the Virginia Department of Environmental Quality. As an example of these grants, on August 9, 2018, the Virginia Department of Environmental Quality selected us as the recipient of an approximately $14.0 million award to develop a statewide public charging network. Under the terms of the award, the Virginia network will be developed over three one-year investment cycles, with options to extend. As of March 31, 2021, we had approximately 110 DC fast chargers and up to 122 Level 2 chargers left to be installed under the Virginia Department of Environmental Quality award. We intend to exercise our option to extend the investment cycle by two years.

We intend to continue to vigorously seek additional grants, rebates, subsidies and incentives as an effective avenue to reducing its capital investment in the promotion, purchase and installation of charging stations where applicable.

Government Regulations to Enhance EV Adoption

The regulations mandated by the CAFE standards set the average new vehicle fuel economy, as weighted by sales, that a manufacturer’s fleet must achieve. The United States Environmental Protection Agency (“EPA”) has established vehicle carbon dioxide emissions standards through Model Year 2026 for light-duty vehicles; however, we expect the EPA to revisit these standards and set standards for future model years under the Biden Administration. Although we are not a car manufacturer, and thus not directly subject to the CAFE standards, such standards may still indirectly affect our business. The adoption of more stringent federal standards may create further incentives for vehicle manufacturers to increase their EV offerings, which would likely result in increased demand for charging services. Additionally, several states, such as California, Massachusetts, and New York, have adopted or are considering adopting bans on the sale of internal combustion engine vehicles by 2035.

Waste Handling and Disposal

We are subject to laws and regulations regarding the handling and disposal of hazardous substances and solid wastes, including electronic wastes and batteries. These laws generally regulate the generation, storage, treatment, transportation, and disposal of solid and hazardous waste and may impose strict, joint and several liability for the investigation and remediation of areas where hazardous substances may have been released or disposed. For instance, CERCLA, also known as the Superfund law, in the United States and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that contributed to the release of a hazardous substance into the environment. These persons include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances found at the site. Under CERCLA, these persons may be subject to joint and several strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environmental and to seek to recover from the responsible classes of persons the costs they incur.

We may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the RCRA, and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of our charging stations may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, we may be required to treat such products as hazardous waste, which are subject to more rigorous and costly disposal requirements. Any such changes in the laws and regulations, or our ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect our operating expenses.

Renewable Energy Markets

As part of our business strategy, we market the electricity provided from our charging stations as 100% renewable. Any claims EVgo makes to consumers about our use of renewable energy are subject to regulation by the FTC. The FTC Green Guides require all non-renewable energy use to be matched with RECs in order to make renewable energy claims and may also require certain statements regarding the sources of renewable energy and related RECs. Failure to comply with such regulations can result in substantial monetary penalties or otherwise impact our results of operations. Therefore, we purchase certified RECs in order to qualify the electricity we distribute through charging stations as renewable energy, and will continue to purchase certified RECs in the future to substantiate claims that our charging stations are powered by 100% renewable energy.

LCFS Credits

We derive a portion of our revenue from selling regulatory credits earned for participating in Low Carbon Fuel Standard programs in markets where such programs are active — currently in California and Oregon. We earn credits for the sale of energy and, in certain cases, the installation of DCFC infrastructure under California’s FCI program. We sell credits earned through these programs to entities obligated to purchase the credits for compliance or through exchanges. We actively seek to maximize the number of credits generated per kWh of energy sold by sourcing renewable electricity. Our management is actively monitoring proposed LCFS programs in other states, such as Massachusetts, New York, Colorado, Washington and New Mexico as potential future revenue streams. The availability of such credits depends on continued governmental support for these programs and regulatory frameworks that make it possible for us to participate in these credit markets.

CPUC Settlement

In November 2012, the Federal Energy Regulatory Commission approved an agreement (the “Settlement Agreement”) between NRG and the California Public Utilities Commission (the “CPUC”) to settle outstanding legal claims against certain affiliates of NRG. Under the terms of the Settlement Agreement, NRG was required to invest $102.5 million for the construction and operation of a fee based EV charging network in California, to be owned and operated by us. Specifically, the Settlement Agreement required NRG, though us, to build at least 200 publicly available fast-charging EV stations and perform the associated work to prepare 10,000 commercial and multi-family parking spaces for EV charging in California. Following Vision Ridge’s acquisition of a majority interest in EVgo, NRG retained its original financial obligation under the Settlement Agreement and contracted with us to continue to build the remaining EV charging stations and commercial and multi-family parking spaces for EV charging. NRG directly reimbursed us for costs incurred in fulfilling the obligations under the Settlement Agreement. As of December 31, 2020, we have fulfilled all of our obligations to NRG related to the CPUC Settlement.

Employees

As of March 31, 2021, we had 152 employees, including 145 regular full-time employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We have never experienced a work stoppage and believes it maintains positive relationships with its employees.

Facilities

Our primary office is located at 11835 W. Olympic Blvd., Ste. 900E, Los Angeles, California 90064. We also maintain a testing facility at 138 Sheldon Street, El Segundo, California 90245.

Legal Proceedings

From time to time, EVgo may be a party to legal proceedings or subject to claims arising in the ordinary course of business. EVgo is not currently a party to any material legal proceedings.

Management

Management and Board of Directors

Our directors and executive officers and their ages as of July 20, 2021 are as follows:

Name	Age	Position
Executive Officers
Cathy Zoi	59	Chief Executive Officer and Director
Ivo Steklac	58	Chief Operating and Technology Officer
Olga Shevorenkova	33	Chief Financial Officer
Jonathan Levy	38	Chief Commercial Officer
Francine Sullivan	48	Chief Legal Officer and General Counsel
Non-Employee Directors
David Nanus(2)	46	Director
Elizabeth Comstock(1)(2)(3)	60	Director
Joseph Esteves	60	Director
Darpan Kapadia	48	Director
John King	55	Director
Kate Brandt(3)	36	Director
Rodney Slater(1)(2)(3)	66	Director
Patricia K. Collawn(1)(2)(3)	62	Lead Independent Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

Executive Officers

Cathy Zoi. Cathy Zoi has served as our Chief Executive Officer and as a director since July 2021. Prior to the closing of the Business Combination, she served as the Chief Executive Officer of HoldCo, beginning in November 2017, and as a member of the board of Holdings, beginning in January 2020. Ms. Zoi joined EVgo as Chief Executive Officer in November 2017 and has led EVgo’s growth and its establishment as the preeminent public fast charging network in the U.S. Ms. Zoi came to EVgo as a distinguished executive with decades of experience in the clean energy, investing and policy communities.

She has held numerous Chief Executive Officer and senior executive positions in the energy industry, government, academia and non-profit sectors. She is a co-founder of Odyssey Energy, a distributed generation software company, and served as its President from June 2016 to November 2017. Ms. Zoi continues to serve as the Chairman of Odyssey Energy, a position she has held since November 2017. She was founding Chief Executive Officer of Frontier Power, a rural electrification company incubated by SunEdison, and served in that position from June 2015 to June 2016. Prior to that, Ms. Zoi was an energy investor at Silver Lake from 2011 to 2013 and Bayard Capital from 2003 to 2006. She has also served on the board of directors of Ice Energy, SES and Pacific Solar, and was a management consultant at ICF and Next Energy. She served in the Obama Administration as Assistant Secretary and Acting Under Secretary at the Department of Energy, where she oversaw more than $30 billion in energy investments. Ms. Zoi was also the founding Chief Executive Officer of both the Alliance for Climate Protection, established and chaired by U.S. Vice President Al Gore, and the Sustainable Energy Development Authority, a $50 million fund to commercialize clean energy technologies in Australia. In the early 1990s, Zoi was Chief of Staff for Environmental Policy in the Clinton White House, and she pioneered the Energy Star program while at the EPA. Ms. Zoi was also an adjunct professor and Precourt Energy Scholar at Stanford University, where she taught and did research between 2012 and 2017. Ms. Zoi has a B.S. in Geology from Duke University and an M.S. in Engineering from Dartmouth.

We believe that Ms. Zoi is qualified to serve as a director because of her operational and historical expertise gained from serving as EVgo’s Chief Executive Officer and her extensive professional and educational experience in the energy industry.

Ivo Steklac. Ivo Steklac has served as our Chief Operating and Technology Officer since July 2021 and prior to that, Mr. Steklac served as the Chief Operating and Technology Officer of Holdco from August 2018 until the closing of the Business Combination. Mr. Steklac is responsible for the design, development and day to day operations of EVgo’s products and systems. With more than three decades of experience in the energy sector, Mr. Steklac joined EVgo in August 2018, coming most recently from True North Venture Partners, where he served as an Operating Partner and Chief Executive Officer of AquaHyrdrex, Inc., an electrolysis technology company, from November 2016 to January 2018. Prior roles include General Manager of SunPower Corporation from August 2013 to November 2016, Chief Customer Officer at C3 Energy, an energy conservation products company, from February 2013 to July 2013 and Chief Operating Officer of Tendril Networks, Inc., an energy management software company, from February 2010 to January 2013. Mr. Steklac holds degrees in Electrical Engineering and Computer Science from Queen’s University in Kingston, Ontario.

Olga Shevorenkova. Olga Shevorenkova has served as our Chief Financial Officer since July 2021 and prior to that, she served as the Chief Financial Officer of Holdco from July 2019 until the closing of the Business Combination. Ms. Shevorenkova joined EVgo in August 2018. Prior to serving as EVgo’s Chief Financial Officer, Ms. Shevorenkova served as Vice President of Corporate Development and Strategy from August 2018 to July 2019. Ms. Shevorenkova is responsible for finance, accounting, purchasing, analytics, HR and billing operations. Ms. Shevorenkova’s prior experience includes eight years of investment and transaction advisory services in sustainable infrastructure, including serving as Vice President of Greentech Capital Advisors, an investment bank solely focused on sustainable infrastructure, from May 2011 to July 2018. Ms. Shevorenkova has a MSc Degree in Management, Technology and Economics from ETH Zurich and a BSc Degree in Applied Mathematics and Informatics from Moscow State University.

Jonathan Levy. Jonathan Levy has served as our Chief Commercial Officer since July 2021 and prior to that, he served as the Chief Commerical Officer of Holdco from December 2020 until the closing of the Business Combination. Mr. Levy manages the EVgo team responsible for revenue generation and strategic partnerships, network development, marketing and communications, planning and public funding, and advancing transportation electrification market development. Mr. Levy has held multiple roles at EVgo, including Vice President, Strategic Initiatives from May 2018 to February 2020, Senior Vice President, Business Development from February 2020 to December 2020, and his current role, Chief Commercial Officer, which he has held since December 2020. Prior to joining EVgo in May 2018, Levy was the Director of Policy and Strategy at Vision Ridge Partners, an investment firm focused on sustainable real assets based in Boulder, Colorado, from July 2015 to May 2018. Mr. Levy started his career on Capitol Hill as a policy advisor to then-Congressman Rahm Emanuel and served in the Obama Administration in a variety of positions at the U.S. Department of Energy and the White House, concluding his federal service as Deputy Chief of Staff to U.S. Energy Secretary Ernest Moniz. Over the course of his career, Mr. Levy has consistently tackled issues at the intersection of policy, politics and execution. Mr. Levy also serves on the board of directors of Veloz, a non-profit organization focused on increasing awareness and adoption of EVs, and EDTA, the Electric Drive Transportation Association. Mr. Levy graduated magna cum laude from Emory University with a B.A. in Political Science.

Francine Sullivan. Francine Sullivan has served as our Chief Legal Officer and General Counsel since July 2021 and prior to that, she served as General Counsel of Holdco from May 2021 until the closing of the Business Combination. Ms. Sullivan leads our legal and compliance team. Ms. Sullivan has spent the past 16 years in the clean energy sector. Prior to joining EVgo in May 2021, Ms. Sullivan served as Vice President, Business Development for REC Silicon ASA (“REC”), a publicly listed Norwegian solar and advanced materials company. Based out of the Houston, Texas office, she was focused on developing opportunities and partnerships in the advanced lithium ion battery industry. Ms. Sullivan first joined REC in 2010 when it was the world’s largest integrated solar company and held various executive positions including Chief Legal Officer and US General Counsel. Ms. Sullivan has had an extensive international legal career, advising leading investment banks and private equity firms, serving in the energy and finance groups of some of the world’s leading law firms including Milbank LLP in Los Angeles and New York, Freshfields Bruckhaus Deringer in Asia and in Europe and King & Wood Mallesons in Australia. Ms. Sullivan received her Bachelor of Laws (Honors) and Bachelor of Commerce (Economics & Finance) from the University of Melbourne and is licensed to practice law in both California and New York.

Directors

David Nanus. David Nanus has served on the Board as Chair since July 2021. Previously, Mr. Nanus served on the board of EVgo Holdings, LLC, a position he has held since LS Power’s acquisition of EVgo in January 2020. Mr. Nanus also currently serves as a member of the Management Committee and Investment Committee and as Co-Head of the Private Equity business at LS Power, a role he has held since 2017. Prior to his appointment as Co-Head of Private Equity, Mr. Nanus served as Senior Managing Director in the Private Equity business. Mr. Nanus joined LS Power in 2005. Prior to joining LS Power, Mr. Nanus was a Vice President in Lazard Freres’ Power and Energy practice, where he advised power and utility companies on mergers and acquisitions and restructuring transactions. Prior to that, Mr. Nanus was an Associate at Dresdner Kleinwort Wasserstein, where he was a member of both the Financial Sponsors and Global Energy practices. Mr. Nanus began his career with Arthur Andersen, where as a member of the Transaction Advisory Services and Audit Groups he was an auditor, and performed due diligence and provided accounting advice related to private equity transactions. Mr. Nanus is President of the Board of Trustees of Solomon Schechter Day School of Bergen County, and is a past member of the Board of Trustees of Success Academy NYC Charter Schools and of the Cornell University Dyson School of Business Undergraduate Program Advisory Council. Mr. Nanus received a B.S. in Applied Economics from Cornell University and an M.B.A. with honors from Columbia Business School. We believe that Mr. Nanus’s experience in the power and energy industries, in finance and accounting, as well as his knowledge of the EVgo business makes him well suited to serve on the Board.

Elizabeth Comstock. Elizabeth Comstock has served on the Board since July 2021. Previously, Ms. Comstock served as CRIS’s Chief Commercial Officer since August 2020. Ms. Comstock served as Chief Commercial Officer of CRIS II since December 2020. From 1990 to 2017, Ms. Comstock served as the Chief Marketing and Commercial Officer at General Electric. Prior to General Electric, Ms. Comstock served as President of Integrated Media at NBC Universal, overseeing television advertising revenue and CRIS’s digital efforts, including early development of hulu.com. She has also been a visiting scholar at Columbia University’s Center for Science and society and frequently advises start up founders and corporate business leaders on commercial strategy, innovation and culture change. Ms. Comstock serves on the board of directors of Nike, Inc. and is a trustee of The National Geographic Society. Ms. Comstock holds a B.S. in biology from the College of William and Mary.

Joseph Esteves. Joseph Esteves has served on the Board since July 2021. Previously, Mr. Esteves served on the board of EVgo Holdings, LLC, a position he held since LS Power’s acquisition of EVgo in January 2020. Mr. Esteves currently serves as the Chief Financial Officer of LS Power, a position he has held since 2008. Mr. Esteves is also the Co-Head of LS Power’s Private Equity business. In addition, he is also a member of LS Power’s Management Committee and Investment Committee and is responsible for LS Power’s financing activity, which includes over $46 billion in debt and equity capital raised since 2005. Mr. Esteves joined LS Power in 2004. Prior to joining LS Power, Mr. Esteves served as Executive Vice President at Comverge, Inc., a power technology firm serving electric utilities, from 2001 to 2004. Previously, he spent fifteen years with major investment banking firms focused on the Energy and Power industries. Those roles included Managing Director and Region Head Project Finance at UBS; Vice President, Structured Finance at Goldman Sachs & Co. and Vice President, Corporate Finance at Salomon Brothers Inc. Mr. Esteves received an M.B.A. from the Wharton School and a B.EE from the Cooper Union. We believe Mr. Esteves’s financial expertise and experience in the electric power and finance industries make him well suited to serve on the Board.

Darpan Kapadia. Darpan Kapadia has served on the Board since July 2021. Mr. Kapadia currently serves as the Chief Operating Officer of LS Power, a position he has held since May 2017, and is a member of the firm’s Management Committee and Investment Committee, overseeing one of the largest private power generation, transmission and energy infrastructure companies in the United States. Prior to his appointment as Chief Operating Officer of LS Power, Mr. Kapadia was Head of Strategy from December 2009 to May 2017. He is also a member of the investment committees of Edge Principal Advisors and Marmora Capital, two affiliated companies that invest across real estate and other alternative asset classes. Prior to joining LS Power in 2004, Mr. Kapadia was a Vice President at Goldman, Sachs & Co. where he managed assets for institutional and private clients. Prior to that, Mr. Kapadia was a Senior Consultant with PricewaterhouseCoopers LLP where he provided strategic and financial advisory services to corporations. Mr. Kapadia received a B.A. in Economics with Phi Beta Kappa honors from the College of William and Mary and an M.B.A. with highest distinction from the Kellogg Graduate School of Management at Northwestern University. He is a member of the William and Mary Foundation Board of Trustees, the William and Mary Public Policy Advisory Board and Kellogg’s Alumni Council. We believe Mr. Kapadia’s experience in the power generation, transmission and energy infrastructure sectors makes him well suited to serve on the Board.

John King. John King has served on the Board since July 2021. Mr. King currently serves as Executive Vice President and on the Investment Committee at LS Power. In his current capacity Mr. King oversees LS Power’s Western business activities and battery energy storage business efforts. Mr. King joined LS Power in March 2006. Upon joining LS Power, he established LS Power’s solar power business, developing some of the earliest utility scale solar projects completed in the U.S. He also previously held oversight responsibility for LS Power’s portfolio of operating power plants from January 2013 to October 2017. Prior to joining LS Power, he worked at Calpine Corporation from 1994 to 2005 in various positions, including as a Senior Vice President with responsibilities for Calpine’s business development in the Western United States and International business activities. Mr. King previously served as a board member of the Calpine Power Income Fund, an unincorporated open ended, limited purpose trust. Mr. King received a B.S.C. from Santa Clara University and an M.B.A. from California State University, Hayward. We believe Mr. King’s extensive experience in the power generation and renewable energy sectors makes him well suited to serve on the Board.

Kate Brandt. Kate Brandt has served on the Board since July 2021. Ms. Brandt serves as Google’s Sustainability Officer, a position which she has held since May 2018, and leads sustainability across Google’s worldwide operations, products and supply chain. In this role, she coordinates with Google’s data centers, real estate, supply chain, and product teams to ensure Google is capitalizing on opportunities to strategically advance sustainability. Before serving as Sustainability Officer, she worked as the Lead for Sustainability at Google from July 2015 to May 2018. Previously Ms. Brandt served as the United States’ first Federal Chief Sustainability Officer from May 2014 to July 2015. In that capacity, she was responsible for promoting sustainability across Federal Government operations including 360,000 buildings, 650,000 vehicles, and $445 billion annually in purchased goods and services. Prior to that, Ms. Brandt held senior roles at the Departments of Energy and Defense. She received an A.B., with honors, from Brown University and an M.Phil. in International Relations from the University of Cambridge, where she was a Gates Cambridge Scholar. She serves on the boards of BSR, The Institute at Brown for Environment and Society, The Roosevelt Institute, and the Corporate Eco Forum. Ms. Brandt serves as a Strategic Advisor to LS Power and is being nominated to the board of directors in connection therewith. We believe Ms. Brandt’s experience in sustainability initiatives in both the private and public sector makes her well suited to serve on the Board.

Rodney Slater. Rodney Slater has served on the Board since July 2021. Secretary Slater currently serves as a Partner at Squire Patton Boggs (US) LLP, where he leads the firm’s transportation practice, and has served since 2001. Prior to that, he served as the 13th United States Secretary of Transportation under President Bill Clinton from 1997 to 2001. In that capacity, Secretary Slater oversaw several significant legislative initiatives, including the Transportation Equity Act for the 21st Century (TEA-21), which guaranteed $200 billion in surface transportation investment though 2003, and the Wendell H. Ford Aviation Investment Reform Act for the 21st Century (AIR-21), which provided $46 billion to improve the safety and security of the nation’s aviation system. Prior to that, Secretary Slater served as Administrator of the Federal Highway Administration, and held a number of leadership positions in federal and state government related to transportation. He received a B.S. from Eastern Michigan University in 1977, a J.D. from the University of Arkansas in 1980 and completed additional studies through the Advanced Leadership Initiative program at Harvard University in 2011. Secretary Slater is a director of Verizon Communications Inc., chairman of the board of directors of the Squire Patton Boggs Foundation and served as a director of Kansas City Southern from 2001 to 2019 and Transurban Group from 2009 to 2018. Secretary Slater also served as a director of Northwest Airlines Corp from May 2007 until October 2008, when it completed its merger with Delta Air Lines, Inc. Following the merger, Secretary Slater served as a director of Delta Air Lines, Inc. from October 2008 until June 2011. We believe Secretary Slater’s significant public and private sector experience related to the transportation industry makes him well suited to serve on the Board.

Patricia K. Collawn. Patricia K. Collawn has served on the Board since July 2021. Ms. Collawn has more than 25 years of leadership experience in the utility and power industry. She is currently Chairman, President and Chief Executive Officer of PNM Resources Inc. (“PNM Resources”). She has served as Chairman of PNM Resources since January 2012 and has served as President and Chief Executive Officer since March 2010. She previously served as President and Chief Operating Officer of PNM Resources from August 2008 to February 2010. Ms. Collawn joined PNM Resources in June 2007. Prior to joining PNM Resources, she was President and Chief Executive Officer of Public Service Company of Colorado, an Xcel Energy, Inc. subsidiary, from October 2005 to June 2007. She was President of Customer and Field Operations at Xcel Energy from July 2003 to October 2005. She also held an executive role at Arizona Public Service Company. Outside the energy industry, Ms. Collawn held management positions at PriceWaterhouse and Quaker Oats.

In April 2020, Ms. Collawn joined the board of directors of Equitrans Midstream Corporation, a NYSE-listed natural gas midstream services company providing infrastructure solutions for the energy industry, and serves on its management development and compensation committee and health, safety, security and environmental committee. Ms. Collawn will step down as Chairman, President and Chief Executive Officer of PNM Resources upon the closing of its merger with Avangrid, Inc., which PNM Resources expects to close in the second half of 2021. Ms. Collawn also serves on the boards of directors of Nuclear Electric Insurance Limited, EEI, a national association of investor-owned electric companies, and EPRI, an independent, nonprofit center for public interest energy and environmental research, including sustainability and carbon reduction matters for the electric industry. From 201 to 2018, Ms. Collawn served as the first female chairman of the board of directors of EEI, having previously served as the organization’s Vice Chairman since 2015. Ms. Collawn served in 2017 and 2019 as Chairman of EPRI.

Ms. Collawn received an MBA from the Harvard Business School and a BA in Journalism, summa cum laude, from Drake University. We believe Ms. Collawn’s knowledge of the energy industry and the complex regulatory structures of the industry along with her substantial experience as the Chairman, President, Chief Executive Officer and Chief Operating Officer of a publicly traded company make her well suited to serve on the Board.

Board Composition

Our business affairs are managed under the direction of our board of directors. Our board of directors consists of nine members.

Our bylaws provide that the number of directors, which will be fixed at nine members, may be increased or decreased from time to time by a resolution of our board of directors. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The directors will hold their office for a term of three years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. The term of office of the first class of directors, consisting of Elizabeth Comstock, Joseph Esteves and John King, will expire at our first annual meeting of stockholders following the special meeting. The term of office of the second class of directors, consisting of Darpan Kapadia, Rodney Slater and Kate Brandt, will expire at the second annual meeting of stockholders following the special meeting. The term of office of the third class of directors, consisting of Cathy Zoi, David Nanus and Patricia K. Collawn, will expire at the third annual meeting of stockholders following the special meeting.

Director Independence

The Board determined that each of Elizabeth Comstock, Rodney Slater and Patricia K. Collawn qualify as independent directors, as defined under the listing rules of Nasdaq and applicable SEC rules. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Following the completion of the Business Combination, Holdings controlled a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. Following the Business Combination, we intend to utilize some or all of these exemptions. As a result, we may not have a majority of independent directors on the Board. In addition, we may not establish a compensation committee or a nominating and governance committee, and to the extent such committees are established, they may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

In addition, our corporate governance guidelines (“Corporate Governance Guidelines”) provided that when the position of chair of the Board (the “Chair”) is not held by an independent director, a lead independent director may be designated by the Board (the “Lead Independent Director”). Because Mr. Nanus serves as the Chair following the Business Combination and is not considered independent under Nasdaq rules, the Board designated Patricia K. Collawn as the Lead Independent Director. The Lead Independent Director’s duties include presiding at executive sessions of independent directors and serving as a liaison between the Chair and the independent directors of the Board.

Committees of the Board of Directors

After the Business Combination, our board of directors had three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Effective as of the consummation of the business combination, our board of directors continue to maintain the audit committee, a compensation committee and a nominating and corporate governance committee, and our board of directors amended and restated the charter of each committee to have the responsibilities described below. Because we are a “controlled company” under Nasdaq rules following the business combination, we are not required to establish or maintain a compensation committee or a nominating and corporate governance committee. Although we were not required to do so, we maintained our compensation and nominating and governance committees following the Business Combination. Members will serve on each committee until their resignation or until otherwise determined by our board of directors. Each committee will operate under a charter approved by our board of directors. Following the consummation of the Business Combination, copies of each charter were posted on the Corporate Governance section of EVgo’s website at www.evgo.com. EVgo’s website and the information contained on, or that can be accessed through, EVgo Inc.’s website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Audit Committee

The initial members of the audit committee are Patricia K. Collawn, Rodney Slater and Elizabeth Comstock, with Ms. Collawn serving as the chair of the audit committee. Under Nasdaq’s listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Patricia K. Collawn, Rodney Slater and Elizabeth Comstock meet the independent director standard under Nasdaq’s listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is expected to be financially literate and our board of directors determined that Patricia K. Collawn qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The amended audit committee charter details the principal functions of the audit committee, including:

•	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence and (4) the performance of our internal audit function and the independent registered public accounting firm;

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The initial members of the compensation committee are Elizabeth Comstock, Rodney Slater, David Nanus and Patricia K. Collawn, with Ms. Comstock serving as the chair of the compensation committee. Because we are a “controlled company” following the Business Combination within the meaning of Nasdaq’s corporate governance standards, our compensation committee is not required to be comprised solely of independent directors.

The amended compensation committee charter details the principal functions of the compensation committee, including:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including the Chief Executive Officer;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Nominating and Corporate Governance Committee

The initial members of the nomination and governance committee are Rodney Slater, Elizabeth Comstock, Kate Brandt and Patricia K. Collawn, with Mr. Slater serving as the chair of the nomination and corporate governance committee. Because are a “controlled company” following the Business Combination within the meaning of Nasdaq’s corporate governance standards, we are not required to have independent director oversight of director nominations or a nominating and corporate governance committee and comprised solely of independent directors.

The amended nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

•	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing and recommending to the Board and overseeing implementation of our Corporate Governance Guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers serves, or in the past fiscal year has served, as a member of the Board or compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

Code of Conduct

We adopted a code of conduct that will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. To the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Limitation on Liability and Indemnification Matters

Our charter that became effective immediately following the Business Combination contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our charter that become effective immediately following the Business Combination and our bylaws provide that the Company is required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We entered into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Executive Compensation

We are considered a smaller reporting company and an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer, and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2020, our named executive officers were:

•	Catherine Zoi, Chief Executive Officer and Director;

•	Ivo Steklac, Chief Operating Officer and Chief Technology Officer; and

•	Olga Shevorenkova, Chief Financial Officer.

Our compensation policies and philosophies are designed to align compensation with business objectives, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. Prior to the formation of our compensation committee following the Business Combination, our board of directors, with input from our Chief Executive Officer, has historically determined the compensation of our named executive officers. We have historically linked annual performance bonuses to performance objectives.

The compensation of our named executive officers has primarily consisted of salary, equity-based incentive awards and an annual discretionary performance bonus.

2020 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to named executive officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Catherine Zoi	2020	406,850	1,375,119	(1)	—	1,699,200	8,550	3,489,719
Chief Executive Officer and Director
Ivo Steklac	2020	309,000	472,536	(1)	—	849,600	8,550	1,639,686
Chief Operating Officer and Chief Technology Officer
Olga Shevorenkova	2020	300,000	478,145	(1)	—	849,600	8,550	1,636,295
Chief Financial Officer

(1)	Each of the named executive officers have two separate bonus awards in respect of the 2020 fiscal year. Each named executive officer has received a transaction bonus paid in January 2020 upon the closing of LS Power’s acquisition of EVgo in the following amounts: $1,069,982 for Ms. Zoi, $356,661 for Mr. Steklac and $298,145 for Ms. Shevorenkova. Each named executive officer also received a discretionary cash bonus amount pursuant to EVgo’s 2020 annual bonus program, and were paid in March 2021 based on the Company’s achievement of individual and business milestones. Bonuses awarded with respect to the 2020 annual bonus program to Ms. Zoi, Mr. Steklac, and Ms. Shevorenkova were $305,137, $115,875, and $180,000 respectively.

(2)	During the 2020 fiscal year, each of the named executive officers received a grant of profits interests in EVgo Management Holdings LLC (“Management Holdings”), a holding company formed for the purpose of holding equity-based awards, that provide each of the named executive officers with the opportunity to earn appreciation consistent with that of Holdings’ Class A units and Class B units. A description of these profits interests may be found in “ — Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End” section of this prospectus. We believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock appreciation rights or stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” Amounts disclosed in this column reflect a grant date fair value of the incentive units in accordance with FASB ASC Topic 718. See Note 2 of the notes to our consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(3)	Amounts in this column consist of the contributions we made on each executive’s behalf for the respective year into the ADP TotalSource Retirement Savings Plan.

Narrative Disclosure to the Summary Compensation Table

Employment Agreements

Each of the named executive officers entered into an employment agreement with us on January 15, 2020 (each, an “Employment Agreement,” and collectively, the “Employment Agreements”). The narrative below summarizes the payments and benefits that each named executive officer is currently eligible to receive on an annual basis.

Base Salary

Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The Employment Agreements provide for annual salaries of $406,850, $309,000 and $300,000 for Ms. Zoi, Mr. Steklac and Ms. Shevorenkova, respectively.

Bonus Compensation

Each named executive officer is entitled to participate in our annual cash bonus plan that is applicable for the relevant fiscal year. The annual cash bonus plan provides for discretionary bonuses based on overall company, department and individual performance. Under the Employment Agreements, the annual target cash bonus opportunity for the named executive officers is set as a percentage of each named executive officer’s base salary. The target cash bonus opportunities are set as follows: 100% for Ms. Zoi, 50% for Mr. Steklac and 75% for Ms. Shevorenkova. Bonuses awarded for fiscal 2020 to Ms. Zoi, Mr. Steklac, and Ms. Shevorenkova were $305,137, $115,875, and $180,000 respectively and paid in March 2021.

In addition to the annual bonus, each named executive officer received a cash retention bonus in January 2020 in connection with the closing of LS Power’s acquisition of EVgo.

Other Compensation Elements

Each named executive officer is entitled to vacation and paid time off in accordance with the terms and conditions of the applicable plan or policy. Subject to the terms of any applicable plans, policies or programs, each named executive officer is entitled to receive such employee benefits, including any and all medical, dental, vision, prescription, life, short-term and long-term disability, and flexible spending plans available to senior executive employees generally, and such other benefits as we may from time to time establish for the named executive officers. Each named executive officer is reimbursed by us for all ordinary and reasonable expenses incurred in the course of the performance of employment services. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code in which employees, including our named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. See “— Additional Narrative Disclosure — Retirement Benefits” for more information.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding equity-based awards held by the named executive officers as of December 31, 2020. All awards are issued by Management Holdings to each named executive officer.

	Option Awards
Name	Date of Grant of Options	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(1)
Catherine Zoi	1/16/20	—	60,000	10	N/A
	1/16/20	—	60,000	20	N/A
	1/16/20	—	60,000	30	N/A

	Option Awards
Name	Date of Grant of Options	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(1)
Ivo Steklac	1/16/20	—	30,000	10	N/A
	1/16/20	—	30,000	20	N/A
	1/16/20	—	30,000	30	N/A
Olga Shevorenkova	1/16/20	—	30,000	10	N/A
	1/16/20	—	30,000	20	N/A
	1/16/20	—	30,000	30	N/A

(1)	During the 2020 fiscal year, each of the named executive officers received a grant of incentive units in Management Holdings. The number of incentive units reflected in the table represents the number of common units of Management Holdings, and not a number of shares of Class A Common Stock. The incentive units are structured as profits interests for tax purposes. Profits interests such as the incentive units do not require the payment of an exercise price nor do they have an expiration date; however they only entitle the holder thereof to receive value if and to the extent the underlying security appreciates in value following the grant of the award. Because of this appreciation feature, we believe profits interest awards are economically similar to stock options or stock appreciation rights for purposes of the SEC disclosure rules. Awards reflected as “Unexercisable” are incentive units that have not yet vested. Awards reflected as “Exercisable” are incentive units that have vested, but have not yet received payment in respect thereof. Awards generally vest with respect to 65% of the units granted in equal annual installments over four years and with respect to 35% of the units granted upon a sale of the company, in each case subject to a named executive officer’s continued employment with us through the applicable vesting date. For a more detailed description of how and when the profits interest awards could become vested and when such awards could begin to receive payments, please read the discussion below.

(2)	The incentive awards do not have an “exercise price” in the same sense that a true stock option award would have an exercise price. Instead, each incentive award has a “hurdle price,” “threshold” or “base price” associated with the award. Each incentive unit will entitle the holder to receive distributions only if the aggregate distributions made by Management Holdings in respect of each common unit issued and outstanding on or prior to date of the grant of the incentive unit exceeds the hurdle price or threshold. The thresholds are set at the time of grant and typically represents the estimated fair value of a common unit or a multiple of fair value on the date of grant. The figure reflected in this column is the threshold assigned to each incentive unit.

Narrative Disclosure to Outstanding Equity Awards at 2020 Fiscal Year-End

During the 2020 fiscal year, each of the named executive officers received a grant of incentive units in Management Holdings, a holding company formed for the purpose of holding equity-based awards, that provide named executive officers with the opportunity to earn appreciation consistent with that of a Class A and Class B Unit of Holdings. The incentive unit awards each named executive officer has received in Management Holdings are designed as profits interest awards. A profits interest award has a $0 intrinsic value at the time of grant, providing the award holder with value only if and when the underlying security grows in value following the grant date of the award above the baseline or threshold value of the award and sufficient cash or property has been distributed to Class A and Class B unitholders. Incentive units awarded to our named executive officers begin to receive distributions once the value of Class A and Class B units of Holdings appreciate above the incentive unit’s threshold value and cash or property is distributed in excess of such threshold by Holdings. The incentive units receive an increasing portion of cumulative distributions from Holdings (as distributed through Management Holdings) as cumulative per-share distributions to all Holdings’s unitholders increase above the threshold values assigned to an incentive unit on the grant date. The right of incentive unit holders to receive distributions increases ratably between the thresholds or baseline values at which the units are awarded. For example, if on the date of a distribution the cumulative distributions to Class A and Class B members of Holdings was $14 per unit, an incentive holder would have the right to receive distributions in respect of 100% of the units issued at a $10 per unit threshold and 40% of the units issued at a $20 per unit threshold as the $14 per unit value is 40% between the $10 and $20 thresholds. At and above the highest threshold, each incentive unit holder is entitled to receive 100% of distributions attributable to their incentive units. This provides compensation opportunities to our named executive officers economically most similar to that of stock options or stock appreciation rights granted with exercise prices that range between one and three times the fair market value per share on the date of grant. Accordingly, for purposes of the SEC’s disclosure rules, we have reflected incentive units granted to our named executive officers in the “option” column of the Outstanding Equity Awards at 2020 Fiscal Year-End table with the participation thresholds reflected as an “option exercise price” per incentive unit. By granting with increasing threshold values, the incentive units were designed to provide our named executive officers with financial rewards only if the value of Holdings appreciated meaningfully above its value on the grant date. If Holdings makes periodic cash distributions or there is a liquidation or termination event, the incentive unit award holders are eligible to receive cash distributions in accordance with the terms of the Management Holdings’ limited liability company operating agreement. Each incentive unit presented in the Outstanding Equity Awards at 2020 Fiscal Year-End table above entitles the holder thereof to 0.000015% of the cumulative distributions from Management Holdings above the initial threshold.

The incentive units vest with respect to 65% of the total grant based on a named executive officer’s continued service with us (the “Time-Vesting Units”), with 25% of the Time-Vesting Units vesting on each of the first, second, third and fourth anniversaries of the grant date, subject to a named executive officer’s continued employment with us through the applicable vesting date. The incentive units vest with respect to 35% of the total grant in the event of a “Sale of the Company” (as defined in the incentive unit grant agreement), subject to a named executive officer’s continued employment with us through the consummation of the Sale of the Company. In connection with the Business Combination the definition of Sale of the Company was clarified to include a sale by Holdings of fifty percent or more of the interests it holds in the Company as of the Closing Date. No portion of the incentive units vested upon the consummation of the Business Combination, and the Business Combination did not otherwise alter the vesting or payment schedule of existing, outstanding incentive units. In connection with the receipt of incentive units, each named executive officer also agreed to confidential information, non-competition and non-solicitation covenants in favor of us and Management Holdings.

Following the Closing Date, no additional grants of equity-based incentive awards in Management Holdings pursuant to the Management Holdings’ limited liability company operating agreement will be made to our named executive officers. From and following the Closing Date, the Incentive Plan (as defined below) is the only program under which our named executive officers are eligible to receive equity-based compensation awards.

Incentive Plan

In connection with the Business Combination, the stockholders of the Company considered and approved the EVgo Inc. 2020 Long Term Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the Board on March 26, 2021. The Incentive Plan became effective immediately upon the Closing.

Purpose. The Incentive Plan is intended to allow the Company to attract, retain and motivate qualified persons as employees, directors and other service providers to us and our subsidiaries. The Incentive Plan also provides a means through which such persons can acquire and maintain stock ownership or awards, the value of which are tied to the Company’s performance, thereby strengthening their concern for the Company and its subsidiaries.

Share Reserve. Subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of shares of Class A Common Stock that may be issued pursuant to Awards under the Incentive Plan is equal to 33,918,000 shares of Class A Common Stock (the “Share Pool”), and all of such shares are available for issuance upon the exercise of ISOs. If an Award under the Incentive Plan is forfeited, cancelled, settled for cash, expires or is otherwise terminated without the actual delivery of shares, any shares subject to such Award will again be available for new awards under the Incentive Plan.

Eligibility. Employees, non-employee directors, consultants and other individual service providers of us and our subsidiaries are eligible to receive awards under the Incentive Plan. Eligible individuals to whom an Award is granted under the Incentive Plan are referred to as “Participants.” The Company and its subsidiaries currently have approximately 5 executive officers, 200 other employees, 8 non-employee directors and no other service providers who are eligible to participate in the Incentive Plan.

Administration. Our board of directors (or a committee or two or more directors appointed by our board of directors) administers the Incentive Plan (as applicable, the “Administrator”). Subject to the terms of the Incentive Plan and applicable law, the Administrator has broad authority to select Participants to receive awards, determine the types and amounts of awards, to determine, modify, waive or adjust the terms and conditions of awards, and interpret provisions of the Incentive Plan. Subject to applicable law, the Administrator is also authorized to interpret the Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Incentive Plan, to delegate duties under the Incentive Plan, to terminate, modify or amend the Incentive Plan (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Incentive Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan in the manner and to the extent the Administrator deems necessary or desirable.

Types of Awards. The Incentive Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”); (ii) stock options that do not qualify as incentive stock options (“Nonstatutory Options,” and together with ISOs, “Options”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock awards (“Restricted Stock Awards”); (v) restricted stock units (“Restricted Stock Units” or “RSUs”); (vi) vested stock awards (“Stock Awards”); (vii) dividend equivalents; (viii) other stock- or cash-based awards; (ix) cash awards; and (x) substitute awards (referred to collectively with the other awards as the “Awards”).

Options. An Option represents a right to purchase Class A Common Stock at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to employees of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the Incentive Plan will be stated in the option agreement and may vary; however, except in limited circumstances, the exercise price for an Option must not be less than the fair market value per share of Class A Common Stock as of the date of grant (or 110% of the fair market value for certain ISOs), nor may the Option be re-priced without the prior approval of the stockholders. Options may be exercised as the Administrator determines, but not later than ten years from the date of grant (or five years from the date of grant for certain ISOs). The Administrator determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Administrator, payment in Class A Common Stock, other Awards or other property) and the methods and forms in which Class A Common Stock will be delivered to a Participant.

SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of one share of Class A Common Stock on the date of exercise over the grant price of the SAR, payable in either cash or shares of Class A Common Stock or any combination thereof as determined by the Administrator. The grant price of a share of Class A Common Stock subject to the SAR will be determined by the Administrator, but, except in limited circumstances, in no event will that grant price be less than the fair market value of the Class A Common Stock on the date of grant. The Administrator has the discretion to determine the other terms and conditions of a SAR award. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Class A Common Stock subject to a risk of forfeiture, performance conditions, restrictions on transferability and any other restrictions imposed by the Administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Administrator. Except as otherwise provided under the terms of an Award agreement, the holder of a Restricted Stock Award will generally have rights as a stockholder, including the right to vote the Class A Common Stock subject to the Restricted Stock Award and to receive dividends on the Class A Common Stock subject to the Restricted Stock Award during the restriction period, although the Administrator may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards or deferred without interest to the date of vesting associated with the Restricted Stock Award. Unless otherwise determined by the Administrator and specified in the Award agreement, Class A Common Stock distributed in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Class A Common Stock or other property has been distributed.

Restricted Stock Units. RSUs are rights to receive Class A Common Stock, cash, or a combination of both equal in value to the number of shares of Class A Common Stock covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Administrator will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Administrator.

Stock Awards. The Administrator is authorized to grant vested Class A Common Stock as a Stock Award. The Administrator will determine any terms and conditions applicable to grants of Class A Common Stock, including performance criteria, if any, associated with a Stock Award.

Dividend Equivalents. Dividend equivalents entitle a Participant to receive cash, shares of Class A Common Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Class A Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or Stock Award). The terms and conditions applicable to dividend equivalents will be determined by the Administrator and set forth in an Award agreement.

Other Stock-Based or Cash-Based Awards. Other stock-based Awards are awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of Class A Common Stock. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. The terms and conditions of such Awards shall be determined by the Administrator.

Substitute Awards. Awards may be granted in substitution for any other Award granted under the Incentive Plan or another plan of the Company or its predecessors or subsidiaries or any other right of a person to receive payment from the Company or its subsidiaries. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of certain business transactions, in which case, subject to applicable stock exchange requirements, shares of Class A Common Stock subject to such Awards will not be added to or subtracted from the Share Pool. Substitute awards that are Options or SARs may have an exercise price per share that is less than the fair market value of a share of Class A Common Stock on the date of substitution if the substitution complies with the requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder and other applicable laws.

Director Compensation Limits. Under the Incentive Plan, in a single calendar year, a non-employee director may not be granted Awards, for such individual’s service on our board of directors in excess of $750,000, pro-rated for partial calendar years of service. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first becomes a member of our board of directors, (ii) serves on a special committee of our board of directors, or (iii) serves as lead director. This limit shall be applied without regard to cash fees paid to the non-employee director (or grants of Awards in lieu of all or any portion of such cash fees), or grants of Awards made to the non-employee director during any period in which such individual was an employee, or was otherwise providing services other than in the capacity as a director, of the Company or any affiliate.

Recapitalization. In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to Class A Common Stock, the Administrator will equitably adjust (i) the aggregate number or kind of shares that may be delivered under the Incentive Plan, (ii) the number or kind of shares or amount of cash subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or exercise price of Awards and performance goals, and (iv) the applicable share-based limitations with respect to Awards provided in the Incentive Plan, in each case to equitably reflect such event.

Change in Control. Except to the extent otherwise provided in any applicable Award agreement, no Award will vest solely upon the occurrence of a change in control. In the event of a change in control or other relevant changes to the Company or the Class A Common Stock, the Administrator may, in its discretion, (i) accelerate the time of exercisability of an Award, (ii) require Awards to be surrendered in exchange for a cash payment (including canceling an Option or SAR for no consideration if it has an exercise price or the grant price less than or equal to the value paid in the transaction), (iii) cancel Awards that remain subject to a restricted period as of the date of the change in control without payment of any consideration, or (iv) make any other adjustments to Awards that the Administrator deems appropriate to reflect such change in control or other event.

Tax Withholding. The Company and any of its subsidiaries have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Administrator will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Class A Common Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Administrator deems appropriate.

Limitations on Transfer of Awards. Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, an Award, other than an ISO, with the consent of the Administrator and subject to various conditions stated in the Incentive Plan, including pursuant to a domestic relations order entered or approved by a court of competent jurisdiction. All shares of Class A Common Stock subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the Incentive Plan, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback. All Awards under the Incentive Plan are subject to any clawback policy adopted by us, as in effect from time to time.

Plan Amendment and Termination. The Administrator may amend or terminate any Award or Award agreement or amend the Incentive Plan at any time and our board of directors may amend or terminate the Incentive Plan at any time; however, stockholder approval is required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Administrator does not have the authority, without the approval of the stockholders to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Administrator or the board of directors to amend or terminate any Award, Award agreement or the Incentive Plan, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the Incentive Plan. Unless earlier terminated by action of the board of directors, the Incentive Plan will terminate on the tenth anniversary of the Closing. Awards granted before the termination date of the Incentive Plan will continue to be effective according to their terms and conditions.

Additional Narrative Disclosure

Retirement Benefits

We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including the named executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. We provide matching contributions in amounts determined annually by our management. The contributions made on behalf of the named executive officers for fiscal year 2020 are disclosed above in the notes to the 2020 Summary Compensation Table.

Potential Payments Upon Termination

The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of a termination of employment as of the end of fiscal year 2020 under the Employment Agreements and equity award agreements.

Severance Protections. Upon a termination without cause or a resignation for good reason, and in addition to any unpaid base salary and annual bonus earned through the date of termination, the named executive officers will continue to receive a portion of base salary, paid over the 24 months following such termination of employment in accordance with EVgo’s regular payroll practices. Such amount is equal to 12 months’ base salary for Ms. Zoi, and six months’ base salary for Mr. Steklac and Ms. Shevorenkova.

Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement. Under the terms of the Employment Agreements, each named executive officer agrees not to compete with us or to solicit any of our customers or employees during the term of the named executive officer’s employment and continuing for a period of two years following any termination of employment. The named executive officers also agree not to disclose any confidential information regarding the Company at any time and that all work product developed by the executive during the term of the executive’s employment is the intellectual property of the Company.

Payments upon Death or Disability of Executive. If a named executive officer’s employment terminates due to the named executive officer’s death or disability, the named executive officer is entitled only to receive any unpaid base salary earned through the date of such termination and any earned, but unpaid, annual bonus.

2020 Director Compensation

No members of our board of directors received compensation for their services to us prior to the Closing. In connection with and following the Closing of the Business Combination, we adopted a comprehensive director compensation program in order to attract and retain qualified non-employee directors who are critical to the future success, growth and governance of the Company. The compensation package for our non-employee directors requires a significant portion of the total compensation package to be equity-based to align the interest of our directors with our stockholders. Directors who are also our employees do not receive any additional compensation for their service on our Board. Under the director compensation program, our non-employee directors are entitled to the following compensation:

•	An annual cash retainer of $45,000 for all non-employee directors and an additional $30,000 annual cash retainer for the Lead Director;

•	The following additional cash retainers for non-employee directors serving as the chair of a committee: $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating and Corporate Governance Committee;

•	The following additional cash retainers for non-employee directors serving as a member, but not the chair, of a committee: $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee and $7,500 for members of the Nominating and Corporate Governance Committee;

•	An annual award of restricted stock units pursuant to the Company’s long term incentive plan with a value of $100,000, determined based on the volume weighted average closing price of the Company’s common stock for the fifteen consecutive trading days preceding the date of grant, and which shall vest on the first anniversary of the date of grant, subject to the director’s continued service on the Board through such date;

•	additional award of restricted stock units pursuant to the Company’s long term incentive plan for the first year in which a non-employee director joins the Board with a value of $50,000, determined based on the volume weighted average closing price of the Company’s common stock for the fifteen consecutive trading days preceding the date of grant, and which shall vest on the first anniversary of the date of grant, subject to the director’s continued service on the Board through such date;

Directors are not entitled to any fees related to meeting attendance. Each director is entitled to be reimbursed for reasonable and necessary travel and miscellaneous expenses incurred to attend meetings and activities of the Board or any of its committees. Each director is also indemnified by us for actions associated with serving as a director to the fullest extent permitted under Delaware law.

Further, to align the interests of our directors with the interests of the Company’s other stockholders, our directors must comply with stock ownership guidelines that we established in connection with the Closing of the Business Combination. Within five years of joining the Board each director is required to obtain, and must continue to hold during his or her tenure on the Board, equity with a value (which may be inclusive of the intrinsic value of equity awards (vested or unvested) granted as part of each director’s regular compensation) equal to at least five times such director’s annual cash retainer fees (based on the most recently completed year).

Certain Relationships and Related Transactions

CRIS Related Party Transactions

Founder Shares

On August 10, 2020, the Sponsor purchased 5,750,000 shares of Class B Common Stock for an aggregate purchase price of $25,000. In September 2020, the Sponsor transferred 30,000 shares of Class B Common Stock to Ms. Powell, 25,000 shares of Class B Common Stock to Mr. Kauffman, 25,000 shares of Class B Common Stock to Ms. Alemayehou, 60,000 shares of Class B Common Stock to Ms. Frank-Shapiro and 35,500 shares of Class B Common Stock to certain consultants of CRIS.

The initial stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the shares of Class B Common Stock until the earlier of (A) one year after the completion of an initial business combination and (B) subsequent to an initial business combination, (x) if the last reported sale price of Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, or (y) the date on which CRIS completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of CRIS’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Private Placement Warrants

On October 2, 2020, the Sponsor purchased an aggregate of 6,600,000 warrants at a price of $1.00 per warrant ($6,600,000 in the aggregate) in a private placement. Each private placement warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share. The private placement warrants (including Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Participation in the IPO

The PIMCO private funds or one or more of their respective affiliates, purchased, 1,980,000 units in CRIS’s IPO at the public offering price.

Advance from Related Party

The Sponsor advanced CRIS an aggregate of $2,279 to pay for certain costs in connection with the IPO. The advances were non-interest bearing and due on demand. The outstanding advances were repaid at the closing of the IPO on October 2, 2020. As of December 31, 2020 and March 31, 2021, there were no amounts outstanding in advances from the Sponsor.

Promissory Notes

On August 10, 2020, the Sponsor issued an unsecured promissory note to CRIS (the “IPO Promissory Note”), pursuant to which CRIS was entitled to borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2021 or the consummation of the IPO. The outstanding balance under the IPO Promissory Note was repaid at the closing of the IPO on October 2, 2020. As of December 31, 2020 and March 31, 2021, there were no amounts outstanding under the IPO Promissory Note.

On March 31, 2021, CRIS issued an unsecured promissory note to Holdings (the “Holdings Promissory Note”), pursuant to which CRIS borrowed $280,000 from Holdings in order to pay certain transaction expenses associated with the Business Combination. The Holdings Promissory Note bears interest at a rate of 0.12% compounded annually and is payable on the consummation of the Business Combination. The Holdings Promissory Note was repaid in full in connection with the Business Combination.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor, an affiliate of the Sponsor, or certain of CRIS’s officers and directors or their affiliates were entitled to, but were not obligated to, loan CRIS funds as may be required (“working capital loans”). Upon CRIS completing an initial business combination, if any, CRIS was required to repay the working capital loans out of the proceeds of the Trust Account released to CRIS. Otherwise, the working capital loans would have been repaid only out of funds held outside the Trust Account. In the event that the initial business combination did not close, CRIS was entitled to use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account could be used to repay the working capital loans. The working capital loans would either be repaid upon consummation of the initial business combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such working capital loans may be converted into warrants, at a price of $1.00 per warrant, of the post initial business combination entity. Such warrants would be identical to the private placement warrants. As of December 31, 2020 and March 31, 2021, no working capital loans were outstanding.

Investment in the PIPE

In connection with the execution of the Business Combination Agreement, CRIS entered into Subscription Agreements with a number of PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and CRIS agreed to sell to the PIPE Investors, an aggregate of 40,000,000 shares of Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $400,000,000, in a private placement. CRIS PIPE ONE, LLC purchased 500,000 shares of Class A Common Stock in the PIPE for a total purchase price of $5,000,000. Ms. Comstock, a member of the Board, is an investor in CRIS PIPE ONE, LLC. In addition, the PIMCO private funds or their affiliates will be purchased 5,000,000 shares of Class A Common Stock in the PIPE for a total purchase price of $50,000,000.

Payments to an Affiliate

Commencing as of March 2021, CRIS made payments of approximately $45,000 per month on an annualized basis to Climate Real Impact Solutions Services LLC, an entity owned by Messrs. Cavalier and Crane and managed by Ms. Frank-Shapiro, for consulting services rendered to CRIS. Messrs. Cavalier and Crane also receive health insurance benefits from Climate Real Impact Solutions Services LLC. Upon completion of the Business Combination, CRIS ceased to make any further payments.

EVgo’s Related Party Transactions

Transactions with LS Power

The Company entered into various agreements to facilitate the purchase and sale of California’s LCFS Credits with a subsidiary of LS Power at prevailing market levels after the Merger Date. For the period from January 16, 2020 to December 31, 2020, approximately $1.3 million in LCFS credits was sold to third parties under this arrangement and amounts paid to LS Power’s subsidiary for these services totaled $3,570 and were exclusively for the reimbursement of fees paid by LS Power in performance of the services.

On January 16, 2020, we entered into the LS Power Note with Holdings whereby Holdings funded our operations with loans upon request at an interest rate of the Federal Reserve discount rate plus 7.0% (compounded annually) with a maturity date of January 16, 2027. The LS Power Note did not have a stated credit limit. The LS Power Note was redeemable by Holdings and we had the ability to prepay our obligations under the LS Power Note at any time without prepayment penalties. The amount outstanding under the LS Power Note was $57.0 million and $39.2 million as of March 31, 2021 and December 31, 2020, respectively, which includes $0.9 million and $1.4 million of interest expense incurred during the three months ended March 31, 2021 and the period from January 16, 2020 through December 31, 2020, respectively. The average interest rate on the borrowings outstanding under the LS Power Note was 7.25% for the three months ended March 31, 2021. We received such loans at multiple dates through the year ended December 31, 2020 and the three months ended March 31, 2021. Pursuant to the terms of the Business Combination Agreement, immediately prior to Closing, the LS Power Note was cancelled immediately and deemed to be an equity contribution to the Company, and EVgo had no ongoing liability or obligations with respect to the LS Power Note after such time.

On January 16, 2020, LS Power contributed $5.3 million to the Company for a transaction bonus awarded to certain employees of EVgo, including EVgo’s executive officers, in connection with LS Power’s acquisition of EVgo.

Indemnity Side Letter

In connection with the execution of the Business Combination Agreement, on January 21, 2021, CRIS entered into a letter agreement with the Company and Holdings, pursuant to which, among other things, Holdings agreed to indemnify and hold harmless the Company from and against any and all losses incurred or arising out of litigation related to contingent consideration related to LS Power’s acquisition of EVgo, up to an aggregate amount of $7,000,000. For more information on this litigation, see Note 15 to the audited consolidated financial statements of EVgo included elsewhere in this prospectus.

Agreements Related to the Business Combination

Amended and Restated Limited Liability Company Agreement of OpCo

Following the Closing, we operate our business through SPAC Sub and its subsidiaries, including OpCo. At the Closing, SPAC Sub and Holdings entered into the OpCo A&R LLC Agreement. The operations of OpCo, and the rights and obligations of the holders of OpCo Units, are set forth in the OpCo A&R LLC Agreement.

OpCo Unit Redemption Rights

Subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, pursuant to the OpCo A&R LLC Agreement, each holder of OpCo Units (other than the Company Group) has, subject to certain limitations, the right to cause OpCo to acquire all or a portion of its OpCo Units together with a corresponding number of shares of Class B common stock for, at OpCo’s election, (i) a corresponding number of shares of Class A common stock or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. Alternatively, upon the request for a redemption by a holder of OpCo Units, the Company Group (instead of OpCo) has the right to acquire each tendered OpCo Unit and corresponding share of Class B common stock directly from the redeeming holder of OpCo Units for, at its election, (i) one share of Class A common stock, subject to such conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. In addition, subject to certain exceptions, the Company Group has the right to effect the redemption of all of the OpCo Units held by (i) upon the acquisition by the Company Group of more than 90% of the OpCo Units, all other members of OpCo holding less than five percent of the then outstanding OpCo Units or (ii) upon a change of control of CRIS, each member of OpCo (other than the Company Group). In connection with any redemption of OpCo Units, the corresponding number of shares of Class B common stock will be cancelled.

Distributions and Allocations

Under the OpCo A&R LLC Agreement, SPAC Sub has the right to determine when distributions will be made to the holders of OpCo Units and the amount of any such distributions, except OpCo will be required to make certain tax-related distributions and to make distributions in the event of dissolution. If SPAC Sub authorizes a distribution, such distribution will be made to the holders of OpCo Units generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.

The holders of OpCo Units, including SPAC Sub, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of OpCo. Net income and losses of OpCo generally will be allocated to the holders of OpCo Units on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent OpCo has available cash and subject to the terms of any current or future debt instruments, the OpCo A&R LLC Agreement will require OpCo to make pro rata cash distributions to holders of OpCo Units, including SPAC Sub, in an amount sufficient to allow the Company Group to pay its taxes and to make payments under the Tax Receivable Agreement. In addition, the OpCo A&R LLC Agreement will require OpCo to make non-pro rata payments to SPAC Sub to reimburse it for its corporate and other overhead expenses, which payments are not treated as distributions under the OpCo A&R LLC Agreement.

Registration Rights Agreement

In connection with the Closing, we, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into the Registration Rights Agreement with EVgo Holdings, LLC (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grant certain resale registration rights with respect to (a)  the private placement warrants (including any shares of Class A common stock issued or issuable upon the exercise of any private placement warrants), (b) shares of Common Stock issued or issuable upon conversion of any founder shares, (c) any outstanding shares of Class A common stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A common stock issued or issuable upon exchange of OpCo Units and shares of Class B common stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), subject to the terms and conditions set forth in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we agreed to file with the SEC within 15 business days after the Closing a registration statement registering the resale of the Registrable Securities permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act. We will use our reasonable best efforts to cause the registration statement to become effective and remain effective, in accordance with the Registration Rights Agreement. Additionally, we agreed that, as soon as reasonably practicable after we are eligible to register the Holders’ securities on a registration statement on Form S-3, we will file a new registration statement with the SEC (at our sole cost and expense) and we will use its reasonable best efforts to cause such new registration statement to become effective and remain effective, in accordance with the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with certain customary demand and piggyback registration rights. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Nomination Agreement

On the Closing Date, we, Holdings and each other principal stockholder named therein (collectively, the “Principal Stockholders”) entered into the Nomination Agreement. The Nomination Agreement provides that upon the Closing, our board of directors will consist of nine directors, divided into three classes serving staggered three-year terms.

The Nomination Agreement provides that: (i) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing at least 50% of the number of shares of our Common Stock held by the Principal Stockholders on the Closing Date (the “Initial Share Ownership”), the Principal Stockholders will have the right to nominate five (5) directors to our board of directors; (ii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 50% of the Initial Share Ownership but at least 40% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate four (4) directors to our board of directors; (iii) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 40% of the Initial Share Ownership but at least 30% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate three (3) directors to our board of directors; for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 30% of the Initial Share Ownership but at least 15% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate two (2) directors to our board of directors; and (iv) for so long as the Principal Stockholders beneficially own a number of shares of Common Stock representing less than 15% of the Initial Share Ownership but at least 2.5% of the outstanding shares of Common Stock at any time, the Principal Stockholders will have the right to nominate one (1) director to our board of directors. At any time any of the foregoing provisions described in this paragraph are in effect, the Principal Stockholders may require that the chairperson of the board of directors be one of the Principal Stockholders’ nominees.

The Nomination Agreement also provides that each Principal Stockholder will not transfer (as defined in the Nomination Agreement) any shares of Class A common stock issuable upon exchange of any OpCo Units held by such Principal Stockholder (the “Lock-Up Shares”) until the earlier of (i) 180 days after the Closing, and (ii) subsequent to the Closing, the date the VWAP (as defined in the Nomination Agreement) of the Class A common stock equals or exceeds $12.00 per share for any 20 Trading Days (as defined in the Nomination Agreement) within any 30-Trading Day period or (y) the date following the Closing on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction with a third party that results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Tax Receivable Agreement

Holders of OpCo Units (other than SPAC Sub) may cause each OpCo Unit together with a corresponding share of Class B common stock to be redeemed for, at OpCo’s election, one share of Class A common stock or an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of the Code that will be effective for the taxable year of the business combination and each taxable year in which a redemption of OpCo Units pursuant to the OpCo Unit Redemption Right or the Call Right occurs. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by the Company Group pursuant to the OpCo Unit Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo. These adjustments will be allocated to the Company Group. Further, certain transactions in connection with the business combination may result in adjustments to the tax basis of the tangible and intangible assets of OpCo that may be allocated, in part, to the Company Group. Such adjustments to the tax basis of the tangible and intangible assets of OpCo would not have been available to the Company Group absent its acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the OpCo Unit Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for U.S. federal income tax purposes) the Company Group’s depreciation and amortization deductions and may also decrease the Company Group’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company Group would otherwise be required to pay in the future.

The Company Group entered into the Tax Receivable Agreement with Holdings and LS Power Equity Advisors, LLC, as agent, at the closing of the business combination. The Tax Receivable Agreement generally provides for the payment by the Company Group to Holdings (or its permitted assignees) of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using the estimated impact of state and local taxes) that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the business combination as a result of (i) increases in tax basis that occur as a result of (A) the business combination and (B) the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to an exercise of the OpCo Unit Redemption Right or the Call Right (including any increases in tax basis relating to prior transfers of OpCo Units that will be available to the Company Group as a result of a subsequent acquisition of OpCo Units), and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company Group retains the benefit of the remaining 15% of these net cash savings. In addition, certain of the rights of the holders of OpCo Units (including the right to receive payments) under the Tax Receivable Agreement are transferable in connection with transfers permitted under the OpCo A&R LLC Agreement of the corresponding OpCo Units or after the corresponding OpCo Units have been acquired pursuant to transactions undertaken in connection with the business combination, the OpCo Unit Redemption Right or Call Right.

The payment obligations under the Tax Receivable Agreement are the Company Group’s obligations and not obligations of OpCo, and we expect that the payments the Company Group will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company Group’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company Group’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of OpCo Units, the price of Class A common stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis in the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company Group generates in the future, the timing and amount of any earlier payments that the Company Group may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of the Company Group’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing the Company Group’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company Group’s realization of tax benefits.

We expect that if there were a redemption of all of the outstanding OpCo Units (other than those held by SPAC Sub) immediately after the business combination, the estimated tax benefits to the Company Group subject to the Tax Receivable Agreement would be approximately $657 million, based on certain assumptions, including but not limited to a $10.00 per share trading price of Class A common stock, a 21% U.S. federal corporate income tax rate and estimated applicable state and local income tax rates, no material change in U.S. federal income tax law, and that the Company Group will have sufficient taxable income on a current basis to utilize such estimated tax benefits. If the Tax Receivable Agreement were terminated immediately after the business combination and based on the same assumptions used to estimate the tax benefit, the estimated early termination payment would be approximately $490 million (calculated using a discount rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points, applied against an undiscounted liability of approximately $558 million, representing an amount equal to 85% of the approximately $657 million of estimated tax benefits to the Company Group that are subject to the Tax Receivable Agreement). The foregoing numbers are merely estimates and the actual tax benefits and early termination payments could differ materially.

A delay in the timing of redemptions of OpCo Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the Tax Receivable Agreement as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of OpCo’s taxable income to the redeeming holder of OpCo Units prior to the redemption. Stock price increases or decreases at the time of each redemption of OpCo Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the Tax Receivable Agreement in an amount equal to 85% of the tax-effected change in price. The amounts payable under the Tax Receivable Agreement are dependent upon the Company Group having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the Tax Receivable Agreement. If the Company Group’s projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of the Company Group’s future income tax liabilities.

The foregoing amounts are merely estimates and the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments as compared to the foregoing estimates. Moreover, there may be a negative impact on our liquidity if, as a result of timing discrepancies, acceleration upon a change of control or early termination, or otherwise, (i) the payments under the Tax Receivable Agreement exceed the actual benefits the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement and/or (ii) distributions to SPAC Sub by OpCo are not sufficient to permit the Company Group to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. See “Risk Factors — In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, the Company Group realizes in respect of the tax attributes subject to the Tax Receivable Agreement.” The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having an ownership interest in either OpCo or the Company Group.

In addition, although the Company Group is not aware of any issue that would cause the IRS or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the applicable holders of OpCo Units will not reimburse the Company Group for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against future payments otherwise required to be made, if any, to such holder after the Company Group’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, the Company Group could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company Group’s liquidity.

The term of the Tax Receivable Agreement commenced upon the completion of the business combination and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired and all required payments are made, unless the Tax Receivable Agreement is terminated early (including upon a change of control). Payments will generally be made under the Tax Receivable Agreement as the Company Group realizes actual cash tax savings in periods after consummation of the business combination from the tax benefits covered by the Tax Receivable Agreement. However, if the Company Group experiences a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreement terminates early (at the Company Group’s election or as a result of the Company Group’s breach), the Company Group would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points) and such early termination payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that the Company Group has sufficient taxable income on a current basis to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any OpCo Units (other than those held by SPAC Sub) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.

The Tax Receivable Agreement provides that in the event that the Company Group breaches any of its material obligations thereunder, whether (i) as a result of its failure to make any payment when due (including in cases where the Company Group elects to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or the Company Group has available cash but fails to make payments when due under circumstances where Company Group does not have the right to elect to defer the payment, as described below), (ii) as a result of the Company Group’s failure to honor any other material obligation thereunder, or (iii) by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise, then the applicable holders of OpCo Units may elect to treat such breach as an early termination, which would cause all of the Company Group’s payment and other obligations under the Tax Receivable Agreement to accelerate and become due and payable applying the same assumptions described above.

As a result of either an early termination or a change of control, the Company Group could be required to make payments under the Tax Receivable Agreement that exceed its actual cash tax savings under the Tax Receivable Agreement. In these situations, the Company Group’s obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Class A common stock or reducing the consideration paid in any such transaction to holders of Class A common stock. There can be no assurance that the Company Group will be able to meet its obligations under the Tax Receivable Agreement.

Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the applicable holders of OpCo Units under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of OpCo Units may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before a redemption of OpCo Units may increase the tax liability of applicable holders of OpCo Units without giving rise to any rights to receive payments under the Tax Receivable Agreement. Such effects may result in differences or conflicts of interest between the interests of the applicable holders of OpCo Units and other stockholders.

Payments generally are due under the Tax Receivable Agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of the Company Group’s U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points. Except in cases where the Company Group elects to terminate the Tax Receivable Agreement early or it is otherwise terminated as described above, generally the Company Group may elect to defer payments due under the Tax Receivable Agreement if the Company Group does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement or if the Company Group’s contractual obligations limit its ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest from the due date for such payment until the payment date at a rate of one-year LIBOR (or an agreed successor rate, if applicable) plus 550 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of one-year LIBOR (or an agreed successor rate, if applicable) plus 100 basis points if the Company Group is unable to make such payment as a result of limitations imposed by existing credit agreements. The Company Group has no present intention to defer payments under the Tax Receivable Agreement.

The Tax Receivable Agreement generally may be amended if approved in writing by the Company Group, the majority of holders of rights under the Tax Receivable Agreement and, for so long as LS Power holds an interest in the Tax Receivable Agreement, LS Power. To the extent an amendment would disproportionately affect payments made to certain holders of rights under the Tax Receivable Agreement, such amendment would require the written consent of such holders. Because each of Company and SPAC Sub is a holding company with no operations of its own, the Company Group’s ability to make payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to SPAC Sub in an amount sufficient to cover the Company Group’s obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to it. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by OpCo or its subsidiaries and/other entities in which it directly or indirectly holds an equity interest. To the extent that the Company Group is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.

Policies and Procedures for Related Person Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our Class A Common Stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A Common Stock; and

•	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Board adopted a written related party transactions policy upon the consummation of the Business Combination. Pursuant to this policy, our audit committee reviewed all material facts of all Related Party Transactions and either approved or disapproved entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s Common Stock immediately following the Closing, by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 264,536,770 shares of Common Stock issued and outstanding as of immediately following the Closing.

Shares of Common Stock Beneficially Owned
	Class A Common Stock		Class B Common Stock		Combined Voting Power
	Number	%	Number	%	Number	%
5% Stockholders:
EVgo Holdings, LLC(1)	—	—	195,800,000	100.0%	195,800,000	74.0%
PIMCO private funds(2)	9,796,294	14.3%	—	—	9,796,294	3.7%
Directors and Named Executive Officers:
Cathy Zoi	—	—	—	—	—	—
Ivo Steklac	—	—	—	—	—	—
Olga Shevorenkova	—	—	—	—	—	—
David Nanus(1)	—	—	195,800,000	100.0%	74.0%
Elizabeth Comstock	—	—	—	—	—	—
Joseph Esteves(1)	—	—	195,800,000	100.0%	74.0%
Darpan Kapadia	—	—	—	—	—	—
John King	—	—	—	—	—	—
Kate Brandt	—	—	—	—	—	—
Rodney Slater	—	—	—	—	—	—
Patricia K. Collawn	—	—	—	—	—	—
Directors and Executive Officers as a group (12 persons)	—	—	195,800,000	100.0%	195,800,000	74.0%

(1)	EVgo Holdings, LLC is controlled by EVgo Member Holdings, LLC, a Delaware limited liability company (“EVgo Member”). The sole member of EVgo Member is LS Power Equity Partners IV, L.P., a Delaware limited partnership (“LSPEP IV”), which is managed by LS Power Equity Advisors, LLC, a Delaware limited liability company (“LSP Advisors” and together with EVgo Member and LSPEP IV, the “LS Power Entities”). Joseph Esteves and David Nanus, through their positions, relationship and/or affiliations with LS Power Entities, may have shared voting and investment power with respect to the shares beneficially owned by the LS Power Entities. As such, Messrs. Esteves and Nanus may be deemed to have or share beneficial ownership of the shares beneficially owned by the LS Power Entities. Messrs. Esteves and Nanus disclaim beneficial ownership of such shares.

(2)	Includes (i) 4,898,160 shares of Class A common stock held by OC III LVS IX LP, a Delaware limited partnership (“COF 3”), (ii) 4,898,134 shares of Class A common stock held by TOCU XXXVII LLC, a Delaware limited liability company or its affiliate (“TOCU” and, together with COF 3, the “PIMCO private funds”). Pacific Investment Management Company, LLC, as the investment manager of each of the PIMCO private funds, may be deemed to have or to share voting and dispositive power over the shares of common stock beneficially owned by each of the PIMCO private funds. The business address for each of the PIMCO private funds named in this footnote is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

Selling Securityholders

This prospectus relates to the possible resale by the Selling Securityholders of up to 52,350,000 shares of our Class A Common Stock and 6,600,000 Private Warrants. The PIPE Investors acquired shares of Class A Common Stock pursuant to the Subscription Agreements. The Sponsor acquired shares of Class A Common Stock and Private Warrants exercisable for shares of Class A Common Stock concurrently with our IPO (including shares converted from Founder Shares into Class A Common Stock in connection with the Business Combination). Mary Powell, Richard, L. Kauffman, Mimi Alemayehou, Anne Frank-Shapiro, Daniel Gross, Amir Mehr and Stephen Moch, our former directors, each acquired Founder Shares in connection with the Company’s IPO, which shares converted into Class A Common Stock at the closing of the Business Combination.

A description of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “Certain Relationships and Related Transactions.”

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock or Private Warrants other than through a public sale, including through a distribution by such Selling Securityholders to their members.

The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A Common Stock and Private Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 264,536,770 shares of Common Stock and 6,600,000 Private Warrants outstanding, in each case as of July 1, 2021. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Securityholder’s Private Warrants, if any, and did not assume the exercise of any other Selling Securityholder’s Private Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock or Private Warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and Private Warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is 11835 West Olympic Boulevard, Los Angeles, CA 90064.

	Shares of Class A Common Stock Beneficially Owned	Private Warrants Beneficially owned prior to	Number of Shares of Class A Common Stock	Number of Private Warrants	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	prior to Offering	Offering	Being Offered	Being Offered	Shares	Percent	Number	Percent
Adage Capital Partners L.P.(1)	800,000	–	800,000	–	–	–	–	–
Alberta Investment Management Corporation(2)	300,000	–	300,000	–	–	–	–	–
Alyeska Master Fund, L.P.(3)	900,000	–	900,000	–	–	–	–	–
Antara Capital Master Fund LP(4)	1,000,000	–	1,000,000	–	–	–	–	–
Azteca Partners LLC(5)	330,250	–	330,250	–	–	–	–	–
Palomino Master Ltd.(5)	169,750	–	169,750	–	–	–	–	–
BlackRock, Inc.(6)	3,500,000	–	3,500,000	–	–	–	–	–
Millais Limited(7)	200,000	–	200,000	–	–	–	–	–
Atlas Point Energy Infrastructure Fund, LLC(8)	2,000,000	–	2,000,000	–	–	–	–	–
Citadel Multi-Strategy Equities Master Fund Ltd.(9)	500,000	–	500,000	–	–	–	–	–
D.E. Shaw Oculus Portfolios, L.L.C.(10)	125,000	–	125,000	–	–	–	–	–
D.E. Shaw Valence Portfolios, L.L.C.(11)	375,000	–	375,000	–	–	–	–	–
Davidson Kempner Institutional Partners, L.P.(12)	71,480	–	71,480	–	–	–	–	–

	Shares of Class A Common Stock Beneficially Owned	Private Warrants Beneficially owned prior to	Number of Shares of Class A Common Stock	Number of Private Warrants	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	prior to Offering	Offering	Being Offered	Being Offered	Shares	Percent	Number	Percent
Davidson Kempner International, Ltd.(12)	87,800	–	87,800	–	–	–	–	–
Davidson Kempner Partners(12)	34,820	–	34,820	–	–	–	–	–
M.H. Davidson & Co.(12)	5,900	–	5,900	–	–	–	–	–
AGR Trading SPC-Series EC Segregated Portfolio(13)	4,592	–	4,592	–	–	–	–	–
Boothbay Absolute Return Strategies, LP(13)	6,080	–	6,080	–	–	–	–	–
Electron Global Master Fund, L.P.(13)	286,792	–	286,792	–	–	–	–	–
Electron Infrastructure Master Fund, L.P. (13)	202,536	–	202,536	–	–	–	–	–
Hartree Partners, LP(14)	500,000	–	500,000	–	–	–	–	–
HBK Master Fund L.P.(15)	300,000	–	300,000	–	–	–	–	–
Healthcare of Ontario Pension Plan Trust Fund(16)	896,500	–	800,000	–	96,500	*	–	–
Hedosophia Public Investments Limited(17)	500,000	–	500,000	–	–	–	–	–
HITE Carbon Offset LP(18)	18,400	–	18,400	–	–	–	–	–
HITE Carbon Offset Ltd.(18)	40,900	–	40,900	–	–	–	–	–
HITE Energy LP(18)	33,800	–	33,800	–	–	–	–	–
HITE Hedge LP(18)	23,700	–	23,700	–	–	–	–	–
HITE Hedge Offshore Ltd.(18)	64,300	–	64,300	–	–	–	–	–
HITE Hedge QP LP(18)	10,200	–	10,200	–	–	–	–	–
HITE MLP LP(18)	8,700	–	8,700	–	–	–	–	–
Tech Opportunities, LLC(19)	200,000	–	200,000	–	–	–	–	–
Jane Street Global Trading, LLC(20)	290,177	–	200,000	–	90,177	*	–	–
Kepos Alpha Master Fund L.P.(21)	174,000	–	174,000	–	-	-	–	–
Kepos Carbon Transition Master Fund L.P.(21)	41,000	–	26,000	–	15,000	*	–	–
Ghisallo Master Fund LP(22)	200,000	–	200,000	–	–	–	–	–
Spring Creek Capital, LLC(23)	500,000	–	500,000	–	–	–	–	–
Luminus Capital Partners Master Fund, LP(24)	425,000	–	425,000	–	–	–	–	–
Luminus Special Opportunities II Master Fund, Ltd.(24)	75,000	–	75,000	–	–	–	–	–
Lugard Road Capital Master Fund, LP(25)	246,276	–	246,276	–	–	–	–	–
Luxor Capital Partners Long Offshore Master Fund, LP(26)	846	–	846	–	–	–	–	–
Luxor Capital Partners Long, LP(26)	3,059	–	3,059	–	–	–	–	–
Luxor Capital Partners Offshore Master Fund, LP(26)	73,705	–	73,705	–	–	–	–	–
Luxor Capital Partners, LP(26)	117,065	–	117,065	–	–	–	–	–
Luxor Wavefront, LP(26)	59,049	–	59,049	–	–	–	–	–
Marshall Wace Investment Strategies – Eureka Fund(27)	73,972	–	73,972	–	–	–	–	–
Marshall Wace Investment Strategies – Market Neutral TOPS Fund(27)	12,901	–	12,901	–	–	–	–	–
Marshall Wace Investment Strategies – Systematic Alpha Plus Fund(27)	5,200	–	5,200	–	–	–	–	–
Marshall Wace Investment Strategies – TOPS Fund(27)	7,927	–	7,927	–	–	–	–	–
Blackwell Partners LLC - Series A(28)	165,000	–	165,000	–	–	–	–	–
Maso Capital Investments Limited(28)	60,000	–	60,000	–	–	–	–	–
STAR V PARTNERS LLC(28)	75,000	–	75,000	–	–	–	–	–
ICS Opportunities, Ltd.(29)	40,000	–	40,000	–	–	–	–	–
Integrated Core Strategies(US) LLC(29)	588,640	–	580,000	–	8,640	*	–	–
Riverview Group LLC(29)	80,000	–	80,000	–	–	–	–	–
MMCAP International Inc. SPC(30)	100,000	–	100,000	–	–	–	–	–
BEMAP Master Fund Ltd(31)	57,154	–	57,154	–	–	–	–	–
Bespoke Alpha MAC MIM LP(31)	7,391	–	7,391	–	–	–	–	–
DS Liquid Div RVA MON LLC(31)	48,204	–	48,204	–	–	–	–	–

	Shares of Class A Common Stock Beneficially Owned	Private Warrants Beneficially owned prior to	Number of Shares of Class A Common Stock	Number of Private Warrants	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	prior to Offering	Offering	Being Offered	Being Offered	Shares	Percent	Number	Percent
Monashee Pure Alpha SPV I LP(31)	33,970	–	33,970	–	–	–	–	–
Monashee Solitario Fund LP(31)	43,574	–	43,574	–	–	–	–	–
SFL SPV I LLC(31)	9,707	–	9,707	–	–	–	–	–
MMF LT, LLC (32)	900,000	–	900,000	–	–	–	–	–
MSL Energy LLC(33)	300,000	–	300,000	–	–	–	–	–
Neuberger Berman Group LLC and certain affiliates(34)	1,200,000	–	1,200,000	–	–	–	–	–
Norges Bank(The Central Bank of Norway)(35)	3,000,000	–	3,000,000	–	–	–	–	–
Jay H. Bernstein	200,000	–	200,000	–	–	–	–	–
Park West Investors Master Fund, Limited(36)	182,000	–	182,000	–	–	–	–	–
Park West Partners International, Limited(36)	18,000	–	18,000	–	–	–	–	–
Shotfut Menayot Chool – Amitim – Phoenix Insurance(37)	1,125,000	–	800,000	–	325,000	–	–	–
The Phoenix Insurance Company Ltd.(38)	275,000	–	200,000	–	75,000	–	–	–
PIMCO private funds(39)	9,796,294	3,451,431	7,816,294	3,451,431	1,980,000	*	–	–
POLAR LONG/SHORT MASTER FUND(40)	115,847	–	115,847	–	–	–	–	–
POLAR MULTI-STRATEGY MASTER FUND(40)	84,153	–	84,153	–	–	–	–	–
37 Capital Bluescale Flagship Fund, LP(41)	67,800	–	67,800	–	–	–	–	–
37 Capital Bluescale Fund, LP(41)	765,400	–	765,400	–	–	–	–	–
GCM Grosvenor Equity Opportunities Master Fund, L.P.(41)	76,100	–	76,100	–	–	–	–	–
George Putnam Balanced Fund(42)	503,897	–	503,897	–	–	–	–	–
Putnam Funds Trust – Putnam Multi-Cap Core Fund(42)	919,918	–	919,918	–	–	–	–	–
Putnam Investment Funds – Putnam Research Fund(42)	166,959	–	166,959	–	–	–	–	–
Putnam Investment Funds – Putnam Sustainable Future Fund(42)	294,400	–	294,400	–	–	–	–	–
Putnam Variable Trust – Putnam VT George Putnam Balanced Fund(42)	66,013	–	66,013	–	–	–	–	–
Putnam Variable Trust – Putnam VT Multi-Cap Core Fund(42)	90,402	–	90,402	–	–	–	–	–
Putnam Variable Trust – Putnam VT Research Fund(42)	25,001	–	25,001	–	–	–	–	–
Putnam Variable Trust – Putnam VT Sustainable Future Fund(42)	24,110	–	24,110	–	–	–	–	–
Schonfeld Strategic 460 Fund LLC(43)	700,000	–	700,000	–	–	–	–	–
Scopus Vista Fund Ltd.(44)	9,450	–	9,450	–	–	–	–	–
Scopus Partners, L.P.(44)	10,084	–	10,084	–	–	–	–	–
Scopus Partners II, L.P.(44)	10,982	–	10,982	–	–	–	–	–
Scopus Vista Partners, L.P.(44)	165,432	–	165,432	–	–	–	–	–
Scopus Fund Ltd.(44)	4,052	–	4,052	–	–	–	–	–
Senator Global Opportunity Master Fund L.P.(45)	400,000	–	400,000	–	–	–	–	–
Suvretta Master Fund, Ltd.(46)	199,000	–	199,000	–	–	–	–	–
Suvretta Long Master Fund, Ltd.(46)	1,000	–	1,000	–	–	–	–	–
Tortoise Energy Infrastructure Corporation(47)	203,064	–	203,064	–	–	–	–	–
Tortoise Midstream Energy Fund, Inc.(47)	114,204	–	114,204	–	–	–	–	–
Tortoise Pipeline & Energy Fund, Inc.(47)	16,501	–	16,501	–	–	–	–	–
Tortoise Power and Energy Infrastructure Fund, Inc.(47)	26,547	–	26,547	–	–	–	–	–
Tortoise Energy Independence Fund, Inc.(47)	8,966	–	8,966	–	–	–	–	–

	Shares of Class A Common Stock Beneficially Owned	Private Warrants Beneficially owned prior to	Number of Shares of Class A Common Stock	Number of Private Warrants	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
Name of Selling Securityholder	prior to Offering	Offering	Being Offered	Being Offered	Shares	Percent	Number	Percent
Ecofin Sustainable and Social Impact Term Fund(fka Tortoise Essential Assets Income Term Fund)(47)	63,994	–	63,994	–	–	–	–	–
Tortoise MLP & Pipeline Fund(47)	353,411	–	353,411	–	–	–	–	–
Tortoise Direct Opportunities Fund II, LP(47)	170,650	–	170,650	–	–	–	–	–
Texas Mutual Insurance Company(48)	42,663	–	42,663	–	–	–	–	–
Nineteen77 Global Merger Arbitrage Master Limited(49)	184,600	–	184,600	–	–	–	–	–
Nineteen77 Global Merger Arbitrage Opportunity Fund(49)	30,800	–	30,800	–	–	–	–	–
Nineteen77 Global Multi-Strategy Alpha Master Limited(49)	184,600	–	184,600	–	–	–	–	–
VanEck Global Hard Assets Fund(50)	308,000	–	308,000	–	–	–	–	–
VanEck Global Natural Resources Portfolio, a series of Brighthouse Funds Trust II(50)	635,000	–	635,000	–	–	–	–	–
VanEck VIP Global Hard Assets Fund(50)	157,000	–	157,000	–	–	–	–	–
Brookdale Global Opportunity Fund(51)	111,000	–	111,000	–	–	–	–	–
Brookdale International Partners, L.P.(51)	189,000	–	189,000	–	–	–	–	–
Wellington Management Company LLP(52)	3,038,765	–	3,000,000	–	38,765	–	–	–
Yaupon Master Fund LP(53)	305,000	–	300,000	–	5,000	–	–	–
Mary Powell	30,000	–	30,000	–	–	–	–	–
Richard L. Kauffman	25,000	–	25,000	–	–	–	–	–
Mimi Alemayehou	25,000	–	25,000	–	–	–	–	–
Anne Frank-Shapiro	83,500	–	83,500	–	–	–	–	–
Daniel A. Gross	42,000	–	42,000	–	–	–	–	–
Amir Chireh Mehr	34,000	–	34,000	–	–	–	–	–
Stephen Moch	7,500	–	7,500	–	–	–	–	–
Deborah Polito Cavalier	110,000	–	110,000	–	–	–	–	–
Elizabeth J. Comstock	565,201	524,761	565,201	524,761	–	–	–	–
David W. Crane	495,201	524,762	495,201	524,762	–	–	–	–
Isabella Livaudais deleHoussaye	40,000	–	40,000	–	–	–	–	–
Philip Cason Crane	10,000	–	10,000	–	–	–	–	–
David Hughes Crane	5,000	–	5,000	–	–	–	–	–
Isabella Livaudais delaHoussaye Crane	5,000	–	5,000	–	–	–	–	–
Oliver Heath Crane	5,000	–	5,000	–	–	–	–	–
Christopher Mayhew Crane	5,000	–	5,000	–	–	–	–	–
Joseph A. LaNasa III	10,000	–	10,000	–	–	–	–	–
Leslie D. Biddle	15,000	–	15,000	–	–	–	–	–
Barry & Merle Gross Living Trust u/t/a 7/14/2017(54)	20,000	–	20,000	–	–	–	–	–
Jonathan I. Flaum	20,000	–	20,000	–	–	–	–	–
Robert Arthur Hill	20,000	–	20,000	–	–	–	–	–
Tanya Wexler	20,000	–	20,000	–	–	–	–	–
Evelyn Marti	1,250	–	1,250	–	–	–	–	–
Christine Avots	1,250	–	1,250	–	–	–	–	–
Kristofer Holz	18,000	–	18,000	–	–	–	–	–
John A. Cavalier	455,201	524,761	455,201	524,761	–	–	–	–
Cavalier SPAC LLC(55)	455,201	524,762	455,201	524,762	–	–	–	–
Orchard Hill Family LLC(56)	455,201	524,761	455,201	524,761	–	–	–	–
Comstock 2020 Family Trust(57)	455,201	524,762	455,201	524,762	–	–	–	–
TOTAL	48,384,082	6,600,000	45,750,000	6,600,000	2,634,082	3.8%	–	–

*	Represents beneficial ownership of less than 1%.

(1)	The securities to which this filing relates are held directly by Adage Capital Partners, L.P., a Delaware limited partnership (the “Fund”). Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), serves as the general partner of the Fund and as such has discretion over the portfolio securities beneficially owned by the Fund. Adage Capital Advisors, L.L.C., a Delaware limited liability company ("ACA"), is the managing member of ACPGP and directs ACPGP's operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Each of the reporting persons disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities. The address of the reporting persons is 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(2)	Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. The address of Alberta Investment Management Corporation is 1600, 10250 – 101 Street NW Edmonton, AB, T5J 3P4.

(3)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Alyeska Fund”), has voting and investment control of the shares held by the Alyeska Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Fund. The address of these entities and Mr. Parekh is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(4)	Antara Capital LP, a Delaware limited partnership serves as the investment manager (the “Investment Manager”) to certain funds it manages and designees and may be deemed to have voting and dispositive power with respect to the ordinary shares held by the Antara Funds (defined below). Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of Antara Capital Onshore Fund LP (the “Onshore Fund”) and Antara Capital Master Fund LP (the “Master Fund”). Antara Capital Offshore Fund Ltd (the “Offshore Fund” and together with the Fund and the Master Fund, the “Antara Funds”) is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by the Antara Funds. Mr. Gulati disclaims beneficial ownership of the ordinary shares held by the Antara Funds except to the extent of any pecuniary interest. The business address of the foregoing persons is 500 5th Avenue, Suite 2320, New York, New York 10110.

(5)	Appaloosa LP (“ALP”) is the investment adviser to Azteca Partners LLC (“Azteca”) and Palomino Master Ltd. (“Palomino” and, collectively with Azteca, the “Funds”), Appaloosa Capital Inc. (“ACI”) is the general partner of ALP and David A. Tepper is the controlling stockholder and president of ACI and owns a majority of the limited partnership interests in ALP. ALP, ACI and Mr. Tepper may be deemed to beneficially own the Class A Common Stock held by the Funds. The address of the reporting persons is c/o Appaloosa LP, 51 JFK Parkway, Short Hills, NJ 07078.

(6)	The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BGF ESG Fixed Income Global Opportunities Fund (12,301); BGF Fixed Income Global Opportunities Fund (112,487); BlackRock Capital Allocation Trust (97,717); BlackRock Funds I ICAV - BlackRock Global Impact Fund (64,839); BlackRock Global Allocation Fund, Inc. (357,195); BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc. (2,799); BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc. (119,599); BlackRock Global Funds - Global Dynamic Equity Fund (8,557); BlackRock Global Funds - Global Allocation Fund (219,710); BlackRock Global Funds - World Technology Fund (1,866,049); BlackRock Global Impact Fund, a series of BlackRock Funds (13,535); BlackRock Global Long/Short Credit Fund of BlackRock Funds IV (16,914); BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V (385,898); and Master Total Return Portfolio of Master Bond LLC (222,400). BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(7)	The address of Millais Limited is c/o Millais USA LLC, 767 5th Avenue, 9th Floor, New York, NY 10153.

(8)	CIBC National Trust Company, a limited-purpose national trust bank, is the manager of Atlas Point Energy Infrastructure Fund, LLC. The parent company of CIBC National Trust is CIBC Private Wealth Group, LLC, which in turn is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce (“CIBC”). Accordingly, CIBC may be deemed to have or share beneficial ownership of the common stock held directly by Atlas Point Energy Infrastructure Fund, LLC. The business address for Atlas Point Energy Infrastructure Fund, LLC is: 100 St. Paul Street, Suite 700, Denver, CO 80203.

(9)	Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares held by Citadel. The foregoing should not be construed as an admission that Mr. Griffin or any of the Citadel related entities is the beneficial owner of any of securities other than the securities actually owned by such person (if any). Citadel’s address is 131 S Dearborn St, 32nd Floor, Chicago, IL 60603.

(10)	Subject to the closing of the sale of the Registrable Securities and as of June 30, 2021, D. E. Shaw Oculus Portfolios, L.L.C. expects to hold 125,000 shares of Class A Common Stock (the “Subject Shares”). D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. (12)ICS Opportunities II LLC (“ICS Opportunities II”), an affiliate of ICS Opportunities, Ltd. (“ICS Opportunities”) and Integrated Core Strategies (US) LLC (“Integrated Core Strategies”), beneficially owns 14,000 shares of our common stock. Millennium International Management LP (“Millennium International Management”) is the investment manager to ICS Opportunities and ICS Opportunities II LLC and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities and ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, ICS Opportunities and ICS Opportunities II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, ICS Opportunities or ICS Opportunities II, as the case may be. The address of Integrated Core Strategies is c/o Millennium Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103. The address of ICS Opportunities and ICS Opportunities II is c/o Millennium International Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(11)	Subject to the closing of the sale of the Registrable Securities and as of June 30, 2021, D. E. Shaw Valence Portfolios, L.L.C. expects to hold 375,000 shares of Class A Common Stock (the “Subject Shares”). D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The address of D.E. Shaw Valence Portfolios, L.L.C. is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(12)	Voting and dispositive authority over the shares of the Class A Common Stock held by Davidson Kempner Institutional Partners, L.P., Davidson Kempner International, Ltd., Davidson Kempner Partners and M.H. Davidson & Co. (collectively, the “DK Funds”) is held by Davidson Kempner Capital Management LP (“DKCM”). Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons, through DKCM, are responsible for the voting and investment decisions relating to the shares of Class A Common Stock held by the DK Funds. Each of the aforementioned entities and individuals disclaims beneficial ownership of the shares of Class A Common Stock held by any other entity or individual named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals in this footnote is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

(13) Electron Capital Partners, LLC is the investment manager of AGR Trading SPC-Series EC Segregated Portfolio, Boothbay Absolute Return Strategies, LP, Electron Global Master Fund, L.P. and Electron Infrastructure Master Fund, L.P (collectively, the “Electron Securityholders”). James Shaver may be deemed to have investment discretion and voting power over Common Stock held by the Electron Securityholders. The address of each entity listed in this footnote is 10 East 53rd Street, 19th Floor, New York, NY 10022.

(14)	Hartree Partners, LP (“Hartree”) is managed by Hartree Partners GP, LLC (“Hartree GP”) as the general partner of Hartree. The following individuals may be found to have voting and investment control over the Class A Common Stock held by Hartree: Steve Hendel, Steve Semlitz and Jonathan Merison. The address of Hartree, Hartree GP and Messrs. Hendel, Semlitz and Merison is 1185 Avenue of the Americas, 9th Floor, New York, New York 10036.

(15)	HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC, a Delaware limited liability company. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The address of HBK Investments L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(16)	The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.

(17)	Hedosophia Public Investments Limited is managed by Hedosophia P3 GP Limited, which is wholly-owned by Hedosophia Group Limited which is managed by Longsutton Limited (collectively, the “Hedosophia Parent Entities”). The Hedosophia Parent Entities and Ian Osborne may be deemed to have voting and investment control of the Class A Common Stock held by Hedosophia Public Investments Limited. The address of Hedosophia Public Investments Limited is PO Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL.

(18)	HITE Hedge Capital LP is the managing entity of the selling securityholder. HITE Hedge Capital LLC is the general partner of HITE Hedge Capital LP (collectively, the “HITE Entities”). Robert Niblack may be deemed to have voting and investment power over the Class A Common Stock held by the selling securityholder. The mailing address for each of the HITE Entities is 300 Crown Colony Drive, Suite 108, Quincy, Massachusetts 02169.

(19)	Hudson Bay Capital Management LP, the investment manager of Tech Opportunities, LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities, LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of the selling securityholder is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(20)	Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert A. Granieri are the members of the operating committee of Jane Street Group, LLC. The address for Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, Attn: Compliance Department, New York, NY 10281.

(21)	Kepos Capital LP, a Delaware limited partnership, is the investment manager of the selling securityholder and Kepos Partners LLC, a Delaware limited liability company, is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”), and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC ("Kepos MM"). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the selling securityholder is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, NY 10036.

(22)	The selling securityholder is managed by Ghisallo Capital Management LLC. Michael Germino may be deemed to have voting and/or investment control over the shares held by Ghisallo Master Fund LP. The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Cayman Islands KY1-9008.

(23)	Spring Creek Capital, LLC is managed by SCC Holdings LLC, which is an indirect wholly owned subsidiary of Koch Industries. Charles Koch and Julia Koch may be deemed to have voting and investment control over the securities held by Spring Creek Capital, LLC. Spring Creek Capital LLC’s address is 4111 E 37th St N, Wichita, Kansas 67220.

(24)	The selling securityholder is managed by Luminus Management LLC. Jonathan Barrett has voting and investment power over the shares held by the selling securityholder. The address of the selling securityholder is 1700 Broadway, 16th Floor, New York, NY 10019.

(25)	Jonathan Green, on behalf of Lugard Road Capital GP, LLC, the general partner of Lugard Road Capital Master Fund, LP, has the power to vote or dispose of, and may be deemed to beneficially own, the shares held by Lugard Road Capital Master Fund, LP. The address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(26)	Christian Leone on behalf of Luxor Capital Group, LP, the investment manager of the selling securityholder, has the power to vote or dispose of, and may be deemed to beneficially own, the shares held by the selling securityholder. The address of the selling securityholder is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(27)	Number of shares registered for sale includes (i) 73,972 held by Marshall Wace Investment Strategies – Eureka Fund, (ii) 12,901 held by Marshall Wace Investment Strategies – Market Neutral TOPS Fund, (iii) 5,200 held by Marshall Wace Investment Strategies – Systematic Alpha Plus Fund and (iv) 7,927 held by Marshall Wace Investment Strategies – TOPS Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the "Investment Manager"), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds and the Investment Manager, is 32 Molesworth Street, Dublin 2, Ireland.

(28)	The selling securityholder is managed by Maso Capital Partners Limited. Manoj Jain and Sohit Khurana may be deemed to have voting and investment power over the shares held by the selling securityholder. The address of the selling securityholder is 8/F Print House, 6 Duddell St., Central, Hong Kong.

(29)	Millennium International Management LP, a Delaware limited partnership ("Millennium International Management"), is the investment manager to ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”) and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

Millennium Management LLC, a Delaware limited liability company ("Millennium Management"), is the general partner of the managing member of Integrated Core Strategies (US) LLC, a Delaware limited liability company ("Integrated Core Strategies") and Riverview Group LLC, a Delaware limited liability company ("Riverview Group") and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

Millennium Group Management LLC, a Delaware limited liability company ("Millennium Group Management"), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities.

The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen ("Mr. Englander"), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities. The address for each of Integrated Core Strategies, Riverview Group and ICS Opportunities is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(30)	Matthew MacIsaac, the Secretary of MM Asset Management Inc., which is the investment advisor to MMCAP International Inc. SPC, is deemed to have power to vote or dispose of the reported securities offered by the selling securityholder. The address of the selling securityholder is c/o MM Asset Management Inc., 161 Bay St. Ste 2240, Toronto, ON M5J 2S1.

(31)	Each of DS Liquid Div RVA MON LLC (“DS”), BEMAP Master Fund Ltd. (“BEMAP”), Monashee Solitario Fund LP (“Solitario”), Monashee Pure Alpha SVP I LLP (“Pure Alpha”), SFL SPV I LLC (“SFL”) and Bespoke Alpha MAC MIM LP (“Bespoke”) is managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of such shares held by DS, BEMAP, Solitario, Pure Alpha, SFL, and Bespoke. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of DS, BEMAP, Solitario, Pure Alpha, SFL, Bespoke, Monashee Management and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(32)	Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(33)	Michael Liebelson may be deemed to have voting and investment power over the shares held by the selling securityholder. The address of the selling securityholder is P.O. Box 20990 Boulder, CO 80308.

(34) Subject securities consist of (i) 790,000 held by LMA SPC for and on behalf of MAP 204 Segregated Portfolio (“MAP 204”) and (ii) 410,000 held by Neuberger Berman Principal Strategies Master Fund L.P. (the “NB PSG Fund”). Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC, as sub-adviser of MAP 204 and investment adviser of the NB PSG Fund have voting power and investment power over the securities. NBG and its affiliates do not, however, have any economic interest in the subject securities. The address of the selling securityholder is c/o Neuberger Berman Investment Advisers LLC, 190 South LaSalle Street, Suite 2300, Chicago, IL 60603.

(35)	Norges Bank takes the position that no individual natural person within the bank exercises investment discretion over shares beneficially owned by Norges Bank. The address of the selling securityholder is Norges Bank Bankplassen 2 0151 Oslo, Norway Attn. Head of Legal.

(36)	Park West Asset Management LLC is the investment manager of the selling securityholder. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Asset Management LLC and may be deemed to have voting and investment control over the subject securities. The address of the selling securityholder is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939 USA.

(37)	The securities reported under the selling securityholder are beneficially owned by the Phoenix. Haggai Schreiber and Gilad Shamir may be deemed to have voting and investment control over the subject securities. The address of the selling securityholder is 53 Derech HaShalom, Givatayim, Israel.

(38) The securities reported under the selling securityholder are beneficially owned by The Phoenix Holdings Ltd. (the “Phoenix”). Haggai Schreiber and Dan Kerner may be deemed to have voting and investment control over the subject securities. The address of the selling securityholder is 53 Derech HaShalom, Givatayim, Israel.

(39) Includes (i) 4,898,160 shares of Class A common stock held by OC III LVS IX LP, a Delaware limited partnership (“COF 3”), (ii) 4,898,134 shares of Class A common stock held by TOCU XXXVII LLC, a Delaware limited liability company or its affiliate (“TOCU” and, together with COF 3, the “PIMCO private funds”). Pacific Investment Management Company, LLC, as the investment manager of each of the PIMCO private funds, may be deemed to have or to share voting and dispositive power over the shares of common stock beneficially owned by each of the PIMCO private funds. The business address for each of the PIMCO private funds named in this footnote is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(40)	Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (“Polar Funds”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.

(41)	The selling securityholder is managed by The Putnam Advisory Company, LLC, which is an affiliate of Putnam Retail Management Limited Partnership, a registered broker-dealer engaged in the distribution of affiliated mutual funds. Neil Desai may be deemed to have voting and investment control over the subject securities. The address of the selling securityholder is c/o Putnam Investments, LLC, 100 Federal Street, Boston, MA 02110.

(42) The selling securityholder is managed by Putnam Investment Management, LLC, which is an affiliate of Putnam Retail Management Limited Partnership, a registered broker-dealer engaged in the distribution of affiliated mutual funds. The address of the selling securityholder is c/o Putnam Investments, LLC, 100 Federal Street, Boston, MA 02110.

(43) Schonfeld Strategic Advisors LLC is a Registered Investment Advisor and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling securityholder as a general partner or investment manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose. The address of the selling securityholder is 460 Park Ave, 19th Fl, New York, NY 10022.

(44) Scopus Asset Management, L.P. is the investment advisor for: Scopus Partners, L.P.; Scopus Partners II, L.P.; Scopus Vista Partners, L.P.; Scopus Fund Ltd.; and Scopus Vista Fund Ltd. Scopus Advisors, LLC is the general partner of Scopus Partners, L.P., Scopus Partners II, L.P. and Scopus Vista Partners, L.P. Scopus Capital, Inc. is the general partner of Scopus Asset Management, L.P. Alexander Mitchell holds 100% of the ownership interest of each of Scopus Capital, Inc. and Scopus Advisors, LLC. The address of each entity and Mr. Mitchell is c/o Scopus Asset Management, L.P., 717 Fifth Ave, 21st FL, New York, NY 10022.

(45) Senator Investment Group LP (“Senator”) is investment manager of the selling securityholder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (“Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling securityholder. The business address of the selling securityholder is c/o Senator Investment Group LP, 510 Madison Ave, 28th Floor, New York, NY 10022.

(46) Aaron Cowen as control person of Suvretta Capital Management, LLC, the investment manager of the selling securityholder may share dispositive and voting power over the shares held by the selling securityholder. The business address of the selling securityholder is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(47) TortoiseEcofin Borrower LLC is the sole member of Tortoise Capital Advisors, L.L.C. TortoiseEcofin Parent Holdco LLC is the sole member of TortoiseEcofin Borrower LLC, and TortoiseEcofin Investments, LLC is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Tortoise Capital Advisors, L.L.C. is an investment adviser to the selling securityholder. Primary responsibility for the day-to-day management of the portfolio containing the registrable securities is the joint responsibility of a team of portfolio managers consisting of Brian A. Kessens, James R. Mick, Matthew G.P. Sallee, Robert J. Thummel, Stephen Pang and Nicholas S. Holmes (collectively, the “Portfolio Managers”). Tortoise Capital Advisors, L.L.C. has sole voting and dispositive power over the registrable securities held by the selling securityholder. The address of the Portfolio Managers is 6363 College Boulevard, Overland Park, KS 66211. The address of the selling securityholder is 6363 College Boulevard, Overland Park, KS 66211.

(48) TortoiseEcofin Borrower LLC is the sole member of Tortoise Capital Advisors, L.L.C. TortoiseEcofin Parent Holdco LLC is the sole member of TortoiseEcofin Borrower LLC, and TortoiseEcofin Investments, LLC is the sole member of TortoiseEcofin Parent Holdco LLC. TortoiseEcofin Investments, LLC is controlled by a board of directors, which consists of Jeffrey Lovell, Robert M. Belke, Brad Armstrong, H. Kevin Birzer, Gary P. Henson and Brad Hilsabeck. Tortoise Capital Advisors, L.L.C. is an investment adviser to the selling securityholder. Primary responsibility for the day-to-day management of the portfolio containing the registrable securities is the joint responsibility of the Portfolio Managers. Tortoise Capital Advisors, L.L.C. has sole voting and dispositive power over the registrable securities held by the selling securityholder. The address of the Portfolio Managers is 6363 College Boulevard, Overland Park, KS 66211. The address of the selling securityholder is 2200 Aldrich Street, Austin, TX 78723.

(49)	UBS O’Connor LLC is the investment manager of each of Nineteen77 Global Merger Arbitrage Opportunity Fund, Nineteen77 Global Merger Arbitrage Master Limited and Nineteen77 Global Multi-Strategy Alpha Master Limited Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the securities held by each of the entities named herein. The address of each entity named herein is c/o UBS O’Connor LLC, One N. Wacker Drive, 31st Floor, Chicago, IL 60606.

(50)	VanEck Associates Corp. is the investment advisor for: VanEck Global Hard Assets Fund and VanEck VIP Global Hard Assets Fund. VanEck Associates Corp. is the investment subadvisor for: VanEck Global Natural Resources Portfolio, a Series of Brighthouse Funds Trust II. The address of each entity named herein is 666 Third Ave., 9th Floor, New York, NY 10017.

(51)	Brookdale International Partners, L.P. is managed by Weiss Asset Management LP, a Delaware limited partnership, as investment manager, and BIP GP LLC, a Delaware limited liability company, as general partner. Brookdale Global Opportunity Fund is managed by Weiss Asset Management LP, a Delaware limited partnership, as investment manager. WAM GP LLC, a Delaware limited liability company, is the manager of Weiss Asset Management LP and BIP GP LLC. Andrew Weiss is the manager of each of WAM GP LLC and BIP GP LLC. Each of Andrew Weiss, BIP GP LLC, Weiss Asset Management LP and WAM GP LLC disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The address of the selling securityholder is c/o Weiss Asset Management LP, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(52)	The registered holders of the referenced shares to be registered are the following entities affiliated with Wellington Management Company, LLP (“WMC”): High Haith Investors (Cayman) II, Ltd. (41,300); High Haith Master Investors (Cayman) L.P. (37,100); John Hancock Long/Short Fund (59,800); John Hancock Variable Insurance Trust - Mid Cap Stock Trust (650,800); Mid Cap Stock Fund (1,307,000); Next Generation Vehicles Master Fund (Cayman) L.P. (523,100); Quissett Investors (Bermuda) L.P. (31,300); SA Multi-Managed Mid Cap Growth Portfolio (62,400); Schroder Investment Management (Luxembourg) S.A. (17,400); Schroder Investment Management (Luxembourg) S.A. (15,900); Schroder Investment Management (Luxembourg) S.A. (7,900); Spindrift Investors (Bermuda) L.P. (84,000); Spindrift Partners, L.P. (124,300); Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Opportunistic Equity Portfolio (27,500); and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Opportunistic Equity Portfolio (10,200). WMC has the power to vote and dispose the securities held by the selling stockholders named herein pursuant to WMC’s investment management relationship with each of the selling stockholders. WMC is a subsidiary of Wellington Management Group LLP (“WMG”). WMG is a Massachusetts limited liability partnership, privately held by 172 partners (as of July 1, 2020). There are no external entities with any ownership interest in the firm. Individual percentages of ownership are confidential. However, no single partner owns or has the right to vote more than 5% of the Partnership’s capital. Additional information about WMC is available in Form ADV filed with the SEC. The address of each of the entities named herein is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210 ATTN: Private Investment Services.

(53)	Yaupon Capital GP LLC (“Yaupon GP”) is the general partner of this selling securityholder and may be deemed to have voting and dispositive power with respect to the shares. Steve Pattyn is the managing member of Yaupon GP and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Each of Yaupon GP and Steve Pattyn disclaim beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein. The address of Yaupon Master Fund LP is 104 W 40th Street, Suite 2020, New York, NY 10018.

(54)	The selling securityholder is managed by Barry Gross and Merle Gross as trustees. Barry Gross and Merle Gross may be deemed to have voting and investment control over the subject securities.

(55)	The selling securityholder is managed by John A. Cavalier, who may be deemed to have voting and investment control over the subject securities.

(56)	The selling securityholder is managed by David W. Crane, who may be deemed to have voting and investment control over the subject securities.

(57)	The selling securityholder is managed by Gina D. Silvestri as trustee, who may be deemed to have voting and investment control over the subject securities.

Certain United States Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations related to the ownership and disposition by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of shares of our Class A Common Stock and warrants, which we refer to collectively as our securities. This discussion applies only to our securities that are held as a capital asset for U.S. federal income tax purposes (generally property held for investment).

This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS or formal written opinion from our tax advisors with respect to the statements made and the positions or conclusions described in the following summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements and conclusions.

This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, any tax treaties or any other tax law other than U.S. federal income tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	our founders, sponsor, officers or directors or other holders of our Class B Common Stock or private placement warrants;

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our securities under the constructive sale provisions of the Code;

•	persons that acquired our securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons that actually or constructively own five percent or more of any class of our shares;

•	persons that hold our securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

HOLDERS ARE ENCOURAGED TO CONSULT WITH AND RELY SOLELY UPON THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” is a beneficial owner of our units, shares of our Class A Common Stock or warrants that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of our units, shares of our Class A Common Stock or warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our units, shares of our Class A Common Stock or warrants, the tax treatment of a partner in such partnership might depend upon the status of the partner or the partnership, upon the activities of the partnership and upon certain determinations made at the partnership or partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our securities to consult with and rely solely upon their tax advisors regarding the U.S. federal income and other tax considerations of the purchase, ownership and disposition of our securities by such partnership.

Considerations for U.S. Holders

This section applies to you if you are a U.S. Holder.

Tax Characterization of Distributions with Respect to Class A Common Stock

If we pay distributions of cash or other property to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be treated as described under “— Considerations for U.S. Holders — Distributions Treated as Dividends.” Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our Class A Common Stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining portion of the distribution will be treated as gain from the sale or exchange of our Class A Common Stock and will be treated as described under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants” below.

Possible Constructive Distributions with Respect to Warrants

The terms of the warrants provide for an adjustment to the number of shares of our Class A Common Stock for which warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property to the holders of shares of our common stock. Any such constructive distribution would be treated in the same manner as if U.S. Holders of warrants received a cash distribution from us generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to holders of our Class A Common Stock described herein. See “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A Common Stock” above. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Distributions Treated as Dividends

Any portion of a distribution that is treated as a dividend paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied, but may be subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such corporate U.S. Holder’s shares of Class A Common Stock and increase the amount of gain or decrease the amount of loss recognized by such U.S. Holder in connection with a disposition of its shares). With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of a distribution that is treated as a dividend paid to a non-corporate U.S. Holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains rate. If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult with and rely solely upon their tax advisors regarding the availability of the dividends received deduction (and the possible application of the “extraordinary dividend” provisions of the Code in their particular circumstances) or the lower preferential income tax rate for qualified dividend income, as the case may be, for any dividends paid with respect to our Class A Common Stock.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants

Upon a sale or other taxable disposition of our Class A Common Stock or warrants (which in general would include a redemption of our Class A Common Stock or warrants that is treated as a sale of such securities as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Class A Common Stock or warrants. Generally, the amount of gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in the relevant Class A Common Stock or warrants. A U.S. Holder’s adjusted tax basis in its Class A Common Stock or warrants generally will equal the U.S. Holder’s acquisition cost less, in the case of a share of our Class A Common Stock, any prior distributions treated as a return of capital, as discussed above.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock or warrants, as applicable, so disposed of exceeds one year. If the one-year holding period is not satisfied, any gain on a sale or other taxable disposition of the Class A Common Stock or warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Repurchase of Class A Common Stock for Cash

In the event we repurchase a U.S. Holder’s Class A Common Stock in an open market transaction (generally referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A Common Stock, the U.S. Holder will be treated as described under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. Holder will be treated as receiving a distribution from us with the tax consequences described above under “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A Common Stock.”

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of our Class A Common Stock generally will be treated as a sale of Class A Common Stock (rather than as a distribution from us) if the redemption satisfies one of the following tests (which we refer to as the “redemption sale tests”): (i) it is “substantially disproportionate” with respect to the U.S. Holder, (ii) it results in a “complete termination” of the U.S. Holder’s interest in us, or (iii) it is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of the redemption sale tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are “constructively” owned by it. A U.S. Holder may constructively own (i) stock owned by certain related individuals or entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder and (ii) any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the Class A Common Stock which could be acquired pursuant to the exercise of the warrants.

In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Class A Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a “complete termination” of a U.S. Holder’s interest if either (i) all of the shares of our stock both actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive and effectively waives in accordance with specific rules the constructive attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock (including as a result of owning warrants). The redemption of our Class A Common Stock will not be “essentially equivalent to a dividend” if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances, but the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the redemption sale tests is satisfied, the redemption will be treated as a distribution from us and the tax considerations will be as described under “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A Common Stock” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

Cash Exercise of a Warrant

A U.S. Holder generally will not recognize gain or loss on the acquisition of Class A Common Stock upon exercise of a warrant for cash. The U.S. Holder’s tax basis in our Class A Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant will commence on the date of exercise of the warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the warrant.

Cashless Exercise of a Warrant

The tax characterization of a cashless exercise of a warrant is not clear under current tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with and rely solely upon their tax advisors regarding the tax consequences of a cashless exercise.

A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization,” or (iii) a taxable realization event. While not free from doubt, we intend to treat any cashless exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for cash as described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants” as if we redeemed such warrant for shares in a cashless exchange qualifying as a tax-deferred recapitalization. However, there is some uncertainty regarding our intended tax treatment, and it is possible that a cashless exercise could be characterized differently. Accordingly, the tax consequences of all three characterizations are generally described below. U.S. Holders should consult with and rely solely upon their tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, the U.S. Holder would not recognize any gain or loss on the exchange of warrants for shares of Class A Common Stock. A U.S. Holder’s basis in the Class A Common Stock received would generally equal the holder’s basis in the exchanged warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Class A Common Stock would be treated as commencing on the date of exchange of the warrants or on the immediately following date, but the holding period would not include the period during which the U.S. Holder held the warrants. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, however, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. For example, a portion of the warrants to be exercised on a cashless basis could be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of warrants having an aggregate value equal to the exercise price of the remaining warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the warrants deemed sold and its adjusted tax basis in such warrants (generally in the manner described above under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants”), and the U.S. Holder’s tax basis in the Class A Common Stock received would generally equal the sum of the U.S. Holder’s tax basis in the remaining warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the warrants or on the date following the date of exercise of the warrants, but the holding period would not include the period during which the U.S. Holder held the warrants.

Redemption or Repurchase of Warrants for Cash or Class A Common Stock

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants” or if we repurchase warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants.”

If we give notice of an intention to redeem warrants for $0.10 as described in the section of this prospectus entitled “Description of Securities—Redeemable Warrants—Public Warrants”, and a U.S. holder exercises its warrant on a cashless basis and receives the amount of Class A Common Stock as determined by reference to the table set forth thereunder, we intend to treat such exercise as a redemption of warrants for Class A Common Stock for U.S. federal income tax purposes. A redemption of warrants for Class A Common Stock described in this prospectus under “Description of Securities—Redeemable Warrants—Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Common Stock. Your aggregate initial tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your warrants should include your holding period for your surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of Class A Common Stock.

Expiration of a Warrant

If a warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends paid to a U.S. Holder and to the proceeds from the sale or other disposition of our securities unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Considerations for Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. The tax characterization of the transactions described herein and the resultant tax consequences to Non-U.S. Holders are generally similar to those for U.S. Holders, except as described below.

Tax Characterization of Distributions with Respect to Class A Common Stock

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of stock is generally the same for Non-U.S. Holders as that described in “— Considerations for U.S. Holders —Tax Characterization of Distributions with Respect to Class A Common Stock.” To the extent a distribution constitutes gain from the sale of our Class A Common Stock, see “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants” below, and to the extent such distribution constitutes a dividend, see “— Considerations for Non-U.S. Holders — Distributions Treated as Dividends.”

Possible Constructive Distributions with Respect to Warrants

The determination for Non-U.S. Holders of whether a constructive distribution from us has occurred as a result of an adjustment to the number of shares of our Class A Common Stock for which warrants may be exercised or to the exercise price of the warrants in certain events (as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants”) is generally the same as the determination for U.S. Holders as described in “— Considerations for U.S. Holders — Possible Constructive Distributions with Respect to Warrants.” To the extent such adjustment is treated as a constructive distribution, see “— Considerations for Non-U.S. Holders — Tax Characterization of Distributions with Respect to Class A Common Stock” for the consequences of such characterization.

Distributions Treated as Dividends

Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on our Class A Common Stock generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the distribution (unless an applicable income tax treaty provides for a lower rate). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.

Any portion of a distribution that is treated as a dividend paid to a Non-U.S. Holder that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, that is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants

Subject to the discussion below under “— Considerations for Non-U.S. Holders — Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A Common Stock or our warrants (including a redemption of our Class A Common Stock), unless:

•	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	our Class A Common Stock and warrants constitute United States real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. If we were to become a USRPHC, as long as our Class A Common Stock is or continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the applicable security, (i) more than 5% of our Class A Common Stock or (ii) more than 5% of the warrants, provided the warrants are considered to be regularly traded, as applicable, will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition thereof as a result of our status as a USRPHC. It is unclear how a Non-U.S. Holder’s ownership of warrants will affect the determination of whether such Non-U.S. Holder owns more than 5% of our Class A Common Stock. In addition, special rules may apply in the case of a disposition of warrants if our Class A Common Stock is considered to be regularly traded, but such warrants are not considered to be regularly traded. We can provide no assurance as to our future status as a USRPHC or as to whether our Class A Common Stock or warrants will be treated as regularly traded. If we were to become a USRPHC and our Class A Common Stock were not considered to be regularly traded on an established securities market, a Non-U.S. Holder (regardless of the percentage of our securities owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A Common Stock, units, and warrants (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from any such disposition.

Non-U.S. Holders are encouraged to consult with and rely solely upon their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Repurchase of Class A Common Stock for Cash

The characterization for U.S. federal income tax purposes of our repurchase of a Non-U.S. Holder’s Class A Common Stock in an open market transaction generally will correspond to the U.S. federal income tax characterization of such a redemption or repurchase of a U.S. Holder’s Class A Common Stock, as described under “— Considerations for U.S. Holders — Redemption or Repurchase of Class A Common Stock for Cash” above, and the consequences of the redemption or repurchase to the Non-U.S. Holder will correspond to that described above in “— Considerations for Non-U.S. Holders — Distributions Treated as Dividends” and “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants” accordingly. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A Common Stock at the time a Non-U.S. Holder is redeemed, the withholding agent might treat the redemption as a distribution subject to withholding tax.

Exercise or Redemption of a Warrant

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax characterization of the exercise of a warrant by a U.S. Holder, as described under “— Considerations for U.S. Holders — Cash Exercise of a Warrant” or “— Considerations for U.S. Holders — Cashless Exercise of a Warrant” above, as the case may be. To the extent a cashless exercise is characterized as a taxable exchange, the consequences would be similar to those described above in “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for cash described in the section of this prospectus entitled “Description of Securities — Redeemable Warrants — Public Warrants” (or if we purchase warrants in an open market transaction) generally will correspond to that described above in “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants.”

The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for Class A Common Stock described in this prospectus under “Description of Securities—Redeemable Warrants—Public Warrants” (including if we give notice of an intention to redeem warrants for $0.10 as described in such section of this prospectus, and a Non-U.S. holder exercises its warrant on a cashless basis and receives the amount of Class A Common Stock as determined by reference to the table set forth thereunder, which exercise we intend to treat as a redemption of warrants for Class A Common Stock for U.S. federal income tax purposes) generally will correspond to to the U.S. federal income tax characterization of the redemption of a warrant for Class A Common Stock by a U.S. Holder, as described under “— Considerations for U.S. Holders — Redemption or Repurchase of Warrants for Cash or Class A Common Stock.” To the extent a redemption of a warrant results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders— Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A Common Stock and Warrants.”

Expiration of a Warrant

The U.S. federal income tax characterization of the expiration of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax characterization of the expiration of a warrant by a U.S. Holder, as described above in “— Considerations for U.S. Holders — Expiration of a Warrant.”

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of our units, Class A Common Stock and warrants effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our units, Class A Common Stock and warrants effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends (including constructive dividends) on our securities and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our securities, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our securities paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Prospective investors are encouraged to consult with and rely solely upon their own tax advisors regarding the effects of FATCA on an investment in our units, Class A Common Stock or warrants.

HOLDERS CONSIDERING THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES ARE URGED TO CONSULT WITH AND RELY SOLELY UPON THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

Description of Securities

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our charter, our bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our charter, our bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

We are authorized to issue a total of 1,610,000,000 shares of capital stock, consisting of 1,200,000,000 authorized shares of Class A Common Stock, 400,000,000 authorized shares of Class B Common Stock and 10,000,000 authorized shares of preferred stock. The outstanding shares of common stock are, and the shares of common stock issuable in connection with the Business Combination pursuant to the Business Combination Agreement and the PIPE are, duly authorized, validly issued, fully paid and non-assessable. As of the date of this prospectus, there were outstanding 28,750,000 shares of common stock, of which 23,000,000 were shares of Class A Common Stock, 5,750,000 were shares of Class B Common Stock, held by our initial stockholders, and there were no shares of preferred stock outstanding, and 18,099,988 warrants outstanding.

Common Stock

Class A Common Stock

Our Class A Common Stock has identical rights, powers, preferences and privileges to Class A Common Stock prior to the Business Combination.

Class B Common Stock

Our Class B Common Stock is a newly issued, voting, non-economic class of common stock, with a par value of $0.0001 per share. Holders of shares of Class B Common Stock vote together as a single class with holders of shares of Class A Common Stock on all matters properly submitted to a vote of the stockholders. The holders of shares of Class B Common Stock generally have the right to cause OpCo to redeem all or a portion of their OpCo Units together with a corresponding number of shares of Class B Common Stock in exchange for, at OpCo’s election, a corresponding number of shares of Class A Common Stock or an approximately equivalent amount of cash as determined pursuant to the terms of the OpCo A&R LLC Agreement. Upon the future exchange of OpCo Units held by any holder of shares of Class B Common Stock, a corresponding number of shares of Class B Common Stock held by such holder of OpCo Units will be cancelled. Shares of Class B Common Stock can only be transferred with their corresponding OpCo Units in accordance with the OpCo A&R LLC Agreement.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Holders of shares of Class B Common Stock are not entitled to share in any dividends or other distributions unless the dividend consists of shares of our Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of our Class B Common Stock and a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock on the same terms as simultaneously paid to the holders of Class A Common Stock.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of shares of Class A Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of our debts and other liabilities. Holders of shares of Class B Common Stock are not entitled to receive any portion of any such assets in respect of their shares of Class B Common Stock.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there is no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Our board of directors is classified into three classes, designated as Class I, Class II and Class III. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the Business Combination; the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the Business Combination; and the directors first elected to Class III will hold office for a term expiring at the third annual meeting of stockholders following the consummation of the Business Combination. At each succeeding annual meeting of the stockholders, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no shares of preferred stock outstanding at the date hereof.

Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant is exercisable and we are not obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant is not entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event are we required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported sale price of Class A Common Stock for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of Class A Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Stock (as defined below in the immediately following paragraph) except as otherwise described below;

•	if, and only if, the Reference Value (as defined above under the heading “— Redeemable Warrants — Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”); and

•	if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading ” — Redeemable Warrants — Public Warrants — Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Redemption Date Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Common Stock is below the exercise price of the warrants. We established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We are required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determines it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A Common Stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than Class A Common Stock pursuant to the warrant agreement, the warrants may be exercised for such security.

Redemption Procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the historical fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon conversion or exercise and (ii) “historical fair market value” means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and CRIS. On October 5, 2020, CRIS filed a copy of the warrant agreement with the SEC as Exhibit 4.1 to its Current Report on Form 8-K The warrant agreement contains a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including Class A Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under the section of this prospectus entitled “— Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us (except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

Except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A Common Stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. The reason we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at that time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including Class A Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the Business Combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants” made to our officers and directors and other persons or entities affiliated with the Sponsor.

Registration Rights

In connection with the Closing, we, the Sponsor and the other initial stockholders terminated the existing registration rights agreement and entered into the Registration Rights Agreement with EVgo Holdings, LLC (together with the Sponsor, the other initial stockholders and any person or entity who becomes a party to the Registration Rights Agreement, the “Holders”) that grant certain resale registration rights with respect to (a)  the private placement warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any private placement warrants), (b) shares of Common Stock issued or issuable upon conversion of any founder shares, (c) any outstanding shares of Class A Common Stock held by a Holder as of the date of the Registration Rights Agreement, (d) any shares of Class A Common Stock issued or issuable upon exchange of OpCo Units and shares of Class B Common Stock held by a Holder as of the date of the Registration Rights Agreement, and (e) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”), subject to the terms and conditions set forth in the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, we agreed that, within 15 business days after the Closing, we will file with the SEC a registration statement registering the resale of the Registrable Securities permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act. We will use our reasonable best efforts to cause the registration statement to be become effective and remain effective, in accordance with the Registration Rights Agreement. Additionally, we agreed that, as soon as reasonably practicable after we are eligible to register the Holders’ securities on a registration statement on Form S-3, we will file a new registration statement with the SEC (at our sole cost and expense), and we will use our reasonable best efforts to cause such new registration statement to become effective and remain effective, in accordance with the Registration Rights Agreement. The Registration Rights Agreement also provides the Holders with certain customary demand and piggyback registration rights. We are filing the registration statement of which this prospectus forms a part to satisfy such obligations.

Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the Closing Date (the “Filing Deadline”), we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and we will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies us that it will “review” the PIPE Resale Registration Statement) following the Filing Deadline and (ii) the 5th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review. We are filing the registration statement of which this prospectus forms a part to satisfy such obligations.

Dividends

CRIS did not pay any cash dividends on its common stock prior to the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

Our charter provides that we opted out of Section 203 of the DGCL. However, our charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the Business Combination was approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the Business Combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our charter provides that LS Power and its affiliates, any of its respective direct or indirect transferees who hold at least 15% of our outstanding common stock after such transfer and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent for our Class A Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The transfer agent and warrant agent’s telephone number and address is (212)   509-4000 and 1 State Street, 30th Floor, New York, NY. 10004.

Restrictions on Resale of Securities

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our “affiliates” at the time of, or at any time during the three months preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. After a one-year holding period, assuming we remain subject to the Exchange Act reporting requirements, such a person may sell their securities without regard to clause (iii) in the prior sentence.

Persons who have beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than Business Combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of July 1, 2021, we had 264,536,770 shares of Common Stock outstanding, consisting of 68,736,770 shares of Class A Common Stock and 195,800,000 shares of Class B Common Stock. Of these shares, 23,000,000 shares of Class A Common Stock sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the 5,750,000 Class A Common Stock owned by the initial stockholders and the permitted transferees of the Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of the 40,000,000 PIPE Shares we issued to the PIPE Investors pursuant to the Subscription Agreements are also restricted securities for purposes of Rule 144. All such restricted shares have been registered for resale under the Securities Act on the registration statement of which this prospectus is part.

As of the date of this registration statement, there are approximately 18,099,998 warrants outstanding, consisting of 11,499,988 Public Warrants originally sold as part of the units issued in the Company’s IPO, 6,600,000 Private Warrants that were sold by the Company to the Sponsor in a private sale prior to the Company’s. In connection with the separation of the units at the Closing, an aggregate of 12 warrants were cancelled in lieu of fractional warrants. Each of these warrants is exercisable for one share of our Class A Common Stock, in accordance with the terms of the warrant agreement governing such warrants. 11,499,988 of these warrants are Public Warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we have filed the registration statement of which this prospectus is part covering the 11,499,988 shares of our Class A Common Stock that may be issued upon exercise of the Public Warrants, the 6,600,000 Private Warrants, the 6,600,000 shares of our Class A Common Stock that may be issued upon exercise of the Private Warrants, and we are obligated to maintain the effectiveness of such registration statement until the expiration of the Warrants.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Form S-8 Registration Statement

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock issued or issuable under the 2021 Plan. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Class A Common Stock underlying the 2021 Plan. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

Transfer Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

The Nomination Agreement provides that each Principal Stockholder will not transfer (as defined in the Nomination Agreement) any shares of Class A Common Stock issuable upon exchange of the Lock-Up Shares until the earlier of (i) 180 days after the Closing, and (ii) subsequent to the Closing, the date the VWAP (as defined in the Nomination Agreement) of the Class A Common Stock equals or exceeds $12.00 per share for any 20 Trading Days (as defined in the Nomination Agreement) within any 30-Trading Day period or (y) the date following the Closing on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction with a third party that results in all of our stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

In addition, the Sponsor Agreement contains provisions that (a) subject 4,312,500 founder shares to a lock-up following the Closing until the earlier of (i) 12 months following the Closing, (ii) the date on which the volume weighted average price per share of the Class A Common Stock equals or exceeds $12.00 per share for 20 out of 30 consecutive trading days commencing at least 150 days following the Closing or (iii) certain change of control transactions, and (b) subject 1,437,500 founder shares held by the initial stockholders to potential forfeiture as follows (i) 718,750 shares will be forfeited if shares of Class A Common Stock does not trade at a volume weighted average price per share equal to or greater than $12.50 for 20 out of 30 consecutive trading days within the five years following the Closing and (ii) 718,750 shares will be forfeited if shares of Class A Common Stock does not trade at a volume weighted average price per share equal to or greater than $15.00 for 20 out of 30 consecutive trading days within the five years following the Closing. Any founder shares still subject to possible forfeiture will continue to be subject to the trading restrictions applicable to founder shares in the letter agreement signed by us in connection with our IPO.

Plan of Distribution

We are registering the issuance by us of up to 6,600,000 shares of our Class A Common Stock issuable upon the exercise of the Private Warrants and 11,499,988 shares of our Class A Common Stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 6,600,000 Private Warrants and 52,350,000 shares of our Class A Common Stock. Such shares include all shares of Class A Common Stock held by the Selling Securityholders and up to 6,600,000 shares of Class A Common Stock issuable upon exercise of the Private Warrants, and 40,000,000 PIPE Shares. The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Common Stock and Warrants covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all discounts and commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. If applicable through securities laws, the third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for the Company by Vinson & Elkins L.L.P.

Experts

The consolidated financial statements of EVgo HoldCo, LLC (formerly known as EVgo Services, LLC) as of December 31, 2020 (Successor) and 2019 (Predecessor), and for the periods from January 16, 2020 to December 31, 2020 (Successor), January 1, 2020 to January 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company’s history of operating losses and negative operating cash flows raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements as of and for the period ended December 31, 2020 of CRIS, appearing in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Change in Auditor

On July 1, 2021, the Audit Committee of the Board approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. KPMG served as the independent registered public accounting firm of HoldCo prior to the Business Combination. Accordingly, Withum, the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm following the completion of Withum’s review of the quarter ended June 30, 2021, which will consist only of the accounts of the pre-Business Combination special purpose acquisition company. This decision was approved by the Board.

The report of Withum, independent registered public accounting firm, dated March 12, 2020, on the Company’s financial statements as of December 31, 2020, and for the period from August 4, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles other than the restatement of the Company’s financial statements for the year ended December 31, 2020.

During the period of Withum’s engagement by the Company, during the period from August 4, 2020 (inception) through December 31, 2020, and the subsequent period through July 1, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.

During the period from August 4, 2020 (inception) through December 31, 2020, and the subsequent interim period preceding the engagement of KPMG, neither the Company nor anyone on the Company’s behalf consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.evgo.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$385,272	$990,249
Prepaid expenses	420,646	261,496
Total Current Assets	805,918	1,251,745
Investments held in Trust Account	230,006,837	230,003,380
Total Assets	$230,812,755	$231,255,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$2,216,885	$723,277
Accrued offering costs	—	25,000
Total Current Liabilities	2,216,885	748,277
Warrant liability	61,855,000	32,844,000
Deferred underwriting fee payable	8,050,000	8,050,000
Total Liabilities	72,121,885	41,642,277
Commitments and contingencies
Class A Common Stock subject to possible redemption, 15,369,086 and 18,461,284 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	153,690,860	184,612,840
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 7,630,914 and 4,538,716 issued and outstanding (excluding 15,369,086 and 18,461,284 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	763	454
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	575	575
Additional paid-in capital	50,223,046	19,301,375
Accumulated deficit	(45,224,374)	(14,302,396)
Total Stockholders’ Equity	5,000,010	5,000,008
Total Liabilities and Stockholders’ Equity	$230,812,755	$231,255,125

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021

Formation and operating costs	$1,914,450
Loss from operations	(1,914,450)
Other income (expense):
Interest income – bank	15
Interest earned on investments held in Trust Account	3,457
Change in fair value of warrant liability	(29,011,000)
Other (expense), net	(29,007,528)
Net loss	$(30,921,978)
Weighted average shares outstanding of Class A redeemable common stock	23,000,000
Basic and diluted income per share, Class A redeemable common stock	$0.00(1)
Weighted average shares outstanding of Class B non-redeemable common stock	5,750,000
Basic and diluted net loss per share, Class B non-redeemable common stock	$(5.38)(2)

(1)	Excludes net loss from change in fair value of warrant liability. See Note 2.

(2)	Includes net loss from change in fair value of warrant liability. See Note 2.

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021

	Class A Common Stock		Class B Common Stock				Total
					Additional Paid-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity
Balance – December 31, 2020	4,538,716	$454	5,750,000	$575	$19,301,375	$(14,302,396)	$5,000,008
Change in value of Class A Common Stock subject to redemption	3,092,198	309	—	—	30,921,671	—	30,921,980
Net loss	—	—	—	—	—	(30,921,978)	(30,921,978)
Balance – March 31, 2021	7,630,914	$763	5,750,000	$575	$50,223,046	$(45,224,374)	$5,000,010

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2021 THROUGH MARCH 31, 2021

Cash Flows from Operating Activities:
Net Loss	$(30,921,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating costs paid through promissory note – related party	—
Interest earned on investments held in Trust Account	(3,457)
Change in fair value of warrant liability	29,011,000
Changes in operating assets and liabilities:
Prepaid expenses	(159,150)
Accrued expenses	1,493,608
Net cash used in operating activities	(579,977)
Cash Flows from Financing Activities:
Payment of offering costs	(25,000)
Net cash used in financing activities	(25,000)
Net Change in Cash	(604,977)
Cash – Beginning of period	990,249
Cash – End of period	$358,272
Non-Cash financing activities:
Change in value of Class A Common Stock subject to possible redemption	$(30,921,980)

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Climate Change Crisis Real Impact I Acquisition Corporation (the “Company”) was incorporated in Delaware on August 4, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, CRIS Thunder Merger LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on January 12, 2021 (“SPAC Sub”).

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from August 4, 2020 (inception) through March 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2020 and the Company signed an agreement with a syndicate of underwriters to issue 23,000,000 units (the “Units” and, with respect to the shares of Class A Common Stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000 which is described in Note 3. On October 2, 2020 the Company completed the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company completed the sale of 6,600,000 warrants (the “Private Placement Warrants”) at $1.00 per Private Placement Warrant in a private placement to Climate Change Crisis Real Impact I Acquisition Holdings, LLC (the “Sponsor”), generating gross proceeds of $6,600,000, which is described in Note 4.

Transaction costs amounted to $13,161,756 consisting of $4,204,000 in cash underwriting fees, $8,050,000 of deferred underwriting fees and $907,756 of other offering costs.

Following the closing of the Initial Public Offering on October 2, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The funds in the Trust Account will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (less $100,000 of interest to pay dissolution expenses).

Substantially all of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants are intended to be applied generally toward consummating a Business Combination, and the Company’s management has broad discretion to identify targets for such a potential Business Combination and over the specific application of the funds held in the Trust Account if and when such funds are properly released from the Trust Account. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the PIMCO private funds (an affiliate of the Sponsor).

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company will provide the holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until October 2, 2022, or such later date as a result of a stockholder vote to amend the Amended and Restated Certificate of Incorporation, to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Pending Business Combination & Related PIPE

On January 21, 2021, the Company and SPAC Sub, entered into a business combination agreement (the “Business Combination Agreement”) with Holdings, EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “HoldCo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (“OpCo” and, together with Holdings and HoldCo, the “EVgo Parties”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

Pursuant to the Business Combination Agreement, at the closing of the business combination (the “Closing”) on the date the transactions are consummated (the “Closing Date”):

(i)	The Company will contribute all of its assets to SPAC Sub, including but not limited to (1) an amount of funds equal to (A) funds held in the Trust Account, plus (B) net cash proceeds from the PIPE (as defined below), plus (C) any cash held by the Company in any working capital or similar account, less any transaction expenses of the Company and the EVgo Parties; and (2) a number of newly issued shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “common stock”) of the Company equal to the number of units of OpCo (“OpCo Units”) to be issued to Holdings (the “Holdings OpCo Units”) under the Business Combination Agreement, which will be equal to the quotient obtained by dividing (x) $1,958,000,000 by (y) $10.00 (such shares, the “Holdings Class B Shares” and such transaction, the “SPAC Contribution”);

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(ii)	immediately following the SPAC Contribution, Holdings will contribute to OpCo all of the issued and outstanding limited liability company interests of the Company and, in connection therewith, (1) OpCo will be recapitalized as set forth in the OpCo A&R LLC Agreement (as defined in the Business Combination Agreement), and (2) OpCo will issue to Holdings the Holdings OpCo Units (such transactions, the “Holdings Contribution”);

(iii)	immediately following the Holdings Contribution, SPAC Sub will transfer to Holdings the Holdings Class B Shares and the right to enter into the Tax Receivable Agreement (as defined in the Business Combination Agreement) (such transactions, the “SPAC Sub Transfer”); and

(iv)	immediately following the SPAC Sub Transfer, SPAC Sub will contribute to OpCo all of its remaining assets in exchange for the issuance by OpCo to SPAC Sub of the number of OpCo Units equal to the number of shares of Class A Common Stock issued and outstanding after giving effect to the business combination and the PIPE (the “Issued OpCo Units”) (the “SPAC Sub Contribution”).

The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Business Combination Agreement.

In connection with the execution of the Business Combination Agreement, on January 21, 2021, the Company entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and the Company has agreed to sell to the PIPE Investors, an aggregate of 40,000,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share, or an aggregate purchase price of $400.0 million, in a private placement (the “PIPE”).

Each Subscription Agreement contains customary representations and warranties of the Company, on the one hand, and the applicable PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the proposed business combination. The purpose of the PIPE is to raise additional capital for use by HoldCo and its subsidiaries following the closing or the proposed business combination.

Pursuant to the Subscription Agreements, the Company agreed that, within 30 calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and the Company will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the PIPE Resale Registration Statement) following the Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2020 as filed with the SEC on May 3, 2021, which contains the audited financial statements and notes thereto. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $13,161,756 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Warrant Liability

The Company accounts for its issued and outstanding warrants (such warrants, as described in Note 8, the “Warrants”) in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statement of operations. The fair value of the Public Warrants issued in the IPO has been estimated using the Public Warrants’ quoted market price at December 31, 2020 and March 31, 2021. The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 18,100,000 shares of Class A Common Stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

For the Period From January 1, 2021 Through March 31, 2021
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$3,472
Income and Franchise Tax	(3,472)
Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A common Stock, Basic and Diluted	23,000,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00
Non-Redeemable Class B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(30,921,978)
Redeemable Net Earnings	—
Non-Redeemable Net Loss	$(30,921,978)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	5,750,000
Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(5.38)

As of March 31, 2021, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3.	INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, on October 2, 2020, the Company sold 23,000,000 Units which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a price of $10.00 per Unit. The PIMCO private funds (an affiliate of the Sponsor) purchased an aggregate of 1,980,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4.	PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $6,600,000 in the aggregate in a private placement. Each Private Placement Warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 5.	RELATED PARTY TRANSACTIONS

Founder Shares

On August 10, 2020, the Sponsor purchased 5,750,000 shares of the Company’s Class B Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In September 2020, the Sponsor transferred 175,500 Founder Shares to directors, officers and consultants of the Company (together with the Sponsor, the “initial stockholders”). The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture.

The initial stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Consulting Arrangements

During the period ended March 31, 2021, the Company enlisted the services of several consultants under various arrangements for administrative services, potential target and financial analysis and due diligence services to the Company. These arrangements provided for aggregate monthly fees of approximately $90,000. For the period from January 1, 2021 through March 31, 2021 the Company incurred $237,962 in such fees, of which $25,000 is included in accrued expenses on the balance sheet as of March 31, 2021.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be converted into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of March 31, 2021, no Working Capital Loans were outstanding.

NOTE 6.	COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Stockholder Rights

Pursuant to a registration and stockholder rights agreement entered into on September 29, 2020, the holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A Common Stock). Any holder of at least 20% of the outstanding registrable securities owned by the holders are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear certain expenses incurred in connection with the filing of any such registration statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In addition, pursuant to the registration and stockholder rights agreement, upon consummation of a Business Combination, the Company’s initial stockholders will be entitled to designate three individuals for nomination for election to the Company’s board of directors for so long as they continue to hold, collectively, at least 50% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus. Thereafter, such initial stockholders will be entitled to designate (i) two individuals for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 30% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus and (ii) one individual for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 20% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus.

Deferred Underwriting Fee

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive any upfront underwriting discount or commissions on the 1,980,000 Units purchased by the PIMCO private funds or their respective affiliates but will receive deferred underwriting commissions with respect to such Units.

NOTE 7.	STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of Class A Common Stock are entitled to one vote for each share. At March 31, 2021, there was 7,630,914 shares of Class A Common Stock issued and outstanding, excluding 15,369,086 shares of Class A Common Stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. At March 31, 2021, there were 5,750,000 shares of Class B Common Stock issued and outstanding. Holders of Class B Common Stock are entitled to one vote for each share. Prior to the Business Combination, only holders of shares of Class B Common Stock have the right to vote on the election of directors.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of all shares of common stock outstanding upon completion of the Initial Public Offering, plus (ii) all shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares of Class A Common Stock or equity-linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8.	WARRANT LIABILITY

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A Common Stock upon exercise of a warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than fifteen business days after the closing of the Company’s initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause such registration statement to become effective within 60 business days after the closing of a Business Combination and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of the Class A Common Stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Warrants when the price per Class A Common Stock equals or exceeds $18.00 Once the warrants become exercisable, the Company may redeem the Public Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported sale price of the Class A Common Stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends to the notice of redemption to the warrant holders (“Reference Value”) equals or exceeds $18.00 per share (as adjusted).

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants when the price per Class A Common Stock equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A Common Stock;

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•	if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of Class A Common Stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company has not completed a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A Common Stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market

Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A Common Stock as described above under Redemption of warrants for Class A Common Stock). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9.     FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on an assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $230,006,837 and $230,003,380, respectively, held in money market funds which are invested primarily in U.S. Treasury Securities. Through March 31, 2021, the Company did not withdraw any interest earned on the Trust Account to pay for its franchise and income tax obligations.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021	December 31, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$230,006,837	$230,003,380
Liabilities
Warrant Liability – Public Warrants	1	38,755,000	20,700,000
Warrant Liability – Private Warrants	3	$23,100,000	$12,144,000

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date (10%) was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Level	Public	Level	Warrant Liability
Fair value as of December 31, 2020	$12,144,000		$20,700,000		$32,844,000
Change in valuation inputs or other assumptions	10,956,000	3	18,055,000	1
Fair value as of March 31, 2021	$23,100,000		$38,755,000		$61,855,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10.     SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Climate Change Crisis Real Impact I Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Climate Change Crisis Real Impact I Acquisition Corporation (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 4, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 4, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
April 30, 2021

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

BALANCE SHEET
DECEMBER 31, 2020 (RESTATED)

ASSETS
Current assets
Cash	$990,249
Prepaid expenses	261,496
Total Current Assets	1,251,745
Investments held in Trust Account	230,003,380
Total Assets	$231,255,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$723,277
Accrued offering costs	25,000
Total Current Liabilities	748,277
Warrant liability	32,844,000
Deferred underwriting fee payable	8,050,000
Total Liabilities	41,642,277
Commitments and contingencies
Class A Common Stock subject to possible redemption, 18,461,284 shares at redemption value	184,612,840
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A Common Stock, $0.0001 par value; 100,000,000 shares authorized; 4,538,716 issued and outstanding (excluding 18,461,284 shares subject to possible redemption)	454
Class B Common Stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575
Additional paid-in capital	19,301,375
Accumulated deficit	(14,302,396)
Total Stockholders’ Equity	5,000,008
Total Liabilities and Stockholders’ Equity	$231,255,125

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 4, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

Formation and operating costs	$1,009,807
Loss from operations	(1,009,807)
Other income (expense):
Interest income – bank	31
Interest earned on investments held in Trust Account	3,380
Change in fair value of derivative liability	(13,296,000)
Other (expense), net	(13,292,589)
Net loss	$(14,302,396)
Weighted average shares outstanding of Class A redeemable common stock	23,000,000
Basic and diluted income per share, Class A redeemable common stock	$0.00
Weighted average shares outstanding of Class B non-redeemable common stock	5,473,958
Basic and diluted net loss per share, Class B non-redeemable common stock	$(2.61)

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM AUGUST 4, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

	Class A Common Stock		Class B Common Stock		Additional		Total
					Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – August 4, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of 23,000,000 Units, net of underwriting discounts and deferred offering costs	23,000,000	2,300	—	—	203,887,944	—	203,887,944
Class A Common Stock subject to possible redemption	(18,461,284)	(1,846)	—	—	(184,610,994)	—	(186,612,840)
Net loss	—	—	—	—	—	(14,302,396)	(14,302,396)
Balance – December 31, 2020	4,538,716	$454	5,750,000	$575	$19,301,375	$(14,302,396)	$5,000,008

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 4, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(RESTATED)

Cash Flows from Operating Activities:
Net loss	$(14,302,396)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating costs paid through promissory note – related party	402
Interest earned on investments held in Trust Account	(3,380)
Increase in fair value of warrant liability	13,296,000
Changes in operating assets and liabilities:
Prepaid expenses	(261,496)
Accrued expenses	723,277
Net cash used in operating activities	(547,593)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(230,000,000)
Net cash used in investing activities	(230,000,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B Common Stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	225,796,000
Proceeds from sale of Private Placement Warrants	6,600,000
Repayment of advances from related party	(2,279)
Proceeds from promissory note – related party	249,598
Repayment of promissory note – related party	(250,000)
Payment of offering costs	(880,477)
Net cash provided by financing activities	231,537,842
Net Change in Cash	990,249
Cash – Beginning of period	—
Cash – End of period	$990,249
Non-Cash financing activities:
Initial classification of Class A Common Stock subject to possible redemption	$198,911,760
Change in value of Class A Common Stock subject to possible redemption	$(14,298,920)
Deferred underwriting fee payable	$8,050,000
Initial fair value of warrant liability	19,548,000
Offering costs included in accrued offering costs	$25,000
Offering costs paid through advances from related party	$2,279

The accompanying notes are an integral part of the financial statements.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020

NOTE 1.     DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Climate Change Crisis Real Impact I Acquisition Corporation (the “Company”) was incorporated in Delaware on August 4, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one subsidiary, CRIS Thunder Merger LLC, a wholly-owned subsidiary of the Company incorporated in Delaware on January 12, 2021 (“SPAC Sub”) (see Note 12).

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 4, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”) (see Note 12). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2020 and the Company signed an agreement with a syndicate of underwriters to issue 23,000,000 units (the “Units” and, with respect to the shares of Class A Common Stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000 which is described in Note 4. On October 2, 2020 the Company completed the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company completed the sale of 6,600,000 warrants (the “Private Placement Warrants”) at $1.00 per Private Placement Warrant in a private placement to Climate Change Crisis Real Impact I Acquisition Holdings, LLC (the “Sponsor”), generating gross proceeds of $6,600,000, which is described in Note 5.

Transaction costs amounted to $13,161,756 consisting of $4,204,000 in cash underwriting fees, $8,050,000 of deferred underwriting fees and $907,756 of other offering costs.

Following the closing of the Initial Public Offering on October 2, 2020, an amount of $230,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The funds in the Trust Account will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (less $100,000 of interest to pay dissolution expenses).

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

Substantially all of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants are intended to be applied generally toward consummating a Business Combination, and the Company’s management has broad discretion to identify targets for such a potential Business Combination and over the specific application of the funds held in the Trust Account if and when such funds are properly released from the Trust Account. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the PIMCO private funds (an affiliate of the Sponsor).

The Company will provide the holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The Company will have until October 2, 2022, or such later date as a result of a stockholder vote to amend the Amended and Restated Certificate of Incorporation, to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2.     RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of July 13, 2020, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period (including on October 2, 2020 and December 31, 2020) and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of October 2, 2020 (audited)
Warrant Liability	$—	$19,548,000	$19,548,000
Ordinary Shares Subject to Possible Redemption	218,459,760	(19,548,000)	198,911,760
Class A Ordinary Shares	115	196	311
Additional Paid-in Capital	5,002,794	(196)	5,002,598
Balance sheet as of December 31, 2020 (audited)
Warrant Liability	$—	$32,844,000	$32,844,000
Ordinary Shares Subject to Possible Redemption	217,456,840	(32,844,000)	184,612,840
Class A Ordinary Shares	125	329	454
Additional Paid-in Capital	6,005,704	13,295,671	19,301,375
Accumulated Deficit	(1,006,396)	(13,296,000)	(14,302,396)
Period from August 4, 2020 (inception) to December 31, 2020 (audited)
Change in fair value of warrant liability	$—	$(13,296,000)	$(13,296,000)
Net loss	(1,006,396)	(13,296,000)	(14,302,396)
Basic and diluted net loss per share, Class B	(0.18)	(2.43)	(2.61)
Cash Flow Statement for the Period from August 4, 2020 (inception) to December 31, 2020 (audited)
Net loss	$(1,006,396)	$(13,296,000)	$(14,302,396)
Change in fair value of warrant liability	—	13,296,000	13,296,000
Initial classification of warrant liability	—	19,548,000	19,548,000
Initial classification of common stock subject to possible redemption	218,459,760	(19,548,000)	198,911,760
Change in value of common stock subject to possible redemption	(1,002,920)	(13,296,000)	(14,298,920)

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

NOTE 3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $13,161,756 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A Common Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

Warrant Liability

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the statement of operations. The fair value of the Public Warrants issued in the IPO has been estimated using a Monte Carlo simulation methodology as of the date of the IPO and the Public Warrants’ quoted market price at December 31, 2020. The Private Placement Warrants were valued using a Modified Black Scholes Option Pricing Model.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 18,100,000 shares of Class A Common Stock in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

For the Period From August 4, 2020 (inception) Through December 31, 2020
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$3,411
Income and Franchise Tax	(3,411)
Net Earnings	$—
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	23,000,000
Earnings/Basic and Diluted Redeemable Class A Common Stock	$0.00
Non-Redeemable Class B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(14,302,396)
Redeemable Net Earnings	—
Non-Redeemable Net Loss	$(14,302,396)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class B Common Stock, Basic and Diluted	5,473,958
Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(2.61)

Note: As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4.     INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, on October 2, 2020, the Company sold 23,000,000 Units which includes the full exercise by the underwriters of their over-allotment option in the amount of 3,000,000 Units, at a price of $10.00 per Unit. The PIMCO private funds (an affiliate of the Sponsor) purchased an aggregate of 1,980,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A Common Stock and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 5.     PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, or $6,600,000 in the aggregate. Each Private Placement Warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

NOTE 6.     RELATED PARTY TRANSACTIONS

Founder Shares

On August 10, 2020, the Sponsor purchased 5,750,000 shares of the Company’s Class B Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000. In September 2020, the Sponsor transferred 175,500 Founder Shares to directors, officers and consultants of the Company (together with the Sponsor, the “initial stockholders”). The Founder Shares included an aggregate of up to 750,000 shares subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, 750,000 Founder Shares are no longer subject to forfeiture.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The initial stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Consulting Arrangements

During the year ended December 31, 2020, the Company entered into consulting arrangements with several service provider for administrative services, potential target and financial analysis and due diligence services to the Company. These arrangements provide for aggregate monthly fees of approximately $90,000. For the period from August 4, 2020 (inception) through December 31, the Company incurred $233,373 in such fees. At December 31, 2020, $50,000 is included in accrued expenses in the accompanying balance sheet.

Advance from Related Party

The Sponsor advanced the Company an aggregate of $2,279 to pay for certain costs in connection with the Initial Public Offering. The advances were non-interest bearing and due on demand. The outstanding advances were repaid at the closing of the Initial Public Offering on October 2, 2020.

Promissory Note — Related Party

On August 10, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company was entitled to borrow up to an aggregate principal amount of $250,000. The Promissory Note was non-interest bearing and payable on the earlier of March 31, 2021 or the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note was repaid at the closing of the Initial Public Offering on October 2, 2020.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be converted into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, no Working Capital Loans were outstanding.

NOTE 7.     COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

Registration and Stockholder Rights

Pursuant to a registration and stockholder rights agreement entered into on September 29, 2020, the holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A Common Stock). Any holder of at least 20% of the outstanding registrable securities owned by the holders are entitled to make up to two demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear certain expenses incurred in connection with the filing of any such registration statements.

In addition, pursuant to the registration and stockholder rights agreement, upon consummation of a Business Combination, the Company’s initial stockholders will be entitled to designate three individuals for nomination for election to the Company’s board of directors for so long as they continue to hold, collectively, at least 50% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus. Thereafter, such initial stockholders will be entitled to designate (i) two individuals for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 30% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus and (ii) one individual for nomination for election to the Company’s board of directors for so long they continue to hold, collectively, at least 20% of the Founder Shares (or the securities into which such Founder Shares convert) held by such persons on the date of this prospectus.

Deferred Underwriting Fee

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. The underwriters did not receive any upfront underwriting discount or commissions on the 1,980,000 Units purchased by the PIMCO private funds or their respective affiliates but will receive deferred underwriting commissions with respect to such Units.

NOTE 8.     STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A Common Stock with a par value of $0.0001 per share. Holders of Class A Common Stock are entitled to one vote for each share. At December 31, 2020, there was 4,538,716 shares of Class A Common Stock issued and outstanding, excluding 18,461,284 shares of Class A Common Stock subject to possible redemption.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. At December 31, 2020, there were 5,750,000 shares of Class B Common Stock issued and outstanding. Holders of Class B Common Stock are entitled to one vote for each share. Prior to the Business Combination, only holders of shares of Class B Common Stock have the right to vote on the election of directors.

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The shares of Class B Common Stock will automatically convert into shares of Class A Common Stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of all shares of common stock outstanding upon completion of the Initial Public Offering, plus (ii) all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares of Class A Common Stock or equity-linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 9.     WARRANT LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A Common Stock upon exercise of a warrant unless the share of Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than fifteen business days after the closing of the Company’s initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause such registration statement to become effective within 60 business days after the closing of a Business Combination and to maintain a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if shares of the Class A Common Stock are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of Warrants when the price per Class A Common Stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the Public Warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported sale price of the Class A Common Stock for any 20 trading days within a 30-trading day period ending three trading days before the Company sends to the notice of redemption to the warrant holders (“Reference Value”) equals or exceeds $18.00 per share (as adjusted).

If and when the warrants become redeemable by the Company, it may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants when the price per Class A Common Stock equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares, based on the redemption date and the fair market value of the Class A Common Stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•	if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of Class A Common Stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company has not completed a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A Common Stock during the 20 trading day period starting on the trading day after the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, and will be entitled to certain registration rights (see Note 6). Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A Common Stock as described above under Redemption of warrants for Class A Common Stock). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10.     INCOME TAX

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax assets
Net operating loss carryforward	$16,514
Organizational costs/Startup expenses	194,829
Total deferred tax assets	$211,343
Valuation allowance	(211,343)
Deferred tax assets, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(211,343)
State
Current	$—
Deferred	$—
Change in valuation allowance	211,343
Income tax provision	$—

As of December 31, 2020, the Company had $78,638 of U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from August 4, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $211,343.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in warrant liability	(19.5)
Change in valuation allowance	(1.5%)
Income tax provision	0.00%

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

NOTE 11.     FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2020, assets held in the Trust Account were comprised of $230,003,380 in money market funds which are invested primarily in U.S. Treasury Securities. Through December 31, 2020, the Company did not withdraw any interest earned on the Trust Account to pay for its franchise and income tax obligations.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$230,003,380
Liabilities
Warrant Liability – Public Warrants	1	$20,700,000
Warrant Liability – Private Warrants	3	$12,144,000

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date (10%) was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. For periods subsequent to the detachment of the warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Level	Public	Level	Warrant Liabilities
Fair value as of August 4, 2020	$—		$—		$—
Initial measurement on October 2, 2020	7,128,000	3	12,420,000	3	19,548,000
Change in valuation inputs or other assumptions	5,016,000	2	8,280,000	1	13,296,000
Fair value as of December 31, 2020	$12,144,000		$20,700,000		$32,844,000

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

NOTE 12.     SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described in Note 2 and below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 21, 2021, the Company and SPAC Sub, entered into a business combination agreement (the “Business Combination Agreement”) with Holdings, EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “HoldCo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (“OpCo” and, together with Holdings and HoldCo, the “EVgo Parties”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

Pursuant to the Business Combination Agreement, at the closing of the business combination (the “Closing”) on the date the transactions are consummated (the “Closing Date”):

(i)	The Company will contribute all of its assets to SPAC Sub, including but not limited to (1) an amount of funds equal to (A) funds held in the Trust Account, plus (B) net cash proceeds from the PIPE (as defined below), plus (C) any cash held by the Company in any working capital or similar account, less any transaction expenses of the Company and the EVgo Parties; and (2) a number of newly issued shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, “common stock”) of the Company equal to the number of units of OpCo (“OpCo Units”) to be issued to Holdings (the “Holdings OpCo Units”) under the Business Combination Agreement, which will be equal to the quotient obtained by dividing (x) $1,958,000,000 by (y) $10.00 (such shares, the “Holdings Class B Shares” and such transaction, the “SPAC Contribution”);

(ii)	immediately following the SPAC Contribution, Holdings will contribute to OpCo all of the issued and outstanding limited liability company interests of the Company and, in connection therewith, (1) OpCo will be recapitalized as set forth in the OpCo A&R LLC Agreement (as defined in the Business Combination Agreement), and (2) OpCo will issue to Holdings the Holdings OpCo Units (such transactions, the “Holdings Contribution”);

(iii)	immediately following the Holdings Contribution, SPAC Sub will transfer to Holdings the Holdings Class B Shares and the right to enter into the Tax Receivable Agreement (as defined in the Business Combination Agreement) (such transactions, the “SPAC Sub Transfer”); and

(iv)	immediately following the SPAC Sub Transfer, SPAC Sub will contribute to OpCo all of its remaining assets in exchange for the issuance by OpCo to SPAC Sub of the number of OpCo Units equal to the number of shares of Class A Common Stock issued and outstanding after giving effect to the business combination and the PIPE (the “Issued OpCo Units”) (the “SPAC Sub Contribution”).

CLIMATE CHANGE CRISIS REAL IMPACT I ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020 (Continued)

The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Business Combination Agreement.

In connection with the execution of the Business Combination Agreement, on January 21, 2021, the Company entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and the Company has agreed to sell to the PIPE Investors, an aggregate of 40,000,000 shares of Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share, or an aggregate purchase price of $400.0 million, in a private placement (the “PIPE”).

Each Subscription Agreement contains customary representations and warranties of the Company, on the one hand, and the applicable PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the proposed business combination. The purpose of the PIPE is to raise additional capital for use by HoldCo and its subsidiaries following the closing or the proposed business combination.

Pursuant to the Subscription Agreements, the Company agreed that, within 30 calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and the Company will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the PIPE Resale Registration Statement) following the Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash	$23,595,141	$7,914,150
Accounts receivable, net	1,989,712	2,164,346
Accounts receivable, capital build	4,070,251	3,258,724
Receivables from related parties	30,690
Prepaid expenses and other current assets	9,257,111	6,634,303
Total current assets	38,942,905	19,971,523
Long-term assets
Property and equipment, net	79,111,432	71,265,503
Intangible assets, net	65,808,871	67,956,371
Goodwill	22,111,166	22,111,166
Other assets	1,372,532	836,347
Total assets	$207,346,906	$182,140,910
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$2,835,469	$2,998,448
Accrued expenses	12,858,511	10,945,013
Deferred revenue, current	2,354,627	1,653,042
Customer deposits	6,795,262	7,660,378
Note payable, related party	57,040,167	39,164,383
Payables to related parties	1,521,178	135,146
Capital-build, NEDO buyout liability	660,935	627,647
Other current liabilities	178,090	397,228
Total current liabilities	84,244,239	63,581,285
Long-term liabilities
Deferred revenue, noncurrent	22,583,999	2,732,257
Capital-build liability, excluding NEDO buyout liability	17,403,291	17,387,686
Asset retirement obligations	9,758,847	8,801,806
Other liabilities	—	150,903
Total liabilities	133,990,376	92,653,937
Members’ equity	73,356,530	89,486,973
Total liabilities and members’ equity	$207,346,906	$182,140,910

The accompanying notes are an integral part of these condensed consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor
	(unaudited)
	Three months ended March 31, 2020	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
Revenue:
Revenue	$3,568,795	$2,326,313	$1,461,395
Revenue from related parties	561,700	—	65,294
Total revenues	4,130,495	2,326,313	1,526,689
Cost of sales	6,739,547	5,260,596	1,135,789
Gross (loss) profit	(2,609,052)	(2,934,283)	390,900
Operating expenses:
General and administrative	11,072,993	5,775,907	1,084,284
Transaction bonus	—	5,316,124	—
Depreciation, amortization, and accretion	2,510,228	2,037,032	69,435
Total operating expenses	13,583,221	13,129,063	1,153,719
Operating loss	(16,192,273)	(16,063,346)	(762,819)
Other (income) expense:
Interest expense, related party	875,784	121,862	—
Other income, related party	—	—	(341,954)
Other income, net	(457,888)	(1,796,014)	—
Total other (income) expense, net	417,896	(1,674,152)	(341,954)
Net loss	$(16,610,169)	$(14,389,194)	$(420,865)

The accompanying notes are an integral part of these condensed consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Class A Voting Preferred Units	Class B Voting Common Units	Class D Non- Voting Preferred Units	LLC Interests	Additional Paid-In Capital	Accumulated Deficit	Members’ Equity
Predecessor
Balance, December 31, 2019	$57,037,633	$22,167,000	$39,027,891	$—	$645,489	$(104,484,948)	$14,393,065
Share-based compensation	—	—	—	—	12,733	—	12,733
Net loss	—	—	—	—	—	(420,865)	(420,865)
Balance, January 15, 2020	$57,037,633	$22,167,000	$39,027,891	$—	$658,222	$(104,905,813)	$13,984,933
Successor (unaudited)
New basis of equity on push down of Acquisition	(57,037,633)	(22,167,000)	(39,027,891)	131,032,003	(658,222)	104,905,813	117,047,070
Balance, January 16, 2020	—	—	131,032,003	—	131,032,003	—	—
Share-based compensation	—	—	—	208,330	—	208,330	—
Contributions	—	—	—	5,316,124	0	—	5,316,124
Net loss	—	—	—	—	—	(14,389,194)	(14,389,194)
Balance, March 31, 2020	$—	$—	$—	$136,348,127	$208,330	$(14,389,194)	$122,167,263
Successor (unaudited)
Balance, January 16, 2021	$—	$—	$—	$136,348,127	$928,905	$(47,790,059)	$89,486,973
Share-based compensation	—	—	—	—	479,726	—	479,726
Net loss	—	—	—	—	—	(16,610,169)	(16,610,169)
Balance, March 31, 2021	$—	$—	$—	$136,348,127	$1,408,631	$(64,400,228)	$73,356,530

The accompanying notes are an integral part of these condensed consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	(unaudited)
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
Cash flows from operating activities
Net loss	$(16,610,169)	$(14,389,194)	$(420,865)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	—	—	—
Depreciation, amortization, and accretion	4,957,363	3,834,112	367,659
Net loss on disposal of property and equipment	230,754	181,065	—
Bad debt expense	69,805	64,780	—
Share based compensation	479,726	208,330	12,733
Foreign exchange loss	33,288	—	—
Changes in operating assets and liabilities
Accounts receivable, net	104,829	200,058	32,963
Receivables from related parties	(30,690)	—	(333,527)
Prepaid expenses and other current and other long-term assets	(1,886,508)	599,498	(45,882)
Accounts payable	(707,844)	(704,313)	315,011
Accrued expenses	(440,038)	(1,186,356)	(247,585)
Deferred revenue	20,553,327	(324,364)	(36,866)
Customer deposits	(865,116)	(96,996)	12,538
Payables to related parties	1,386,032	88,896	(1,031)
Other current and long-term liabilities	(370,041)	(15,357)	—
Accrued interest expense	875,784	121,862	—
Net cash provided by (used in) operating activities	7,780,502	(11,417,979)	(344,852)
Cash flows from investing activities
Purchases of property and equipment	(7,827,026)	(3,697,925)	(165,608)
Net cash used in investing activities	(7,827,026)	(3,697,925)	(165,608)
Cash flows from financing activities
Proceeds from related party note payable	17,000,000	12,000,000	—
Capital-build funding, net	—	593,748	—
Payment of deferred offering costs	(1,272,485)	—	—
Contributions	—	5,316,124	—
Net cash provided by financing activities	15,727,515	17,909,872	—
Net increase (decrease) in cash	15,680,991	2,793,968	(510,460)
Cash, beginning of period	7,914,150	257,288	1,403,172
Cash, end of period	$23,595,141	$3,051,256	$892,712
Supplemental disclosure of noncash investing activities
Asset retirement obligation asset and liability incurred	$628,078	$339,767	$—
Purchases of property and equipment in accounts payable and accrued expenses	$4,829,683	$2,484,901	$1,758,727

The accompanying notes are an integral part of these condensed consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 — DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

EVgo Services, LLC (“EVgo Services”, “Predecessor”) builds publicly available and customer-dedicated electric vehicle (“EV”) charging stations capable of charging electric vehicles either via direct current power or alternating current power. It has built, and continues to expand, a national ecosystem of public charging stations and fleet charging solutions. EVgo Services provides electric vehicle charging programs to consumers in a variety of options as well as charging services to automotive and fleet customers. Other software services and ancillary services represent a small but growing part of the business as well.

On January 16, 2020 (the “Merger Date”), EVgo Services and its investors consummated the transactions contemplated pursuant to that certain Agreement and Plan of Merger (“Merger”) with EVgo Holdco, LLC (“EVgo Holdco”, “the Company” or “Successor”), whereby EVgo Services became a wholly-owned subsidiary of EVgo Holdco, resulting in a change in control by the Predecessor. EVgo Holdco, controlled by LS Power Equity Partners IV, L.P. (“LS Power”), had no operations prior to the Merger (see note 3). The Company elected push-down accounting and all of the Company’s assets and liabilities related to LS Power were remeasured at fair value on the Closing Date.

On January 21, 2021, EVgo Services and Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”) entered into a business combination agreement that would result in the Company becoming a publicly listed company. The combined company will be named EVgo Inc. Completion of the proposed transaction is subject to customary closing conditions, including the approval of the stockholders of CRIS. Pursuant to the Business Combination Agreement, prior to the closing of the business combination the related party note payable will be fully converted to equity and EVgo Services will have no further liability or obligations under the note from that time.

Liquidity and going concern

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements — Going Concern (“ASC 205-40”) requires management to evaluate whether conditions and/or events raise substantial doubt about the Company’s ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, management’s evaluation shall initially not take into consideration the potential mitigating effects of management’s plans that have not been fully implemented as of the date the financial statements are issued.

The Company has a history of operating losses and negative operating cash flows. As of March 31, 2021, the Company had a cash balance of $23.6 million and a working capital deficit of $45.3 million including amounts due under the related party note payable (see note 8). The Company’s total future projected cash outflow through March 31, 2022 is $179.6 million. The Company will need to raise additional financing through loans or additional investments to fund its ongoing operations, including borrowing from related parties. There is no assurance that the Company will be able to obtain such additional financing. Management has concluded that these conditions raise substantial doubt about its ability to meet its financial obligations as they become due for the next twelve months, and its ability to continue as a going concern.

The Company is currently pursuing a potential business combination. If such a transaction is consummated, management expects the Company will have access to additional liquidity, which will be sufficient to cover our capital needs for the next 12 months and the foreseeable future. However, there is no assurance that such a transaction will close, or the timing thereof.

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

COVID-19

In December 2019 and early 2020, the virus commonly referred to as COVID-19 virus spread globally and, on March 11, 2020, was declared a pandemic by the World Health Organization, causing significant disruption to business and mobility. The global outbreak of COVID-19 has resulted in the implementation of numerous actions taken by governments, governmental agencies and other entities and organizations in an attempt to mitigate the spread of the virus. These measures have resulted in a significant reduction in worldwide economic activity and extreme volatility in the global financial markets which have affected new car sales, including EVs, and significantly reduced people’s mobility, and the accompanying demand for EVgo charging services. EVgo experienced a significant decline in monthly GWh throughput beginning in March 2020. Between March and July 2020, EVgo deactivated chargers due to decreased usage as a result of COVID-19, experiencing downtime when host sites were closed. While EVgo’s business showed steady recovery with multiple metrics improving month-over-month since that time, total GWh throughput for the year ended December 31, 2020 was lower than expected.

The COVID-19 pandemic also impacted EVgo’s operations through construction delays and supply chain and shipping constraints. EVgo delayed operational dates of over 400 chargers by six to nine months due to delays in various stages site planning and construction caused by COVID-19. When governments and businesses shut down in response to shelter in place orders and other similar actions by state and local governments, permitting, inspection and other city and municipal services were suspended, and EVgo had reduced access to host sites for construction and on-site survey and design. EVgo also experienced delays in its site host negotiations as hosts devoted more time to day-to-day operations and employee health and safety. In addition, EVgo experienced delays in equipment fulfillment and other logistics related to reduced operational capacity of warehouses and shipping vessel backlogs, which has caused additional delay in early 2021.

How COVID-19 will affect EVgo’s future business results is unclear. While the disruption is expected to be temporary, there is considerable uncertainty around the duration and magnitude of this disruption. The Company expects continued significant, negative impacts to its financial position, results of operations and cash flows in 2021 and beyond as charging revenue and regulatory credit sales are expected to decrease significantly due to the disruption and development and commissioning lead times are expected to be extended as a result of the lockdowns and other measures taken by the state and local governments to mitigate the spread of COVID-19. The extent of the financial impact and duration cannot be reasonably estimated at this time.

For some contractual commitments (see note 12), the Company is required to adhere to a construction schedule over specific timeframes. Those timelines were impacted due to delays associated with COVID-19. The Company has not been in default with any of these requirements as of March 31, 2021. However, it is possible that the ongoing pandemic could impact these timelines in the future.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and the Company’s wholly owned subsidiaries, EVgo Ride Share, LLC, and EVgo Services. All intercompany transactions have been eliminated upon consolidation.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information, as set by the FASB. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. References to GAAP issued by the FASB in these notes to the condensed consolidated financial statements are to the FASB ASC. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the operating results for the full year ending December 31, 2021 or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited condensed consolidated financial statements and related disclosures of the Company as of December 31, 2020 and for the year then ended.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

A summary of the significant accounting policies consistently applied in the preparation of the accompanying condensed consolidated financial statements follows.

As described in note 1, EVgo Services was acquired by EVgo Holdco on the Merger Date. EVgo Services’ condensed consolidated financial statements and notes for the periods presented prior to the Merger Date are labeled “Predecessor.” The Company’s condensed consolidated financial statements and notes as of and after the Merger Date are labeled “Successor.” LS Power is considered to be the accounting acquirer and formed EVgo Holdings, LLC (“EVgo Holdings”) and EVgo Holdco as part of the transaction.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, charging station depreciable lives, costs associated with asset retirement obligations, the fair value of the share-based compensation and the fair value measurements of assets and liabilities allocated for acquired businesses.

Concentration of business and credit risk

The Company maintains its cash accounts in a commercial bank. The total cash balances held in a commercial bank are secured by the Federal Deposit Insurance Corporation up to $250,000. At various times throughout the year, including the three-month periods ended March 31, 2021 and 2020, the Company had uninsured balances. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash. The Company mitigates its risk with respect to cash by maintaining its deposits at high-quality financial institutions and monitoring the credit ratings of those institutions.

The Company had accounts receivable with two customers that comprised approximately 65% and 66% of the Company’s total accounts receivable as of March 31, 2021 and December 31, 2020, respectively. For the three months ended March 31, 2021 and the period from January 16, 2020 through March 31, 2020, two customers represented approximately 34% and 25% of total revenue, respectively. For period from January 1, 2020 through January 15, 2020, one customer represented approximately 64% of total revenue.

The Company had one major vendor that represented approximately 12% and 19% of total purchases for the three months ended March 31, 2021 and the period from January 1, 2020 through January 15, 2020, respectively. The Company had no vendors that represented more than 10% of purchases for the period from January 16, 2020 through March 31, 2020.

Cash

Cash includes only cash balances. The Company does not hold any highly liquid assets that can be considered as cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are amounts due under normal trade terms. Payment terms for accounts receivable capital-build are specified in the individual agreements and vary depending on the counterparty. Management reviews accounts receivable on a recurring basis to determine if any accounts receivable will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect an account receivable have failed, the account receivable is written-off against the allowance for doubtful accounts. The allowance for doubtful accounts was $375,084 and $308,965 as of March 31, 2021 and December 31, 2020, respectively.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Prepaid expenses and other current assets

The Company records prepaid expenses for payments made to vendors in advance of the delivery of the related goods or services.

Property and equipment

Property and equipment include charging stations and other technical installations, construction in process and charging equipment. Charging stations and asset retirement obligations are carried at cost less accumulated depreciation. Depreciation for charging stations is computed using the straight-line method over seven years. The estimated useful life of charging stations and other and asset retirement obligations is seven years. Depreciation is reported net of the amortization of the capital-build liability, as described in note 5. Upon disposal, the cost of properties and related accumulated depreciation is removed from the accounts, with gains and losses reflected in general and administrative expenses in the condensed consolidated statements of operations.

Charging equipment consist primarily of charging equipment and various components for charger projects that have not yet been put in service and are recorded at historical cost. Neither charging equipment nor construction in process are depreciated until they are put in service. The cost of maintenance and repairs is charged to expense as incurred while significant renewals and betterments are capitalized when incurred. Deductions are made for retirements and/or disposals.

Capitalized Software

The Company has adopted the provisions of ASC 350-40, Internal-Use Software, and therefore the costs incurred in the preliminary stages of development are expensed as incurred. The Company capitalizes all costs related to software developed or obtained for internal use when management commits to funding the project, the preliminary project stage is completed and when technological feasibility is established. Once a new functionality or improvement is released for operational use, the asset is moved from the property and equipment category “construction in progress” (“CIP”) to a property and equipment asset subject to depreciation in accordance with the principle described in the previous sentence. Capitalization of costs ceases when the project is substantially complete and ready for its intended use. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service. As of March 31, 2021, all capitalized software costs were classified in CIP.

Goodwill and other intangible assets

Goodwill represents the difference between the purchase price and the fair value of identifiable net assets acquired in a business combination. The Company’s goodwill is the result of the Merger and related push-down accounting (see note 3). The Company calculated the fair value of its goodwill by allocating the fair value of the business unit containing the goodwill to all its tangible and intangible assets and liabilities, with the residual fair value allocated to goodwill. The Company operates as a single reporting unit for the reporting of goodwill impairment assessment.

The Company’s intangible assets are the result of the Merger and related push-down accounting (see note 3). These finite-lived intangible assets are amortized over their useful lives and recorded as either cost of sales or operating expenses depending on the nature of the intangible asset. Cost incurred to renew or extend the term of recognized intangible assets are expensed as incurred.

Estimated useful lives are presented below:

Trade Name – EVgo	15 years
Host Relationships	12 years
Customer Relationships	4 – 5 years
Developed Technology	15 years

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Long-lived asset impairment

The Company reviews its long-lived assets, including goodwill and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Accordingly, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances occur that could impact their recoverability. If the Company identifies events or changes in circumstances that could impact recoverability, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment has occurred, the loss would be recognized during that period. The impairment loss would be calculated as the difference between the asset carrying values and the present value of estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends.

Capital-build liability and expense reimbursements

The Company receives third-party funding for charging stations and other programs. The charging stations purchased and installed under these programs or agreements are recorded in property and equipment. At the time the expenditures for the charging stations have been incurred, the funding associated with the charging station capital expenditure is deferred as a capital-build liability and amortized against depreciation expense over the remaining useful life of the related assets. The Company retains ownership of these charging stations. Reimbursement under the agreements for operating expenses relating to the operation of these charging stations is recorded in Other income, related party. Expense reimbursement for other programs under these agreements are presented within Other income, related party along with the corresponding expense, which offset with no financial statement impact.

Deferred revenue

Deferred revenues consist of billings on contracts where payments have been received in advance of revenue recognition. Deferred revenue is recognized as the related revenue recognition criteria are met.

Customer deposits

Customer deposits include prepayments that are refundable. Once deposits are no longer refundable, the Company reclassifies the amounts related to those contracts to deferred revenue. Customer deposits are also comprised of funds that have been received to offset future expenses of the Company for certain marketing expenses reimbursed by a customer.

Asset retirement obligation

Asset retirement obligations represent the estimated present value of the amount the Company will incur for dismantling and restoring host sites (locations owned by unrelated parties where Company’s chargers are placed) at the end of their agreements, in accordance with their contractual terms and governmental regulations. Upon initial recognition of the Company’s asset retirement obligation, the carrying amount of the property, plant, and equipment is increased and depreciated over its useful life and the obligation is accreted to the estimated future value at the date of retirement.

Asset retirement obligations requires the use of estimates to determine third-party costs for dismantling and restoring the host sites. Discount rates are also included to present value these costs, which are then accreted to the date the Company expects to remove the corresponding asset. Discount rates are based on the Company’s estimated credit adjusted risk-free rate. The Company reviews its estimates of removal costs on an ongoing basis and will make changes to the asset retirement obligation as necessary.

Segment reporting

The Company’s chief operating decision-maker (“CODM”) is its Chief Executive Officer. Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by its CODM in deciding how to allocate resources to an individual segment and is assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates in one operating and one reportable segment.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Fair value measurement

The Company determines fair value in accordance with ASC 820, Fair Value Measurement, which established a hierarchy for the inputs used to measure the fair value of financial assets and liabilities based on the source of the input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using significant unobservable inputs (Level 3). Multiple inputs may be used to measure fair value; however, the level of fair value is based on the lowest significant input level within this fair value hierarchy. The Company’s recurring and non-recurring fair value measurements include the initial valuation of asset retirement obligations, the issuance of stock compensation, an equity investment and initial valuations of the assets identified in purchase accounting including intangible assets and property and equipment. These measurements are all Level 3 as significant unobservable inputs are used to estimate their values.

Details on the methods and assumptions used to determine the fair values are as follows:

•	Fair value measurements based on Level 1 inputs: Measurements that are most observable and are based on quoted prices of identical instruments obtained from the principal markets in which they are traded. Closing prices are both readily available and representative of fair value. Market transactions occur with sufficient frequency and volume to assure liquidity.

•	Fair value measurements based on Level 2 inputs: Measurements derived indirectly from observable inputs or from quoted prices from markets that are less liquid are considered Level 2.

•	Fair value measurements based on Level 3 inputs: Measurements that are least observable are estimated from significant unobservable inputs determined from sources with little or no market activity for comparable contracts or for positions with longer durations.

As of March 31, 2021, and December 31, 2020, the carrying value of certain accounts such as accounts receivable, accounts payable, and accrued expenses approximate their fair value due to their short-term nature. The Company does not have other material financial instruments requiring fair value measurements.

Revenue recognition

A significant portion of the Company’s charging contracts have upfront payment terms or monthly payment terms. Payments for walk-up retail charging usage are collected at the point of service, except for monthly member fees and member usage fees which are billed monthly in arrears, and payments for development and project management revenue occur either on an installment basis or are received in full upon completion. Revenues for regulatory credits such as low carbon fuel standards credit sales are recognized upon delivery.

The Company recognizes revenue pursuant to ASC 606, Revenue From Contracts with Customers, using a five-step model: (a) identification of the contract, or contracts, with a customer; (b) identification of the performance obligations in the contract; (c) determination of the transaction price; (d) allocation of the transaction price to the performance obligations in the contract; and (e) recognition of revenue when, or as, it satisfies a performance obligation.

The transaction price for each contract is determined based on the amount the Company expects to be entitled to receive in exchange for transferring the promised products or services to the customer. Collectability of revenue is reasonably assured based on historical evidence of collectability of fees the Company charges its customers. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. At contract inception, the Company determines whether it satisfies the performance obligation over time or at a point in time. Revenue is recorded based on the transaction price excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The majority of the Company’s contracts with customers only contain a single performance obligation. When agreements involve multiple performance obligations, the Company accounts for individual performance obligations separately if they are distinct. The Company applies significant judgment in identifying and accounting for each performance obligation, as a result of evaluating terms and conditions in contracts. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on observable standalone selling price when it is available, as well as other factors, including the price charged to its customers, its discounting practices and its overall pricing objectives, while maximizing observable inputs.

Areas of Judgment and Estimates

The Company exercises judgment in determining which promises in a contract constitute performance obligations rather than set-up activities. The Company determines which activities under a contract transfer a good or service to a customer rather than activities that are required to fulfill a contract but do not transfer control of a good or services to the customer. Determining whether obligations in a contract are considered distinct performance obligations that should be accounted for separately or as a single performance obligation requires significant judgment. In reaching its conclusion, the Company assesses the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated which may require judgment based on the facts and circumstances of the contract.

Determining the relative SSP for contracts that contain multiple performance obligations requires significant judgment to appropriately determine the suitable method for estimating the SSP. The Company determines SSP using observable pricing when available, which takes into consideration market conditions and customer specific factors. When observable pricing is not available, the Company determines SSP using estimation techniques, but maximizes the use of observable inputs in these estimation techniques.

Practical expedients and exemptions

The Company elected the practical expedient to not adjust the consideration in a contract for the effects of a significant financing component if the Company expects, at contract inception, that the period between receipt of payment and the transfer of promised goods or services will be less than one year. In many cases, the Company receives payment in advance of the transfer of promised goods or services.

For contracts in which revenue is recognized over time and the entity has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the entity’s performance completed to date, the Company recognizes revenue at the amount to which it has the right to invoice.

The Company does not disclose the transaction price allocated to remaining performance obligations for (i) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice, and (ii) contracts with variable consideration allocated entirely to a single performance obligation. The Company’s remaining performance obligations under these contracts include providing charging services and maintenance services which will be recognized over the next one to four years. Any element of variable consideration is due to the unknown number of users that will receive charging credits or an unknown number of sites that will receive maintenance services. The Company has determined it is not necessary to estimate variable consideration as the uncertainty resolves itself monthly in accordance with the contracts’ revenue recognition pattern.

Sales Tax Collected from Customers

As a part of the Company’s normal course of business, sales taxes are collected from customers. Sales taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs net of sales taxes.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Cost of sales and general and administrative expenses

Cost of sales consists primarily of energy usage fees, depreciation and amortization expenses, site operating and maintenance expenses, customer service and network charges, warranty and repair services, and site costs and related expense associated with charging equipment. General and administrative expenses primarily consist of payroll and related personnel expenses, IT and office services, office rent expense and professional services.

Members’ equity

Successor

As a result of the Merger, the Company became a wholly owned subsidiary of EVgo Holdco, itself a wholly owned subsidiary of EVgo Holdings. EVgo Holdco has one class of limited liability interests that are 100% owned by EVgo Holdings. EVgo Holdings’ equity structure consists of Class A Common Units, Class B Common Units (together with the Class A Common Units, the “Capital Units”) and incentive units (together with the Capital Units, the “Common Units”) issued pursuant to the Amended and Restated Limited Liability Company Agreement dated as of January 16, 2020 (the “Holdings LLCA”). Refer to note 10 for additional information.

Predecessor

Prior to the Merger Date, the Predecessor equity structure consisted of Class A Preferred Units, Class B Common Units, Class C Profit Interest Units, and Class D Preferred Units (the “Predecessor Units”) issued pursuant to the Second Amended and Restated Limited Liability Agreement of EVgo Services LLC (as amended by that certain Amendment No. 1 dated August 23, 2017, the “Predecessor LLCA”). The Class C Units were intended to constitute profit interests. The Company analyzed the relevant provisions of ASC 480, Distinguishing Liabilities from Equity, and determined that the Predecessor Units should be recognized as equity on its statement of financial condition (see note 10).

Income taxes

The Company is not a taxable entity for U.S. federal income tax purposes or any of the states in which the Company operates. Income taxes on the Company’s operations are borne by its members through the allocation of taxable income or losses. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years.

The Company, in accordance with ASC 740, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current year. However, the Company’s conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

Advertising costs

Advertising costs are expensed as incurred and totaled $426,509, $104,695 and $38,592 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

401(k) plan

The Company has a 401(k) plan that qualifies under Section 401(k) of the Internal Revenue Code. The 401(k) plan provided employer contributions to eligible employees through April 2020. Employer contributions to the 401(k) plan were $179,092 and $13,018 for the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Share-based compensation

Successor

On or immediately prior to the Merger Date, the existing Predecessor Class C Units, which constituted profits interests held by EVgo Management, Inc. (“Predecessor Management”), and the related 2016 Stock Incentive Plan were cancelled and terminated, respectively.

Following the Merger, all employees of EVgo Services received share-based compensation in the form of units in EVgo Management, LLC (“EVgo Management”) that track incentive units issued by EVgo Holdings to EVgo Management (“Incentive Units”). EVgo Holdings owns 100% of EVgo Holdco. The Holdings LLCA provides for the issuance of a limited number of Incentive Units. Each Incentive Unit grants a profits interest in EVgo Holdings, which can generally be described as a participation interest whose right to receive distributions is determined by the cumulative amount of distributions (cash or in-kind) received by each outstanding Capital Unit in EVgo Holdings up to and including the date of a distribution. Distributions to the Incentive Unit holders are made solely from cash or property of EVgo Holdings. Incentive Unit holders have no claim as to the cashflow or assets of EVgo Holdco or EVgo Services.

The Incentive Units are awarded pursuant to the Holdings LLCA, and consequently the limited liability agreement of EVgo Management and individual grant agreements. These agreements include limitations with respect to the distribution entitlements of such Incentive Units and limitations imposed in order to cause such Incentive Units to qualify as “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, Internal Revenue Service Notice 2005-43, or any future Internal Revenue Service guidance. Specifically, such limitations were established such that any holder of Incentive Units will participate only in the post-grant appreciation in value of EVgo Holdings. As a result, the Incentive Units essentially have no value on the date of grant (see note 10).

Of each individual grant of Incentive Units, a portion are designated as Time Vesting (the “Time Vesting Incentive Units”) and remaining portion is designated as Sale Vesting (the “Sale Vesting Incentive Units”). The Time Vesting Incentive Units will vest annually and equally over a period of 4 years from the date of grant. Sale Vesting Incentive Units will vest based upon the achievement of certain trigger events relating to the sale of EVgo Holdings.

The Company determined the Incentive Units and resulting profits interest to be equity-classified requiring application of ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). Under ASC 718, share-based payment awards are initially measured at the fair value of the equity instruments that the entity is required to issue when the employee becomes entitled to the instrument (i.e. when all service, performance, market, and/or other conditions have been met). The estimate of fair value should be based on share price and other factors at the grant date and should incorporate the effect of any restrictions or conditions that continue in effect after the vesting date. For equity-classified awards, changes in the share price or other pertinent variable, such as volatility or the risk-free rate, subsequent to the grant date would not cause the fair value estimate to be remeasured.

The Company has elected to use the straight-line approach to recognize compensation cost for the Time Incentive Units awards. No compensation cost will be recognized for the Sale Vesting Incentive Units until such time that an event as described above occurs. The Company has elected to account for forfeitures as they occur.

Predecessor

Prior to the Merger Date, the primary purpose of Predecessor Management, which owned Class C Units of the Company, was to issue share-based compensation to employees and directors of Predecessor. Accordingly, the expense related to awards granted under the Stock Incentive Plan (“Plan”) of Predecessor Management to employees and directors of Predecessor is recorded as share-based compensation expense on the Company’s condensed consolidated statements of operations.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The Company recognizes compensation expense for employee awards granted by Predecessor Management in accordance with ASC 718. The stock options issued by Predecessor Management are recorded based on their estimated fair value on the date of the grant using a valuation methodology (see note 14). In accordance with ASC 718, compensation expense is recorded over the requisite service period for the stock options that are expected to vest. The Company has elected to account for forfeitures as they occur.

Newly adopted accounting standards

In January 2017, the FASB issued ASU 2017-04, “Goodwill and Other, Simplifying the Test for Goodwill Impairment.” The new guidance removes Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. A goodwill impairment is now the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance remains largely unchanged. The Company adopted ASC 2017-04 effective January 1, 2021. This guidance only impacts the Company’s consolidated financial statements if there is a future impairment of goodwill.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force) to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The ASU is effective for private companies for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company adopted the guidance as of January 1, 2021 and it did not have a material impact on its condensed consolidated financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606 (“ASU 2018-18”), which clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period, (1) for public business entities for periods for which financial statements have not yet been issued and (2) for all other entities for periods for which financial statements have not yet been made available for issuance. The Company adopted the guidance as of January 1, 2021 and it did not have a material impact on its condensed consolidated financial statements.

Recently issued accounting standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Subsequent to the initial ASU, the FASB issued various related corrective and clarifying ASUs for this topic, all of which have been codified in ASC 842. ASC 842 is effective for private companies for annual reporting periods beginning after December 15, 2021 and early adoption is permitted. The ASU will require lessees to report most leases as assets and liabilities on the balance sheet. The Company is currently evaluating the potential impact of adopting this guidance on its condensed consolidated financial statements.

In June 2016, the FASB issue 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in ASU 2016-13 will provide more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. Subsequent to the initial ASU, the FASB issued various related corrective and clarifying ASUs for this topic, all of which have been codified in ASC 326. The ASU is effective for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the potential impact of adopting this guidance on its condensed consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

NOTE 3 — ACQUISITION

As discussed in note 1, on January 16, 2020, EVgo Services became an indirect wholly owned subsidiary of EVgo Holdings (through its 100% ownership in EVgo Holdco) resulting in a change of control of the Predecessor. EVgo Holdings accounted for the acquisition of EVgo Services as a business combination under ASC 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, EVgo Holdco elected to apply pushdown accounting. Under this method, the purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Any excess of the amount paid over the estimated fair values of the identifiable net assets acquired is allocated to goodwill.

Purchase consideration was $130,532,002 of cash as well as the contingent consideration arrangement described below. The table below summarizes the allocation of the estimated fair value of the assets and liabilities acquired by EVgo Holdings as of the Merger Date, including goodwill recorded. This allocation may be adjusted by material amounts as the Company finalizes its fair value estimates and finalizes the valuation report. Goodwill of $22,111,166 was recorded as a result of the acquisition and will be included in the Company’s reportable segment. The goodwill is the result of assets not separately identifiable under ASC 805 and expected synergies from the Merger and is deductible for tax purposes.

A contingent consideration liability of $3,978,293 was included as part of the net assets acquired in the table below. The maximum potential contingent consideration under the Merger Agreement if all related milestones are achieved is $12,500,000. The contingent consideration liability was recorded based on estimated fair value as of the Merger Date, which includes certain assumptions on the achievement of targets included in the agreement. These assumptions considered the contractual terms and probability of achieving each milestone based on all available information as of the Merger Date. These assumptions were then utilized to estimate the liability using a probability weighted discounted cash flow (DCF) method. During the year ended December 31, 2020, the Company determined that the milestones were not and will not be achieved and therefore, the contingent liability was released into other income during the successor period.

The fair value of the Company and its assets were established with the assistance of a third-party valuation firm. Intangible assets recorded on the Merger Date include host relationships, customer relationships, developed technology and trade names of $41,500,000, $19,000,000, $11,800,000 and $3,900,000, respectively. The fair value of intangibles was determined based on the discounted cash flow model using the relief from royalty method, with the exception of customer relationships and host relationships. The customer relationships were valued using the with or without method. Host relationships were valued using discounted projected cash flows relative to these relationships. Each of these approaches are a form of the income approach method. These methodologies incorporate various estimates and assumptions, such as projected revenue growth rates, profit margins and forecasted cash flows based on discount rates and terminal growth rates.

For the remaining assets and liabilities, the cost method was used to determine their respective fair values. The fair value of the property and equipment were determined based on the indirect cost approach in which current costs that were not new were adjusted for all forms of depreciation. The capital build liability used the cost-build-up method. Approximately $635,000 of cash included in the Predecessor closing balance sheet as of January 15, 2020 was not transferred to the Successor in accordance with the Merger agreement.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The purchase price has been allocated to the acquired assets. The following table summarizes the fair values of the assets acquired and liabilities assumed at the Merger Date:

Merger Date Fair Value
Current assets
Cash	$257,288
Accounts receivable	1,714,257
Accounts receivable, capital build	94,071
Prepaid expenses and other current assets	4,661,860
Total current assets	6,727,476
Long-term assets
Property and equipment	63,888,803
Intangible assets	76,200,000
Other assets	796,394
Total assets	147,612,673
Current liabilities
Accounts payable	2,168,788
Accrued expenses	6,751,534
Deferred revenue ST	1,460,512
Customer deposits	4,069,379
Other current liabilities	29,519
Total current liabilities	14,479,732
Long-term liabilities
Deferred revenue LT	3,515,617
Capital-build, NEDO buyout liability	627,647
Capital-build liability, excluding NEDO buyout liability	9,577,938
Asset retirement obligations	6,861,707
Other liabilities	150,903
Total liabilities	35,213,544
Net assets acquired	$112,399,129

NOTE 4 — REVENUE RECOGNITION

Revenue streams

The Company’s revenue streams, respective performance obligations and methods of recognition are summarized below. All the Company’s revenues are sourced from the United States.

Charging revenue, retail

Retail customers have multiple options — monthly plans, pay as you go, and walk-up — for charging services with revenue recognized at a point in time for the delivered usage (electrical power delivered, minutes of charging, access and other fees). Monthly membership fees are paid and recognized on a monthly basis.

Charging revenue, OEM

The Company contracts with various automobile manufacturers (“OEMs”) to provide charging services to purchasers of their vehicles (“OEM Customers”), ranging from one to three years in duration, and are recognized ratably on a monthly basis over the life of the contract beginning in the month a vehicle is sold, leased or enrolled on the Company’s network. At the end of the contract, the OEM Customer can convert the account to a monthly subscription service or a “pay as you go” account. In addition, certain contracts provide charging credits, where the customer has a specific time frame to utilize such credits. Revenue is recognized in the month the customer uses the credits. Under other contracts, the Company provides a finite amount of charging service to each OEM Customer for which revenue is recognized at a point in time when the charging services are delivered.

Charging revenue, commercial

Commercial revenue is derived from contracts with ride-share or other fleet partners whereby their drivers utilize the Company’s network. Revenue is recognized based upon usage (electrical power delivered or minutes of charging) or amounts billed on a per charger basis for a group of chargers built for dedicated access by a single fleet or ride-share customer. The Company uses the as invoiced practical expedient as the invoicing is consistent with the services rendered on a monthly basis.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

For chargers that are built for dedicated access to a single fleet or ride-share customer, the Company has determined these contracts are in the scope of ASC 840, Leases, whereby the monthly usage charges are considered contingent rentals and are recognized on a monthly basis as usage is known. The Company recognized $387,440, $206,347 and $40,078 of income earned on contracts under the scope of ASC 840 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

Network revenue, OEM

Network revenue, OEM, is related to contracts that have significant charger infrastructure build programs, which represent set-up costs under ASC 606. Proceeds from these contracts are allocated to performance obligations including marketing activities, memberships, reservations and the expiration of unused charging credits. Marketing activities are recognized at a point in time as the services are performed and measurement is based on amounts spent. For memberships and reservations, revenue is recognized over time and measured based on the charging activity of subscriber members at each measurement period. Any unused charging credits are recognized as breakage using the proportional method or, for programs where there is not enough information to determine the pattern of rights exercised by the customer, the remote method.

Ancillary revenue

Ancillary revenue primarily includes: maintenance services and development, mobile applications, technical support, training and project management revenue. The Company provides maintenance services for charger sites based on contractual requirements or when maintenance services are requested. Ancillary revenue also includes a number of other revenue streams not currently significant to the overall operations such as software license agreements and branding initiatives. The Company uses the practical expedient of the right to invoice contractual rates on a monthly basis for maintenance services.

The Company’s performance obligation under development contracts is to develop and deliver a completed site with installed charging hardware. Development and project management revenue is recognized over time using an input method based on costs incurred to date to measure progress. Under this method, all costs incurred in the period that relate to a contract are charged to cost of sales and the related revenue is recognized based on the measured progress to completion. The Company recognizes estimated losses on contracts immediately upon identification of the loss.

When revenue is recognized in excess of contract billings to date, an unbilled receivable known as “costs and estimated earnings in excess of billings” is recorded. When contract billings to date exceed the revenue recognized, a liability known as “billings in excess of costs and estimated earnings” is recorded until the progression of the contract results in recognition of revenue.

Regulatory credit sales

The Company earns revenue from the sale of regulatory credits such as low carbon fuel standard credits, which are generated from the operation of charging stations. The Company’s only performance obligation is to transfer title to the credits once each transaction to sell the credits has been executed. Revenue is recognized from the sale of these credits at a point in time when title is transferred to the purchaser. The Company records the value of the credits generated from operations based on an incremental cost basis and determined this cost to be nominal.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Disaggregation of revenue

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
Revenue:
Charging revenue, retail	$1,802,664	$1,339,464	$283,429
Charging revenue, OEM	332,338	375,331	80,399
Charging revenue, commercial	490,907	332,451	64,542
Network revenue, OEM	532,433	60,370	9,178
Ancillary revenue	403,502	218,697	99,105
Regulatory credit sales	568,651	—	990,036
Total revenue	$4,130,495	$2,326,313	$1,526,689

The table above includes OEM and Ancillary revenue earned from Nissan, which was a related party through the Merger Date, of $65,294 for the period from January 1, 2020 through January 15, 2020.

Contract balances

Differences in the timing of revenue recognition, billings and cash collections result in contract assets and contract liabilities.

Contract assets

Unbilled receivables arise when the timing of billings to customers differs from the timing of revenue recognition, such as when the Company recognizes revenue over time before a customer can be billed. Contract assets include billed and unbilled receivables and are classified as accounts receivable, net, on the condensed consolidated balance sheets.

Contract liabilities

The Company records contract liabilities when cash payments are received in advance of the Company’s performance of its obligations. Contract liabilities include deferred revenue and customer deposits, that fall under the scope of ASC 606, on the condensed consolidated balance sheets.

The following table provides information about contract assets and liabilities from contracts with customers:

	March 31, 2021	December 31, 2020
Contract assets	$17,450	$632,095
Contract liabilities	31,733,888	12,028,182

The following table provides the activity for the contract liabilities recognized during the respective periods:

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020
Beginning balance	$12,028,182	$9,091,031	$9,137,395
Additions	21,199,952	5,825,187	65,412
Recognized in revenue	(1,389,435)	(2,285,007)	(106,113)
Marketing activities	(104,811)	(603,029)	(5,663)
Ending balance	$31,733,888	$12,028,182	$9,091,031

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following as of:

	March 31, 2021	December 31, 2020
Construction in process	$14,681,312	$10,437,382
Charging equipment	4,562,322	3,041,630
Charging stations and other technical installations	74,033,152	68,871,879
Office equipment and vehicles	606,692	456,265
Total	93,883,478	82,807,156
Less accumulated depreciation and amortization	(14,772,046)	(11,541,653)
Total property and equipment, net	$79,111,432	$71,265,503

Depreciation and amortization expense related to property and equipment was $2,480,900, $1,809,324 and $301,478 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and for the period from January 1, 2020 through January 15, 2020, which is net of amortization of the capital-build liability of $795,922, $399,189 and $200,458, respectively. Depreciation expense included in cost of sales was $2,447,135, $1,797,080 and $298,215 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively. Depreciation expense included in operating expenses was $33,765, $12,244 and $3,263 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following as of:

	March 31, 2021
	Gross carrying amount	Accumulated amortization	Net carrying value	Remaining weighted average amortization period
Trade name	$3,900,000	$(314,516)	$3,585,484	13.8
Host relationships	41,500,000	(4,183,468)	37,316,532	10.8
Customer relationships	19,000,000	(4,941,532)	14,058,468	3.5
Developed Technology	11,800,000	(951,613)	10,848,387	13.8
	$76,200,000	$(10,391,129)	$65,808,871

	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying value	Remaining weighted average amortization period
Trade name	$3,900,000	$(249,516)	$3,650,484	14.0
Host relationships	41,500,000	(3,318,884)	38,181,116	11.0
Customer relationships	19,000,000	(3,920,282)	15,079,718	3.8
Developed Technology	11,800,000	(754,947)	11,045,053	14.0
	$76,200,000	$(8,243,629)	$67,956,371

Amortization of intangible assets was $2,147,500, $1,784,294 and $16,835, for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

NOTE 7 — ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations represent the present value of the estimated costs to remove the commercial charging stations and restore the sites to the condition prior to installation. The Company reviews estimates of removal costs on an ongoing basis. Accretion expense was $328,963, $240,494 and $49,336 for the three months ended March 31, 2021, the period from January 16, 2020 through March 31, 2020, and the period from January 1, 2020 through January 15, 2020, respectively.

NOTE 8 — NOTE PAYABLE, RELATED PARTY

On January 16, 2020, the Company entered into the Secured Demand Grid Promissory Note (“Demand Note”) with EVgo Holdings whereby EVgo Holdings funds the operations of the Company with loans upon request at an interest rate of the Federal Reserve discount rate plus 7.0% (compounded annually) with a maturity date of January 16, 2027. The Demand Note is secured by the assets of the Company and does not have a stated credit limit.

The note payable can be redeemed by EVgo Holdings and the Company can prepay its obligations under the Demand Note at any time without prepayment penalties. As of March 31, 2021, $57,040,167 was outstanding under the Demand Note, which includes $875,784 of interest expense incurred during the three months ended March 31, 2021. As of December 31, 2020, $39,164,383 was outstanding under the Demand Note, which included $1,414,383 of interest expense incurred during the period from January 16, 2020 through December 31, 2020.

Principal and accrued but unpaid interest are payable by the Company to EVgo Holdings upon demand, and therefore is reflected as a current liability in the condensed consolidated balance sheets. The Demand Note requires full payment upon maturity with no periodic minimum payments during intervening periods. As of March 31, 2021, the Company has not made any interest or principal repayments.

NOTE 9 — PREPAID EXPENSES, OTHER CURRENT ASSETS AND ACCRUED EXPENSES

As of March 31, 2021, and December 31, 2020, prepaid expenses, other current assets and accrued expenses, consisted of the following:

	March 31, 2021	December 31, 2020
Prepaid expenses and other current assets
Deferred offering costs(1)	$5,418,630	$3,071,282
Predecessor seller receivable(2)	1,690,534	1,690,534
Prepaid general and administrative expenses	613,546	553,461
Prepaid network platform fees	485,309	727,963
Prepaid warranty and network services	266,454	87,138
Prepaid site license	145,045	106,250
Prepaid cost of sales	56,415	52,312
Maintenance supplies	53,710	12,012
Other current assets	527,468	333,351
Total	$9,257,111	$6,634,303

(1)	The deferred offering costs that were incurred during the year are related to direct costs of the business combinations that is anticipated to be consummated in 2021 (see note 1). These costs will be offset against the proceeds to be received once the transaction is finalized.

(2)	The predecessor seller receivable represents amounts due from the prior owners of the Company for non-income tax related assessments.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

	March 31, 2021	December 31, 2020
Accrued expenses
General and administrative	$3,614,842	$2,289,547
Property and equipment	3,061,078	707,542
Taxes payable	2,376,984	2,500,222
Accrued cost of sales	1,328,816	1,377,796
Employee compensation	1,032,417	2,473,878
Professional services	775,440	1,012,646
Host payments	458,632	440,891
Office rent	113,104	110,352
Consulting	97,198	32,139
Total	$12,858,511	$10,945,013

NOTE 10 — EQUITY STRUCTURE

EVgo HoldCo Equity

Incentive Units

Incentive Units are issued by the Board of EVgo Holdings. The Board reserves the right to issue Incentive Units with vesting schedules, participation thresholds and other features set forth in the Holdings LLCA at its sole discretion. The Incentive Units are non-voting intended to constitute profits interests in EVgo Holdings. As of March 31, 2021, EVgo Holdings has approximately 78% of the Incentive Units available for issuance under the Holdings LLCA. The Incentive Units do not grant the holders governance rights under the Holdings LLCA or the limited liability agreement of EVgo Management and provide for distributions to Incentive Unitholders in the future once certain capital return hurdles are achieved.

NOTE 11 — OTHER INCOME (EXPENSE), NET

For the following periods, other income (expense), net consisted of the following:

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
NRG	$—	$1,638,734	$—
NEDO	87,786	157,280	—
Other income (expense), net	370,102	—	—
	$457,888	$1,796,014	$—

For the following periods, other income, related party consisted of the following:

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
NRG	$—	$—	$315,141
NEDO	—	—	26,813
	$—	$—	$341,954

The capital build activity for the NRG agreement for the three months ended March 31, 2021 and March 31, 2020 were as follows:

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
Capital-build liability, beginning balance	$9,166,168	$6,303,942	$20,900,079
Increase in capital build liability	—	2,121,059	—
Reduction in depreciation expense	(431,298)	(280,501)	(157,286)
Capital-build liability, ending balance	$8,734,870	$8,144,500	$20,742,793

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The capital build activity, excluding the buy-out liability, for the NEDO agreement for the three months ended March 31, 2021 and March 31, 2020 were as follows:

	Successor		Predecessor
	Three months ended March 31, 2021	January 16, 2020 through March 31, 2020	January 1, 2020 through January 15, 2020
Capital-build liability, beginning balance	$567,504	$692,865	$2,300,376
Increase in capital build liability	—	—	—
Reduction in depreciation expense	(32,657)	(27,390)	(20,540)
Capital-build liability, ending balance	$534,847	$665,475	$2,279,836

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Nissan Agreements

EVgo has two program services agreements in place with Nissan. Under the terms of the agreement dated July 3, 2014 (the “Nissan Agreement”), purchasers or lessees of Nissan LEAF electric vehicles in certain markets can receive charging services at an EVgo station or a participating third-party charging station. Pursuant to the Nissan Agreement, EVgo is required to support, maintain and make available at least 850 chargers through July 7, 2021. The Nissan Agreement is subject to early termination upon ninety days’ notice in certain circumstances, including EVgo’s failure to maintain the specified charger counts. As of April 30, 2021, EVgo has fulfilled all build, support and maintenance obligations under the Nissan Agreement.

On June 13, 2019, EVgo and Nissan entered into a professional services agreement (the “Nissan 2.0 Agreement”). The Nissan 2.0 Agreement includes a capital-build program requiring EVgo to install, operate and maintain public, high-power dual-standard chargers in specified markets pursuant to a Build Schedule (defined below). Under the terms of the Nissan 2.0 Agreement, EVgo is required to adhere to a schedule that outlines the build timelines for the chargers to be constructed (“Build Schedule”) as negotiated at the beginning of each year. Due to the extenuating circumstances of the COVID-19 pandemic, EVgo and Nissan have extended the current Build Schedule deadline through June 30, 2021 and no penalties may be assessed prior to such date.

The contract is accounted for under ASC 606, which includes performance obligations related to memberships, charging credits and joint marketing activities. The capital-build program is considered a set-up activity and not a performance obligation under ASC 606. Nissan has the right to terminate the Nissan 2.0 Agreement, without penalty or obligation of any kind, upon thirty days’ written notice if it is unable to secure funding to make payments required under the Nissan 2.0 Agreement. Nissan receives budget approvals annually from Nissan Motor Company Limited. As of April 30, 2021, Nissan has not given EVgo any indication that it will be unable to secure funding to meet its payment obligations under the Nissan 2.0 Agreement. If Nissan terminates the Nissan 2.0 Agreement due to a lack of funding, EVgo will still be required to do the following: (i) meet charger installation milestones through the date of termination; (ii) provide an aggregate of $1.6 million in joint marketing activities; and (iii) provide $4.8 million worth of charging credits that shall continue to be administered.

Pursuant to the Nissan 2.0 Agreement, as modified by the aforementioned extension, EVgo is required to install 46 chargers at 17 sites by June 30, 2021 and an aggregate of 210 chargers by February 29, 2024 at a number of sites to be determined with each Build Schedule. As of May 14, 2021, EVgo had 12 chargers at 4 sites left to install in order to meet its program year one Build Schedule obligations by June 30, 2021. If EVgo fails to meet its future Build Schedule obligations, Nissan may invoke a penalty of up to $35,000 per delayed site, up to 40 sites, which would result in adjustment to the consideration received for the Company’s performance obligations under the Nissan 2.0 Agreement.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

GM Agreement

Pursuant to its agreement with GM dated July 20, 2020 (the “GM Agreement”), EVgo is required to meet certain quarterly milestones measured by the number of chargers installed, and GM is required to make certain payments based on chargers installed. Under the GM Agreement, EVgo is required to install a total of 2,750 chargers by December 31, 2025, 80% of which are required to be installed by December 31, 2023. The GM Agreement calls for a year-over-year increase in annual charger additions in each of the next two years before the installation run rate declines post 2023. Meeting these milestones will require additional funds beyond the amounts committed by GM, and EVgo may face delays in construction, commission or aspects of installation of the chargers EVgo is obligated to develop. In addition, EVgo is required to maintain network availability (i.e. the percentage of time a charger is operational and available on the network) of at least 93%.

The GM Agreement is subject to early termination in certain circumstances, including in the event EVgo fails to meet the quarterly charger-installation milestones or fails to maintain the specified level of network availability. If GM terminates the agreement, EVgo may not be entitled to receive continued payments from GM and instead may be required to pay liquidated damages to GM of up to $15.0 million. As of May 14, 2021, EVgo had 82 chargers left to install in order to meet its charger-installation milestone for the quarter ending June 30, 2021. If EVgo fails to install this number of chargers by June 30, 2021 and the charger deficiency exists as of September 30, 2021, then GM may immediately terminate the agreement and seek pre-agreed liquidated damages.

During the three months ended March 31, 2021, the Company received a $20.0 million payment from its contract with GM and has been recorded as deferred revenue. As of March 31, 2021, the Company was not in default with any of the requirements of the agreement.

Other obligations

In the ordinary course of our business, the Company may be subject to lawsuits, investigations, claims and proceedings, including, but not limited to, contractual disputes or employment, health and safety matters. Although the outcome of any potential future litigation is uncertain, the Company believes it has adequate insurance coverage in the event of any future litigation or disputes.

On December 17, 2020, SAF Partners II, LLC and EV Holdings Investments, LLC (collectively, the “SAF Parties”) filed a complaint against EVgo Holdco, LLC in the State of Delaware Court of Chancery for $5 million regarding certain deferred contingent compensation contemplated by the Merger as of December 19, 2019, by and among EVgo Holdco, LLC and certain of the SAF Parties. The SAF Parties are the Company’s predecessor shareholders. Pursuant to an agreement between EVgo Holdings and EVgo Holdco, EVgo Holdings will indemnify Holdco for losses related to the contingent compensation claim. Management believes that the claims are without merit and intends to defend itself vigorously. No provision has been made for this claim because the Company believes that it is remote that a liability had been incurred as of March 31, 2021. Legal costs related to loss contingencies are recognized when incurred.

Although the Company is not currently facing other pending or threatened litigation, future events or circumstances, currently unknown to management, may potentially have a material effect on its financial position, liquidity or results of operations in any future reporting period.

NOTE 13 — RELATED PARTY TRANSACTIONS

Receivables from Related Parties

The Company has receivables from EVgo Holdings, EVgo Management Holdings, LLC, and EVgo Member Holdings, LLC totaling $30,690 for tax payments made on their behalf.

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

Payables to Related Parties

The Company has payables due to LS Power Equity Advisors, LLC for services rendered and to EVgo Holdings, LLC for payments of operating expense paid on its behalf. The Company recorded $705,005 and $88,896 for consulting and corporate development services rendered by LS Power Equity Advisors, LLC after the Merger, for the three months ended March 31, 2021 and period from January 16, 2020 through March 31, 2020, respectively.

Related Party Note Payable

As noted in note 8, the Company has an outstanding note payable with EVgo Holdings.

Low Carbon Fuel Standards

The Company entered into various agreements to facilitate the purchase and sale of California Low Carbon Fuel Standard Credits (“LCFS”) through a subsidiary of LS Power at prevailing market levels after the Merger Date. For the three months ended March 31, 2021, the total amount of regulatory credit income recognized through the LCFS trading program with LS Power’s subsidiary totaled $561,700. There was no regulatory credit income recognized during the period from January 16, 2020 through March 31, 2020.

Trade Associations

One of the Company’s officers also serves on the board of Veloz, Zero Emission Transportation Association and Electric Drive Transportation Association. The Company is a member of these organizations and has incurred membership fees of $5,887 and $5,162 for the three months ended March 31, 2021 and from January 16, 2020 through March 31, 2020, respectively. There were no fees incurred for the period from January 1, 2020 to January 15, 2020.

Transaction Bonus

On January 16, 2020, in connection with the Merger (see notes 1 and 3), LS Power contributed $5.3 million to the Company for a contingent transaction bonus to eligible employees.

NOTE 14 — SHARE-BASED COMPENSATION

Successor

As described in note 2, the Holdings LLCA provides for the issuance of 1,000,000 Incentive Units. Of each grant of Incentive Units, a portion are designated as Time Vesting Incentive Units and remaining portion are designated as Sale Vesting Incentive Units. Time Vesting Incentive Units will vest each year over a period of 4 years. All of the Sale Vesting Incentive Units will vest upon the achievement of certain milestones related to a Sale of the Company. The Company recognizes compensation cost for the Time Vesting Incentive Units awards on a straight-line basis. No compensation cost will be recognized for the Sale Vesting Incentive Units until such time that a Sale of the Company occurs.

The Company has recorded expense related to the Time Vesting Units over the vesting term based on a fair value calculated using the Monte Carlo simulation model in conjunction with the Finnerty Model. The assumptions noted in the following table for the three months ended March 31, 2021:

Annual risk-free rate of return	0.32%
Expected volatility	37.20%
Expected term (years)	3.96
Dividend yield	—%

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The assumptions noted in the following table for the period from January 16, 2020 through March 31, 2020:

Annual risk-free rate of return	1.62%
Expected volatility	32.50%
Expected term (years)	4.96
Dividend yield	—%

The risk-free interest rate for periods within the contractual life of the Units is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility of the Units granted was estimated using the historical volatility of comparable public companies as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected term of Units granted represents the period of time that Units granted are expected to be outstanding.

Presented below is a summary of the activity of the Company’s Incentive Units under the Plan for the three months ended March 31, 2021:

	Units	Weighted- average grant date fair value
Nonvested at December 31, 2020	639,670	$9.44
Granted	142,817	$51.11
Vested	(101,544)	$9.44
Forfeited	(1,803)	$25.04
Nonvested at March 31, 2021	679,140	$18.16

Presented below is a summary of the activity of the Company’s Incentive Units under the Plan for the period from January 16, 2020 through March 30, 2020:

	Units	Weighted- average grant date fair value
Granted on January 16, 2020	659,995	$9.44
Forfeited	(2,694)	$9.44
Nonvested at March 31, 2020	657,301	$9.44

The Company recorded stock-based compensation expense of $479,726 and $208,330 for the three months ended March 31, 2021 and for the period from January 16, 2020 through March 31, 2020, respectively. As of March 31, 2021, there was $11.9 million of total unrecognized compensation cost related to nonvested Incentive Units. These costs are expected to be recognized over a weighted-average period of 3.0 years.

Predecessor

Prior to the Merger, Predecessor Management issued stock options (the “Options”) under the Plan. A maximum of 559,000 shares may be issued under the Plan. Stock options granted under the Plan are exercisable over a maximum term of 10 years from the date of grant. In general, the Options vest over a four-year period, with each Option becoming exercisable as to 25% of the number of shares subject to the Option one year from the grant dates and exercisable as to an additional 6.25% of the number shares subject to the Option every three months thereafter for an additional three years. The Company has recorded expense related to the Options over the vesting term based on a fair value calculated using the Black-Scholes model, with the input of the fair value of the underlying stock equal to the value of the common stock of Predecessor Management.

The fair value of each Option award is estimated on the date of grant using the Black-Scholes Option Pricing Model using the assumptions noted in the following table for the period from January 1, 2020 through January 15, 2020:

Annual risk-free rate of return	1.87%
Expected volatility	39.22%
Expected term (years)	7.00
Dividend yield	—%

EVGO HOLDCO, LLC (SUCCESSOR) AND EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)

The risk-free interest rate for periods within the contractual life of the Option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility of the Options granted was estimated using the historical volatility of comparable public companies as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected term of Options granted represents the period of time that Options granted are expected to be outstanding.

There was no activity during the period from January 1, 2020 to January 15, 2020. Options outstanding as of January 15, 2020 were:

	Options	Weighted- average exercise price
Outstanding at January 15, 2020 and December 31, 2019	466,075	$6.19
Options vested and exercisable at January 15, 2020	222,516	$6.19
Nonvested options outstanding at January 15, 2020	243,559	$6.19

The Company recorded stock-based compensation expense of $12,733 to operating expenses for the period from January 1, 2020 through January 15, 2020. The Plan was terminated as of the Merger Date and all non-vested and outstanding options were cancelled and not replaced by any plan by the Successor. There was no further stock-based compensation expense recorded under the Plan after the Merger.

Presented below is a summary of the activity of the Company’s non-vested Options for the period from January 1, 2020 through January 15, 2020:

Non-vested options	Options	Weighted- average grant date fair value
Nonvested at December 31, 2019	247,122	$2.53
Vested	(3,563)	$2.53
Nonvested at January 15, 2020	243,559	$2.53

NOTE 15 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through May 20, 2021 which is the date the condensed consolidated financial statements were available to be issued and identified the below events requiring disclosure.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member and Board of Directors
EVgo HoldCo, LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of EVgo HoldCo, LLC (formerly known as EVgo Services, LLC) and subsidiaries (the Company) as of December 31, 2020 (Successor) and 2019 (Predecessor), the related consolidated statements of operations, changes in members’ equity, and cash flows for the periods from January 16, 2020 to December 31, 2020 (Successor), January 1, 2020 to January 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 (Successor) and 2019 (Predecessor), and the results of its operations and its cash flows for the periods from January 16, 2020 to December 31, 2020 (Successor), January 1, 2020 to January 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a history of operating losses and negative operating cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

We have served as the Company’s auditor since 2020.

Philadelphia, Pennsylvania

April 5, 2021

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31, 2020	December 31, 2019
Assets
Current assets
Cash	$7,914,150	$1,403,172
Accounts receivable, net	2,164,346	1,306,807
Accounts receivable – capital build	3,258,724	94,070
Receivables from related parties	—	106,886
Prepaid expenses and other current assets	6,634,303	2,114,969
Total current assets	19,971,523	5,025,904
Long-term assets
Property and equipment, net	71,265,503	61,035,883
Intangible assets, net	67,956,371	2,697,164
Goodwill	22,111,166	—
Other assets	836,347	812,404
Total assets	182,140,910	69,571,355
Liabilities and Members’ Equity
Current liabilities
Accounts payable	2,998,448	1,760,920
Accrued expenses	10,945,013	6,915,170
Deferred revenue ST	1,653,042	1,495,612
Customer deposits	7,660,378	4,056,841
Related party – note payable	39,164,383	—
Payables to related parties	135,146	1,031
Capital-build, NEDO buyout liability	627,647	—
Other current liabilities	397,228	29,519
Total current liabilities	63,581,285	14,259,093
Long-term liabilities
Deferred revenue LT	2,732,257	3,517,383
Capital-build, NEDO buyout liability	—	627,647
Capital-build liability, excluding NEDO buyout liability	17,387,686	27,515,394
Asset retirement obligations	8,801,806	9,107,870
Other liabilities	150,903	150,903
Total liabilities	92,653,937	55,178,290
Members’ equity	89,486,973	14,393,065
Total liabilities and members’ equity	$182,140,910	$69,571,355

See Accompanying Notes to Consolidated Financial Statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
Revenue:
Revenue	$11,759,309	$1,461,395	$15,070,361
Revenue from related parties	1,289,700	65,294	2,451,803
Total revenues	13,049,009	1,526,689	17,522,164
Cost of sales	26,053,137	1,135,789	26,269,323
Gross (loss) margin	(13,004,128)	390,900	(8,747,159)
Operating expenses:
General and administrative	30,681,671	1,084,284	24,575,774
Transaction bonus	5,316,124	—	—
Depreciation, amortization, and accretion	9,435,049	69,435	1,626,652
Total operating expenses	45,432,844	1,153,719	26,202,426
Operating loss	(58,436,972)	(762,819)	(34,949,585)
Interest expense – related party	1,414,383	—	—
Interest expense – other	90	—	—
Other income – related party	—	(341,954)	(10,232,311)
Other (income) expense, net	(12,061,386)	—	33,691
Net loss	$(47,790,059)	$(420,865)	$(24,750,965)

See Accompanying Notes to Consolidated Financial Statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Class A Voting Preferred Units	Class B Voting Common Units	Class C Profits Interest	Class D Non- Voting Preferred Units	LLC Interests	Additional Paid-In Capital	Accumulated Deficit	Members’ Equity
Predecessor
Balance, December 31, 2018	$45,990,036	$22,167,000	$—	$20,862,494	$—	$306,333	$(61,568,586)	$27,757,277
Contributions	11,047,597	—	—	—	—	—	—	11,047,597
Distributions in-kind	—	—	—	18,165,397	—	—	(18,165,397)	—
Share-based compensation	—	—	—	—	—	339,156	—	339,156
Net loss	—	—	—	—	—	—	(24,750,965)	(24,750,965)
Balance, December 31, 2019	$57,037,633	$22,167,000	$—	$39,027,891	$—	$645,489	$(104,484,948)	$14,393,065
Share-based compensation	—	—	—	—	—	12,733	—	12,733
Net loss	—	—	—	—	—	—	(420,865)	(420,865)
Balance, January 15, 2020	$57,037,633	$22,167,000	$—	$39,027,891	$—	$658,222	$(104,905,813)	$13,984,933
Successor
New basis of equity on push down of Acquisition	(57,037,633)	(22,167,000)	—	(39,027,891)	131,032,003	(658,222)	104,905,813	117,047,070
Balance, January 16, 2020	—	—	—	—	131,032,003	—	—	131,032,003
Share-based compensation	—	—	—	—	—	928,905	—	928,905
Contributions	—	—	—	—	5,316,124	—	—	5,316,124
Net loss	—	—	—	—	—	—	(47,790,059)	(47,790,059)
Balance, December 31, 2020	$—	$—	$—	$—	$136,348,127	$928,905	$(47,790,059)	$89,486,973

See Accompanying Notes to Consolidated Financial Statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
Cash flows from operating activities
Net loss	$(47,790,059)	$(420,865)	$(24,750,965)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, amortization, and accretion	18,665,332	367,659	8,758,601
Net loss on disposal of property and equipment and site restoration	1,301,260	—	236,543
Bad debt expense	233,317	—	213,757
Share based compensation	928,905	12,733	339,156
Relief of contingent consideration	(3,978,293)	—	—
Changes in operating assets and liabilities
Accounts receivable, net	(183,406)	32,963	809,238
Accounts receivable – capital build	—	—	(94,070)
Receivables from related parties	—	(333,527)	565,963
Prepaid expenses and other current and other long-term assets	1,058,889	(45,882)	(1,027,617)
Accounts payable	519,378	315,011	(1,411,412)
Accrued expenses	4,331,205	(247,585)	1,751,110
Deferred revenue	(590,830)	(36,866)	2,375,076
Customer deposits	3,590,999	12,538	3,758,652
Payables to related parties	135,146	(1,031)	(751)
Other current and long-term liabilities	286,712	—	(29,316)
Accrued interest expense	1,414,383	—	—
Net cash used in operating activities	(20,077,062)	(344,852)	(8,506,035)
Cash flows from investing activities
Purchases of property and equipment	(19,343,708)	(165,608)	(21,459,107)
Net cash used in investing activities	(19,343,708)	(165,608)	(21,459,107)
Cash flows from financing activities
Proceeds from related party note payable	37,750,000	—	—
Capital-build funding, net	7,082,790	—	3,188,581
Payment of deferred transaction costs	(3,071,282)	—	—
Contributions	5,316,124	—	11,047,597
Net cash provided by financing activities	47,077,632	—	14,236,178
Net increase (decrease) in cash	7,656,862	(510,460)	(15,728,964)
Cash, beginning of period	257,288	1,403,172	17,132,136
Cash, end of period	$7,914,150	$892,712	$1,403,172
Supplemental disclosure of noncash investing and financing activities
ARO asset and liability incurred	$901,705	$—	$653,306
Purchases of property and equipment in accounts payable and accrued expenses	$1,931,282	$1,758,727	$1,581,921

See Accompanying Notes to Consolidated Financial Statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

EVgo Services, LLC (“EVgo Services”, “Predecessor”), formerly known as NRG EV Services, LLC, was initially formed as a limited liability company by its then-sole member, NRG Energy, Inc. (“NRG”) on October 6, 2010. On July 3, 2014, the EVgo Services Limited Liability Company Agreement was amended and restated to admit Nissan North America, Inc. (“Nissan”) as a member of the EVgo Services.

Pursuant to a Membership Interest Purchase Agreement (“MIPA”) dated May 4, 2016, between NRG and EV Holdings Investment, Inc. (formerly known as EV Holdings Investment, LLC) (“EV Holdings”), EV Holdings agreed to, among other things: (i) acquire 39.99% of EVgo Services’ total issued and outstanding membership interests (the “Acquisition”); and (ii) make a $15.0 million capital contribution to EVgo Services (the “Initial Required Capital Contribution”) on the date the Acquisition closed. On June 17, 2016 (the “Closing Date”), concurrent with the closing of the Acquisition and the Initial Required Capital Contribution, EVgo Services’ Limited Liability Company Agreement was amended and restated (“Second LLCA”) to: assign to EV Holdings 82,820,634 Class A Preferred Units, representing all of the issued and outstanding Class A Preferred Units; assign 73,078,425 and 5,200,000 Class B Common Units to NRG and Nissan, respectively; assign 46,000,000 Class C Units to EVgo Management, Inc. (“EVgo Management”) and establish Class D Units as non-voting interests.

As the Acquisition and Initial Required Capital Contribution resulted in a change in ownership of more than a majority of EVgo Services’ voting interests, a change in control occurred. EVgo Services elected push-down accounting and all of EVgo Services’ assets, liabilities and noncontrolling interest were remeasured at fair value on the Closing Date. The noncontrolling interest was dissolved in 2017.

On January 16, 2020 (the “Merger Date”), EVgo Services and its investors consummated the transactions contemplated pursuant to that certain Agreement and Plan of Merger (“Merger”) with EVgo Holdco, LLC (“EVgo Holdco”, “the Company” or “Successor”), whereby EVgo Services became a wholly-owned subsidiary of EVgo Holdco, resulting in a change in control by the Predecessor. EVgo Holdco, controlled by LS Power Equity Partners IV, L.P. (“LS Power”), had no operations prior to the Merger. See Note 3 for additional information. The Company elected push-down accounting and all of the Company’s assets, liabilities and noncontrolling interest related to LS Power were remeasured at fair value on the Closing Date.

The Company builds publicly available and customer-dedicated electric vehicle (“EV”) charging stations capable of charging electric vehicles either via direct current power or alternating current power. It has built, and continues to expand, a national ecosystem of public charging stations and fleet charging solutions. The Company provides electric vehicle charging programs to consumers in a variety of options as well as charging services to automotive and fleet customers. Other software services and ancillary services represent a small but growing part of the business as well.

Liquidity and going concern

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 205-40, Presentation of Financial Statements — Going Concern (“ASC 205-40”) requires management to evaluate whether conditions and/or events raise substantial doubt about the Company’s ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, management’s evaluation shall initially not take into consideration the potential mitigating effects of management’s plans that have not been fully implemented as of the date the financial statements are issued.

The Company has a history of operating losses and negative operating cash flows. As of December 31, 2020, the Company had a cash balance of $7.9 million and a working capital deficit of $43.6 million including amounts due under the related party note payable (see notes 8 and 15). The Company’s total projected cash outflow for the twelve months ending December 31, 2021 is $115.0 million. The Company will need to raise additional financing through loans or additional investments to fund its ongoing operations, including borrowing from related parties. There is no assurance that the Company will be able to obtain such additional financing. Management has concluded that these conditions raise substantial doubt about its ability to meet its financial obligations as they become due for the next twelve months, and its ability to continue as a going concern.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company is currently pursuing a potential business combination. If such a transaction is consummated, management expects the Company will have access to additional liquidity, which will be sufficient to cover our capital needs for the next 12 months and the foreseeable future. However, there is no assurance that such a transaction will close, or the timing thereof.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

COVID-19

In December 2019 and early 2020, the virus commonly referred to as COVID-19 virus spread globally and, on March 11, 2020, was declared a pandemic by the World Health Organization, causing significant disruption to business and mobility. The global outbreak of COVID-19 has resulted in the implementation of numerous actions taken by governments, governmental agencies and other entities and organizations in an attempt to mitigate the spread of the virus. These measures have resulted in a significant reduction in worldwide economic activity and extreme volatility in the global financial markets which have affected new car sales, including EVs, and significantly reduced people’s mobility, and the accompanying demand for EVgo charging services. After a significant dip in April 2020, EVgo’s business showed steady recovery with multiple metrics improving month-over-month. However, the second wave of the pandemic taking hold in late 2020 has created additional uncertainty on the trajectory of the economic recovery, both globally and in the US. How those macroeconomic factors will affect EVgo’s near-term business results will remain unclear for some time. While the disruption is expected to be temporary, there is considerable uncertainty around the duration and magnitude of this disruption. The Company expects continued significant, negative impacts to its financial position, results of operations and cash flows in 2021 and beyond as charging revenue and regulatory credit sales are expected to decrease significantly due to the disruption and development and commissioning lead times are expected to be extended as a result of the lockdowns and other measures taken by the state and local governments to mitigate the spread of COVID-19. The extent of the financial impact and duration cannot be reasonably estimated at this time.

For some contractual commitments (see Note 12), the Company is required to adhere to a construction schedule over specific timeframes. Those timelines were impacted due to delays associated with COVID-19. The Company has not been in default with any of these requirements as of December 31, 2020. However, it is possible that the ongoing pandemic could impact these timelines in the future.

Restatement

Our consolidated balance sheet as of September 30, 2020 and our consolidated statements of operations, cash flows and members’ equity for the Successor period from January 16, 2020 to September 30, 2020 contained an error related to a transaction bonus of $5.3 million awarded to employees in connection with the acquisition of EVgo Services by EVgo Holdings on January 16, 2020, which should have been reflected as compensation costs in the Successor financial statements. Approximately $4.2 million of the transaction bonus was incorrectly accounted for as part of the transaction price paid by EVgo Holdings and therefore erroneously increased the acquisition price in push-down accounting. This error has been corrected in these annual financial statements and the following table summarizes the effects of the restatement resulting from the correction of this error:

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Successor period from January 16, 2020 to September 30, 2020
	Previously Reported (Unaudited)	Adjustment	As Restated (Unaudited)
Consolidated Statement of Operations
Transaction bonus expense	—	5,316,124	5,316,124
Total operating expenses	26,694,489	5,316,124	32,010,613
Operating loss	(35,959,659)	(5,316,124)	(41,275,783)
Net loss	(26,954,514)	(5,316,124)	(32,270,638)
Consolidated Statement of Cash Flows
Net loss	(26,954,514)	(5,316,124)	(32,270,638)
Net cash used in operating activities	(17,797,172)	(5,316,124)	(23,113,296)
Contribution	—	5,316,124	5,316,124
Net cash provided by financing activities	35,279,483	5,316,124	40,595,607

	As of September 30, 2020
	Previously Reported (Unaudited)	Adjustment	As Restated (Unaudited)
Consolidated Balance Sheet
Goodwill	26,294,686	(4,183,520)	22,111,166
Member’s Equity	108,955,676	(4,183,520)	104,772,156

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Company’s wholly owned subsidiaries, EVgo Ride Share, LLC, and EVgo Services. All intercompany transactions have been eliminated upon consolidation.

Reclassifications

The Company has made certain reclassifications to prior period amounts to conform to the current period presentation within the accompanying notes to the consolidated financial statements.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP), as set by the FASB. References to GAAP issued by the FASB in these notes to the consolidated financial statements are to the FASB ASC. A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

As described in Note 1, EVgo Services was acquired by EVgo Holdco on the Merger Date. EVgo Services’ consolidated financial statements and notes for the periods presented prior to the Merger Date are labeled “Predecessor.” The Company’s consolidated financial statements and notes as of and after the Merger Date are labeled “Successor.” LS Power is considered to be the accounting acquirer and formed EVgo Holdings, LLC (“EVgo Holdings”) and EVgo Holdco as part of the transaction.

The Merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired by LS Power and pushed down to EVgo Services. As a result of the application of the acquisition method of accounting as of the Merger Date, the accompanying consolidated financial statements include a black line division, where applicable, to indicate that the Predecessor and Successor reporting entities shown are presented on a different basis and are therefore not comparable. Refer to Note 3 for additional details on the Merger.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, charging station depreciable lives, costs associated with asset retirement obligations, the fair value of the share-based compensation and the fair value measurements of assets and liabilities allocated for acquired businesses.

Concentration of business and credit risk

The Company maintains its cash accounts in a commercial bank. The total cash balances held in a commercial bank are secured by the Federal Deposit Insurance Corporation up to $250,000. At various times throughout the year, including the years ended December 31, 2020 and 2019, the Company had uninsured balances. The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash. The Company mitigates its risk with respect to cash by maintaining its deposits at high-quality financial institutions and monitoring the credit ratings of those institutions.

The Company had accounts receivable with two customers that comprised approximately 66% and 37% of the Company’s total accounts receivable as of December 31, 2020 and 2019, respectively. For the period from January 16, 2020 through December 31, 2020, one customer represented approximately 11% of total revenue. For period from January 1, 2020 through January 15, 2020, one customer represented approximately 64% of total revenue. For the year ended December 31, 2019, three customers represented approximately 48% of total revenue.

The Company had no major vendor for the period from January 16, 2020 through December 31, 2020. The Company had one major vendor that represented approximately 19% and 11% of total purchases for the period from January 1, 2020 through January 15, 2020 and for the year ended December 31, 2019, respectively.

Cash

Cash includes only cash balances. The Company does not hold any highly liquid assets that can be considered as cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are amounts due under normal trade terms. Payment terms for accounts receivable capital-build are specified in the individual agreements and vary depending on the counterparty. Management reviews accounts receivable on a recurring basis to determine if any accounts receivable will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect an account receivable have failed, the account receivable is written-off against the allowance for doubtful accounts. The allowance for doubtful accounts was $308,965 and $94,916 as of December 31, 2020 and December 31, 2019, respectively.

Prepaid expenses and other current assets

The Company records prepaid expenses for payments made to vendors in advance of the delivery of the related goods or services.

Property and equipment

Property and equipment include charging stations and other technical installations, construction in process and charging equipment. Charging stations and asset retirement obligations are carried at cost less accumulated depreciation. Depreciation for charging stations is computed using the straight-line method over seven years. The estimated useful life of charging stations and other and asset retirement obligations is seven years. Depreciation is reported net of the amortization of the capital-build liability, as described in Note 5. Charging equipment consist primarily of charging equipment and various components for charger projects that have not yet been put in service and are recorded at historical cost. Neither charging equipment nor construction in process are depreciated until they are put in service. The cost of maintenance and repairs is charged to expense as incurred while significant renewals and betterments are capitalized. Deductions are made for retirements and/or disposals.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Goodwill and other intangible assets

Goodwill represents the difference between the purchase price and the fair value of identifiable net assets acquired in a business combination. The Company’s goodwill is the result of the Merger and related push-down accounting. See Note 3.

The Company reviews goodwill for impairment annually in the fourth quarter, and tests for impairment during the year if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Examples of such events would include pertinent macroeconomic conditions, industry and market considerations, overall financial performance and other factors. The Company operates as a single reporting unit for the reporting of goodwill impairment assessment.

The Company’s intangible assets are the result of the Merger and related push-down accounting. See Note 3. These finite-lived intangible assets are amortized over their useful lives and recorded as either cost of sales or operating expenses depending on the nature of the intangible asset. Cost incurred to renew or extend the term of recognized intangible assets are expensed as incurred.

Estimated useful lives from the acquisition date are presented below:

Trade Name – Evgo	15 years
Host Relationships	12 years
Customer Relationships	4 – 5 years
Developed Technology	15 years

Long-lived asset impairment

The Company reviews its long-lived assets, including goodwill and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Accordingly, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances occur that could impact their recoverability. If the Company identifies events or changes in circumstances that could impact recoverability, the Company compares the carrying value of the assets with their estimated future undiscounted cash flows. If it is determined that an impairment has occurred, the loss would be recognized during that period. The impairment loss would be calculated as the difference between the asset carrying values and the present value of estimated net cash flows or comparable market values, giving consideration to recent operating performance and pricing trends.

During the fourth quarter of 2020, the Company reviewed its goodwill, other intangible assets and long-lived assets for indicators of impairment. The Company further performed our annual goodwill impairment test as part of this review. The Company did not note any indicators of impairment with respect to its goodwill, other intangible assets and long-lived assets as of December 31, 2020 and no impairment testing was required. However, as a result of the COVID-19 pandemic, it is possible in future periods that further declines in market conditions, customer demand or other potential changes in operations may increase the risk that these assets are impaired.

Capital-build liability and expense reimbursements

The Company receives third-party funding for charging stations and other programs. The charging stations purchased and installed under these programs or agreements are recorded in property and equipment. At the time the expenditures for the charging stations have been incurred, the funding associated with the charging station capital expenditure is deferred as a capital-build liability and amortized against depreciation expense over the remaining useful life of the related assets. The Company retains ownership of these charging stations. Reimbursement under the agreements for operating expenses relating to the operation of these charging stations is recorded in Other income — related party. Expense reimbursement for other programs under these agreements are presented within Other income — related party along with the corresponding expense, which offset with no financial statement impact.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Deferred revenue

Deferred revenues consist of billings on contracts where performance has commenced, and payments have been received in advance of revenue recognition. Deferred revenue is recognized as the related revenue recognition criteria are met.

Customer deposits

Customer deposits include prepayments on contracts for which a performance obligation has not commenced or are refundable. Once a performance obligation on a contract and related revenue recognition begins, the Company reclassifies the amounts related to those contracts to deferred revenue. Customer deposits are also comprised of funds that have been received to offset future expenses of the Company for certain marketing expenses reimbursed by a customer.

Asset retirement obligation

Asset retirement obligations represent the estimated present value of the amount the Company will incur for dismantling and restoring host sites (locations owned by unrelated parties where Company’s chargers are placed) at the end of their agreements, in accordance with their contractual terms. Upon initial recognition of the Company’s asset retirement obligation, the carrying amount of the property, plant, and equipment is increased and depreciated over its useful life and the obligation is accreted to the estimated future value at the date of retirement.

Asset retirement obligations requires the use of estimates to determine third-party costs for dismantling and restoring the host sites. Discount rates are also included to present value these costs, which are then accreted to the date the Company expects to remove the corresponding asset. Discount rates are based on the Company’s estimated credit adjusted risk-free rate. The Company reviews its estimates of removal costs on an ongoing basis and will make changes to the asset retirement obligation as necessary.

Segment reporting

The Company’s chief operating decision-maker (“CODM”) is its Chief Executive Officer. Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by its CODM in deciding how to allocate resources to an individual segment and is assessing performance. The Company’s CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates in one operating and one reportable segment.

Fair value measurement

The Company determines fair value in accordance with ASC 820, Fair Value Measurement, which established a hierarchy for the inputs used to measure the fair value of financial assets and liabilities based on the source of the input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using significant unobservable inputs (Level 3). Multiple inputs may be used to measure fair value; however, the level of fair value is based on the lowest significant input level within this fair value hierarchy. The Company’s recurring and non-recurring fair value measurements include the initial valuation of asset retirement obligations, the issuance of stock compensation, an equity investment and initial valuations of the assets identified in purchase accounting including intangible assets and property and equipment. These measurements are all Level 3 as significant unobservable inputs are used to estimate their values.

Details on the methods and assumptions used to determine the fair values are as follows:

Fair value measurements based on Level 1 inputs: Measurements that are most observable and are based on quoted prices of identical instruments obtained from the principal markets in which they are traded. Closing prices are both readily available and representative of fair value. Market transactions occur with sufficient frequency and volume to assure liquidity.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Fair value measurements based on Level 2 inputs: Measurements derived indirectly from observable inputs or from quoted prices from markets that are less liquid are considered Level 2.

Fair value measurements based on Level 3 inputs: Measurements that are least observable are estimated from significant unobservable inputs determined from sources with little or no market activity for comparable contracts or for positions with longer durations.

As of December 31, 2020, and December 31, 2019, the carrying value of certain accounts such as accounts receivable, accounts payable, and accrued expenses approximate their fair value due to their short-term nature. The Company does not have other financial instruments requiring fair value measurements.

Revenue recognition

In May 2014, the FASB issued Accounting Standard Update (“ASC”) 2014-09, Revenue from Contracts with Customers (Topic 606) and has since issued amendments thereto (collectively referred to herein as “ASC 606”). On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method applied to those contracts which were not completed as of the adoption date. The disclosures included herein reflect our accounting policies under ASC 606.

Cost of sales and general and administrative expenses

Cost of sales consists primarily of energy usage fees, depreciation and amortization expenses, site operating and maintenance expenses, customer service and network charges, warranty and repair services, and site costs and related expense associated with charging equipment. General and administrative expenses primarily consist of payroll and related personnel expenses, IT and office services, office rent expense and professional services.

Members’ equity

Successor

As a result of the Merger, the Company became a wholly owned subsidiary of EVgo Holdco, itself a wholly owned subsidiary of EVgo Holdings. EVgo Holdco has one class of limited liability interests that are 100% owned by EVgo Holdings. EVgo Holdings’ equity structure consists of Class A Common Units, Class B Common Units (together with the Class A Common Units, the “Capital Units”) and incentive units (together with the Capital Units, the “Common Units”) issued pursuant to the Amended and Restated Limited Liability Company Agreement dated as of January 16, 2020 (the “Holdings LLCA”). Refer to Note 10 for additional information.

Predecessor

Prior to the Merger Date, the Predecessor equity structure consisted of Class A Preferred Units, Class B Common Units, Class C Profit Interest Units, and Class D Preferred Units (the “Predecessor Units”) issued pursuant to the Second Amended and Restated Limited Liability Agreement of EVgo Services LLC (as amended by that certain Amendment No. 1 dated August 23, 2017, the “Predecessor LLCA”). The Class C Units were intended to constitute profit interests. The Company analyzed the relevant provisions of ASC 480, Distinguishing Liabilities from Equity, and determined that the Predecessor Units should be recognized as equity on its statement of financial condition. Refer to Note 10 for additional information.

Income taxes

The Company is not a taxable entity for U.S. federal income tax purposes or any of the states in which the Company operates. Income taxes on the Company’s operations are borne by its members through the allocation of taxable income or losses. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company, in accordance with ASC 740, Income Taxes, performs the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be derecognized and recorded as a tax benefit or expense in the current year. However, the Company’s conclusions regarding these uncertain tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analysis of tax laws, regulations and interpretations thereof.

Advertising costs

Advertising costs are expensed as incurred and totaled $727,637, $38,592 and $530,021 for the period from January 16, 2020 through December 31, 2020, the period from January 1, 2020 through January 15, 2020, and the year ended December 31, 2019, respectively.

401(k) plan

The Company has a 401(k) plan that qualifies under Section 401(k) of the Internal Revenue Code. The 401(k) plan provided employer contributions to eligible employees through April 2020. Employer contributions to the 401(k) plan were $226,195, $13,018 and $290,134 for the period from January 16, 2020 through December 31, 2020, the period from January 1, 2020 through January 15, 2020, and the year ended December 31, 2019, respectively.

Share-based compensation

Successor

On or immediately prior to the Merger Date, the existing Predecessor Class C Units, which constituted profits interests held by EVgo Management, Inc. (“Predecessor Management”), and the related 2016 Stock Incentive Plan were cancelled and terminated, respectively.

Following the Merger, all employees of EVgo Services received share-based compensation in the form of units in EVgo Management, LLC (“EVgo Management”) that track incentive units issued by EVgo Holdings to EVgo Management (“Incentive Units”). EVgo Holdings owns 100% of EVgo Holdco. The Holdings LLCA provides for the issuance of a limited number of Incentive Units. Each Incentive Unit grants a profits interest in EVgo Holdings, which can generally be described as a participation interest whose right to receive distributions is determined by the cumulative amount of distributions (cash or in-kind) received by each outstanding Capital Unit in EVgo Holdings up to and including the date of a distribution. Distributions to the Incentive Unit holders are made solely from cash or property of EVgo Holdings. Incentive Unit holders have no claim as to the cashflow or assets of EVgo Holdco or EVgo Services.

The Incentive Units are awarded pursuant to the Holdings LLCA, and consequently the limited liability agreement of EVgo Management and individual grant agreements. These agreements include limitations with respect to the distribution entitlements of such Incentive Units and limitations imposed in order to cause such Incentive Units to qualify as “profits interests” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43, Internal Revenue Service Notice 2005-43, or any future Internal Revenue Service guidance. Specifically, such limitations were established such that any holder of Incentive Units will participate only in the post-grant appreciation in value of EVgo Holdings. As a result, the Incentive Units essentially have no value on the date of grant. Refer to Note 10 for additional information.

Of each individual grant of Incentive Units, a portion are designated as Time Vesting (the “Time Vesting Incentive Units”) and remaining portion is designated as Sale Vesting (the “Sale Vesting Incentive Units”). The Time Vesting Incentive Units will vest annually and equally over a period of 4 years from the date of grant. Sale Vesting Incentive Units will vest based upon the achievement of certain trigger events relating to the sale of EVgo Holdings.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company determined the Incentive Units and resulting profits interest to be equity-classified requiring application of ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). Under ASC 718, share-based payment awards are initially measured at the fair value of the equity instruments that the entity is required to issue when the employee becomes entitled to the instrument (i.e. when all service, performance, market, and/or other conditions have been met). The estimate of fair value should be based on share price and other factors at the grant date and should incorporate the effect of any restrictions or conditions that continue in effect after the vesting date. For equity-classified awards, changes in the share price or other pertinent variable, such as volatility or the risk-free rate, subsequent to the grant date would not cause the fair value estimate to be remeasured.

The Company has elected to use the straight-line approach to recognize compensation cost for the Time Incentive Units awards. No compensation cost will be recognized for the Sale Vesting Incentive Units until such time that an event as described above occurs. The Company has elected to account for forfeitures as they occur.

Predecessor

Prior to the Merger Date, the primary purpose of Predecessor Management, which owned Class C Units of the Company, was to issue share-based compensation to employees and directors of Predecessor. Accordingly, the expense related to awards granted under the Stock Incentive Plan (“Plan”) of Predecessor Management to employees and directors of Predecessor is recorded as share-based compensation expense on the Company’s consolidated statements of operations.

The Company recognizes compensation expense for employee awards granted by Predecessor Management in accordance with ASC 718. The stock options issued by Predecessor Management are recorded based on their estimated fair value on the date of the grant using a valuation methodology (see Note 14). In accordance with ASC 718, compensation expense is recorded over the requisite service period for the stock options that are expected to vest. The Company has elected to account for forfeitures as they occur.

Recently issued accounting standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Subsequent to the initial ASU, the FASB issued various related corrective and clarifying ASUs for this topic, all of which have been codified in ASC 842. ASC 842 is effective for private companies for annual reporting periods beginning after December 15, 2021 and early adoption is permitted. The ASU will require lessees to report most leases as assets and liabilities on the balance sheet. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

In June 2016, the FASB issue 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in ASU 2016-13 will provide more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. Subsequent to the initial ASU, the FASB issued various related corrective and clarifying ASUs for this topic, all of which have been codified in ASC 326. The ASU is effective for annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, “Goodwill and Other, Simplifying the Test for Goodwill Impairment.” The new guidance removes Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. A goodwill impairment is now the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance remains largely unchanged. The Company adopted ASC 2017-04 effective January 1, 2021. This guidance only impacts the Company’s consolidated financial statements if there is a future impairment of goodwill.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (a consensus of the FASB Emerging Issues Task Force) to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The ASU is effective for private companies for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606 (“ASU 2018-18”), which clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue from contracts with customers if the counterparty is not a customer for that transaction. For public business entities, the amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period, (1) for public business entities for periods for which financial statements have not yet been issued and (2) for all other entities for periods for which financial statements have not yet been made available for issuance. The Company is currently evaluating the effect that adopting this new accounting guidance will have on its consolidated financial statements and related disclosures.

NOTE 3 — ACQUISITION

As discussed in Note 1, on January 16, 2020, EVgo Services became an indirect wholly owned subsidiary of EVgo Holdings (through its 100% ownership in EVgo Holdco) resulting in a change of control of the Predecessor. EVgo Holdings accounted for the acquisition of EVgo Services as a business combination under ASC 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, EVgo Holdco elected to apply pushdown accounting. Under this method, the purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Any excess of the amount paid over the estimated fair values of the identifiable net assets acquired is allocated to goodwill.

Purchase consideration was $130,532,002 of cash as well as the contingent consideration arrangement described below. The table below summarizes the allocation of the estimated fair value of the assets and liabilities acquired by EVgo Holdings as of the Merger Date, including goodwill recorded. This allocation may be adjusted by material amounts as the Company finalizes its fair value estimates and finalizes the valuation report. Goodwill of $22,111,166 was recorded as a result of the acquisition and will be included in the Company’s reportable segment. The goodwill is the result of assets not separately identifiable under ASC 805 and expected synergies from the Merger and is deductible for tax purposes.

A contingent consideration liability of $3,978,293 was included as part of the net assets acquired in the table below. The maximum potential contingent consideration under the Merger Agreement if all related milestones are achieved is $12,500,000. The contingent consideration liability was recorded based on estimated fair value as of the Merger Date, which includes certain assumptions on the achievement of targets included in the agreement. These assumptions considered the contractual terms and probability of achieving each milestone based on all available information as of the Merger Date. These assumptions were then utilized to estimate the liability using a probability weighted discounted cash flow (DCF) method. During the year ended December 31, 2020, the Company determined that the milestones were not and will not be achieved and therefore, the contingent liability was released into other income during the successor period.

The fair value of the Company and its assets were established with the assistance of a third-party valuation firm. Intangible assets recorded on the Merger Date include host relationships, customer relationships, developed technology and trade names of $41,500,000, $19,000,000, $11,800,000 and $3,900,000, respectively. The fair value of intangibles was determined based on the discounted cash flow model using the relief from royalty method, with the exception of customer relationships and host relationships. The customer relationships were valued using the with or without method. Host relationships were valued using discounted projected cash flows relative to these relationships. Each of these approaches are a form of the income approach method. These methodologies incorporate various estimates and assumptions, such as projected revenue growth rates, profit margins and forecasted cash flows based on discount rates and terminal growth rates.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the remaining assets and liabilities, the cost method was used to determine their respective fair values. The fair value of the property and equipment were determined based on the indirect cost approach in which current costs that were not new were adjusted for all forms of depreciation. The capital build liability used the cost-build-up method. Approximately $635,000 of cash included in the Predecessor closing balance sheet as of January 15, 2020 was not transferred to the Successor in accordance with the Merger agreement.

The purchase price has been allocated to the acquired assets. The following table summarizes the fair values of the assets acquired and liabilities assumed at the Merger Date.

Merger Date Fair Value
Current assets
Cash	$257,288
Accounts receivable	1,714,257
Accounts receivable – capital build	94,071
Prepaid expenses and other current assets	4,661,860
Total current assets	6,727,476
Long-term assets
Property and equipment	63,888,803
Intangible assets	76,200,000
Other assets	796,394
Total assets	147,612,673
Current liabilities
Accounts payable	2,168,788
Accrued expenses	6,751,534
Deferred revenue ST	1,460,512
Customer deposits	4,069,379
Other current liabilities	29,519
Total current liabilities	14,479,732
Long-term liabilities
Deferred revenue LT	3,515,617
Capital-build, NEDO buyout liability	627,647
Capital-build liability, excluding NEDO buyout liability	9,577,938
Asset retirement obligations	6,861,707
Other liabilities	150,903
Total liabilities	35,213,544
Net assets acquired	$112,399,129

The following unaudited information presents the pro forma consolidated revenue and net loss for the periods indicated as if the acquisition had been included in the consolidated results of operations beginning January 1, 2019:

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year Ended December 31, 2019
Pro forma revenue	$13,049,009	$1,526,689	$17,522,164
Net loss, as reported	$(47,790,059)	$(420,865)	$(24,750,965)
Purchase accounting basis adjustments	—	(399,833)	(11,239,426)
Interest expense – related party	(877,976)	(43,117)	(432,041)
Stock compensation expense	—	(26,572)	(598,054)
Acquisition related expenses	—	—	47,729
Pro forma net loss	$(48,668,035)	$(890,387)	$(36,972,757)

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The above unaudited pro forma results have been calculated by combining the historical results of the Company and the acquiring business as if the acquisition had occurred as of the beginning of the fiscal year prior to the acquisition date and excludes the impact of acquisition related expenses. The pro forma results include estimates for additional depreciation and amortization related to the fair value of property, plant and equipment and intangible assets and reduced amortization of capital-build liabilities and asset retirement obligations related to the purchase accounting basis adjustments. Estimates for stock compensation expense and intercompany loan expense have been included within the pro forma results as these items were established in accordance with the terms of the merger agreement.

For all periods presented, historical depreciation and amortization expense of the acquired business was adjusted to reflect the acquisition date fair value amounts of the related tangible and intangible assets. Stock compensation expense and intercompany loan expense were included for all periods as if the acquisition had occurred as January 1, 2019 and excludes any acquisition related expense that were incurred from the Merger. No other material pro forma adjustments were deemed necessary, either to conform to the acquiree’s accounting policies or for any other situation. The pro forma information is not necessarily indicative of the results that would have been achieved had the transactions occurred on the date indicated or that may be achieved in the future.

NOTE 4 — REVENUE RECOGNITION

A significant portion of the Company’s charging contracts have upfront payment terms or monthly payment terms. Payments for walk-up retail charging usage are collected at the point of service, except for monthly member fees and member usage fees which are billed monthly in arrears, and payments for development and project management revenue occur either on an installment basis or are received in full upon completion. Revenues for regulatory credits such as low carbon fuel standards credit sales are recognized upon delivery.

The Company recognizes revenue pursuant to ASC 606 using a five-step model: (a) identification of the contract, or contracts, with a customer; (b) identification of the performance obligations in the contract; (c) determination of the transaction price; (d) allocation of the transaction price to the performance obligations in the contract; and (e) recognition of revenue when, or as, it satisfies a performance obligation.

The transaction price for each contract is determined based on the amount the Company expects to be entitled to receive in exchange for transferring the promised products or services to the customer. Collectability of revenue is reasonably assured based on historical evidence of collectability of fees the Company charges its customers. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. At contract inception, the Company determines whether it satisfies the performance obligation over time or at a point in time. Revenue is recorded based on the transaction price excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities.

The majority of the Company’s contracts with customers only contain a single performance obligation. When agreements involve multiple performance obligations, the Company accounts for individual performance obligations separately if they are distinct. The Company applies significant judgment in identifying and accounting for each performance obligation, as a result of evaluating terms and conditions in contracts. The transaction price is allocated to the separate performance obligations on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on observable standalone selling price when it is available, as well as other factors, including the price charged to its customers, its discounting practices and its overall pricing objectives, while maximizing observable inputs.

Areas of Judgment and Estimates

The Company exercises judgment in determining which promises in a contract constitute performance obligations rather than set-up activities. The Company determines which activities under a contract transfer a good or service to a customer rather than activities that are required to fulfill a contract but do not transfer control of a good or services to the customer. Determining whether obligations in a contract are considered distinct performance obligations that should be accounted for separately or as a single performance obligation requires significant judgment. In reaching its conclusion, the Company assesses the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated which may require judgment based on the facts and circumstances of the contract.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Determining the relative SSP for contracts that contain multiple performance obligations requires significant judgment to appropriately determine the suitable method for estimating the SSP. The Company determines SSP using observable pricing when available, which takes into consideration market conditions and customer specific factors. When observable pricing is not available, the Company determines SSP using estimation techniques, but maximizes the use of observable inputs in these estimation techniques.

Practical expedients and exemptions

The Company elected the practical expedient to not adjust the consideration in a contract for the effects of a significant financing component if the Company expects, at contract inception, that the period between receipt of payment and the transfer of promised goods or services will be less than one year. In many cases, the Company receives payment in advance of the transfer of promised goods or services.

For contracts in which revenue is recognized over time and the entity has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the entity’s performance completed to date, the Company recognizes revenue at the amount to which it has the right to invoice.

The Company does not disclose the transaction price allocated to remaining performance obligations for (i) contracts for which the Company recognizes revenue at the amount to which it has the right to invoice, and (ii) contracts with variable consideration allocated entirely to a single performance obligation. The Company’s remaining performance obligations under these contracts include providing charging services and maintenance services which will be recognized over the next one to four years. Any element of variable consideration is due to the unknown number of users that will receive charging credits or an unknown number of sites that will receive maintenance services. The Company has determined it is not necessary to estimate variable consideration as the uncertainty resolves itself monthly in accordance with the contracts’ revenue recognition pattern.

Revenue streams

The Company’s revenue streams, respective performance obligations and methods of recognition are summarized below. All the Company’s revenues are sourced from the United States.

Charging revenue — Retail

Retail customers have multiple options — monthly plans, pay as you go, and walk-up — for charging services with revenue recognized at a point in time for the delivered usage (electrical power delivered, minutes of charging, access and other fees). Monthly membership fees are paid and recognized on a monthly basis.

Charging revenue — OEM

The Company contracts with various automobile manufacturers (“OEMs”) to provide charging services to purchasers of their vehicles (“OEM Customers”), ranging from one to three years in duration, and are recognized ratably on a monthly basis over the life of the contract beginning in the month a vehicle is sold, leased or enrolled on the Company’s network. At the end of the contract, the OEM Customer can convert the account to a monthly subscription service or a “pay as you go” account. In addition, certain contracts provide charging credits, where the customer has a specific time frame to utilize such credits. Revenue is recognized in the month the customer uses the credits. Under other contracts, the Company provides a finite amount of charging service to each OEM Customer for which revenue is recognized at a point in time when the charging services are delivered.

Charging revenue — Commercial

Commercial revenue is derived from contracts with ride-share or other fleet partners whereby their drivers utilize the Company’s network. Revenue is recognized based upon usage (electrical power delivered or minutes of charging) or amounts billed on a per charger basis for a group of chargers built for dedicated access by a single fleet or ride-share customer. The Company uses the as invoiced practical expedient as the invoicing is consistent with the services rendered on a monthly basis.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For chargers that are built for dedicated access to a single fleet or ride-share customer, the Company has determined these contracts are in the scope of ASC 840, Leases, whereby the monthly usage charges are considered contingent rentals and are recognized on a monthly basis as usage is known. The Company recognized $1,125,605, $40,078 and $619,282 of income earned on contracts under the scope of ASC 840 for the period from January 16, 2020 through December 31, 2020, the period from January 1, 2020 through January 15, 2020 and the year ended December 31, 2019, respectively.

Non-charging revenue OEM

Non-charging revenue OEM is related to contracts that have significant charger infrastructure build programs, which represent set-up costs under ASC 606. Proceeds from these contracts are allocated to performance obligations related to marketing, memberships, reservations and unused charging credits. Marketing activities are recognized over time and measurement is based on amounts spent. For memberships and reservations, revenue is recognized over time and measured based on the charging activity of subscriber members at each measurement period. Any unused charging credits are recognized as breakage using the proportional method or, for programs where there is not enough information to determine the pattern of rights exercised by the customer, the remote method.

Ancillary revenue

Ancillary revenue primarily includes: maintenance services and development, mobile applications, technical support, training and project management revenue. The Company provides maintenance services for charger sites based on contractual requirements or when maintenance services are requested. Ancillary revenue also includes a number of other revenue streams not currently significant to the overall operations such as software license agreements and branding initiatives. The Company uses the practical expedient of the right to invoice contractual rates on a monthly basis for maintenance services.

The Company’s performance obligation under development contracts is to develop and deliver a completed site with installed charging hardware. Development and project management revenue is recognized over time using an input method based on costs incurred to date to measure progress. Under this method, all costs incurred in the period that relate to a contract are charged to cost of sales and the related revenue is recognized based on the measured progress to completion. The Company recognizes estimated losses on contracts immediately upon identification of the loss.

When revenue is recognized in excess of contract billings to date, an unbilled receivable known as “costs and estimated earnings in excess of billings” is recorded. When contract billings to date exceed the revenue recognized, a liability known as “billings in excess of costs and estimated earnings” is recorded until the progression of the contract results in recognition of revenue.

Regulatory credit sales

The Company earns revenue from the sale of regulatory credits such as low carbon fuel standard credits, which are generated from the operation of charging stations. The Company’s only performance obligation is to transfer title to the credits once each transaction to sell the credits has been executed. Revenue is recognized from the sale of these credits at a point in time when title is transferred to the purchaser. The Company records the value of the credits generated from operations based on an incremental cost basis and determined this cost to be nominal.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Disaggregation of revenue

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
Revenue:
Charging revenue – retail	$5,582,931	$283,429	$6,073,029
Charging revenue – OEM	1,312,646	80,399	3,511,402
Charging revenue – commercial	1,596,391	64,542	2,649,619
Non Charging revenue – OEM	552,210	9,178	—
Ancillary revenue	1,758,435	99,105	1,843,514
Regulatory credits	2,246,396	990,036	3,444,600
Total revenue	$13,049,009	$1,526,689	$17,522,164

The table above includes OEM, Retail, Ancillary, and, Regulatory credits revenue earned from Nissan, which was a related party through the Merger Date, of $65,294 and $2,451,803 for January 1, 2020 through January 15, 2020 and for the year ended December 31, 2019, respectively. See notes 12 and 13 for additional information on Nissan. During the period from January 16, 2020 to December 31, 2020, the period from January 1, 2020 to January 15, 2020 and the year ended December 31, 2019 the Company received approximately $797,000, $64,000, and $1,797,000, respectively, in payments from contracts with OEMs.

Contract balances

Differences in the timing of revenue recognition, billings and cash collections result in contract assets and contract liabilities.

Contract assets

Unbilled receivables arise when the timing of billings to customers differs from the timing of revenue recognition, such as when the Company recognizes revenue over time before a customer can be billed. Contract assets include billed and unbilled receivables and are classified as Accounts receivable, net on the consolidated balance sheet.

Contract liabilities

The Company records contract liabilities when cash payments are received in advance of the Company’s performance of its obligations. Contract liabilities include Deferred revenue and Customer deposits, that fall under the scope of ASC 606, on the consolidated balance sheet, depending on whether or not the Company has commenced performance on its contract obligations.

The following table provides information about contract assets and liabilities from contracts with customers:

	December 31, 2020	December 31, 2019
Contract assets	$632,095	$278,520
Contract liabilities	12,028,182	9,137,395

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table provides the activity for the contract liabilities recognized during the respective periods:

Contract liabilities
As at December 31, 2018	$2,894,905
Additions	9,600,725
Recognized in revenue	(3,311,314)
Marketing activities	(46,921)
As at December 31, 2019	9,137,395
Additions	65,412
Recognized in revenue	(106,113)
Marketing activities	(5,663)
As at January 15, 2020	9,091,031
Additions	5,825,187
Recognized in revenue	(2,285,007)
Marketing activities	(603,029)
As at December 31, 2020	$12,028,182
Deferred revenue, non-current	2,732,257
Deferred revenue, current	1,653,042
Customer deposits – contract liabilities	7,642,883
Customer deposits – non-contract liabilities	17,495

It is anticipated that deferred revenue as of December 31, 2020 will be recognized as follows:

For the Year Ending
2021	$1,653,042
2022	1,022,314
2023	1,013,565
2024	671,162
2025	25,216
$4,385,299

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following at December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Construction in process	$10,437,382	$8,952,742
Charging equipment	3,041,630	1,546,817
Charging stations and other technical installations	68,871,879	83,357,366
Office equipment and vehicles	456,265	362,299
Total	82,807,156	94,219,224
Less accumulated depreciation and amortization	(11,541,653)	(33,183,341)
Total property and equipment, net	$71,265,503	$61,035,883

Depreciation and amortization expense related to property and equipment was $9,302,322, $301,478 and $7,225,288 for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019, respectively, which is net of amortization of the capital-build liability of $2,437,696, $200,458 and $4,044,538, respectively. Depreciation expense included in cost of sales was $9,230,283, $298,215 and $7,131,950 for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019. Depreciation expense included in operating expenses was $72,029, $3,263 and $93,338 for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019, respectively.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets consisted of the following at December 31, 2020 and 2019:

	2020
	Gross carrying amount	Accumulated amortization	Net carrying value	Weighted average amortization period
Trade name	$3,900,000	$(249,516)	$3,650,484	14.0
Host relationships	41,500,000	(3,318,884)	38,181,116	11.0
Customer relationships	19,000,000	(3,920,282)	15,079,718	3.8
Developed Technology	11,800,000	(754,947)	11,045,053	14.0
	$76,200,000	$(8,243,629)	$67,956,371

	2019
	Gross carrying amount	Accumulated amortization	Net carrying value
Customer relationships	$3,700,000	$(1,309,699)	$2,390,301
Trade name	475,000	(168,137)	306,863
	$4,175,000	$(1,477,836)	$2,697,164

Amortization of intangible assets was $8,243,629, $16,835 and $435,091, for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019, respectively, which are recorded in depreciation, amortization, and accretion.

The overall weighted average amortization period on all intangible assets was 10.1 years as of December 31, 2020.

Aggregate future amortization of amortizable intangible assets for the next five years subsequent to December 31, 2020 and thereafter is as follows:

For the Year Ended	Trade Name	Host Relationship	Customer Relationship	Developed Technology
2021	$260,000	$3,458,333	$4,085,000	$786,667
2022	260,000	3,458,333	4,085,000	786,667
2023	260,000	3,458,333	4,085,000	786,667
2024	260,000	3,458,333	2,717,460	786,667
2025	260,000	3,458,333	107,258	786,667
Thereafter	2,350,484	20,889,451	—	7,111,718
	$3,650,484	$38,181,116	$15,079,718	$11,045,053

NOTE 7 — ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations represent the present value of the estimated costs to remove the commercial charging stations and restore the sites to the condition prior to installation. The Company reviews estimates of removal costs on an ongoing basis. Accretion expense was $1,119,391, $49,336 and $1,098,222 for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019, respectively.

The asset retirement activity for the years ended December 31, 2020 and 2019 was as follows:

	2020	2019
Beginning balance	$9,107,870	$7,387,397
Acquisition fair value adjustment	(2,295,500)	—
Liabilities incurred	901,705	653,306
Accretion expense	1,168,728	1,098,222
Liabilities settled	(80,997)	(31,055)
Ending balance	$8,801,806	$9,107,870

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8 — RELATED PARTY — NOTE PAYABLE

On January 16, 2020, the Company entered into the Secured Demand Grid Promissory Note (“Demand Note”) with EVgo Holdings whereby EVgo Holdings funds the operations of the Company with loans upon request at an interest rate of the Federal Reserve discount rate plus 7.0% (compounded annually) with a maturity date of January 16, 2027. The Demand Note is secured by the assets of the Company and does not have a stated credit limit.

The note payable can be redeemed by EVgo Holdings and the Company can prepay its obligations under the Demand Note at any time without prepayment penalties. As of December 31, 2020, $39,164,383 was outstanding under the Demand Note, which includes $1,414,383 of interest expense incurred during the period from January 16, 2020 through December 31, 2020. The average interest rate on the borrowings outstanding under the Demand Note was 7.65% as of December 31, 2020. The Company received such loans at multiple dates through the year ending December 31, 2020.

Principal and accrued but unpaid interest are payable by the Company to EVgo Holdings upon demand, and therefore is reflected as a current liability in the consolidated balance sheet. The Demand Note requires full payment upon maturity with no periodic minimum payments during intervening periods. As of December 31, 2020, the Company has not made any interest or principal repayments.

NOTE 9 — PREPAID EXPENSES, OTHER CURRENT ASSETS AND ACCRUED EXPENSES

As of December 31, 2020, and December 31, 2019, prepaid expenses, other current assets and accrued expenses, consisted of the following:

Prepaid expenses and other current assets

	December 31, 2020	December 31, 2019
Deferred offering costs	$3,071,282	$—
Predecessor seller receivable	1,690,534	—
Prepaid network platform fees	727,963	545,239
Prepaid general and administrative expenses	553,461	551,641
Prepaid site license	106,250	100,975
Prepaid warranty and network services	87,138	348,111
Maintenance supplies	12,012	181,495
Prepaid taxes	—	228,953
Other current assets	333,351	—
Prepaid cost of sales	52,312	158,555
Total	$6,634,303	$2,114,969

Accrued expenses

	December 31, 2020	December 31, 2019
Employee compensation	$2,473,878	$2,325,487
Taxes payable	2,500,222	2,196,593
General and administrative	2,289,547	295,981
Cost of sales	1,377,796	532,034
Financial services	1,012,646	64,513
Property and equipment	707,542	998,115
Host payments	440,891	465,578
Office rent	110,352	—
Consulting	32,139	36,869
Total	$10,945,013	$6,915,170

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The predecessor seller receivable represents amounts due from the prior owners of the Company for non-income tax related assessments. The deferred offering costs that were incurred during the year are related to direct costs of the business combinations that is anticipated to be consummated in 2021 (see Notes 1 and 15). These costs will be offset against the proceeds to be received once the transaction is finalized.

NOTE 10 — EQUITY STRUCTURE

Successor

EVgo Holdco only has one class of shares which are the Limited Liability Company Interests, which are 100% owned by EVgo Holdings.

As a result of the Merger, EVgo Services became a wholly owned subsidiary of EVgo Holdco, itself a wholly owned subsidiary of EVgo Holdings. EVgo Holdings’ equity structure consists of Common Units and Incentive Units issued pursuant to the Holdings LLCA. The properties of the Common Units and Incentive Units of EVgo Holdings are as follows.

EVgo Holdings Equity

Class A and Class B Common Units

EVgo Holdings has issued Class A and non-voting Class B common units as provided for under the Holdings LLCA. The Class A common units are 100% owned by entities controlled by a wholly-owned subsidiary of LS Power. Of the Class B units issued and outstanding, 100% are owned by EVgo Management Holdings, LLC. The Class B Units account for less than 1% of the total outstanding Capital Units issued by Holdings. EVgo Management Holdings, LLC was created for the purpose of holding EVgo Holdings Class B Units and EVgo Holdings Incentive Units. The Units in EVgo Management are owned by Successor employees and are subject to transfer restrictions and certain buy-back and forfeiture provisions contained in individual subscription and incentive grant agreements.

Incentive Units

Incentive Units are issued by the Board of EVgo Holdings. The Board reserves the right to issue Incentive Units with vesting schedules, participation thresholds and other features set forth in the Holdings LLCA at its sole discretion. The Incentive Units are non-voting intended to constitute profits interests in EVgo Holdings.

As of December 31, 2020, EVgo Holdings has granted approximately 68% of the Incentive Units available for issuance under the Holdings LLCA.

The Incentive Units do not grant the holders governance rights under the Holdings LLCA or the limited liability agreement of EVgo Management and provide for distributions to Incentive Unitholders in the future once certain capital return hurdles are achieved.

Predecessor

Predecessor’s equity structure prior to the Merger Date consists of the following Predecessor Units. There were no changes to the following information during the period from January 1, 2020 through January 15, 2020.

Class A Units

As of December 31, 2019, the Company issued 152,432,637 of Class A Preferred Units, at a price of $0.37 per Class A Preferred Unit to its Class A Member, EV Holdings, in exchange for the Company’s receipt of the Initial Required Capital Contribution, EV Holdings’ payment of the Adjusted Purchase Price to NRG, and subsequent capital contributions. The Class A Preferred Units constitute voting preferred capital interests and have a claim on distributions from the Company.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On the last day of each fiscal year, the Company shall issue to EV Holdings the Class A Preferred Return. Between the Closing Date and August 23, 2017 (the effective date of the Amended Second LLCA), the Class A Preferred Return was defined within the Second LLCA as a 15% per annum return on an aggregate amount equal to (a) the Adjusted Purchase Price, plus (b) the aggregate amount of Capital Contributions of such Class A Member made on or after the Closing Date. Between the Closing Date and August 23, 2017, the Class A Preferred Return was issued in the form of Class D Units in an amount equal to the quotient of (a) such Class A Member’s Class A Preferred Return as of such day, divided by (b) the Effective Date Unit Price of Class A Units (as defined in the Second LLCA).

Beginning on August 23, 2017, pursuant to the Amended Second LLCA, the Company is required to issue to each Class A Member on the last day of each fiscal year a number of Class A Units and/or Class D Units (the applicable class and allocation of the number of Class A Units and/or Class D Units to be issued to be determined at the sole election of such Class A Member) equal to the quotient of (a) such Class A Member’s Class A Preferred Return as of such day, divided by (b) the Effective Date Unit Price of Class A Units (as defined in the Amended Second LLCA). The Amended Second LLCA further amended the definition of the Class A Preferred Return, which was defined therein as a 15% per annum return on the sum of (a) an aggregate amount equal to the sum of (i) the Adjusted Purchase Price, plus (ii) the aggregate amount of Capital Contributions of such Class A Member made on or after the Closing Date, plus (b) an aggregate amount equal to the product of (i) the number of Class A Units and/or Class D Units issued to such Member pursuant such Member’s Class A Preferred Return in each fiscal year prior to the fiscal year of determination for such Class A Preferred Return, multiplied by (ii) the Effective Date Unit Price of Class A Units. The Class A Preferred Return accrues on a daily basis and shall be deemed to compound on the last day of each quarter of each fiscal year.

For the year ended December 31, 2019, preferred distributions in-kind of $18,165,397 were made in the form of 48,546,884 Class D Units, respectively. As of December 31, 2019, cumulative preferred distributions, in the form of Class D Units, totaled $39,027,706.

Class B Units

As of December 31, 2019, the Company has issued 73,078,425 of Class B Units to NRG and Nissan. The Class B Units constitute voting capital interests and have a claim on distributions from the Company.

Class C Units

As of December 31, 2019, the Company has issued 51,250,000 of Class C Units to its Class C Member, EVgo Management. The Class C Units are intended to constitute profits interest in the Company and are designated as voting profits interests.

Class D Units

As of December 31, 2019, the Class D Units have not been legally issued but the Class A Member is entitled to 104,301,244 Class D Units, for the Class A Preferred Return. The Class D Units have been designated as non-voting interests and have a claim on distributions from the Company.

Distributions

With approval of the Board of Managers by a Supermajority Approval, as defined within the Amended Second LLCA, all cash and property distributions by the Company shall be made to the holders of the Class A, B and D Units (each a “Member” and collectively the “Members”) as follows:

(a)	Available Cash attributable to Operating Income shall be distributed:

i.	First, to the Class A Members on a pro rata basis in accordance with their respective Unreturned Capital amounts, until each Class A Member has an Unreturned Capital equal to zero dollars;

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

ii.	Second, to the Class A Members and Class D Members on a pro rata basis an amount equal to the product of (x) the number of Class A Units and/or Class D Units issued to such Member pursuant to such Member’s Class A Preferred Return, multiplied by (y) the Effective Date Unit Price of Class A Units; provided that in the event that any distribution occurs prior to the last day of the then-current fiscal year, then such Member shall be deemed to have received and been issued a number of Class A Units and/or Class D Units that such Member would otherwise be entitled to receive on the last day of such fiscal year pursuant to such Member’s Class A Preferred Return, calculated pro rata as of the date of such distribution based upon the number of days then elapsed in the then-current fiscal year; and

iii.	Third, to the Members in accordance with their respective Percentage Interests; provided that in the event that any distribution occurs prior to the last day of the then-current fiscal year, then each Member shall be deemed to have received and been issued a number of Class A Units and/or Class D Units that such Member would otherwise be entitled to receive on the last day of such fiscal year pursuant to such Member’s Class A Preferred Return (if any), calculated pro rata as of the date of such distribution based upon the number of days then elapsed in the then-current fiscal year.

(b)	All other Available Cash shall be distributed:

i.	First, to the Class A Members on a pro rata basis in accordance with their respective Unreturned Capital amounts, until each Class A Member has an Unreturned Capital equal to zero dollars;

ii.	Second, to the Class A Members and Class D Members on a pro rata basis until each of the Class A Members and each of Class D Members has received in the aggregate an amount equal to the product of (x) the number of Class A Units and/or Class D Units issued to such Member pursuant to such Member’s Class A Preferred Return, multiplied by (y) the Effective Date Unit Price of Class A Units; provided that in the event any distribution occurs prior to the last day of the then-current fiscal year, then such Member shall be deemed to have received and been issued a number of Class A Units and/or Class D Units that such Member would otherwise be entitled to receive on the last day of such fiscal year pursuant to such Member’s Class A Preferred Return, calculated pro rata as of the date of such distribution based upon the number of days then elapsed in the then-current fiscal year;

iii.	Third, to Class A, Class B, and Class D Members in accordance with their respective Shift Percentages, until the Class A and Class D Members have received in the aggregate an amount equal to the Shift Amount; and

iv.	Fourth, to the Members in accordance with their respective Percentage Interests; provided that in the event that any distribution occurs prior to the last day of the then-current fiscal year, then, each Member shall be deemed to have received and been issued a number of Class A Units and/or Class D Units that such Member would otherwise be entitled to receive on the last day of such fiscal year pursuant to such Member’s Class A Preferred Return (if any), calculated pro rata as of the date of such distribution based upon the number of days then elapsed in the then-current fiscal year.

Predecessor did not make any cash distributions during the year ended December 31, 2019, or the period from January 1, 2020 through January 15, 2020.

Put/Call option

In accordance with the Predecessor LLCA, during a 30-day period following the final determination of the Cumulative Adjusted EBITDA for the applicable portion of the Put Option Period, each as defined within the Predecessor LLCA, NRG shall have the option to sell to EVHI and EVHI shall be obligated to purchase all or a portion of its Class B Units at the Put/Call Purchase Price, as defined within the Predecessor LLCA, per Class B Unit. The Put Option Period began on January 1, 2018 and ended upon the effectuation of the Merger in January 2020 (see Note 1). The put option was not exercised during the Put Option Period.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 — OTHER INCOME (EXPENSE), NET

For the following periods, Other income (expense), net consisted of the following:

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
NRG (see below)	$7,544,864	$—	$—
NEDO (see below)	522,496	—	—
Contingent liability (see Note 3)	3,978,293	—	—
Other income (expense), net	15,733	—	(33,691)
	$12,061,386	$—	$(33,691)

For the following periods, Other income — related party consisted of the following:

	Successor	Predecessor
	January 16, 2020 through December 31, 2020	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
NRG (see below)	$—	$315,141	$9,668,117
NEDO (see below)	—	26,813	564,194
LS Power (see Note 13)	—	—	—
Other income – related party	$—	$341,954	$10,232,311

NRG Agreement

On April 27, 2012, the California Public Utilities Commission (“CPUC”) entered into a Long-Term Contract Settlement and Release of Claims Agreement (“CPUC Settlement Agreement”) with the Settlement Parties, as defined within the CPUC Settlement Agreement. In consideration of the CPUC agreeing to settle certain proceedings outlined in the CPUC Settlement Agreement, the Settlement Parties agreed to cause NRG to install a network of electric vehicle charging stations (“EV Charging Station Project”). Per the terms of the CPUC Settlement Agreement, the costs NRG is to incur for the installation of the EV Charging Station Project totals $102.5 million.

On June 17, 2016, NRG entered into a Master EV Services Agreement (“Services Agreement”) with the Company whereby the Company is to execute on the charging services NRG and the Settlement Parties are obligated to deliver under the CPUC Settlement Agreement. Over the course of the Services Agreement, the Company is to invoice NRG for costs incurred towards completing the EV Charging Station Project. A portion of the funds is for the construction of charging stations that are capitalized as property and equipment and those related funds are deferred as a capital-build liability which is recognized ratably over the related charging station’s remaining useful life as an offset to depreciation. The other portion relates to reimbursement of operating and maintenance expenses, which is recorded as other income.

During the period from January 16, 2020 through December 31, 2020, the period from January 1, 2020 through January 15, 2020, and the year ended December 31, 2019, the Company received proceeds in the amount of $8,472,586, $0 and $14,522,258, respectively, under the Services Agreement. Of these amounts, $4,397,877, $0 and $12,109,148, respectively, was recorded in capital build liability to reflect contributions for charging stations constructed by the Company under the Services Agreement. As of December 31, 2019, there was $1,620,527 recorded in capital build liability related to charging stations not yet placed in service, which was previously funded. For the period from January 16, 2020 through December 31, 2020, January 1, 2020 through January 15, 2020 and for the year ended December 31, 2019, the amounts of $1,535,652, $157,286 and $3,002,887, respectively, have been recognized as a reduction in depreciation expense for the chargers placed into service under this agreement. As of December 31, 2020 and 2019, $9,166,168 and $20,900,079, respectively, remained unamortized and is included in the capital-build liability. The Company recognized reimbursements for operating expenses in the amount of $7,544,864, for the period from January 16, 2020 through December 31, 2020 within Other income (expense), net on the accompanying statement of operations. The Company recognized reimbursements for operating expenses in the amounts of $315,141 and $9,668,117 for the period from January 1 through January 15, 2020 and for the year ended December 31, 2019, respectively, within Other income — related party on the accompanying statement of operations. The Company recognized contra-expense for reimbursable expenses along with their corresponding expenses on a dollar-for-dollar basis in the amount of $85,310 for the period from January 16, 2020 through December 31, 2020, within Other income (expense), net on the accompanying statements of operations. The Company recognized contra-expense for reimbursable expenses in the amounts of $11,654 and $3,074,584 for the periods January 1, 2020 through January 15, 2020 and the year ended December 31, 2019, respectively in Other income — related party on the accompanying statement of operations.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

New Energy and Industrial Technology Development Organization (“NEDO”) Agreement

NEDO solicited a bid to build and maintain EV chargers. After winning the NEDO bid, Nissan entered into an agreement with the Company on March 29, 2016 (“NEDO Agreement”) whereby EVgo Services would install and operate a number of chargers on behalf of Nissan and NEDO in exchange for payment. The operating period under the agreement ends in February 2021. Pursuant to the agreement, EVgo Services has an obligation to repurchase chargers installed under the program (“NEDO buyout liability”). The NEDO buyout liability is included in the accompanying consolidated balance sheets as a long-term liability, and the cost of the chargers is included in property and equipment. Funds received for the construction of chargers are deferred as a capital-build liability which is recognized ratably over the related charging station’s remaining useful life as an offset to depreciation. Funds received for operating and maintenance expenses are recorded in other income.

During the period from January 16, 2020 through December 31, 2020, January 1, 2020 through January 15, 2020 and the year ended December 31, 2019, the Company received proceeds in the amount of $501,707, $0, and $926,929, respectively, under the NEDO Agreement. Of these amounts, $0, $0 and $340,648, respectively, were recorded in the capital build liability to reflect contributions for charging stations constructed by the Company under the Services Agreement. For the period from January 16, 2020 through December 31, 2020, January 1, 2020 through January 15, 2020 and for year ended December 31, 2019, the amounts of $125,360, $20,540 and $501,439, respectively, have been recognized as a reduction in depreciation expense for the chargers placed into service under this agreement. As of December 31, 2020, and December 31, 2019, $567,504 and $2,300,376, respectively, remained unamortized and is included in the capital-build liability. The Company recognized reimbursements for operating expenses in the amounts of $522,496 for the period from January 16, 2020 through December 31, 2020 within Other income (expense), net on the accompanying statement of operations. The Company recognized reimbursements for operating expenses in the amounts of $26,813 and $564,194 for the periods January 1, 2020 through January 15, 2020 and for the year ended December 31, 2019, respectively, within Other income — related party on the accompanying consolidated statements of operations.

NOTE 12 — COMMITMENTS AND CONTINGENCIES

Nissan Agreements

EVgo has two program services agreements in place with Nissan. These agreements provide for a capital build program, joint marketing activities and charging credit programs for purchasers or lessees of Nissan EVs in exchange for payment from Nissan. The capital build is considered a set-up activity and not a performance obligation. Under the joint-marketing activities provisions of the agreement, EVgo is to spend a specified amount annually on joint-marketing activities that have been mutually agreed-upon with Nissan. Credits for charging will be allocated annually to purchasers or lessees of Nissan EVs. Charging credits will allow each participant to charge its vehicle for 12 months at no charge to the participant, up to the amount of the charging credit allocated to such participant. In the event a participant does not use the entire amount of its charging credit within 12 months, a portion of the remaining dollar value of such credit will rollover to subsequent periods and a portion will be retained by EVgo.

Under the terms of the Nissan Agreement, purchasers of Nissan LEAF electric vehicles in certain markets can receive charging services at an EVgo station or a participating third-party charging station. Pursuant to the Nissan Agreement, EVgo is required to support, maintain and make available at least 850 chargers through July 7, 2021. The Nissan Agreement is subject to early termination upon ninety days’ notice in certain circumstances, including EVgo’s failure to maintain the specified charger counts.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On June 13, 2019, the Company entered into the Nissan 2.0 agreement. The Nissan 2.0 Agreement includes a capital-build program requiring EVgo to install, operate and maintain public, high-power dual-standard chargers in specified markets pursuant to a Build Schedule. EVgo will own 100% of the chargers for use on its public network. Under the terms of the Nissan 2.0 Agreement, EVgo is required to adhere to a Build Schedule as negotiated at the beginning of each year. Due to the extenuating circumstances of the COVID-19 pandemic, EVgo and Nissan have extended the current Build Schedule deadline through June 30, 2021 and no penalties may be assessed prior to such date. Pursuant to the Nissan 2.0 Agreement, as modified by this extension, EVgo is required to install 46 chargers at 17 sites by June 30, 2021 and an aggregate of 210 chargers by February 29, 2024 at a number of sites to be determined with each Build Schedule. As of March 1, 2021, EVgo had installed 22 chargers at 11 sites. In the event that EVgo fails to meet its Build Schedule obligations, it could be subject to a penalty of $35,000 per site that is not installed. The contract is accounted for under ASC 606, which includes performance obligations related to memberships, charging credits and joint marketing activities. The capital-build program is considered a set-up activity and not a performance obligation under ASC 606.

Nissan has the right to terminate the Nissan 2.0 Agreement, without penalty or obligation of any kind, upon thirty days’ written notice if it is unable to secure funding. If Nissan terminates the Nissan 2.0 Agreement due to a lack of funding, EVgo will still be required to do the following: (i) meet charger installation milestones through the date of termination; (ii) provide an aggregate of $1.6 million in joint marketing activities; and (iii) provide $4.8 million worth of charging credits that shall continue to be administered.

GM Agreement

On July 20, 2020, EVgo and GM entered into a five-year contract that requires EVgo to build 2,750 fast chargers that EVgo will own and operate as part of its public network and includes performance obligations under ASC 606. Pursuant to the GM Agreement, EVgo is required to meet certain quarterly milestones measured by the number of chargers installed, and GM is required to make certain payments based on chargers installed. In addition to the capital build program, EVgo committed to providing a certain number of new GM EV cars with an EVgo charging credit and limited time access to other EVgo services at a discounted rate. The building of chargers is considered to be a set-up activity and not a performance obligation. Therefore, payments from GM under this agreement will be recognized as revenue from the performance obligations in accordance with ASC 606 rather than upon the installation of chargers or receipt of payment.

The GM Agreement is subject to early termination in certain circumstances, including EVgo’s failure to meet the quarterly charger-installation milestones or maintain the specified level of network availability. If GM terminates the agreement, EVgo may not be entitled to receive continued payments from GM and instead may be required to pay liquidated damages to GM. Beginning on March 31, 2021, in the event EVgo fails to meet a charger-installation milestone or maintain the required network availability in a calendar quarter, GM has the right to provide EVgo with a notice of such deficiency within thirty days of the end of the quarter. If the same deficiency still exists at the end of the quarter immediately following the quarter for which a deficiency notification was delivered, GM may immediately terminate the agreement and seek pre-agreed liquidated damages. As of December 31, 2020, the Company was not in default with any of the requirements of the agreement.

BMW Agreement

On November 16, 2015, BMW of North America, LLC (“BMW”) and the Company entered into a Program Services Agreement (“BMW Agreement”) whereby the Company is to build, own and operate a network of direct current (“DC”) chargers in certain markets where BMW desires to offer its purchasers of electric vehicles the opportunity to receive charging services for two years from the date of purchase as part of its ChargeNow Fast Program. As part of the agreement, the Company has agreed to ensure DC chargers, that it will own, are installed in increments dictated within the BMW Agreement. The program ended on December 31, 2018. The Company’s obligation to service subscriptions issued to drivers under the BMW agreement ended on December 31, 2020.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Virginia Department of Environmental Quality

In 2018, the Virginia Department of Environmental Quality (“DEQ”) selected the Company as the recipient of an award of approximately $14.0 million to develop a statewide public charging network. The receipt of grant funds is accounted for as a capital-build liability (see Note 2). The Company has received $4,474,819 from the Virginia DEQ from these awards during the period from January 16, 2020 to December 31, 2020.

Maven Agreement

The Company and Maven Drive, LLC (“Maven”) are party to a certain Master EV Charging Agreement. Under the terms of the agreement, the Company is to develop charging stations in markets designated by Maven for the sole use of Maven drivers. The Company retains ownership of these charging stations and is responsible for their operation and maintenance of the charging stations subject to minimum criteria set forth in the agreement. In exchange, Maven has agreed to certain contractual minimum payments over a multi-year period. The Company’s Master EV Charging Agreement is classified as an operating lease for all facilities and the monthly facility fees under the agreement are considered minimum lease payments. In April 2020, GM, the parent company of Maven announced that it was discontinuing the operations of this subsidiary. The Company still expects to receive the contractual minimum payments under the contract.

Operating lease

The Company leases its office space, lab space, equipment and storage under operating leases requiring periodic payments. Rent expense for the period from January 16, 2020 through December 31, 2020, for the period from January 1, 2020 through January 15, 2020, and for the year ended December 31, 2019 was $852,589, $35,836 and $681,311, respectively.

Future minimum payments under the leases as of December 31, 2020 are as follows:

For the Year Ended
2021	$890,781
2022	922,095
2023	954,451
2024	695,345
2025	120,087
$3,582,759

Host site agreements

The Company has entered into agreements with various property owners, landlords and/or tenants (collectively, the “Hosts”) which allow the Company to operate the charging station on the Hosts’ property. The agreements with the Hosts may include one or more provisions to compensate the Hosts, such as fixed fees, cost reimbursements, revenue sharing and payments per customer charge. The expenses related to these agreements are recorded in cost of sales.

Future fixed minimum payments under Host site agreements as of December 31, 2020 are as follows:

For the Year Ended
2021	$1,631,002
2022	1,882,162
2023	1,872,179
2024	1,710,935
2025	1,447,118
Thereafter	5,074,602
$13,617,998

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Expenses related to the Hosts’ site agreements totaled $2,257,530, $102,275 and $2,528,070 for the period from January 16, 2020 through December 31, 2020, the period from January 1, 2020 through January 15, 2020, and the year ended December 31, 2019, respectively.

Other grants

Other grant programs from which the Company had received payments during the period include the California Energy Commission (“CEC”) and Forth Mobility (“Agreements”) in addition to several other programs. The payments received were recorded as capital build liability to reflect contributions for charging stations constructed by the Company under the respective Agreements.

The Company received payments from grants awarded from the CEC of $1,450,000 and $210,000 during the period from January 16, 2020 through December 31, 2020 and the year ended December 31, 2019, respectively. There were no payments received during the period from January 1, 2020 through January 15, 2020.

On May 31, 2017, Forth (d/b/a Forth Mobility), an unrelated party, was awarded a grant by Washington State Department of Transportation (“WSDOT”) to install public charging stations in the State of Washington. Forth has engaged the Company as a subcontractor to implement its obligations pursuant to the WSDOT grant. During the period from January 16, 2020 through December 31, 2020, January 1, 2020 through January 15, 2020 and the year ended December 31, 2019, the Company received payments in the amount of $0, $0 and $414,810 respectively, pursuant to the Contracting Agreement.

The Company also receives other incentives for installing public charging stations from various government agencies and nonprofit organizations. During the period from January 15, 2020 through December 31, 2020, the Company received approximately $685,000 in payments from programs other than those described above. During the period from January 1, 2020 through January 15, 2020, the Company did not receive any payments from these other grants. During the year ended December 31, 2019, the Company received approximately $0.3 million in payments from these other grants.

Other obligations

In December 2016, the Company entered into a software development agreement with Driivz to deliver a software solution on which EVgo enables all users to charge on the EVgo Services network, which expired in August 2020. The agreement was subsequently extended to September 2025 and requires minimum annual prepayments based on the size of the Company’s network. During the period from January 16, 2020 to December 31, 2020, the minimum amount paid under the terms of the extension was approximately $971,000. These network platform service costs are included in cost of sales.

The Company enters into agreements with contractors for the installation of charging stations. These contractors may utilize subcontractors to complete certain phases of the charging stations. If any of the Company’s contractors were to default on their obligations to the subcontractors, the Company would likely be required to fulfill the obligations to the subcontractors to avoid liens on any of the charging stations. In 2019, one of the Company’s contractors defaulted on its obligations to subcontractors. The Company received money from NRG to pay the subcontractors to avoid liens and filed a lawsuit against the contractor for damages of approximately $500,000. The court entered a final judgment against the defendants and the Company is in the process of collecting damages in connection therewith. It is unclear what amount, if any, may be recovered by the Company regarding this matter. If the Company does recover any amount, it will reimburse NRG for the total amount the Company received from NRG to pay the subcontractors and complete the sites.

In the ordinary course of our business, the Company may be subject to lawsuits, investigations, claims and proceedings, including, but not limited to, contractual disputes or employment, health and safety matters. Although the outcome of any potential future litigation is uncertain, the Company believes it has adequate insurance coverage in the event of any future litigation or disputes. On December 17, 2020, SAF Partners II, LLC and EV Holdings Investments, LLC (collectively, the “SAF Parties”) filed a complaint against EVgo Holdco, LLC in the State of Delaware Court of Chancery for $5 million regarding certain deferred contingent compensation contemplated by the Merger as of December 19, 2019, by and among EVgo Holdco, LLC and certain of the SAF Parties. The SAF Parties are the Company’s predecessor shareholders. Pursuant to an agreement between EVgo Holdings and EVgo Holdco, EVgo Holdings will indemnify Holdco for losses related to the contingent compensation claim.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Management believes that the claims are without merit and intends to defend itself vigorously. No provision has been made for this claim because the Company believes that it is remote that a liability had been incurred as of December 31, 2020. Legal costs related to loss contingencies are recognized when incurred. Although the Company is not currently facing other pending or threatened litigation, future events or circumstances, currently unknown to management, may potentially have a material effect on its financial position, liquidity or results of operations in any future reporting period.

NOTE 13 — RELATED PARTY TRANSACTIONS

Management Services Agreement

The Company and Predecessor Management were previously party to a Management Services Agreement related to the administration of the 2016 Stock Incentive Plan (the “Plan”) of Predecessor Management. During the term of this agreement, the Company was responsible for administering the Plan of EVgo Management and selecting employees, directors and consultants to whom an Award (as defined by the Plan) would be granted, determining the terms of the Awards, and any other actions consistent with the terms of the Plan. The Company’s responsibilities under this agreement included the recommendation of employees, directors and consultants to EVgo Management to whom Awards may be granted, the terms of the Awards, and recommendation of directors of EVgo Management, general, administrative, and back-office services relating to the operation of EVgo Management and the maintenance of the Plan, and any other actions consistent with the terms of the Plan. All Shares (as defined by the Plan) underlying any Award granted were subject to a right of first refusal and a repurchase right in favor of EVgo Management.

The Company did not receive a fee from Predecessor Management for providing these services and the agreement is no longer in effect.

Related Party Note Payable

As noted in Note 8, the Company has an outstanding note payable with EVgo Holdings.

Consulting Services

The Company recorded $679,657 for consulting and corporate development services rendered by LS Power Equity Advisors, LLC for the period from January 16, 2020 through December 31, 2020.

Low Carbon Fuel Standards

The Company entered into various agreements to facilitate the purchase and sale of California Low Carbon Fuel Standard Credits (“LCFS”) with a subsidiary of LS Power at prevailing market levels after the Merger Date. For 2020, the total amount of regulatory credit income recognized through the LCFS trading program with LS Power’s subsidiary totaled $1,289,700.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Nissan Agreements

As discussed in Note 12, the Company has two contracts with Nissan, a related party up to the date of the Merger (see Note 12) and thereafter no longer a related party. The table below summarizes the revenue the Company recognized for the period from January 1, 2020 through January 15, 2020 and for the year ended December 31, 2019 related to these agreements while it was a related party.

	January 1, 2020 through January 15, 2020	Year-ended December 31, 2019
Related party revenue:
Charging revenue – retail	$—	$4,511
Charging revenue – OEM	54,762	2,147,248
Ancillary revenue	1,354	260,224
Non-charging revenue – OEM	9,178	—
Regulatory credits and other	—	39,820
Revenue from related party	$65,294	$2,451,803

As of December 31, 2019, accounts receivable from Nissan totaled $106,886.

NRG Settlement

As discussed in Note 11, the Company has received funds from NRG in relation to the Services Agreement between the Company and NRG. As of December 31, 2019, $12,695 was recorded as a receivable from NRG. NRG was no longer a related party as of the Merger Date.

Trade Associations

One of the Company’s officers also serves on the board of Veloz, Zero Emission Transportation Association and Electric Drive Transportation Association. The Company is a member of these organizations and has paid membership fees of $27,425 and $19,275 for the period from January 16, 2020 to December 31, 2020 and the year ended December 31, 2019. There were no fees paid for the period from January 1, 2020 to January 15, 2020.

Transaction Bonus

On January 16, 2020, in connection with the Merger, LS Power contributed $5.3 million to the Company for a contingent transaction bonus to eligible employees (see Note 1).

NOTE 14 — SHARE-BASED COMPENSATION

Successor

As described in Note 2, the Holdings LLCA provides for the issuance of 1,000,000 Incentive Units. Of each grant of Incentive Units, a portion are designated as Time Vesting Incentive Units and remaining portion are designated as Sale Vesting Incentive Units. Time Vesting Incentive Units will vest each year over a period of 4 years. 100% of the Sale Vesting Incentive Units will vest upon the achievement of certain milestones related to Sale of the Company. The Company recognizes compensation cost for the Time Vesting Incentive Units awards on a straight-line basis. No compensation cost will be recognized for the Sale Vesting Incentive Units until such time that a Sale of the Company occurs.

The Company has recorded expense related to the Time Vesting Units over the vesting term based on a fair value calculated using the Monte Carlo simulation model in conjunction with the Finnerty Model. The assumptions noted in the following table for the period from January 16, 2020 through December 31, 2020:

Annual risk-free rate of return	1.62%
Expected volatility	32.50%
Expected term (years)	4.96
Dividend yield	0%

The risk-free interest rate for periods within the contractual life of the Units is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility of the Units granted was estimated using the historical volatility of comparable public companies as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected term of Units granted represents the period of time that Units granted are expected to be outstanding.

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Presented below is a summary of the activity of the Company’s Incentive Units under the Plan for the period from January 16, 2020 through December 31, 2020:

	Units	Weighted- average grant date fair value
Granted on January 16, 2020	659,995	$9.44
Granted	20,245	9.44
Forfeited	(40,570)	9.44
Outstanding at December 31, 2020	639,670	9.44
Units vested and exercisable at December 31, 2020	—	—
Units outstanding and expected to vest as of December 31, 2020	639,670	$9.44

The Company recorded stock-based compensation expense of $928,905 for the period from January 16, 2020 through December 31, 2020. There were no vested units as of December 31, 2020. As of December 31, 2020, there was $2,996,110 of total unrecognized compensation cost related to nonvested Incentive Units. That cost is expected to be recognized over a weighted-average period of 3.1 years.

Predecessor

Prior to the Merger, Predecessor Management issued stock options (the “Options”) under the Plan. A maximum of 559,000 shares may be issued under the Plan. Stock options granted under the Plan are exercisable over a maximum term of 10 years from the date of grant.

In general, the Options vest over a four-year period, with each Option becoming exercisable as to 25% of the number of shares subject to the Option one year from the grant dates and exercisable as to an additional 6.25% of the number shares subject to the Option every three months thereafter for an additional three years.

The Company has recorded expense related to the Options over the vesting term based on a fair value calculated using the Black-Scholes model, with the input of the fair value of the underlying stock equal to the value of the common stock of Predecessor Management.

The fair value of each Option award is estimated on the date of grant using the Black-Scholes Option Pricing Model using the assumptions noted in the following table for the year ended December 31, 2019 and period from January 1, 2020 through January 15, 2020:

Annual risk-free rate of return	1.87%
Expected volatility	39.22%
Expected term (years)	7.00
Dividend yield	0%

The risk-free interest rate for periods within the contractual life of the Option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility of the Options granted was estimated using the historical volatility of comparable public companies as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected term of Options granted represents the period of time that Options granted are expected to be outstanding.

There was no activity during the period from January 1, 2020 to January 15, 2020. Options outstanding as of January 15, 2020 were:

	Options	Weighted- average exercise price
Outstanding at January 15, 2020 and December 31, 2019	466,075	6.19
Options vested and exercisable at January 15, 2020	222,516	6.19
Options outstanding at January 15, 2020	243,559	6.19

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Presented below is a summary of the activity of the Company’s Options under the Plan for the year ended December 31, 2019:

	Options	Weighted- average exercise price
Outstanding at December 31, 2018	449,859	6.44
Granted	82,065	4.90
Forfeited	(65,849)	6.24
Outstanding at December 31, 2019	466,075	6.19
Options vested and exercisable at December 31, 2019	218,953	6.19
Options outstanding and expected to vest at December 31, 2019	247,122	6.19

The Company recorded stock-based compensation expense of $12,733 and $339,156 to operating expenses for the period from January 1, 2020 through January 15, 2020 and year ended December 31, 2019, respectively.

The Plan was terminated as of the Merger and all non-vested and outstanding options were cancelled and not replaced by any plan by the Successor. There was no further stock-based compensation expense recorded under the Plan after the Merger.

Presented below is a summary of the activity of the Company’s non-vested Options for the period from January 1, 2020 through January 15, 2020:

Non-vested options	Options	Weighted- average grant date fair value
Nonvested at January 1, 2020	247,122	2.53
Vested	(3,563)	2.53
Nonvested at January 15, 2020	243,559	$2.53

Presented below is a summary of the activity of the Company’s non-vested Options for the year ended December 31, 2019:

Non-vested shares	Options	Weighted- average grant date fair value
Nonvested at December 31, 2018	367,365	3.06
Granted	82,065	1.57
Vested	(136,459)	3.02
Forfeited	(65,849)	3.27
Nonvested at December 31, 2019	247,122	$2.53

NOTE 15 — SUBSEQUENT EVENTS

Subsequent events have been evaluated through April 5, 2021 which is the date the consolidated financial statements were available to be issued and identified the below events requiring disclosure.

On January 5, 2021 the Company remitted a final settlement payment to EVC and has no outstanding liability under the EVC Platform Agreement.

During fiscal 2021 the Company received approximately $17.0 million in additional borrowings from EVgo Holdings under the existing borrowing agreement (see Note 8).

EVGO HOLDCO, LLC (SUCCESSOR) AND
EVGO SERVICES, LLC (PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

On January 21, 2021, EVgo Services and Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”) entered into a business combination agreement that would result in the Company becoming a publicly listed company. The combined company will be named EVgo Inc. Completion of the proposed transaction is subject to customary closing conditions, including the approval of the stockholders of CRIS. Pursuant to the Business Combination Agreement, prior to the closing of the business combination the related party note payable will be fully converted to equity and EVgo Services will have no further liability or obligations under the note from that time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$84,498
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s Certificate of Incorporation and Bylaws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Company maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities

The issuance of Class A Common Stock upon automatic conversion of Class B Common Stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

The securities issued in connection with the Business Combination Agreement have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the execution of the Business Combination Agreement, the Company entered into Subscription Agreements with a number of PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and the Company agreed to sell to the PIPE Investors, an aggregate of 40,000,000 shares of Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $400,000,000, in a private placement. CRIS PIPE ONE, LLC purchased 500,000 shares of Class A Common Stock in the PIPE for a total purchase price of $5,000,000. Ms. Comstock, a member of the Board, is an investor in CRIS PIPE ONE, LLC. In addition, the PIMCO private funds or their affiliates purchased 5,000,000 shares of Class A Common Stock in the PIPE for a total purchase price of $50,000,000. The PIPE Financing was consummated concurrently with the Closing. The shares of Class A Common Stock issued in the PIPE Financing have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

On August 10, 2020, the Sponsor, purchased from the Company, prior to the consummation of the IPO, an aggregate of 5,750,000 shares of Class B Common Stock, or Founder Shares, for an aggregate purchase price of $25,000, or approximately $0.004 per share, in a private placement. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 6,600,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $6,600,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16.	Exhibits

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of January 21, 2021, by and among the Company, CRIS Thunder Merger LLC, EVgo Holdings, LLC, EVgo HoldCo, LLC and EVgo OpCo, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248718), filed with the Securities and Exchange Commission on September 15, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248718), filed with the Securities and Exchange Commission on September 15, 2020).

4.3	Warrant Agreement, dated September 29, 2020, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 29, 2020).

5.1**	Opinion of Vinson & Elkins L.L.P.

10.1	Sponsor Agreement, dated as of January 21, 2021, by and among the Company, EVgo HoldCo, LLC, Climate Change Crisis Real Impact I Acquisition Holdings, LLC and certain investors (incorporated by reference to Exhibit E to the Business Combination Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2021).

Exhibit No	Description
10.2	Amendment to Sponsor Agreement, dated as of July 1, 2021, by and among the Company, EVgo HoldCo, LLC, Climate Change Crisis Real Impact I Acquisition Holdings, LLC and certain investors (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Coimmission on July 8, 2021).

10.3	Registration Rights Agreement, dated as of July 1, 2021 by and among the Company, Climate Change Crisis Real Impact I Acquisition Holdings, LLC and certain other parties (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.5	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2021).

10.6	Amended and Restated Limited Liability Company Agreement of EVgo OpCo, LLC, dated as of July 1, 2021, by and among the Company, EVgo OpCo, LLC, CRIS Thunder Merger, LLC and EVgo Holdings, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.7	Nomination Agreement, dated as of July 1, 2021, by and among the Company, EVgo Holdings, LLC and the Principal Stockholders (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.8	Tax Receivable Agreement, dated as of July 1, 2021, by and among the Company, CRIS Thunder Merger LLC and EVgo Holdings, LLC (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.9†	EVgo, Inc. 2021 Long Term Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.10†	Form of Restricted Stock Unit Agreement adopted pursuant to the EVgo Inc. 2021 Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.11†	Employment Agreement between EVgo Services, LLC and Catherine Zoi, dated as of January 15, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.12†	Employment Agreement between EVgo Services, LLC and Olga Shevorenkova, dated as of January 15, 2020 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

10.13†	Employment Agreement between EVgo Services, LLC and Ivo Steklac, dated as of January 15, 2020 (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

14.1	Code of Conduct, effective July 1, 2021 (incorporated by reference to Exhibit 14.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

16.1	Letter to the Securities and Exchange Commission from WithumSmith+Brown, PC, dated July 8, 2021 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 8, 2021).

23.1**	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Climate Change Crisis Real Impact I Acquisition Corporation.

Exhibit No	Description
23.2**	Consent of KPMG LLP, independent registered public accounting firm of the Company.

23.3**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page hereof).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.
**	Previously filed.

†	Indicates a management contract or compensatory plan, contract or arrangement.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on July 28, 2021.

EVGO INC.

By:	/s/ Olga Shevorenkova
Olga Shevorenkova
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer and Director	July 28, 2021
Cathy Zoi	(Principal Executive Officer)

/s/ Olga Shevorenkova	Chief Financial Officer	July 28, 2021
Olga Shevorenkova	(Principal Financial and Principal Accounting Officer)

*	Director	July 28, 2021
David Nanus

*	Director	July 28, 2021
Elizabeth Comstock

*	Director	July 28, 2021
Joseph Esteves

*	Director	July 28, 2021
Darpan Kapadia

*	Director	July 28, 2021
John King

*	Director	July 28, 2021
Kate Brandt

*	Director	July 28, 2021
Rodney Slater

*	Lead Independent Director	July 28, 2021
Patricia K. Collawn

*By:	/s/ Olga Shevorenkova
Olga Shevorenkova
Attorney-in-fact